PROSPECTUS SUPPLEMENT DATED JANUARY 30, 2006 (TO PROSPECTUS DATED JUNE 24, 2005)

                                 $1,710,544,000
                                  (APPROXIMATE)

                         BEAR STEARNS ALT-A TRUST 2006-1
                                 ISSUING ENTITY

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

                            EMC MORTGAGE CORPORATION
                               SPONSOR AND SELLER

   BEAR STEARNS ALT-A TRUST, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-23 IN THIS PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

THE TRUST

The trust will consist primarily of a pool of adjustable rate Alt-A type mortgage loans secured by first liens on one- to four-family residential properties.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

     o 2 classes of group I senior certificates designated Class I-1A-1 Certificates and Class I-1A-2 Certificates,

     o 11 classes of group II senior certificates designated Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1, Class II-1X-2, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates,

     o 4 classes of group I subordinate certificates designated Class I-M-1, Class I-M-2, Class I-B-1 and Class I-B-2 Certificates, and

     o 6 classes of group II subordinate certificates designated Class II-B-1, Class II-X-B1, Class II-B-2, Class II-X-B2, Class II-B-3 and Class II-X-B3 Certificates,

all as more fully described in the tables beginning on page S-2 of this prospectus supplement.

The certificates are obligations only of the trust, as the issuing entity. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

CREDIT ENHANCEMENT

Credit enhancement for the offered certificates related to loan group I will consist of excess spread, overcollateralization and additional classes of subordinated certificates. The offered certificates related to loan group I and the Class I-B-3 Certificates may receive additional distributions in respect of interest from payments under the related cap contracts, as described herein.

Credit enhancement for the offered certificates related to loan group II will consist of additional classes of subordinated certificates. The offered certificates related to the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates may receive additional distributions in respect of interest from payments under the related cap contracts, as described herein.

Distributions on the certificates will be on the 25th of each month, or, if the 25th is not a business day, on the next business day, beginning with February 25, 2006.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 100.5% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses. See "Method of Distribution" in this prospectus supplement.

The Underwriter will deliver to purchasers the offered certificates in book-entry form through The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System, in each case, on or about January 31, 2006.

                            BEAR, STEARNS & CO. INC.

                                   UNDERWRITER

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of your certificates.

Annex I and Schedule A are incorporated into and comprise a part of this prospectus supplement as if fully set forth herein.

THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT IS INTENDED TO ENHANCE THE RELATED DESCRIPTION IN THE PROSPECTUS AND YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS PROVIDING ADDITIONAL DETAIL NOT AVAILABLE IN THE PROSPECTUS.

THE DEPOSITOR'S PRINCIPAL OFFICES ARE LOCATED AT 383 MADISON AVENUE, NEW YORK, NEW YORK 10179 AND ITS TELEPHONE NUMBER IS (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SPONSOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CAP CONTRACT PROVIDER, EMC MORTGAGE CORPORATION, THE TRUSTEE, EACH RECIPIENT OF THE RELATED PROSPECTUS SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE CONFIDENTIALITY IS REASONABLY NECESSARY TO COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

                             EUROPEAN ECONOMIC AREA

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (referred to herein as a Relevant Member State), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (referred to herein as a Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression referred to herein as Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

         The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

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

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                         -----
SUMMARY OF PROSPECTUS SUPPLEMENT...........................................S-1
RISK FACTORS..............................................................S-23
THE MORTGAGE POOL.........................................................S-38
General...................................................................S-38
Billing and Payment Procedures............................................S-40
Prepayment Charges on the Mortgage Loans..................................S-41
Special Characteristics of the Mortgage Loans.............................S-41
Indices on the Mortgage Loans.............................................S-42
Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account ......S-43
Interest Coverage Account.................................................S-45
STATIC POOL INFORMATION...................................................S-46
THE ISSUING ENTITY........................................................S-46
THE DEPOSITOR.............................................................S-46
THE SPONSOR...............................................................S-47
THE MASTER SERVICER AND THE SERVICERS.....................................S-48
General...................................................................S-48
The Master Servicer.......................................................S-49
The Servicers.............................................................S-50
MORTGAGE LOAN ORIGINATION.................................................S-57
General...................................................................S-57
DESCRIPTION OF THE CERTIFICATES...........................................S-66
General...................................................................S-66
Registration of the Book-Entry Certificates...............................S-68
Definitive Certificates...................................................S-69
Calculation of One-Month LIBOR............................................S-70
Distributions on the Group I Certificates.................................S-71
Excess Spread and Overcollateralization Provisions .......................S-73
Pass-Through Rates for the Group I Offered Certificates ..................S-74
Distributions on the Group II Certificates..... ..........................S-74
Interest Distributions on the Group II Certificates ......................S-79
Principal Distributions on the Group II Senior Certificates ..............S-83
Principal Distributions on the Group II Subordinate Certificates .........S-84
Monthly Advances..........................................................S-85
Allocation of Realized Losses; Subordination..............................S-85
Cross-Collateralization...................................................S-88
THE CAP CONTRACTS.........................................................S-88
YIELD ON THE CERTIFICATES.................................................S-90
General...................................................................S-90
Prepayment Considerations.................................................S-90
Allocation of Principal Payments..........................................S-93
Interest Shortfalls and Realized Losses...................................S-93
Excess Spread Available to the Group I Certificates.......................S-95
Pass-Through Rates of the Group II Certificates...........................S-96
Assumed Final Distribution Date...........................................S-96
Weighted Average Life.....................................................S-96
Yield Sensitivity of the Interest Only Certificates......................S-113
POOLING AND SERVICING AGREEMENT..........................................S-115
General..................................................................S-115
Assignment of the Mortgage Loans.........................................S-116
Representations and Warranties...........................................S-116
Custodial Arrangements...................................................S-117
The Trustee..............................................................S-117
The Securities Administrator.............................................S-120
The Master Servicer and Servicers........................................S-120
Servicing and Other Compensation and Payment of Expenses.................S-121
Table of Fees and Expenses...............................................S-122
Collection and Other Servicing Procedures................................S-122
Modifications............................................................S-123
Evidence as to Compliance................................................S-123
Realization Upon Defaulted Mortgage Loans................................S-124
Transfer of Master Servicing.............................................S-124
Optional Purchase of Defaulted Loans.....................................S-125
The Protected Accounts...................................................S-125
The Distribution Account.................................................S-125
The Reserve Fund.........................................................S-126
Voting Rights............................................................S-127
Reports to Certificateholders............................................S-127
Termination..............................................................S-127
FEDERAL INCOME TAX CONSEQUENCES..........................................S-128
General..................................................................S-128

                                TABLE OF CONTENTS
                                   (continued)

                                                                          PAGE
                                                                         -----
Characterization of the Group I
   Offered Certificates and the Group
   II Offered Certificates ..............................................S-129
Taxation of the Obligation Portion of the Class II-X-B1
   Certificates, the Class II-X-B2 Certificates and the
   Class II-X-B3 Certificates............................................S-130
Characterization of the Offered Certificates.............................S-132
Penalty Protection.......................................................S-132
METHOD OF DISTRIBUTION...................................................S-132
SECONDARY MARKET.........................................................S-133
LEGAL OPINIONS...........................................................S-133
LEGAL PROCEEDINGS........................................................S-133
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS.....................S-133
RATINGS..................................................................S-134
LEGAL INVESTMENT.........................................................S-135
ERISA CONSIDERATIONS.....................................................S-136
AVAILABLE INFORMATION....................................................S-138
REPORTS TO CERTIFICATEHOLDERS............................................S-138
INCORPORATION OF INFORMATION BY REFERENCE................................S-138
GLOSSARY.................................................................S-139
ANNEX I..................................................................S-161
ANNEX II.................................................................S-164
Initial Settlement.......................................................S-164
Secondary Market Trading.................................................S-165
Certain U.S. Federal Income Tax Documentation Requirements...............S-166

                              TRANSACTION STRUCTURE

                             [GRAPHIC APPEARS HERE]

                    (THIS PAGE WAS INTENTIONALLY LEFT BLANK)

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary provides a brief description of material aspects of this offering and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity..............................   Bear Stearns ALT-A Trust 2006-1.

Title of Series.............................   Bear Stearns ALT-A Trust,
                                               Mortgage Pass-Through
                                               Certificates, Series 2006-1.

Cut-off Date................................   January 1, 2006.

Closing Date................................   On or about January 31, 2006.

Depositor...................................   Bear Stearns Asset Backed
                                               Securities I LLC.

Sponsor.....................................   EMC Mortgage Corporation, an
                                               affiliate of the depositor.

Master Servicer.............................   Wells Fargo Bank, National
                                               Association.

Servicers...................................   EMC Mortgage Corporation, GMAC
                                               Mortgage Corporation, HSBC
                                               Mortgage Corporation (USA), Union
                                               Federal Bank of Indianapolis and
                                               various other servicers, none of
                                               which will service more than 10%
                                               of the mortgage loans in the
                                               aggregate of each loan group or
                                               10% in the aggregate of any
                                               sub-loan group.

Originators.................................   EMC Mortgage Corporation, GMAC
                                               Mortgage Corporation, HSBC
                                               Mortgage Corporation (USA),
                                               AmSouth Bank and various other
                                               originators, none of which will
                                               originate more than 10% of the
                                               mortgage loans in the aggregate
                                               of each loan group or 10% in the
                                               aggregate of any sub-loan group.

Cap Contract Provider.......................   Wachovia Bank, N.A.

Trustee ....................................   JPMorgan Chase Bank, National
                                               Association.

Securities Administrator....................   Wells Fargo Bank, National
                                               Association.

Distribution Dates..........................   Distributions on the offered
                                               certificates will be made on the
                                               25th day of each month, or, if
                                               such day is not a business day,
                                               on the next succeeding business
                                               day, beginning in February 2006.

Offered Certificates........................   The classes of offered
                                               certificates and their
                                               pass-through rates and initial
                                               certificate principal balances
                                               are set forth in the table below.
                                               The Issuing Entity will also
                                               issue other certificates
                                               designated as the Class I-B-3,
                                               Class II-B-4, Class II-B-5, Class
                                               II-B-6, Class I-XP, Class II-XP,
                                               Class B-IO, Class R and Class R-X
                                               Certificates, which classes are
                                               not offered pursuant to this
                                               prospectus supplement.

                          GROUP I OFFERED CERTIFICATES

                   PASS-THROUGH      INITIAL CURRENT     INITIAL RATING
CLASS                 RATE          PRINCIPAL AMOUNT     (S&P/MOODY'S)              DESIGNATION
--------------   ---------------   ------------------   ----------------   ----------------------------
I-1A-1            Variable Rate    $      680,218,000       AAA/Aaa            Group I Super Senior
I-1A-2            Variable Rate    $       83,258,000       AAA/Aaa           Group I Senior Support
I-M-1             Variable Rate    $       23,312,000        AA/Aa2            Group I Subordinate
I-M-2             Variable Rate    $       16,652,000         A/A2             Group I Subordinate
I-B-1             Variable Rate    $       10,824,000       BBB/Baa2           Group I Subordinate
I-B-2             Variable Rate    $        4,163,000      BBB-/Baa3           Group I Subordinate

TOTAL GROUP I
OFFERED
CERTIFICATES*:                     $      818,427,000

                        GROUP I NON-OFFERED CERTIFICATES

                   PASS-THROUGH      INITIAL CURRENT     INITIAL RATING
CLASS                 RATE          PRINCIPAL AMOUNT     (S&P/MOODY'S)              DESIGNATION
--------------   ---------------   ------------------   ----------------   ----------------------------
   I-B-3          Variable Rate    $        4,163,000        BB/Ba2            Group I Subordinate
    I-XP               N/A                        N/A         N/A              Group I Subordinate
    B-IO               N/A         $                0         N/A              Group I Subordinate
     R                 N/A         $                0         N/A                Group I Residual
    R-X                N/A         $                0         N/A                Group I Residual

TOTAL GROUP I
NON-OFFERED
CERTIFICATES*:                     $        4,163,000

*Approximate

                          GROUP II OFFERED CERTIFICATES

                   PASS-THROUGH      INITIAL CURRENT     INITIAL RATING
CLASS                 RATE          PRINCIPAL AMOUNT     (S&P/MOODY'S)             DESIGNATION
--------------   ---------------   ------------------   ----------------   -----------------------------
II-1A-1           Variable Rate    $      300,000,000       AAA/Aaa                   Senior
                                                                                Sub-Loan Group II-1
II-1X-1            Fixed Rate                Notional       AAA/Aaa            Senior Interest Only
                                                                                Sub-Loan Group II-1
II-1A-2           Variable Rate    $      278,759,000       AAA/Aaa                Super Senior
                                                                                Sub-Loan Group II-1
II-1A-3           Variable Rate    $       61,384,000       AAA/Aa1              Senior Support
                                                                                Sub-Loan Group II-1
II-1X-2            Fixed Rate                Notional       AAA/Aaa            Senior Interest Only
                                                                                Sub-Loan Group II-2
II-2A-1           Variable Rate    $      110,786,000       AAA/Aaa                Super Senior
                                                                                Sub-Loan Group II-2
II-2A-2           Variable Rate    $       11,750,000       AAA/Aa1              Senior Support
                                                                                Sub-Loan Group II-2
II-2X-1            Fixed Rate                Notional       AAA/Aaa            Senior Interest Only
                                                                                Sub-Loan Group II-3
II-3A-1           Variable Rate    $       64,550,000       AAA/Aaa               Super Senior
                                                                                Sub-Loan Group II-3
II-3A-2           Variable Rate    $        6,846,000       AAA/Aa1               Senior Support
                                                                                Sub-Loan Group II-3
II-3X-1            Fixed Rate                Notional       AAA/Aaa            Senior Interest Only
II-B-1            Variable Rate    $       31,534,000        AA/Aa2            Group II Subordinate
                                                                               Group II Subordinate
II-X-B1           Variable Rate              Notional        AA/Aa2               Interest Only
II-B-2            Variable Rate    $       16,453,000         A/A2             Group II Subordinate
                                                                               Group II Subordinate
II-X-B2           Variable Rate              Notional         A/A2                Interest Only
II-B-3            Variable Rate    $       10,055,000       BBB/Baa2           Group II Subordinate
                                                                               Group II Subordinate
II-X-B3           Variable Rate              Notional       BBB/Baa2              Interest Only

TOTAL GROUP II
OFFERED
CERTIFICATES*:                     $      892,117,000

*Approximate

                        GROUP II NON-OFFERED CERTIFICATES

                   PASS-THROUGH      INITIAL CURRENT     INITIAL RATING
CLASS                 RATE          PRINCIPAL AMOUNT     (S&P/MOODY'S)             DESIGNATION
--------------   ---------------   ------------------   ----------------   ----------------------------
II-B-4            Variable Rate    $        9,141,000        BB/NA             Group II Subordinate
II-B-5            Variable Rate    $        7,769,000         B/NA             Group II Subordinate
II-B-6            Variable Rate    $        5,029,991          NA              Group II Subordinate
II-XP                  N/A                        N/A         N/A              Group II Subordinate

TOTAL GROUP II
NON-OFFERED
CERTIFICATES*:                     $       21,939,991

TOTAL CERTIFICATES*:               $    1,736,646,991

OTHER INFORMATION:

The pass-through rates on the certificates are described in detail on pages S-13 through S-15 in this prospectus supplement.

CLASS II-1X-1 CERTIFICATES:

The Class II-1X-1 Certificates do not have a principal amount. The Class II-1X-1 Certificates have a notional amount equal to the certificate principal balance of the Class II-1A-1 Certificates. The Class II-1X-1 Certificates have an initial notional amount of $300,000,000.

CLASS II-1X-2 CERTIFICATES:

The Class II-1X-2 Certificates do not have a principal amount. The Class II-1X-2 Certificates have a notional amount equal to the aggregate certificate principal balance of the Class II-1A-2 Certificates and the Class II-1A-3 Certificates. The Class II-1X-2 Certificates have an initial notional amount of $340,143,000.

CLASS II-2X-1 CERTIFICATES:

The Class II-2X-1 Certificates do not have a principal amount. The Class II-2X-1 Certificates have a notional amount equal to the aggregate certificate principal balance of the Class II-2A-1 Certificates and the Class II-2A-2 Certificates. The Class II-2X-1 Certificates have an initial notional amount of $122,536,000.

CLASS II-3X-1 CERTIFICATES:

The Class II-3X-1 Certificates do not have a principal amount. The Class II-3X-1 Certificates have a notional amount equal to the aggregate certificate principal balance of the Class II-3A-1 Certificates and the Class II-3A-2 Certificates. The Class II-3X-1 Certificates have an initial notional amount of $71,396,000.

CLASS II-X-B1 CERTIFICATES:

The Class II-X-B1 Certificates do not have a principal amount. The Class II-X-B1 Certificates have a notional amount equal to the certificate principal balance of the Class II-B-1 Certificates. The Class II-X-B1 Certificates have an initial notional amount of $31,534,000.

CLASS II-X-B2 CERTIFICATES:

The Class II-X-B2 Certificates do not have a principal amount. The Class II-X-B2 Certificates have a notional amount equal to the certificate principal balance of the Class II-B-2 Certificates. The Class II-X-B2 Certificates have an initial notional amount of $16,453,000.

CLASS II-X-B3 CERTIFICATES:

The Class II-X-B3 Certificates do not have a principal amount. The Class II-X-B3 Certificates have a notional amount equal to the certificate principal balance of the Class II-B-3 Certificates. The Class II-X-B3 Certificates have an initial notional amount of $10,055,000.


*Approximate

THE ISSUING ENTITY

The depositor will establish a trust with respect to the Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-1, pursuant to a pooling and servicing agreement dated as of January 1, 2006, among the depositor, the master servicer, the securities administrator, the trustee and the sponsor.

See "Description of the Certificates" in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the offered certificates will be made only from payments received in connection with the mortgage loans described below.

THE SPONSOR

EMC Mortgage Corporation, in its capacity as mortgage loan seller, the Sponsor or EMC, a Delaware corporation and an affiliate of the depositor and the underwriter, will sell the mortgage loans to the depositor.

THE ORIGINATORS

Approximately 69.19%, 85.92%, 45.09% and 62.12% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, were originated by EMC. Approximately 3.63%, 4.34%, 34.72% and 11.20% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, were originated by GMAC Mortgage Corporation, or GMACM. Approximately 15.67% of the sub-loan group II-3 mortgage loans were originated by HSBC Mortgage Corporation (USA), or HSBC. Approximately 0.72%, 1.19%, 10.14% and 9.15% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, were originated by AmSouth Bank or AmSouth. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate of each loan group or 10% in the aggregate of any sub-loan group.

THE SERVICERS

Approximately 63.41%, 75.84%, 44.57% and 59.03% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, will be serviced by EMC. Approximately 5.27%, 4.34%, 34.72% and 11.20% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, will be serviced by GMACM. Approximately 3.35%, 2.84%, 10.83% and 18.03% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, will be serviced by HSBC. Approximately 8.94%, 14.31%, 2.02% and 10.20% of group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, will be serviced by Union Federal Bank of Indianapolis, Waterfield Mortgage Company, Incorporated, or Waterfield. The remainder of the mortgage loans will be serviced by various servicers, none of which will service more than 10% of the mortgage loans in the aggregate of each loan group or 10% in the aggregate of any sub-loan group.

THE MORTGAGE LOANS

The trust will contain approximately 6,323 first lien adjustable rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.

The mortgage loans have an aggregate principal balance of approximately $1,746,636,654 as of the Cut-off Date.

Substantially all of the mortgage loans have an initial fixed-rate period of six months, two, three or five years; approximately 0.32% of the group I mortgage loans do not have an initial fixed rate period. After the fixed rate period, if any, the interest rate on each mortgage loan will be adjusted monthly based on One-Month LIBOR, semi-annually based on Six-Month LIBOR, or annually based on

One-Year LIBOR or One-Year Treasury, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note, subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under "The Mortgage Pool" in this prospectus supplement. The related index is as described under "The Mortgage Pool--Indices on the Mortgage Loans" in this prospectus supplement. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

The mortgage loans have been divided into two primary loan groups, designated as group I and group II, as more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in group II have been further divided into three sub-loan groups, designated as sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3. The Class I-1A-1 Certificates and the Class I-1A-2 Certificates will be entitled to receive distributions solely with respect to the group I mortgage loans. Except under the limited circumstances described in this prospectus supplement, the Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1 and Class II-1X-2 Certificates will be entitled to receive distributions solely with respect to the sub-loan group II-1 mortgage loans, the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates will be entitled to receive distributions solely with respect to the sub-loan group II-2 mortgage loans and the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates will be entitled to receive distributions solely with respect to the sub-loan group II-3 mortgage loans.

All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement include information pertaining to approximately $17,935,853 of subsequent mortgage loans identified and expected to be transferred to the trust within ninety days of the closing date.

Approximately 80.04%, 91.02%, 95.03% and 87.92% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, will require payment of interest only for the initial period set forth in the related mortgage note.

Approximately 53.70%, 60.10%, 43.21% and 79.92% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, are assumable in accordance with the terms of the related mortgage note.

Approximately 13.18% of the group I mortgage loans were acquired through the exercise of a clean-up call of two securitizations. These mortgage loans were sold to the Sponsor pursuant to optional termination provisions contained in the related pooling and servicing agreements. The respective servicers of these mortgage loans will continue to service such mortgage loans in accordance with the servicing agreements for related the securitization.

PRE-FUNDING

On the closing date, the depositor will pay to the securities administrator an amount which shall be at least equal to the difference between (i) the certificate principal balance of the certificates related to group I and (ii) the cut-off date principal balance of the mortgage loans in group I as of the closing date, which amount is expected to be approximately $17,935,853, referred to herein as the pre-funded amount. The pre-funded amount will be held by the securities administrator in an account referred to herein as the pre-funding account. From the closing date up to and including April 17, 2006, referred to herein as the pre-funding period, the depositor may sell and the trustee will be obligated to direct the securities administrator to purchase, on behalf of the trust, using funds on deposit in the pre-funding account, subsequent mortgage loans to be included in group I, provided that such subsequent mortgage loans satisfy the requirements described in "The Mortgage Pool--Conveyance of Subsequent Mortgage

Loans, the Pre-Funding Account and the Interest Coverage Account" in this prospectus supplement.

The amount on deposit in the pre-funding account will be reduced by any amount used to purchase subsequent mortgage loans during the pre-funding period. Any amounts remaining in the pre-funding account after April 17, 2006, will be distributed to the group I certificates on the distribution date immediately following the termination of the pre-funding period.

On the closing date, the depositor will pay to the securities administrator for deposit in an account, referred to herein as the interest coverage account, an amount which will be applied by the securities administrator to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after April 17, 2006 will be distributed on the next distribution date to the depositor or its designee.

THE GROUP I MORTGAGE LOANS

The following table describes certain characteristics of all of the group I mortgage loans as of the cut-off date:

Number of mortgage loans: .........................................................2,508

Aggregate scheduled principal balance: .................................... $832,579,663
Range of scheduled principal balances: ...............................$367 to $2,364,631
Average scheduled principal balance: ...........................................$331,970
Range of mortgage rates (per annum): ....................................3.875% to 9.625%
Weighted average mortgage rate (per annum): .......................................7.005%
Range of remaining terms to stated maturity (months): ........................268 to 360
Weighted average remaining term to stated maturity (months): ........................352
Weighted average loan-to-value ratio at origination: ..............................75.42%
Weighted average gross margin (per annum): ........................................2.358%
Non-Zero Weighted average cap at first
   interest adjustment date (per annum): ..........................................4.679%
Non-Zero Weighted average periodic cap (per annum): ...............................1.325%
Weighted average maximum lifetime mortgage rate (per annum): .....................12.252%
Weighted average months to first interest adjustment date (months):...................50
Loan Index Type:
One Year LIBOR......................................................................8.80%
Six Month LIBOR....................................................................80.20%
One-Month LIBOR.....................................................................0.32%
One Year Treasury..................................................................10.68%

THE SUB-LOAN GROUP II-1 MORTGAGE LOANS

The following table describes certain characteristics of all of the mortgage loans in sub-loan group II-1 as of the cut-off date:

Number of mortgage loans:..........................................................3,386

Aggregate scheduled principal balance:......................................$701,526,990
Range of scheduled principal balances:...............................$17,002 to $712,500
Average scheduled principal balance:............................................$207,185
Range of mortgage rates (per annum):.....................................4.625% to 8.000%
Weighted average mortgage rate (per annum):........................................6.836%
Range of remaining terms to stated maturity (months):.........................347 to 360
Weighted average remaining term to stated maturity (months):.........................358
Weighted average loan-to-value ratio at origination:...............................77.35%

Weighted average gross margin (per annum):.........................................2.273%
Non-Zero Weighted average cap at first
  interest adjustment date (per annum):............................................5.090%
Non-Zero Weighted average periodic cap (per annum):................................1.197%
Weighted average maximum lifetime mortgage rate (per annum):......................11.938%
Weighted average months to first interest adjustment date (months):...................58

Loan Index Type:
One Year LIBOR......................................................................9.60%
Six Month LIBOR....................................................................90.26%
One Year Treasury...................................................................0.14%

The principal balances of the sub-loan group II-1 mortgage loans will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

THE SUB-LOAN GROUP II-2 MORTGAGE LOANS

The following table describes certain characteristics of all of the mortgage loans in sub-loan group II-2 as of the cut-off date:

Number of mortgage loans:............................................................224

Aggregate scheduled principal balance:......................................$134,287,109
Range of scheduled principal balances:............... ............$302,948 to $1,995,000
Average scheduled principal balance:............................................$599,496
Range of mortgage rates (per annum):.....................................4.500% to 7.000%
Weighted average mortgage rate (per annum):........................................6.187%
Range of remaining terms to stated maturity (months):.........................352 to 360
Weighted average remaining term to stated maturity (months):.........................357
Weighted average loan-to-value ratio at origination:...............................74.05%
Weighted average gross margin (per annum):.........................................2.322%
Non-Zero Weighted average cap at first
  interest adjustment date (per annum):............................................5.060%
Non-Zero Weighted average periodic cap (per annum):................................1.683%
Weighted average maximum lifetime mortgage rate (per annum):......................11.254%
Weighted average months to first interest adjustment date (months):...................57

Loan Index Type:
One Year LIBOR.....................................................................60.91%
Six Month LIBOR....................................................................37.73%
One Year Treasury...................................................................1.36%

THE SUB-LOAN GROUP II-3 MORTGAGE LOANS

The following table describes certain characteristics of all of the mortgage loans in sub-loan group II-3 as of the cut-off date:

Number of mortgage loans:............................................................205

Aggregate scheduled principal balance:.......................................$78,242,892
Range of scheduled principal balances:.............................$63,900 to $4,000,000
Average scheduled principal balance:............................................$381,673
Range of mortgage rates (per annum):.....................................5.000% to 8.125%
Weighted average mortgage rate (per annum):........................................6.133%
Range of remaining terms to stated maturity (months):.........................342 to 360
Weighted average remaining term to stated maturity (months):.........................357
Weighted average loan-to-value ratio at origination:...............................71.46%
Weighted average gross margin (per annum):.........................................2.343%
Non-Zero Weighted average cap at first interest adjustment date (per annum):.......5.201%

Non-Zero Weighted average periodic cap (per annum): ...............................1.602%
Weighted average maximum lifetime mortgage rate (per annum): .....................11.334%
Weighted average months to first interest adjustment date (months): ..................81

Loan Index Type:
One Year LIBOR............................. .......................................39.31%
Six Month LIBOR............................ .......................................59.72%
One Year Treasury........................... .......................................0.97%

ALL LOAN GROUP II MORTGAGE LOANS

The following table describes certain characteristics of the group II mortgage loans in all three sub-loan groups of loan group II as of the cut-off date:

Number of mortgage loans:................... ......................................3,815

Aggregate scheduled principal balance:......................................$914,056,991
Range of scheduled principal balances:................ ............$17,002 to $4,000,000
Average scheduled principal balance:............................. ..............$239,596
Range of mortgage rates (per annum): ....................................4.500% to 8.125%
Weighted average mortgage rate (per annum): .......................................6.681%
Range of remaining terms to stated maturity (months): ........................342 to 360
Weighted average remaining term to stated maturity (months): ........................358
Weighted average loan-to-value ratio at origination: ..............................76.36%
Weighted average gross margin (per annum): ........................................2.286%
Non-Zero Weighted average cap at first interest adjustment date (per annum): ......5.095%
Non-Zero Weighted average periodic cap (per annum): ...............................1.303%
Weighted average maximum lifetime mortgage rate (per annum): .....................11.786%
Weighted average months to first interest adjustment date (months): ..................60

Loan Index Type:
One Year LIBOR............................. .......................................19.68%
Six Month LIBOR............................ .......................................79.92%
One Year Treasury........................... .......................................0.39%

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The trustee will acknowledge the sale, transfer and assignment to it (or the custodian as its agent) by the depositor and receipt of the mortgage loans, subject to further review and the exceptions which may be noted pursuant to the procedures described in the pooling and servicing agreement. If the trustee (or the custodian as its agent) finds that any mortgage loan appears defective on its face, appears to have not been executed or received, or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule (determined on the basis of the mortgagor name, original principal balance and loan number), the trustee (or the custodian as its agent) shall promptly notify the sponsor. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee (or the custodian as its agent) of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement and the mortgage loan purchase agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3)(a) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

DESCRIPTION OF THE CERTIFICATES

GENERAL

The Class I-1A-1 Certificates and the Class I-1A-2 Certificates will represent interests principally in the group I mortgage loans and are sometimes referred to herein as the group I senior certificates or the Class I-A Certificates.

The Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will each represent subordinated interests in the group I mortgage loans and are sometimes referred to herein as the group I subordinate certificates.

The Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1 and Class I-B-2 Certificates are sometimes referred to herein as the group I offered certificates.

The Class I-B-3, Class I-XP, Class B-IO, Class R and Class R-X Certificates, which are not offered by this prospectus supplement, and are sometimes referred to herein as the non-offered group I certificates, will each represent subordinated interests in the group I mortgage loans.

Payments of interest and principal on each class of group I senior certificates will be made from the group I mortgage loans except in the limited circumstances described herein.

The Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1, Class II-1X-2 Certificates will represent interests principally in sub-loan group II-1 and the Class II-1A-1 Certificates, the Class II-1A-2 Certificates and the Class II-1A-3 Certificates are sometimes referred to herein as the Class II-1A Certificates. The Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates will represent interests principally in sub-loan group II-2 and the Class II-2A-1 Certificates and the Class II-2A-2 Certificates are sometimes referred to herein as the Class II-2A Certificates. The Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates will represent interests principally in sub-loan group II-3 and the Class II-3A-1 Certificates and the Class II-3A-2 Certificates are sometimes referred to herein as the Class II-3A Certificates. The Class II-1X-1, Class II-1X-2, Class II-2X-1 and Class II-3X-1 Certificates are sometimes referred to herein as the senior interest only certificates. The Class II-1A, Class II-2A and Class II-3A Certificates and the senior interest only certificates are sometimes referred to herein as the group II senior certificates. Payments of interest and principal on each class of group II senior certificates, as applicable, will be made first from mortgage loans in the related sub-loan group and thereafter, in limited circumstances as further described herein, from mortgage loans in the other sub-loan groups in loan group II. The group I senior certificates together with the group II senior certificates are sometimes referred to herein as the senior certificates.

The Class II-B-1, Class II-X-B1, Class II-B-2, Class II-X-B2, Class II-B-3 and Class II-X-B3 Certificates will each represent subordinated interests in the loan group II mortgage loans and are sometimes referred to herein as the group II offered subordinate certificates. The Class II-X-B1, Class II-X-B2 and Class II-X-B3 Certificates are sometimes referred to herein as the subordinated interest only certificates. The group II senior certificates and the group II offered subordinate certificates are sometimes referred to herein as the group II offered certificates. The senior interest only certificates and the subordinated interest only certificates are sometimes referred to herein as the interest only certificates.

The trust will also issue Class II-B-4, Class II-B-5, Class II-B-6 and Class II-XP Certificates, which are not offered by this prospectus supplement, and are sometimes referred to herein as the non-offered group II certificates. The non-offered group II certificates will each represent subordinated interests in the group II mortgage loans. The non-offered group II certificates (other than the Class II-XP) have an initial principal balance of approximately $21,939,991.

The Class II-B-1, Class II-X-B1, Class II-B-2, Class II-X-B2, Class II-B-3, Class II-X-B3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates are sometimes referred to herein as the Class II-B Certificates.

The group I offered certificates and group II offered certificates are sometimes referred to herein as the offered certificates.

The group II offered subordinate certificates, together with the non-offered group II certificates (other than the Class II-XP Certificates) are sometimes referred to herein as the group II subordinate certificates. The group I subordinate certificates together with the group II subordinate certificates are sometimes referred to herein as the subordinate certificates.

The group II subordinate certificates, together with the group II senior certificates are sometimes referred to herein as the group II certificates.

The non-offered group I certificates and the non-offered group II certificates, together with the offered certificates, are sometimes referred to herein as the certificates.

The Class I-XP Certificates and the Class II-XP Certificates, which are not offered pursuant to this prospectus, will represent the right of the holder to prepayment charges on the group I mortgage loans and group II mortgage loans, respectively, to the extent such prepayment charges are not retained by the related servicer in accordance with the terms of the related servicing agreement. The Class I-XP Certificates and the Class II-XP Certificates are sometimes referred to herein as the Class XP Certificates.

The Class R Certificates and the Class R-X Certificates (also referred to herein as the residual certificates), which are not offered pursuant to this prospectus, will represent the residual interests in the real estate mortgage investment conduits established by the trust.

The assumed final distribution date for the group I offered certificates is the distribution date occurring in February 2036.

The assumed final distribution date for the group II offered certificates is the distribution date occurring in February 2036.

RECORD DATE

For each class of group I offered certificates and the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates, and for any distribution date, the business day preceding the applicable distribution date so long as the offered certificates remain in book-entry form; and otherwise the record date shall be the last business day of the month preceding the month in which such distribution date occurs. For each class of group II certificates (other than the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates), and for any distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

DENOMINATIONS

For each class of offered certificates, other than the Class II-1A-1 Certificates, $100,000, and multiples of $1.00 in excess thereof. For the Class II-1A-1 Certificates, $10,000, and multiples of $1.00 in excess thereof.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the offered certificates, initially, in book-entry form. Persons acquiring interests in these offered certificates will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe. The trust will issue the residual certificates in certificated fully-registered form.

We refer you to "Description of the Certificates--Registration of the Book-Entry Certificates" in this prospectus supplement.

PASS THROUGH RATES

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Group I Certificates

The pass-through rates on each class of group I certificates are as follows:

The Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 11.50% per annum and (iii) the weighted average of the net rates of the group I mortgage loans as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. One-month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "Description of the Certificates--Calculation of One-Month LIBOR" in this prospectus supplement.

The related margin for the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will be 0.240%, 0.320%, 0.500%, 0.750%, 1.500%, 2.150% and 2.150% per annum, respectively, provided that, after the first possible optional termination date, the related margin for the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will be 0.480%, 0.640%, 0.750%, 1.125%,
2.250%, 3.225% and 3.225% per annum, respectively.

If on any distribution date, the pass-through rate for a class of the group I offered certificates or the Class I-B-3 Certificates is based on the net rate cap as described in this prospectus supplement, the holders of the related certificates will receive a smaller amount of interest than such holders would have received on such distribution date had the pass-through rate been calculated based on the lesser of (a) one-month LIBOR plus the related margin and (b) 11.50% per annum. However, the shortfalls described in this paragraph may be covered by excess cashflow, the cap contracts, as described in the prospectus supplement.

Group II Certificates

The pass-through rates on each class of group II certificates are as follows:

On or prior to the distribution date in December 2010, the Class II-1A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-1 mortgage loans minus approximately 1.065% per annum. After the distribution date in December 2010, the Class II-1A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-1 mortgage loans.

On or prior to the distribution date in December 2010, the Class II-1X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 1.065% per annum based on a notional amount equal to the certificate principal balance of the Class II-1A-1 Certificates. After the distribution date in December 2010, the Class II-1X-1 Certificates will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

On or prior to the distribution date in December 2010, the Class II-1A-2 Certificates and the Class II-1A-3 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-1 mortgage loans minus approximately 0.465% per annum. After the distribution date in December 2010, the Class II-1A-2 Certificates and the Class II-1A-3 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-1 mortgage loans.

On or prior to the distribution date in December 2010, the Class II-1X-2 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.465% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class II-1A-2 Certificates and the Class II-1A-3 Certificates. After the distribution date in December 2010, the Class II-1X-2 Certificates will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

On or prior to the distribution date in October 2010, the Class II-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-2 mortgage loans minus approximately 0.385% per annum. After the distribution date in October 2010, the Class II-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-2 mortgage loans.

On or prior to the distribution date in October 2010, the Class II-2X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.385% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class II-2A Certificates. After the distribution date in October 2010, the Class II-2X-1 Certificates will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

On or prior to the distribution date in October 2012, the Class II-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-3 mortgage loans minus approximately 0.100% per annum. After the distribution date in October 2012, the Class II-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-3 mortgage loans.

On or prior to the distribution date in October 2012, the Class II-3X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.100% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class II-3A Certificates. After the distribution date in October 2012, the Class II-3X-1 Certificates will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

The Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 10.50% per annum and (iii) the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

The related margin for the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will be 0.500%, 0.750% and 1.500% per annum, respectively, provided that, after the first possible optional termination date, the related margin for the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will be 0.750%, 1.125% and 2.250% per annum, respectively.

The Class II-X-B1 Certificates will bear interest, per annum, based on the notional amount and the excess, if any, of (i) the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group, adjusted to an effective rate reflecting the accrual of interest on a 30/360 basis, over
(ii) the lesser of (a) one-month LIBOR plus the Class II-B-1 Certificates' related margin and (b) 10.50%.

The Class II-X-B2 Certificates will bear interest, per annum, based on the notional amount and the excess, if any, of (i) the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group, adjusted to an effective rate reflecting the accrual of interest on a 30/360 basis, over (ii) the lesser of (a) one-month LIBOR plus the Class II-B-2 Certificates' related margin and (b) 10.50%.

The Class II-X-B3 Certificates will bear interest, per annum, based on the notional amount and the excess, if any, of (i) the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group, adjusted to an effective rate reflecting the accrual of interest on a 30/360 basis, over
(ii) the lesser of (a) one-month LIBOR plus the Class II-B-3 Certificates' related margin and (b) 10.50%.

The Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group.

The Residual Certificates and the Class XP Certificates do not have a pass-through rate and will not bear interest.

DISTRIBUTIONS ON THE CERTIFICATES

GENERAL. The issuing entity will make distributions with respect to each class of certificates primarily from certain collections and other recoveries on the mortgage loans.

INTEREST PAYMENTS: On each distribution date holders of the offered certificates and the Class I-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will be entitled to receive:

o the interest that has accrued on the certificate principal balance of the related certificates at the applicable or notional amount pass-through rate during the related interest accrual period, and

o    any interest due on a prior distribution date that was not paid, less

o    interest shortfalls allocated to the related certificates.

The interest accrual period for the group I offered certificates, the Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

Interest on the group I offered certificates and the Class I-B-3 Certificates and the Class II-B-1, Class II-B-2 and the Class II-B-3 Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed during the related interest accrual period.

Each class of group I offered certificates and the Class I-B-3 Certificates and each class of the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates may receive additional interest distributions from payments under the related cap contracts, as described below under "The Cap Contracts".

The interest accrual period for the group II offered certificates (other than the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) will be the calendar month immediately preceding the calendar month in which a distribution date occurs.

Calculations of interest on the group II offered certificates (other than the Class II-B-1, Class

II-B-2 and Class II-B-3 Certificates) will be based on a 360-day year that consists of twelve 30-day months.

The notional balance of the Class II-1X-1 Certificates for purposes of calculating accrued certificate interest is equal to the certificate principal balance of the Class II-1A-1 Certificates. The notional balance of the Class II-1X-2 Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class II-1A-2 Certificates and Class II-1A-3 Certificates. The notional balance of the Class II-2X-1 Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class II-2A Certificates. The notional balance of the Class II-3X-1 Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class II-3A Certificates.

The notional balance of the Class II-X-B1 Certificates for purposes of calculating accrued certificate interest is equal to the certificate principal balance of the Class II-B-1 Certificate. The notional balance of the Class II-X-B2 Certificates for purposes of calculating accrued certificate interest is equal to the certificate principal balance of the Class II-B-2 Certificate. The notional balance of the Class II-X-B3 Certificates for purposes of calculating accrued certificate interest is equal to the certificate principal balance of the Class II-B-3 Certificate.

In addition, the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will be entitled to receive certain distribution with respect to carry-forward shortfall amount that the related subordinated interest only certificates would have otherwise been entitled to receive. See "Description of the Certificates--Interest Distributions on the Group II Certificates" in this prospectus supplement.

PAYMENTS ON GROUP I CERTIFICATES

On each distribution date, holders of the group I offered certificates and the Class I-B-3 Certificates will receive a distribution of interest and principal on their certificates if there is cash available on that date subject to the priorities for payment set forth in this prospectus supplement.

Distributions to the holders of the group I offered certificates and the Class I-B-3 Certificates will be made as follows:

First, distributions of interest to the group I offered certificates and the Class I-B-3 Certificates, and payment of interest shortfalls from previous distribution dates in the case of the Class I-A Certificates, will be made from interest collections derived from the group I mortgage loans in the following order of priority:

          o First, from interest collections derived from the group I mortgage loans, to the Class I-1A-1 Certificates and the Class I-1A-2 Certificates, on a pro rata basis;

          o    Second, to the Class I-M-1 Certificates;

          o    Third, to the Class I-M-2 Certificates;

          o    Fourth, to the Class I-B-1 Certificates;

          o    Fifth, to the Class I-B-2 Certificates; and

          o    Sixth, to the Class I-B-3 Certificates.

Second, distributions of principal to the group I offered certificates and the Class I-B-3 Certificates will be made primarily from principal collections, advances and excess interest derived from the group I mortgage loans until the required level of overcollateralization is reached, in the following order of priority:

          o First, from collections on the group I mortgage loans, to the Class I-1A-1 Certificates and the Class I-1A-2 Certificates, on a pro rata basis;

          o    Second, to the Class I-M-1 Certificates;

          o    Third, to the Class I-M-2 Certificates;

          o    Fourth, to the Class I-B-1 Certificates;

          o    Fifth, to the Class I-B-2 Certificates; and

          o    Sixth, to the Class I-B-3 Certificates.

Third, distributions of any remaining excess interest will be made to the group I offered certificates and the Class I-B-3 Certificates for payment of unpaid interest shortfalls and unpaid realized losses in the following order of priority:

          o    First, to the Class I-A Certificates, on a pro rata basis;

          o    Second, to the Class I-M-1 Certificates;

          o    Third, to the Class I-M-2 Certificates;

          o    Fourth, to the Class I-B-1 Certificates;

          o    Fifth, to the Class I-B-2 Certificates; and

          o    Sixth, to the Class I-B-3 Certificates.

Distributions to the group I offered certificates and the Class I-B-3 Certificates will be made from any remaining excess interest to cover basis risk shortfalls, to the extent not covered by the cap agreements, in the following order of priority:

First, to the Class I-A Certificates, on a pro rata basis;

Second, to the Class I-M-1 Certificates;

Third, to the Class I-M-2 Certificates;

Fourth, to the Class I-B-1 Certificates;

Fifth, to the Class I-B-2 Certificates; and

Sixth, to the Class I-B-3 Certificates.

Distributions of any remaining excess cashflow will be made to certain non-offered group I certificates.

You should review the priority of payments for the offered certificates described under "Description of the Certificates--Distributions on the Group I Certificates" in this prospectus supplement.

PAYMENTS ON GROUP II CERTIFICATES

On each distribution date, holders of the group II certificates will receive a distribution of interest and principal on their certificates (other than the interest only certificates in the case of principal distributions) to the extent of available funds and subject to the priorities for payment set forth in this prospectus supplement.

Distributions to the holders of the group II certificates will be made as follows:

First, distributions of interest to the group II certificates and payment of interest shortfalls from previous distribution dates will be made from interest collections derived from group II mortgage loans in the related sub-loan group.

Second, any remaining available funds for that sub-loan group will then be distributed to the related group II senior certificates in payment of principal (other than the senior interest only certificates) up to the amount of principal distributions to which the related group II senior certificates are entitled on that distribution date.

Monthly principal distributions on the Class II-1A Certificates will generally include principal payments on the sub-loan group II-1 mortgage loans. Monthly principal distributions on the Class II-2A Certificates will generally include principal payments on the sub-loan group II-2 mortgage loans. Monthly principal distributions on the Class II-3A Certificates will generally include principal payments on the sub-loan group II-3 mortgage loans.

After payment in full of principal to the group II senior certificates (other than the senior interest-only certificates) in any certificate group, payments of principal and interest will be made from remaining available funds for the related sub-loan group to the group II subordinate certificates, sequentially, in the order of their numerical class designations.

You should review the priority of payments for the offered certificates described under "Description of the Certificates--Distributions on the Group II Certificates" in this prospectus supplement. See also "Description of the Certificates--Principal Distributions on the Group II Senior Certificates" and "--Principal Distributions on the Group II Subordinate Certificates" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans.

Group I Offered Certificates

Excess Spread and Overcollateralization. The group I mortgage loans are expected to generate more interest than is needed to pay interest on the group I offered certificates and the Class I-B-3 Certificates because we expect the weighted average net interest rate of the group I mortgage loans to be higher than the weighted average pass-through rate on the group I offered certificates and the Class I-B-3 Certificates. Interest payments received in respect of the group I mortgage loans in excess of the amount that is needed to pay interest on the group I offered certificates and the Class I-B-3 Certificates and related trust expenses will be used to reduce the total principal balance of the group I certificates and the Class I-B-3 Certificates until a required level of overcollateralization has been achieved.

See "Description of the Certificates--Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

Subordination; Allocation of Losses. By issuing group I senior certificates and group I subordinate certificates, the trust has increased the likelihood that the group I senior certificateholders will receive regular payments of interest and principal.

The group I senior certificates will have payment priority over the group I subordinate certificates. Among the classes of group I subordinate certificates, the Class I-M-1 Certificates will have payment priority over the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates, the Class I-M-2 Certificates will have payment priority over the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates, the Class I-B-1 Certificates will have payment priority over the Class I-B-2 Certificates and the Class I-B-3 Certificates and the Class I-B-2 Certificates will have payment priority over the Class I-B-3 Certificates.

In general, this loss protection is accomplished by allocating any realized losses on the group I mortgage loans in excess of available excess spread and any current overcollateralization for the group I certificates to the group I subordinate certificates, beginning with the group I subordinate certificates with the lowest payment priority, until the certificate principal balance of that class of group I subordinate certificates has been reduced to zero and then allocating any loss to the next most junior class of group I subordinate certificates, until the certificate principal balance of each class of group I subordinate certificates has been reduced to zero. If no group I subordinate certificates remain outstanding, the principal portion of realized losses on the group I mortgage loans will be allocated first to the Class I-1A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class I-1A-1 Certificates until the certificate principal balance thereof has been reduced to zero.

See "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement.

Group II Offered Certificates

Subordination; Allocation of Losses. The credit enhancement provided for the benefit of the holders of the group II offered certificates consists of subordination. By issuing group II senior certificates and group II subordinate certificates, the trust has increased the likelihood that the holders of the group II senior certificates and the group II subordinate certificates having a higher payment priority will receive regular payments of interest and principal.

The group II senior certificates will have a payment priority over the group II subordinate certificates. Among the classes of group II subordinate certificates, each class of Class II-B Certificates (other than the subordinated interest-only certificates) with a lower numerical class designation will have payment priority over each class of Class II-B Certificates (other than the subordinated interest-only certificates) with a higher numerical class designation.

As with the group I certificates, loss protection for the group II certificates is accomplished by allocating any realized losses on the group II mortgage loans to the group II subordinate certificates (other than the subordinated interest-only certificates), beginning with the group II subordinate certificates (other than the subordinated interest-only certificates) with the lowest payment priority, until the certificate principal balance of that class of group II subordinate certificates has been reduced to zero and then allocating any loss to the next most junior class of group II subordinate certificates (other than the subordinated interest-only certificates), until the certificate principal balance of each class of group II subordinate certificates (other than the subordinated interest-only certificates) has been reduced to zero. If no group II subordinate certificates remain outstanding, the principal portion of realized losses on the group II mortgage loans will be allocated, in the case of realized losses on the sub-loan group II-1 mortgage loans, first to the Class II-1A-3 Certificates until the certificate principal balance thereof has been reduced to zero, and then, pro rata, to the Class II-1A-2 Certificates and the Class II-1A-1 Certificates until their respective certificate principal balances have been reduced to zero, in the case of realized losses on the sub-loan group II-2 mortgage loans, first to the Class II-2A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class II-2A-1 Certificates until the certificate principal balance thereof has been reduced to zero, and in the case of realized losses on the sub-loan group II-3 mortgage loans, first to the Class II-3A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class II-3A-1 Certificates until the certificate principal balance thereof has been reduced to zero.

Subordination provides the holders of the senior certificates and subordinate certificates having a higher payment priority in each loan group with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

As of the closing date, the aggregate certificate principal balance of the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will equal approximately 8.75% of the aggregate certificate principal balance of all classes of the group II certificates. As of the closing date, the aggregate certificate principal balance of the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will equal approximately 2.40% of the aggregate certificate principal balance of all classes of the group II certificates.

In addition, to extend the period during which the group II subordinate certificates remain available as credit enhancement to the group II senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group II mortgage loans in the related loan group will be allocated to the group II senior certificates (other than the senior interest only certificates) of the related certificate group to the extent described in this prospectus supplement on each distribution date during the first seven years after the closing date (with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement), unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This structure will accelerate the amortization of the group II senior certificates (other than the senior interest-only certificates) relating to each sub-loan group as a whole while, in the absence of realized losses in respect of the group II mortgage loans in the related sub loan group, increasing the percentage interest in the principal balance of the group II mortgage loans in such sub-loan group the group II subordinate certificates evidence.

See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

ADVANCES

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

THE CAP CONTRACTS

Each class of group I offered certificates and the Class I-B-3 Certificates will be entitled to the benefits provided by the related cap contract. There can be no assurance as to the extent of benefits, if any, that may be realized by the group I certificateholders as a result of the cap contracts.

Each of the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will be entitled to the benefits provided by the related cap contract. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates as a result of the related cap contracts.

The certificates in a loan group will only be entitled to the benefit of the related cap contracts, and will have no entitlement to the benefits of the cap contracts for the other loan group.

See "The Cap Contracts" in this prospectus supplement.

SERVICING FEE

The master servicer will be entitled to receive, as compensation for its activities under the pooling and servicing agreement, the reinvestment income received on amounts in the distribution account for a certain period of days as further described in this prospectus supplement. Each of the servicers will be entitled to receive a servicing fee, as compensation for its activities under the related Servicing Agreement, equal to 1/12th of the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rates will be 0.250 through 0.750% per annum. Interest shortfalls on the related mortgage loans resulting from prepayments in full in any calendar month will be offset by the servicer or the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this prospectus supplement.

OPTIONAL TERMINATION

At its option, the sponsor or its designee may purchase from the trust all of
(i) the group I mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the group I certificates after the stated principal balance of the group I mortgage loans (and properties acquired in respect thereof), remaining in the trust has been reduced to less than 20% of the sum of (A) the stated principal balance of the group I mortgage loans as of the cut-off date and (B) the aggregate of the pre-funded amounts related to loan group I as of the closing date and (ii) the group II mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the group II certificates after the stated principal balance of the group II mortgage loans (and properties acquired in respect thereof), remaining in the trust has been reduced to less than 10% of the stated principal balance of the group II mortgage loans as of the cut-off date.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat the mortgage loans and certain related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax Consequences" in this prospectus supplement.

RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P, and Moody's Investors Service, Inc., which is referred to herein as Moody's:

OFFERED CERTIFICATES     S&P     MOODY'S
--------------------    -----    -------
Class I-1A-1             AAA       Aaa
Class I-1A-2             AAA       Aaa
Class II-1A-1            AAA       Aaa
Class II-1X-1            AAA       Aaa
Class II-1A-2            AAA       Aaa
Class II-1A-3            AAA       Aa1
Class II-1X-2            AAA       Aaa
Class II-2A-1            AAA       Aaa
Class II-2A-2            AAA       Aa1
Class II-2X-1            AAA       Aaa
Class II-3A-1            AAA       Aaa
Class II-3A-2            AAA       Aa1
Class II-3X-1            AAA       Aaa
Class I-M-1              AA        Aa2
Class I-M-2               A        A2
Class I-B-1              BBB      Baa2
Class I-B-2             BBB-      Baa3
Class II-B-1             AA        Aa2
Class II-X-B1            AA        Aa2
Class II-B-2              A        A2
Class II-X-B2             A        A2
Class II-B-3             BBB      Baa2
Class II-X-B3            BBB      Baa2

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See "Yield on the Certificates" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

LEGAL INVESTMENT

The offered certificates (other than the Class I-M-2, Class I-B-1, Class I-B-2, Class II-B-2, Class II-X-B2, Class II-B-3 and Class II-X-B3 Certificates) will constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization. The Class I-M-2, Class I-B-1, Class I-B-2, Class II-B-2, Class II-X-B2, Class II-B-3 and Class II-X-B3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

ERISA CONSIDERATIONS

The offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement.

                                  RISK FACTORS

         You are encouraged to carefully consider the following risk factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

         The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

CREDIT ENHANCEMENT IS LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATES.

         The subordination of each class of group I subordinate certificates to the group I senior certificates and the classes of group I subordinate certificates with a higher payment priority and the subordination of each class of group II subordinate certificates to the group II senior certificates and the classes of group II subordinate certificates with a higher payment priority, in each case, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the applicable senior certificates, and to a more limited extent, that holders of the applicable subordinate certificates with a higher payment priority, will receive regular payments of interest and principal and to provide the holders of the applicable senior certificates, and to a more limited extent, holders of related subordinate certificates with a higher payment priority, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group or loan groups exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses, to the extent not covered by excess spread or overcollateralization in the case of the group I certificates, among the certificates, beginning with the related subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of related subordinate certificates (other than the subordinated interest-only certificates), until the certificate principal balance of each class of related subordinate certificates is reduced to zero. If no group I subordinate certificates remain outstanding, the principal portion of realized losses on the group I mortgage loans will be allocated first to the Class I-1A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class I-1A-1 Certificates. If no group II subordinate certificates remain outstanding, the principal portion of realized losses on the group II mortgage loans will be allocated, in the case of realized losses on the sub-loan group II-1 mortgage loans, first to the Class II-1A-3 Certificates until the certificate principal balance thereof has been reduced to zero, and then, pro rata, to the Class II-1A-2 Certificates and Class II-1A-1 Certificates until their respective Certificate Principal Balances have been reduced to zero, in the case of realized losses on the sub-loan group II-2 mortgage loans, first to the Class II-2A-2 Certificates until the certificate principal balance thereof has been reduced to zero, and then to the Class II-2A-1 Certificates until the certificate principal balance thereof has been reduced to zero, and in the case of realized losses on the sub-loan group II-3 mortgage loans, first to the Class II-3A-2 Certificates until the certificate principal balance thereof has been reduced to zero, and then to the Class II-3A-1 Certificates until the certificate principal balance thereof has been reduced to zero. Accordingly, if the aggregate certificate principal balance of the related classes of subordinate certificates with a lower payment priority were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan groups would reduce the amount of funds available for monthly distributions to the holders of the classes of the related subordinate certificates with a higher payment priority. If the aggregate certificate principal balance of the related classes of subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the related senior certificates. In the case of realized losses on group I mortgage loans only, realized losses will be covered first by excess interest and then by overcollateralization on the group I certificates provided by the group I mortgage loans before any allocation of realized losses to the group I subordinate certificates.

         The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in the related loan group in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in the prospectus.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans in the related loan group and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, approximately 42.41%, 41.35%, and 29.31% of the group I, sub-loan group II-1 and sub-loan group II-3, respectively, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments, which may act as a deterrent to prepayment of the mortgage loan during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the applicable servicer, see "The Mortgage Pool - Prepayment Charges on the Mortgage Loans" in this prospectus supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

         Unless the certificate principal balances of the group I senior certificates have been reduced to zero, the group I subordinate certificates will not be entitled to any principal distributions until at least the distribution date occurring in February 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. This will accelerate the amortization of the group I senior certificates as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans the group I subordinate certificates evidence.

         On each distribution date during the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group II mortgage loans in any loan group will be allocated to the related group II senior certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless the amount of subordination provided to the group II senior certificates by the group II subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the group II senior certificates in each certificate group as a whole while, in the absence of losses in respect of the group II mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the group II mortgage loans the group II subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see "Yield on the Certificates" in this prospectus supplement, including the tables entitled "Percent of Initial Principal Amount Outstanding at the Following CPR Percentage" in this prospectus supplement.

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the offered certificates will depend, in general, on:

o    the applicable purchase price; and

o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates, as well as other factors.

         The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the related mortgage loans.

         In general, if the offered certificates are purchased at a premium and principal distributions on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the related mortgage loans occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the group I offered certificates and group II offered certificates were determined based on a number of assumptions, including a 30% and 25%, respectively, constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the related mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See "Yield on the Certificates" in this prospectus supplement.

         The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

A TRANSFER OF SERVICING MAY RESULT IN AN INCREASED RISK OF DELINQUENCY AND LOSS ON THE MORTGAGE LOANS.

         The primary servicing for a portion of the mortgage loans will be transferred to EMC on or before February 1, 2006. Any servicing transfer will involve notifying mortgagors to remit payments to a new servicer, transferring physical possession of loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer. Accordingly, such transfers could result in misdirected notices, misapplied payments, data input problems and other problems. In addition, investors should note that when the servicing of mortgage loans is transferred, there is generally an increase in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

A TRANSFER OF MASTER SERVICING IN AN EVENT OF A MASTER SERVICER DEFAULT MAY INCREASE THE RISK OF DELINQUENCY AND LOSS ON THE MORTGAGE LOANS.

         If the master servicer defaults in its obligations under the pooling and servicing agreement, the master servicing of the mortgage loans may be transferred to the trustee or an alternate master servicer. In the event of such a transfer of master servicing there may be an increased risk of errors in transmitting information and funds to the successor master servicer.

THE UNDERWRITING STANDARDS OF SOME OF THE MORTGAGE LOANS DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC, AND MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO THOSE MORTGAGE LOANS.

         Some of the mortgage loans were underwritten in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the related originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the related offered certificates.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS.

         If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

THE SUBORDINATE CERTIFICATES HAVE A GREATER RISK OF LOSS THAN THE SENIOR CERTIFICATES.

         When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." For purposes of this prospectus supplement, subordination with respect to the offered certificates or "subordinated classes" means:

o with respect to the Class I-1A-1 Certificates: the Class I-1A-2, the Class I-M-1, the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates and any overcollateralization;

o with respect to the Class I-1A-2 Certificates: the Class I-M-1, the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates and any overcollateralization;

o with respect to the Class I-M-1 Certificates: the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates and any overcollateralization;

o with respect to the Class I-M-2 Certificates: the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates and any overcollateralization;

o with respect to the Class I-B-1 Certificates: the Class I-B-2 Certificates and the Class I-B-3 Certificates and any overcollateralization;

o with respect to the Class I-B-2 Certificates: the Class I-B-3 Certificates any overcollateralization;

o    with respect to the Class I-B-3 Certificates: any overcollateralization;

o with respect to the Class II-1A-1 and Class II-1A-2: the Class II-1A-3, the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

o    with respect to the Class II-1A-3, the Class II-2A-2 and the Class II-3A-2
     Certificates: the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

o with respect to the Class II-2A-1 Certificates: the Class II-2A-2, the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

o with respect to the Class II-3A-1 Certificates: the Class II-3A-2, the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

o with respect to the Class II-B-1 Certificates: the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

o with respect to the Class II-B-2 Certificates: the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

o with respect to the Class II-B-3 Certificates: the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

o with respect to the Class II-B-4 Certificates: the Class II-B-5 and the Class II-B-6 Certificates; and

o    with respect to the Class II-B-5 Certificates: the Class II-B-6
     Certificates.

         Credit enhancement for the senior certificates will be provided, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the related subordinated classes and, then by the allocation of realized losses to the related outstanding subordinated class with the lowest payment priority and, in the case of the group I offered certificates or the Class I-B-3 Certificates, any available excess spread and overcollateralization. Accordingly, if the aggregate certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group(s) would reduce the amount of funds available for monthly distributions to holders of the remaining related outstanding subordinated class with the lowest payment priority and, if the aggregate certificate principal balance of all the group I subordinate certificates or all the group II subordinate certificates were to be reduced to zero and, in the case of the group I senior certificates, excess interest and overcollateralization was insufficient, delinquencies and defaults on the mortgage loans from the related loan groups would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See "Description of the Certificates" in this prospectus supplement.

         The weighted average lives of, and the yields to maturity on (i) the Class I-M-1, the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group I mortgage loans and (ii) the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group II mortgage loans. If the actual rate and severity of losses on the related mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the related mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses allocated to a class of certificates will result in less interest accruing on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the group I subordinate certificates may be reimbursed to the holders of the group I subordinate certificates from excess cash flow or money remaining from the related cap contracts according to the priorities set forth under "Description of the Certificates--Distributions on the Group I Certificates" and "The Cap Contracts" in this prospectus supplement.

         In addition, the amount of any realized losses allocated to the Class II-B-1, II-B-2 and Class II-B-3 Certificates may be reimbursed to the holders of such certificates from amounts that would otherwise be allocated to the related subordinated interest-only certificates and from amounts received from the related cap contracts according to the priorities set forth under "Description of the Certificates--Distributions on the Group II Certificates" and "The Cap Contracts" in this prospectus supplement.

         It is not expected that the group I subordinated certificates will be entitled to any principal distributions until at least February 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average of the group I subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the related certificates at the same time. As a result of the longer weighted average lives of the related subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

         In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities set forth under "Description of the Certificates--Distributions on the Group I Certificates," "--Distributions on the Group II Certificates" and "The Cap Contracts" in this prospectus supplement, in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization with respect to such loan group, excess spread with respect to such loan group, or a class of related subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the related subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE INADEQUATE TO COVER LOSSES ON THE GROUP I MORTGAGE LOANS AND/OR TO BUILD OVERCOLLATERALIZATION.

         The group I mortgage loans are expected to generate more interest than is needed to pay interest on the group I offered certificates and the Class I-B-3 Certificates because we expect the weighted average net interest rate on the group I mortgage loans to be higher than the weighted average pass-through rate on the group I offered certificates and the Class I-B-3 Certificates. If the group I mortgage loans generate more interest than is needed to pay interest on the group I offered certificates and the Class I-B-3 Certificates and related trust fund expenses, such "excess spread" will be used to make additional principal payments on the group I offered certificates and the Class I-B-3 Certificates, which will reduce the total principal balance of the group I offered certificates or the Class I-B-3 Certificates below the aggregate principal balance of the group I mortgage loans, thereby creating "overcollateralization." Overcollateralization is intended to provide limited protection to the holders of the group I offered certificates and the Class I-B-3 Certificates by absorbing losses from liquidated group I mortgage loans. However, we cannot assure you that enough excess spread will be generated on the group I mortgage loans to establish or maintain the required level of overcollateralization. On the closing date, the required level of overcollateralization will be met. If the protection afforded by overcollateralization is insufficient, then an investor in group I certificates could experience a loss on its investment.

         The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the group I mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the rates on the group I mortgage loans resulting from prepayments, defaults and liquidations of the those mortgage loans.

         The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of group I offered certificates or the Class I-B-3 Certificates then entitled to distributions of principal. An earlier return of principal to the holders of the group I offered certificates or the Class I-B-3 Certificates as a result of the overcollateralization provisions will influence the yield on the group I offered certificates and the Class I-B-3 Certificates in a manner similar to the manner in which principal prepayments on the group I mortgage loans will influence the yield on the related group I offered certificates and the Class I-B-3 Certificates.

THE GROUP I OFFERED CERTIFICATES MAY NOT ALWAYS RECEIVE INTEREST BASED ON ONE-MONTH LIBOR PLUS THE RELATED MARGIN.

         The group I offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. The pass-through rates on the group I offered certificates are each subject to a net rate cap equal to the weighted average of the net mortgage rates on the group I mortgage loans, as further described herein. If the net rate cap on a class of the group I offered certificates is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) the 11.50% cap, the interest rate on such class of group I offered certificates will be reduced to the net rate cap. Thus, the yield to investors in such certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the net rate cap. The prepayment or default of mortgage loans in loan group I with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the net rate cap being lower than otherwise would be the case. If on any distribution date the application of the net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

         To the extent interest on the group I offered certificates is limited to the net rate cap, the difference between (i) the lesser of (a) One-Month LIBOR plus the related margin and (b) the 11.50% cap and (ii) the net rate cap will create a shortfall. This shortfall will be covered to the extent of excess cash flow available for that purpose and to the extent of available payments under the cap contracts. However, payments under the cap contracts are based on the lesser of the actual certificate principal balance of the related class of certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the group I mortgage loans. If the group I mortgage loans do not prepay according to those assumptions, it may result in the cap contracts providing insufficient funds to cover such shortfalls. In addition, each cap contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

         In addition, although the group I offered certificates are entitled to payments under the cap contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

         To the extent that payments on the group I offered certificates depend in part on payments to be received under the cap contracts, the ability of the trust to make payments on those classes of certificates will be subject to the credit risk of Wachovia Bank, N.A.

         The cap contracts terminate in accordance with their terms on the dates set forth in the related contract. This date was selected based on certain prepayment assumptions regarding the group I mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the contracts. If prepayments on the group I mortgage loans occur at rates that are slower than those assumptions, or even if such group I mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the contracts will terminate prior to the repayment in full of the related classes of certificates. See "The Cap Contracts" in this prospectus supplement.

THE CLASS II-B-1, CLASS II-B-2 AND CLASS II-B-3 CERTIFICATES MAY NOT ALWAYS RECEIVE INTEREST BASED ON ONE-MONTH LIBOR PLUS THE RELATED MARGIN.

The Class II-B-1, Class II-B-2 and Class II-B-3 Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. The pass-through rates on the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates are each subject to a net rate cap equal to the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan groups, as further described herein. If the net rate cap on a class of the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) the 10.50% cap, the interest rate on the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will be reduced to the net rate cap. Thus, the yield to investors in such certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the net rate cap. The prepayment or default of mortgage loans in loan group II with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the net rate cap being lower than otherwise would be the case. If on any distribution date the application of the net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

If on any distribution date the pass-through rate for any class of the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates is limited to the weighted average net rate of the group II mortgage loans (as adjusted for payments to the senior sub-loan groups), a carry-forward shortfall amount, equal to the difference between (i) interest that would have accrued at the lesser of one-month LIBOR plus the related margin and 10.50% per annum and (ii) interest accrued on that class of certificates at the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan groups, will be payable to such certificates, to the extent of available funds on that distribution date or future distribution dates. However, any such carry-forward shortfall amount will be paid from interest accrued on and otherwise distributable on the related class of subordinated interest only certificates. On any distribution date the amounts available to pay interest or any carry-forward shortfall amounts accrued on and otherwise distributable on (i) the Class II-X-B1 Certificates will be paid to the Class II-B-1 Certificates up to unpaid carry-forward shortfall amounts, (ii) the Class II-X-B2 Certificates will be paid to the Class II-B-2 Certificates up to unpaid carry-forward shortfall amounts, and (iii) the Class II-X-B3 Certificates will be paid to the Class II-B-3 Certificates up to unpaid carry-forward shortfall amounts. Accordingly, these interest and carry-forward shortfall amounts may remain unpaid on the date of any optional termination of the trust or the final distribution date.

         In addition, to the extent there is a carry-forward shortfall amount with respect to the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates, this shortfall will be covered to the extent of available payments under the respect cap contracts for such class. However, payments under the cap contracts are based on the lesser of the actual certificate principal balance of the related class of certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the group II mortgage loans. If the group II mortgage loans do not prepay according to those assumptions, it may result in the cap contracts providing insufficient funds to cover such shortfalls. In addition, each cap contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

         Although the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates are entitled to payments under the cap contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

         To the extent that payments on the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates depend in part on payments to be received under the cap contracts, the ability of the trust to make payments on those classes of certificates will be subject to the credit risk of Wachovia Bank, N.A.

         The cap contracts terminate in accordance with their terms on the dates set forth in the related contract. This date was selected based on certain prepayment assumptions regarding the group II mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the contracts. If prepayments on the group II mortgage loans occur at rates that are slower than those assumptions, or even if such group II mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the contracts will terminate prior to the repayment in full of the related classes of certificates. See "The Cap Contracts" in this prospectus supplement.

SPECIFIC CONSIDERATIONS FOR THE SUBORDINATED INTEREST ONLY CERTIFICATES.

Interest accruing on the Class II-X-B1, Class II-X-B2 and Class II-X-B3 Certificates will be based on the notional amount and the excess, if any, of (i) the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan groups over the (ii) lesser of (a) one-month LIBOR plus the related margin and (ii) 10.50%, calculated on the basis of a year of 360 days with twelve 30 day months. Prepayments on mortgage loans with relatively higher pass-through rates may cause the weighted average net rates of the related mortgage loans to be lower, which could reduce the amount of interest accrued on the subordinated interest only certificates. In addition, any increase in one-month LIBOR is likely to reduce the amount of interest accrued on the subordinated interest only certificates because the increase in one-month LIBOR will increase the pass-through rates for the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates. Finally, as described in this prospectus supplement, amounts to be distributed to the subordinated interest only certificates in respect of interest accrued on any distribution date may instead be distributed as carry-forward shortfall amounts on the related classes of Class II-B-1, Class II-B-2 and Class II-B-3 Certificates, therefore reducing the amount of interest payable on the subordinated interest only certificates. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.

         The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES.

         As of the cut-off date, approximately 80.04%, 91.02%, 95.03% and 87.92% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF CALIFORNIA, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         As of the cut-off date, approximately 26.58%, 14.24%, 37.24% and 25.92% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, are secured by property in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in the prospectus.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES.

         It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in the categories shown on pages S-2 and S-3 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See "Ratings" in this prospectus supplement and "Rating" in the prospectus.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         To the extent that a servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Legislation" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

         On the closing date, the sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

THE RETURN ON THE OFFERED CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

         The Servicemembers' Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

HURRICANE KATRINA, HURRICANE RITA AND HURRICANE WILMA MAY ADVERSELY AFFECT THE MORTGAGE LOANS

         Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas on August 29, 2005, Hurricane Rita struck Texas and Louisiana and surrounding areas on September 23, 2005 and Hurricane Wilma struck Florida and surrounding areas on October 24, 2005. Damage from these hurricanes was extensive as a result of high winds, tornados, and flooding as a result of storm surge, broken levees and torrential rainfall. An unknown number of the mortgage loans may be located in counties or parishes which were affected by these hurricanes. The sponsor will make a representation and warranty that mortgaged property is free of material damage and waste. In the event that a mortgaged property is materially damaged as of the closing date and such damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, the sponsor will be required to repurchase the related mortgage loan from the trust. Damage to mortgaged properties as a result of Hurricane Katrina, Hurricane Rita and Hurricane Wilma may or may not be covered by the related hazard insurance policies. As of the cut-off date, approximately 2.59% of the mortgage loans are located in the state of Texas. As of the cut-off date, approximately 0.28% of the mortgage loans are located in the state of Louisiana. As of the cut-off date, approximately 12.52% of the mortgage loans are located in the state of Florida.

         No assurance can be given as to the effect of Hurricane Katrina, Hurricane Rita or Hurricane Wilma on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these events. Any adverse impact as a result of these events may be borne by the holders of the related certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, even if the mortgaged property is free of material damage, property values in these states may be adversely affected by these hurricanes. Also, even if a property is free of material damage, receding floodwaters may leave the property uninhabitable for some period of time or adversely affect the borrower's ability to return to the related property, or the related borrower may have no desire to return to the related property. Mortgagors in areas affected by these hurricanes may also be affected by any decline in the economic environment. Any losses on the affected mortgage loans may result in losses on the offered certificates.

TO THE EXTENT AMOUNTS ON DEPOSIT IN THE PRE-FUNDING ACCOUNT ARE NOT USED, THERE MAY BE A MANDATORY PREPAYMENT ON THE GROUP I CERTIFICATES.

         To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans for inclusion in loan-group I on or before April 17, 2006, the holders of the group I certificates will receive on the distribution date immediately following April 17, 2006, the remaining pre-funded amount. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trustee on behalf of the trust will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the group I certificates on such distribution date.

                                THE MORTGAGE POOL

GENERAL

         References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

         All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Offered Certificates from the Sponsor, an affiliate of the Depositor and the underwriter, pursuant to the Mortgage Loan Purchase Agreement. The Sponsor acquired the mortgage loans directly in privately negotiated transactions. See "Mortgage Loan Origination--General" in this prospectus supplement.

         We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund as of the Closing Date. Prior to the closing date of January 31, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the Closing Date may vary from the mortgage loans as described in this prospectus supplement by up to plus or minus 10% as to any material characteristics described herein. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         The mortgage pool will consist of 6,323 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $1,746,636,654, which includes subsequent mortgage loans that are expected to be acquired by the trust during the Pre-funding Period which amounts are on deposit in the Pre-funding Account, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The mortgage loans have original terms to maturity of not greater than 30 years.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage pool has been divided into two primary loan groups, designated as Loan Group I and Loan Group II. The mortgage loans in Loan Group I and Loan Group II are referred to herein as the group I mortgage loans and the group II mortgage loans, respectively. Loan Group II has been further divided into three sub-loan groups, designated as Sub-Loan Group II-1, Sub-Loan Group II-2 and Sub-Loan Group II-3. The mortgage pool and the Loan Groups are more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in Sub-Loan Group II-1, Sub-Loan Group II-2 and Sub-Loan Group II-3 are designated as the sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively.

         Some of the group I mortgage loans were acquired through the exercise of the clean-up call of two securitizations. These mortgage loans were included in the Bear Stearns ALT-A Trust 2003-1, Mortgage Pass-Through Certificates, Series 2003-1 and the Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2002-9 transactions. These mortgage loans were sold to the Sponsor by the respective trustees for these transactions, pursuant to the optional termination provisions contained in the related pooling and servicing agreements. Such provisions allowed the related seller thereunder or its designee to repurchase the remaining mortgage loans and REO property contained in the related mortgage trusts once the outstanding principal balance of such mortgage loans and REO property was less than a certain percentage of the related original principal balance of such mortgage loans on the related cut-off date. The respective servicers of these mortgage loans will continue to service such mortgage loans in accordance with the servicing agreements for the related securitization.

         Loan Group I will consist of 2,508 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $832,579,663, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%.

         Loan Group II will consist of 3,815 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $914,056,991 after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%.

         Sub-Loan Group II-1 will consist of 3,386 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $701,526,990, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%.

         Sub-Loan Group II-2 will consist of 224 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $134,287,109, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The principal balance of each mortgage loan in Sub-Loan Group II-1 will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

         Sub-Loan Group II-3 will consist of 205 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $78,242,892, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The principal balance of each mortgage loan in Sub-Loan Group II-1 will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

         The mortgage loans are being serviced as described below under "The Master Servicer and the Servicers." The mortgage loans were originated in accordance with the guidelines described in

"Mortgage Loan Origination" below. The following paragraphs and the tables set forth in Schedule A set forth additional information with respect to the mortgage pool.(1) All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement and the aggregate number and principal balance of the mortgage loans in Loan Group I shown above, include information pertaining to approximately $17,935,853 of subsequent mortgage loans identified and expected to be transferred to the trust within ninety days of the closing date.

         All of the mortgage loans are adjustable rate mortgage loans. After an initial fixed-rate period, except with respect to approximately 0.32% of the group I mortgage loans, which do not have an initial fixed-rate period, the interest rate borne by the mortgage loans will be adjusted based on various indices. The mortgage loans will be adjusted monthly based on One-Month LIBOR, semi-annually based on Six-Month LIBOR, or annually based on One-Year LIBOR or One-Year Treasury, each referred to herein as an Index, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

         For any mortgage loan, the Loan-to-Value Ratio is the principal balance at origination divided by the lesser of (i) the sales price and (ii) the original appraised value of the related mortgaged property, except in the case of a refinanced mortgage loan, in which case the appraised value is used. The mortgage loans with Loan-to-Value Ratios at origination exceeding 80% are covered by Primary Insurance Policies (as defined in the prospectus), except in the case of approximately 0.93% of the group I mortgage loans. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--Primary Mortgage Insurance Policies" in the prospectus.

         All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

BILLING AND PAYMENT PROCEDURES

         The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly billing statements to borrowers that are automatically generated after payments are received. If no payment is received by the day that the late charge is assessed, a billing statement is automatically generated. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers and phone payment, although an additional fee may be charged for these payment methods.

----------

(1) The description herein and in Schedule A hereof of the mortgage loans is based upon estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, mortgage loans may be removed as a result of (i) principal prepayments thereof in full prior to February 28, 2006,
(ii) requirements of Moody's or S&P or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. The Depositor believes that the estimated information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the mortgage loans may vary. In addition, subsequent mortgage loans may be acquired by the trust during the Pre-Funding Period, provided that such subsequent mortgage loans satisfy the requirements described herein. The aggregate characteristics of the mortgage loans in the trust will change upon the acquisition of subsequent mortgage loans.

PREPAYMENT CHARGES ON THE MORTGAGE LOANS

         Approximately 42.41%, 41.35%, and 29.31% of the group I, sub-loan group II-1 and sub-loan group II-3, respectively, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

         The holders of the Class XP Certificates will be entitled to all the prepayment charges received on the related mortgage loans to the extent such prepayment charges are not retained by the related servicer in accordance with the terms of the related servicing agreement. No prepayment charges will be available for distribution on any other classes of Certificates. The Master Servicer shall not waive (or permit a servicer to waive) any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. Accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Certain prepayment charges are classified as "hard" prepayment charges, meaning that the mortgagor has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as "soft," meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related mortgaged property to a third-party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

SPECIAL CHARACTERISTICS OF THE MORTGAGE LOANS

         Interest Only Loans. Approximately 80.04%, 91.02%, 95.03% and 87.92% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, will require payments of interest only for the initial period set forth in the related mortgage note.

         Assumable Mortgage Loans. Approximately 53.70%, 60.10%, 43.21% and 79.92% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, are assumable in accordance with the terms of the related mortgage note. See "Yield on the Certificates" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

         Lender-Paid PMI Loans. Approximately 0.09%, of the group I mortgage loans are covered by a lender-paid primary mortgage insurance policy.

INDICES ON THE MORTGAGE LOANS

         Six-Month LIBOR. Approximately 80.20%, 90.26%, 37.73% and 59.72% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, will adjust semiannually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

         The following does not purport to be representative of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                                  SIX-MONTH LIBOR
                          ---------------------------------------------------------------
DATE                        2000       2001       2002       2003       2004       2005
-----------------------   --------   --------   --------   --------   --------   --------
January 1..............       6.13%      6.20%      2.03%      1.38%      1.22%      2.78%
February 1.............       6.29       5.26       2.08       1.35       1.21       2.97
March 1................       6.33       4.91       2.04       1.34       1.17       3.19
April 1................       6.53       4.71       2.36       1.23       1.16       3.39
May 1..................       6.73       4.30       2.12       1.29       1.38       3.41
June 1.................       7.11       3.98       2.08       1.21       1.60       3.54
July 1.................       7.00       3.91       1.95       1.12       1.89       3.73
August 1...............       6.89       3.69       1.87       1.21       1.99       3.95
September 1............       6.83       3.45       1.80       1.20       1.98       4.00
October 1..............       6.76       2.52       1.71       1.14       2.20       4.27
November 1.............       6.72       2.15       1.60       1.23       2.32       4.47
December 1.............       6.64       2.03       1.47       1.27       2.63       4.63

         One-Year LIBOR. Approximately 8.80%, 9.60%, 60.91% and 39.31% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

         The following does not purport to be representative of future levels of One-Year LIBOR. No assurance can be given as to the level of One-Year LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One-Year LIBOR.

                                                   ONE-YEAR LIBOR
                          ---------------------------------------------------------------
DATE                        2000       2001       2002       2003       2004       2005
-----------------------   --------   --------   --------   --------   --------   --------
January 1..............       6.75%      5.17%      2.49%      1.45%      1.48%      3.10%
February 1.............       6.76       4.88       2.43       1.38       1.37       2.98
March 1................       6.94       4.67       3.00       1.28       1.34       2.55
April 1................       7.10       4.44       2.63       1.36       1.81       3.81
May 1..................       7.50       4.24       2.59       1.21       2.08       3.78
June 1.................       7.18       4.18       2.28       1.19       2.11       3.76
July 1.................       7.08       3.82       2.09       1.16       2.38       3.90
August 1...............       6.97       3.56       1.90       1.44       2.30       4.22
September 1............       6.80       2.64       1.73       1.45       2.46       4.13
October 1..............       6.73       2.27       1.64       1.24       2.49       4.68
November 1.............       6.56       2.39       1.73       1.48       2.54       4.74
December 1.............       6.00       2.44       1.45       1.60       2.96       4.82

         One-Year U.S. Treasury. Approximately 10.68%, 0.14%, 1.36% and 0.97% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, or One-Year U.S. Treasury, as reported by the Federal Reserve Board in statistical Release No. H.15(519), or the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note. In the event that the Index specified in a mortgage note is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage note and mortgage.

         One-Month LIBOR. Approximately 0.32% of the group I mortgage loans will adjust monthly based on One-Month LIBOR. One-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT

         The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, adjustable rate mortgage loans secured by first liens on residential mortgage properties for inclusion in Loan Group I. The subsequent mortgage loans will be transferred to the trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the trustee, each date of such transfer is referred to herein as a Subsequent Transfer Date. In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the trustee, on behalf of the trust, will be required to direct the securities administrator to pay to the depositor, from amounts on deposit in the Pre-Funding Account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related subsequent mortgage loans. Following each Subsequent Transfer Date, the aggregate principal balance of the group I mortgage loans will increase by an amount equal to the aggregate principal balance of the related subsequent mortgage loans so purchased and transferred to Loan Group I and the amount in the Pre-Funding Account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the amount deposited into the Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the Pre-Funding Account on the Closing Date. The aggregate characteristics of the mortgage loans in the trust will change upon the acquisition of related subsequent mortgage loans. It is expected that approximately $17,935,853 in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the trust within ninety days of the Closing Date.

         The Pre-Funding Account will be established to provide the trustee, on behalf of the trust, with access to sufficient funds to direct the securities administrator to fund the purchase of subsequent mortgage loans. During the Pre-Funding Period, the related Pre-Funded Amounts will be reduced by the amount used to purchase related subsequent mortgage loans in accordance with the Agreement. Any investment income on funds in the Pre-Funding Account will either be transferred to the Distribution Account or paid to the Depositor or its designee as provided in the Agreement.

         Any conveyance of subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions, including but not limited to the following:

         (a) Each such subsequent mortgage loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement;

         (b) The depositor will not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the certificateholders;

         (c) As of the related Subsequent Cut-off Date (as defined in the Agreement), each such subsequent mortgage loan will satisfy the following criteria:

                  (i) Such subsequent mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date;

                  (ii) The original term to stated maturity of such subsequent mortgage loan will not be less than 180 months and will not exceed 360 months;

                  (iii) Each subsequEnt mortgage loan must be a One Month LIBOR, Six Month LIBOR, One Year Treasury or One-Year LIBOR adjustable rate mortgage loan with a first lien on the related mortgaged property;

                  (iv) No subsequent mortgage loan will have a first payment date occurring after February 1, 2006;

                  (v) The latest maturity date of any subsequent mortgage loan will be no later than February 1, 2036;

                  (vi) If applicable, such subsequent mortgage loan will have a credit score of not less than 520;

                  (vii) Such subsequent mortgage loan will have a gross margin as of the related Subsequent Cut-Off Date ranging from approximately 2.000% per annum to approximately 3.250% per annum;

                  (viii) Such subsequent mortgage loan will have a maximum mortgage rate as of the related Subsequent Cut-Off Date greater than 10.000%; and

                  (ix) Such subsequent mortgage loan shall have been underwritten in accordance with the EMC underwriting guidelines described herein;

         (d) As of the related Subsequent Cut-off Date, the subsequent mortgage loans in the aggregate will satisfy the following criteria:

                  (i) Have a weighted average gross margin ranging from 2.000% to 3.250% per annum;

                  (ii) Have a weighted average credit score greater than 690;

                  (iii) Have no less than 75% of the mortgaged properties be owner occupied;

                  (iv) Have no less than 70% of the mortgaged properties be single family detached or planned unit developments;

                  (v) Have no more than 45% of the subsequent mortgage loans be cash out refinance;

                  (vi) Have all of such subsequent mortgage loans with a Loan-to-Value Ratio greater than 80% be covered by Primary Insurance Policies (as defined in the prospectus);

                  (vii) Have a weighted average maximum mortgage rate greater than or equal to 10.750%; and

                  (viii)   Be acceptable to the Rating Agencies.

         To the extent that the Pre-Funded Amount on deposit in the Pre-Funding Account has not been fully applied to the purchase of subsequent mortgage loans for Loan Group I on or before April 17, 2006, the holders of the for group I certificates will receive on the distribution date immediately following April 17, 2006, the Remaining Pre-Funded Amount.

         Any such amount transferred from the Pre-Funding Account will be included in Principal Funds for Loan Group I.

INTEREST COVERAGE ACCOUNT

         On the Closing Date and if required pursuant to the Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding feature for the purchase by the trust of Subsequent Mortgage Loans after the closing date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Agreement.

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/sami_ii/balta2006-1/index.html.

         Information provided through the internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool formed or vintage data related to periods before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Bear Stearns ALT-A Trust 2006-1 is a common law trust formed under the laws of the State of New York pursuant to the Agreement. The Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns ALT-A Trust 2006-1 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Agreements-- Amendment of Agreement" in the prospectus.

         The assets of Bear Stearns ALT-A Trust 2006-1 will consist of the mortgage loans and certain related assets.

         Bear Stearns ALT-A Trust 2006-1's fiscal year end is December 31.

                                  THE DEPOSITOR

         Bear Stearns Asset Backed Securities I LLC, referred to herein as the Depositor, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of December 31, 2005, the Depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of approximately $42,688,967,820. In conjunction with the Sponsor's acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

         After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the Depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The Depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the Depositor and the Underwriter. The Sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The Sponsor commenced operation in Texas on October 9, 1990.

         The Sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The Sponsor is one of the United States' largest purchasers of scratch and dent and sub-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the Sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the Sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the Sponsor.

         Subsequent to purchase by the Sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The Sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                  DECEMBER 31, 2003                 DECEMBER 31, 2004                 OCTOBER 31, 2005
                           -------------------------------   -------------------------------   -------------------------------
                                         TOTAL PORTFOLIO                   TOTAL PORTFOLIO                   TOTAL PORTFOLIO
        LOAN TYPE           NUMBER          OF LOANS          NUMBER          OF LOANS          NUMBER          OF LOANS
------------------------   --------   --------------------   --------   --------------------   --------   --------------------
Alt-A ARM                    12,268   $   3,779,319,393.84     44,821   $  11,002,497,283.49     62,521   $  16,371,656,951.49

Alt-A Fixed                  15,907   $   3,638,653,583.24     11,011   $   2,478,381,379.40     15,444   $   3,370,889,688.07

HELOC                             -   $                  -          -   $                  -      9,309   $     509,391,438.93

Neg-Am ARM                        -   $                  -          -   $                  -     20,804   $   7,515,084,661.26

Prime ARM                    16,279   $   7,179,048,567.39     30,311   $  11,852,710,960.78     23,962   $  11,960,110,456.13

Prime Fixed                   2,388   $   1,087,197,396.83      1,035   $     509,991,605.86      1,346   $     426,879,747.26

Prime Short Duration ARM      7,089   $   2,054,140,083.91     23,326   $   7,033,626,375.35     12,707   $   4,687,378,638.50

Reperforming                  2,800   $     247,101,330.36      2,802   $     311,862,677.46      1,610   $     143,455,015.55

Seconds                           -   $                  -     14,842   $     659,832,093.32     92,043   $   4,491,782,148.34

SubPrime                     29,303   $   2,898,565,285.44    102,759   $  14,578,747,677.08     84,042   $  13,400,254,946.87

Totals                       86,034   $  20,884,025,641.01    230,907   $  48,427,650,052.74    323,788   $  62,876,883,692.40

         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the Sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The Sponsor is cooperating with the FTC's inquiry.

                      THE MASTER SERVICER AND THE SERVICERS

GENERAL

         Wells Fargo Bank, National Association, referred to in this prospectus supplement as Wells Fargo or the Master Servicer, will act as the Master Servicer of the mortgage loans and as securities administrator and custodian pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee.

         Primary servicing of the mortgage loans will be provided by the Sponsor, GMACM, HSBC, Waterfield and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate of each loan group or 10% in the aggregate of any sub-loan group, each in accordance with their respective servicing agreements which are collectively referred to herein as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each Servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreements among the related mortgage loan originator, the related Servicer, the

Sponsor and the Trustee on behalf of the certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made to it by each Servicer with respect to the related mortgage loans. The Servicers will be responsible for the servicing of the mortgage loans pursuant to the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

         The information set forth in the following paragraph with respect to the Master Servicer has been provided by the Master Servicer.

THE MASTER SERVICER

         Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Trustee against such defaulting servicer. As of November 30, 2005, Wells Fargo was acting as Master Servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

         Wells Fargo serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

         Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

THE SERVICERS

         EMC, GMACM, HSBC, Waterfield and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate of each loan group or 10% in the aggregate of any sub-loan group, will service the related mortgage loans in accordance with their respective Servicing Agreements, which will be assigned to the trust on the Closing Date.

EMC

         For a further description of EMC, please see "The Sponsor" in this prospectus supplement. EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section of the prospectus supplement. EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's servicing portfolio consists primarily of two categories:

o "performing loans," or performing investment quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

o "non-performing loans," or non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         As of October 31, 2005, EMC was servicing approximately $55.6 billion of mortgage loans and REO property.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                                 AS OF DECEMBER 31, 2003                            AS OF DECEMBER 31, 2004
                     -----------------------------------------------    -----------------------------------------------
                                                  PERCENT    PERCENT                                 PERCENT    PERCENT
                                                   BY NO.       BY                                    BY NO.       BY
                      NO. OF                         OF       DOLLAR     NO. OF                         OF       DOLLAR
LOAN TYPE             LOANS      DOLLAR AMOUNT     LOANS      AMOUNT     LOANS      DOLLAR AMOUNT     LOANS      AMOUNT
------------------   -------   ----------------   -------    -------    -------   ----------------   -------    -------
ALT-A ARM ........     2,439   $    653,967,869      1.40%      4.75%    19,498   $  4,427,820,708     77.96%    115.94%
ALT-A FIXED ......    19,396   $  3,651,416,057     11.14%     26.51%    25,539   $  4,578,725,473    110.43%    116.48%
PRIME ARM ........     7,978   $    868,798,347      4.58%      6.31%     8,311   $  1,045,610,015     33.39%     33.76%
PRIME FIXED ......    16,377   $  1,601,411,491      9.40%     11.63%    14,560   $  1,573,271,574     55.95%     55.66%
SECONDS ..........    25,290   $    690,059,169     14.52%      5.01%    39,486   $  1,381,961,155    116.13%     44.98%
SUBPRIME .........    76,166   $  5,058,932,126     43.73%     36.73%   114,436   $ 13,706,363,250    446.74%    449.34%
OTHER ............    26,523   $  1,249,014,373     15.23%      9.07%    23,010   $  1,063,682,459     99.40%     33.83%
                     -------   ----------------   -------    -------    -------   ----------------   -------    -------
TOTAL ............   174,169   $ 13,773,599,432    100.00%    100.00%   244,840   $ 27,777,434,635   1100.00%   1100.00%

                                   AS OF OCTOBER 31, 2005
                     -------------------------------------------------
                                                    PERCENT    PERCENT
                                                     BY NO.       BY
                       NO. OF                          OF       DOLLAR
LOAN TYPE              LOANS       DOLLAR AMOUNT     LOANS      AMOUNT
------------------   ---------   ----------------   -------    -------
ALT-A ARM ........     550,528   $ 11,821,548,094    111.65%    221.25%
ALT-A FIXED ......     334,038   $  6,268,800,717     77.85%    111.27%
PRIME ARM ........      88,910   $  1,267,784,249     22.05%     22.28%
PRIME FIXED ......     116,929   $  2,343,126,437     33.90%     44.21%
SECONDS ..........   1,136,562   $  6,239,175,080    331.48%    111.21%
SUBPRIME .........   1,138,609   $ 19,037,928,201    331.95%    334.22%
OTHER ............     448,256   $  8,655,251,712    111.12%    115.56%
                     ---------   ----------------   -------    -------
TOTAL ............   4,433,832   $ 55,633,614,489   1100.00%   1100.00%

Delinquency and Foreclosure Experience of EMC

         The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of underwriting standards, interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

                    DELINQUENCY AND FORECLOSURE EXPERIENCE(1)

                                          As of November 30, 2002                     As of November 30, 2003
                                 ----------------------------------------    ----------------------------------------
                                                                  % by                                        % by
                                  No. of       Principal        Principal     No. of       Principal        Principal
                                  Loans        Balance(2)        Balance      Loans        Balance(2)        Balance
                                 -------   ------------------   ---------    -------   ------------------   ---------
Current Loans ................   107,444   $    6,863,380,896       62.44%   116,121   $    8,638,124,015       68.08%
Period of Delinquency(3) .....
   30-59 Days ................    17,455        1,044,663,778        9.50     17,011        1,092,638,661        8.61
   60-89 Days ................     6,524          401,534,696        3.65      6,194          405,096,220        3.19
   90 Days or more ...........    13,797          686,521,557        6.25     15,417          760,682,618        5.99
Foreclosure/bankruptcies(4) ..    24,299        1,663,845,463       15.14     20,652        1,497,106,926       11.80
Real Estate Owned ............     5,014          331,882,863        3.02      3,553          295,106,372        2.33
                                 -------   ------------------   ---------    -------   ------------------   ---------
Total Portfolio ..............   174,533   $   10,991,829,253      100.00%   168,948   $   12,688,754,812      100.00%
                                 =======   ==================   =========    =======   ==================   =========

                                          As of November 30, 2004                     As of August 31, 2005
                                 ----------------------------------------    ----------------------------------------
                                                                  % by                                        % by
                                  No. of       Principal        Principal     No. of       Principal        Principal
                                  Loans        Balance(2)        Balance      Loans        Balance(2)        Balance
                                 -------   ------------------   ---------    -------   ------------------   ---------
Current Loans ................   172,765   $   21,265,918,459       80.60%   296,322   $   40,491,513,923       85.55%
Period of Delinquency(3) .....
   30-59 Days ................    20,148        1,952,489,108        7.40     26,998        2,851,639,071        6.02
   60-89 Days ................     7,545          667,524,136        2.53      9,197          906,753,102        1.92
   90 Days or more ...........    14,641          793,465,947        3.01     15,829        1,139,124,420        2.41
Foreclosure/bankruptcies(4) ..    20,012        1,497,214,813        5.67     20,748        1,706,589,386        3.61
Real Estate Owned ............     2,298          208,206,521        0.79      2,479          234,950,797        0.50
                                 -------   ------------------   ---------    -------   ------------------   ---------
Total Portfolio ..............   237,409   $   26,384,818,984      100.00%   371,573   $   47,330,570,699      100.00%
                                 =======   ==================   =========    =======   ==================   =========

         Since the mortgage loans were originated by various originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the mortgage loans in the trust fund or even representative of the mortgage loans in the trust fund being serviced by EMC. There can be no assurance that factors beyond EMC's control, such as national or local economic conditions or downturn in the real estate markets in which the mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

GMACM

         The information set forth in the following paragraphs has been provided by GMACM.

         GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

----------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the REO properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in the period of delinquency.

         GMAC Mortgage Corporation began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage Corporation.

         GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

         The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage Corporation.

                           General Motors Corporation

                            General Motors Acceptance
                                   Corporation

                                     (GMAC)

                         Residential Capital Corporation
                                    (ResCap)

          GMAC Mortgage Corporation                  GMAC Bank

         GMAC Mortgage Corporation generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset). The following sets forth the types of residential mortgage loans comprising GMAC Mortgage Corporation's primary servicing portfolio for which GMAC Mortgage Corporation holds the corresponding mortgage servicing rights.

          GMAC RESIDENTIAL PRIMARY SERVICING PORTFOLIO FOR WHICH GMACM
            HOLDS THE CORRESPONDING SERVICING RIGHTS ($ IN MILLIONS)

                             FOR THE NINE MONTHS
                             ENDED SEPTEMBER 30,                       FOR THE YEAR ENDED DECEMBER 31,
                            ---------------------   ---------------------------------------------------------------------
                                    2005                    2004                    2003                    2002
                            ---------------------   ---------------------   ---------------------   ---------------------
                                         Dollar                  Dollar                  Dollar                  Dollar
                             No. of     Amount of    No. of     Amount of    No. of     Amount of    No. of     Amount of
                              Loans       Loans       Loans       Loans       Loans       Loans       Loans       Loans
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
   Prime conforming
    mortgage loans          1,380,985   $ 182,644   1,323,249   $ 165,521   1,308,284   $ 153,601   1,418,843   $ 150,421
 Prime non-conforming
    mortgage loans             66,266      30,739      53,119      23,604      34,041      13,937      36,225      12,543
  Government mortgage
         loans                184,665      18,241     191,844      18,328     191,023      17,594     230,085      21,174
 Second-lien mortgage
         loans                377,049      12,044     350,334      10,374     282,128       7,023     261,416       6,666
                            =========   =========   =========   =========   =========   =========   =========   =========
 Total mortgage loans
       serviced             2,008,965   $ 243,668   1,918,546   $ 217,827   1,815,476   $ 192,155   1,946,569   $ 190,804

         As of December 31, 2004, GMAC Mortgage Corporation acted as primary servicer and owned the corresponding servicing rights on approximately 2 million residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMAC Mortgage Corporation acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 loans having an aggregate unpaid principal balance of over $13.9 billion.

         Charge offs are taken only when GMAC Mortgage Corporation has determined that it has received all payments or cash recoveries which GMAC Mortgage Corporation reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

         As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMAC Mortgage Corporation of any of its responsibilities or liabilities as a servicer.

         GMACM, as servicer will be responsible for servicing certain of the mortgage loans in accordance with the terms of its servicing agreement and its assignment, assumption and recognition agreement.

Waterfield

         The information set forth in the following paragraphs has been provided by Union Federal Bank of Indianapolis, Waterfield Mortgage Company, Incorporated, or Waterfield.

         Waterfield Mortgage Company, Incorporated ("WMCI") was founded in 1928 and is the parent company of Union Federal Bank of Indianapolis ("Union Federal"), which is based in Indianapolis, Indiana. Until January 20, 2006, Waterfield Financial Corporation ("WFC") was a wholly owned subsidiary of Union Federal.

         Pursuant to a Stock and Mortgage Loan Purchase Agreement dated as of January 12, 2006 by and among American Home Mortgage Corp. ("American Home"), Union Federal and WFC, all of the issued and outstanding capital stock of WFC was purchased by American Home. All of the loan production is funded in the name of Union Federal Bank. Combined retail and wholesale originations in 2005 totaled $7.2 billion, with wholesale originations accounting for 54% of that total, or $3.9 billion.

         Waterfield Mortgage Company, Incorporated is a licensed seller/servicer approved by Fannie Mae, Freddie Mac, and Ginnie Mae. Waterfield Mortgage Company, Incorporated servicing portfolio at the end of 2005 totaled $17.5 billion, ranking it among the top 50 mortgage companies nationwide.

         Waterfield has been servicing residential mortgage loans for over 50 years. The company experience has traditionally been in the government and conforming loans arena. Starting in 2002, the company expanded to encompass non-conforming and alt-a loans.

              WATERFIELD MORTGAGE COMPANY, INC. SERVICING PORTFOLIO

                                  As of                                 As of                                 As of
                            December 31, 2005                     December 31, 2004                     December 31, 2003
                   -----------------------------------   -----------------------------------   -----------------------------------
                        No. of                                No. of                                No. of
    Loan Type            Loans              UPB                Loans              UPB                Loans              UPB
-----------------  ----------------   ----------------   ----------------   ----------------   ----------------   ----------------
Gvt Fixed                    46,226   $  4,181,364,820             52,023   $  4,689,842,460             58,730   $  5,247,526,564
Gvt Arm                       6,917   $    765,686,024              7,201   $    811,860,542              6,290   $    658,949,693
Conv Fixed                   52,537   $  6,530,435,969             73,984   $  8,942,537,000             73,665   $  8,839,127,123
Conv Arm                      2,479   $    426,547,572              8,362   $  1,320,139,259              7,042   $  1,100,060,350
Conv Balloon                  1,478   $    275,870,346              1,937   $    369,756,574              1,788   $    330,638,933
Alt-A Fixed                  15,313   $  2,825,564,386             20,745   $  3,750,183,548             16,784   $  3,007,149,940
Alt-A Arm                    11,076   $  2,510,139,995              5,832   $  1,291,507,558                349   $     88,594,798
Alt-A Balloon                   112   $     17,738,614                179   $     30,163,529                317   $     60,352,557
Other                             6   $      4,646,166                  5   $      6,082,867                  9   $      6,446,309
                   ================   ================   ================   ================   ================   ================
Total mortgage
loans serviced              136,144   $ 17,537,993,892            170,268   $ 21,212,073,337            164,974   $ 19,338,846,266

Delinquency and Foreclosure Experience of Waterfield

         The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by Waterfield as of the dates indicated. Waterfield's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of underwriting standards, interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

         On January 13, 2006, Waterfield Mortgage Company, Incorporated announced that it reached a tentative agreement to sell its servicing portfolio to an undisclosed buyer. Pursuant to the sale of its servicing portfolio, Waterfield Mortgage Company, Incorporated will continue day-to-day operations of its servicing business until a transition of its servicing business is completed in the second quarter of 2006.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE*

                                  AT DECEMBER 31, 2005                       AT DECEMBER 31, 2004
                         ---------------------------------------    ---------------------------------------
                                                         % BY                                       % BY
                          NO. OF                       PRINCIPAL     NO. OF                       PRINCIPAL
                          LOANS      PRINCIPAL $           $         LOANS      PRINCIPAL $           $
                         -------   ----------------    ---------    -------   ----------------    ---------
Number of Loans ......   124,562   $ 16,363,324,264        93.30%   158,307   $ 20,025,282,498        94.41%
Period of Delinquency
  30 Days ............     6,090   $    630,036,755         3.59%     6,490   $    652,738,989         3.08%
  60 Days ............     1,636   $    165,247,044         0.94%     1,959   $    191,275,815         0.90%
  90 or more Days ....     2,171   $    214,533,321         1.22%     1,459   $    142,645,621         0.67%
Delinquency Status
Foreclosure ..........     1,651   $    162,510,938         0.93%     1,998   $    196,175,506         0.92%
REO ..................        34   $      2,341,569         0.01%        55   $      3,954,907         0.02%
                         -------   ----------------    ---------    -------   ----------------    ---------
Total Portfolio ......   136,144   $ 17,537,993,892       100.00%   170,268   $ 21,212,073,337       100.00%
                         =======   ================    =========    =======   ================    =========
Bankruptcy ...........     2,231   $    211,151,228         1.20%     1,802   $    171,708,517         0.81%

                                  AT DECEMBER 31, 2003                       AT DECEMBER 31, 2002
                         ---------------------------------------    ---------------------------------------
                                                         % BY                                       % BY
                          NO. OF                       PRINCIPAL     NO. OF                       PRINCIPAL
                          LOANS      PRINCIPAL $           $         LOANS      PRINCIPAL $           $
                         -------   ----------------    ---------    -------   ----------------    ---------
Number of Loans ......   152,682   $ 18,108,755,600        93.64%   134,985   $ 13,891,312,962        93.42%
Period of Delinquency
  30 Days ............     6,941   $    709,574,772         3.67%     6,717   $    578,357,189         3.89%
  60 Days ............     2,013   $    195,085,907         1.01%     1,771   $    156,602,169         1.05%
  90 or more Days ....     1,671   $    165,127,701         0.85%     1,413   $    126,807,446         0.85%
Delinquency Status
Foreclosure ..........     1,631   $    158,017,781         0.82%     1,269   $    111,999,561         0.75%
REO ..................        36   $      2,284,505         0.01%        36   $      4,011,951         0.03%
                         -------   ----------------    ---------    -------   ----------------    ---------
Total Portfolio ......   164,974   $ 19,338,846,266       100.00%   146,191   $ 14,869,091,278       100.00%
                         =======   ================    =========    =======   ================    =========
Bankruptcy ...........     1,761   $    156,905,857         0.81%     1,552                            1.06%

* Portfolio is comprised of FHA, VA, conforming conventional, Jumbo Conventional, and Alt-A product.
**   The actual delinquent bucket reflects active bankruptcies payment status.

HSBC

         HSBC Mortgage Corporation (USA) is a wholly owned subsidiary of HSBC Bank USA, N.A. and is a member of the HSBC Group. The HSBC Group evolved from the Hong Kong and Shanghai Banking Corporation Limited, which was founded in 1865 in Hong Kong with officers in Shanghai and London and an agency in San Francisco. HSBC Bank USA, National Association, offers a full range of commercial banking products and services to individuals, corporations, institutions and governments. It is also an international dealer in derivative instruments and has mortgage banking and brokerage operations.

                            MORTGAGE LOAN ORIGINATION

GENERAL

         Approximately 69.19%, 85.92%, 45.09% and 62.12% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, were originated by EMC. Approximately 3.63%, 4.34%, 34.72% and 11.20% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, were originated by GMACM. Approximately 15.67% of the sub-loan group II-3 mortgage loans, respectively, were originated by HSBC. Approximately 0.72%, 1.19%, 10.14% and 9.15% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, were originated by AmSouth. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate of each loan group or 10% in the aggregate of any sub-loan group.

EMC

         Approximately 5,083 of the mortgage loans in the aggregate have been acquired by the Sponsor from various sellers and were originated generally in accordance with the following underwriting guidelines established by the Sponsor. The remainder were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate of each loan group or 10% in the aggregate of any sub-loan group.

         Bear Stearns Residential Mortgage Corporation, an affiliate of the Sponsor, the Depositor and the Underwriter, originated approximately 2.31%, 4.99%, 1.39% and 0.58% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, and approximately 3.24% of the mortgage loans in the aggregate by aggregate principal balance as of the Cut-Off Date. Subsequently, these mortgage loans were transferred to the Sponsor.

EMC Underwriting Guidelines

         The following is a description of the underwriting policies customarily employed by EMC with respect to the residential mortgage loans that EMC originated during the period of origination of the mortgage loans. EMC has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

         The mortgage loans originated by EMC, or EMC mortgage loans, are "conventional non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority, or FHA, or partially guaranteed by the Veterans Administration or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property, property types and/or mortgage loans with loan-to-value ratios over 80% that do not have primary mortgage insurance. The EMC mortgage loans have either been originated or purchased by an originator and were generally underwritten in accordance with the standards described herein. Exceptions to the underwriting guidelines are permitted when the seller's performance supports such action and the variance request is approved by credit management.

         Such underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present and are managed through a formal exception process.

         Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

         With respect to purchase money or rate/term refinance loans secured by single family residences the following loan-to-value ratios and original principal balances are allowed: loan-to-value ratios at origination of up to 97% for EMC mortgage loans with original principal balances of up to $375,000 if the loan is secured by the borrower's primary residence, up to 95% for EMC mortgage loans secured by one-to-four family, primary residences and single family second homes with original principal balances of up to $650,000, up to 90% for EMC mortgage loans secured by one-to-four family, primary residences, single family second homes with original principal balances of up to $1,000,000 and up to 70% for mortgage loans secured by one-to-four, primary residences and single family second homes with original principal balances of up to $2,000,000, or super jumbos. For cash out refinance loans, the maximum loan-to-value ratio generally is 95% and the maximum "cash out" amount permitted is based in part on the original amount of the related EMC mortgage loan.

         With respect to mortgage loans secured by investment properties, loan-to-value ratios at origination of up to 90% for mortgage loans with original principal balances up to $500,000 are permitted. Mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

         All other EMC mortgage loans included in the mortgage pool with a loan-to-value ratio at origination exceeding 80%, have primary mortgage insurance policies insuring a portion of the balance of the EMC Loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan, plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such EMC Loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the EMC mortgage loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

         In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligations on the proposed mortgage loan, each lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         Each lender also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner. If a primary wage earner cannot be determined because of the documentation type, the lowest middle score of all borrowers is used. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include the number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

         The mortgage loans have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, no ratio documentation, and no income/no asset documentation.

         Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications.

         Under a stated income/verified asset documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified.

         Under the no ratio documentation program the borrower's income is not stated and no ratios are calculated. Although the income is not stated nor verified, lenders obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified.

         Under the stated income/stated asset documentation program, the borrower's income and assets are stated but not verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

         Under the no income/no asset documentation program, the borrower's income and assets are neither stated nor verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower

         Each mortgaged property relating to an EMC mortgage loan has been appraised by a qualified independent appraiser who is approved by each lender. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal

Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

GMACM

         Approximately 3.63%, 4.34%, 34.72% and 11.20% of the group I, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, have been originated generally in accordance with the following underwriting guidelines established by GMACM.

         GMAC Mortgage Corporation's primary source for residential mortgage loan production is through the origination of loans through its retail branches and direct lending network. GMAC Bank's primary source for residential mortgage loan production is through the origination of loans through its mortgage brokerage network and the purchase of loans in the secondary market (primarily from correspondent lenders).

         GMAC Mortgage Corporation originates and acquires mortgage loans that generally fall into one of the following four categories:

         Prime Conforming Mortgage Loans -- These are prime credit quality first-lien mortgage loans secured by single-family residences that are generally acceptable for purchase by Fannie Mae or Freddie Mac for inclusion in their guaranteed mortgage securities programs.

         Prime Non-Conforming Mortgage Loans -- These are prime credit quality first-lien mortgage loans secured by single-family residences that either (1) do not conform to the underwriting standards established by Fannie Mae or Freddie Mac, because they have original principal amounts exceeding Fannie Mae and Freddie Mac limits, which are commonly referred to as jumbo mortgage loans, or
(2) have alternative documentation requirements and property or credit-related features (e.g., higher loan-to-value or debt-to-income ratios) but are otherwise considered prime credit quality due to other compensating factors.

         Government Mortgage Loans -- These are first-lien mortgage loans secured by single-family residences that are insured by the Federal Housing Administration or guaranteed by the Veterans Administration.

         Second-Lien Mortgage Loans -- These are open- and closed-end mortgage loans secured by a second or more junior lien on single-family residences, which include home equity mortgage loans.

The following table summarizes GMAC Mortgage Corporation's mortgage loan origination production by type.

            GMAC RESIDENTIAL LOANS PRODUCTION BY TYPE ($ IN MILLIONS)

                             FOR THE NINE MONTHS
                             ENDED SEPTEMBER 30,                      FOR THE YEAR ENDED DECEMBER 31,
                            ---------------------   ---------------------------------------------------------------------
                                    2005                    2004                    2003                    2002
                            ---------------------   ---------------------   ---------------------   ---------------------
                                         Dollar                  Dollar                  Dollar                  Dollar
                             No. of     Amount of    No. of     Amount of    No. of     Amount of    No. of     Amount of
                              Loans       Loans       Loans       Loans       Loans       Loans       Loans       Loans
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Prime conforming
   mortgage loans             217,420   $  39,471     276,444   $  45,635     558,204   $  89,271     367,612   $  55,407
Prime non-conforming
   mortgage loans              79,037      22,532     101,883      28,522      41,202      13,451      23,391       7,010
 Government mortgage
        loans                  24,939       3,382      40,062       4,834      49,988       4,929      30,234       3,399
Second-lien mortgage
        loans                 123,238       6,740     163,233       8,457     161,036       6,803     129,201       5,802
                            =========   =========   =========   =========   =========   =========   =========   =========
 Total mortgage loan
     production               444,634   $  72,125     581,622   $  87,448     810,430   $ 114,454     550,438   $  71,618

         Underwriting Standards

         General Standards. All mortgage loans that GMAC Mortgage Corporation originates and most of the mortgage loans that GMAC Mortgage Corporation purchases are subject to its underwriting guidelines and loan origination standards. When originating mortgage loans directly through retail branches or by internet or telephone, or indirectly through mortgage brokers, GMAC Mortgage Corporation follows established lending policies and procedures that require consideration of a variety of factors, including:

    o   the borrower's capacity to repay the loan;

    o   the borrower's credit history;

    o   the relative size and characteristics of the proposed loan; and

    o the amount of equity in the borrower's property (as measured by the borrower's loan-to-value ratio).

         GMAC Mortgage Corporation's underwriting standards have been designed to produce loans that meet the credit needs and profiles of GMAC Mortgage Corporation borrowers, thereby creating more consistent performance characteristics for investors in GMAC Mortgage Corporation's loans. When purchasing mortgage loans from correspondent lenders, GMAC Mortgage Corporation either re-underwrites the loan prior to purchase or delegates underwriting responsibility to the correspondent lender originating the mortgage loan.

         To further ensure consistency and efficiency, much of GMAC Mortgage Corporation's underwriting analysis is conducted through the use of automated underwriting technology. GMAC Mortgage Corporation also conducts a variety of quality control procedures and periodic audits to ensure compliance with GMAC Mortgage Corporation origination standards, including responsible lending standards and legal requirements. Although many of these procedures involve manual reviews of loans, GMAC Mortgage Corporation seeks to leverage its technology in further developing our quality control procedures. For example, GMAC Mortgage Corporation has programmed many of its compliance standards into its loan origination systems and continues to use and develop automated compliance technology to mitigate regulatory risk.

         GMAC Mortgage Corporation's underwriting standards with respect to the mortgage loans generally will conform to those published in GMAC Mortgage Corporation's underwriting guidelines. The underwriting standards as set forth in GMAC Mortgage Corporation's underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

         The underwriting standards set forth in GMAC Mortgage Corporation's underwriting guidelines may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

         GMAC Mortgage Corporation's underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of GMAC Mortgage Corporation's underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

         Jumbo Loan Programs. The underwriting standards set forth in GMAC Mortgage Corporation's underwriting guidelines with respect to mortgage loans originated or acquired under GMAC Mortgage Corporation's jumbo loan programs provide for varying levels of documentation. For the "Standard" documentation loan program, a prospective borrower is required to complete a detailed application providing pertinent credit information. The application contains a description of borrower's assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed or if income is received from dividends and interest, rental properties or other income which can be verified from tax returns, the borrower may also be required to submit copies of signed tax returns. In addition, the borrower may be required to authorize verification of deposits at financial institutions where the borrower has accounts.

         Loan applications for jumbo loans for loan amounts or combined loan amount less than $850,000 originated or purchased by GMAC Mortgage Corporation may be submitted to an automated underwriting system. GMAC Mortgage Corporation uses Fannie Mae's Desktop Underwriter program, or DU, or Freddie Mac's Loan Prospector program, or LP. These automated underwriting systems were developed by Fannie Mae and Freddie Mac and are used to underwrite conventional, governmentally insured and jumbo loans based on established guidelines. Loans that receive an "Approve/Eligible" or an "Approve/Ineligible" only as a result of parameters acceptable under the specific product that do not meet conforming eligibility guidelines in connection with DU or "Accept Plus" or "Accept" in connection with LP are considered loans eligible for origination or purchase by GMAC Mortgage Corporation and may follow reduced income and asset documentation as noted on the automated underwriting finding report.

         This streamlined documentation alternative does not apply to loan amounts and combined loan amounts exceeding $850,000. Loan amounts and combined loan amounts over $850,000 are not eligible for submission to automated underwriting or the reduced documentation process. The automated underwriting system is not used as a loan decision tool but, instead, is used only as a reduced documentation alternative for certain qualifying mortgage loans, and jumbo loans are generally subjected to a manual review via the approved delegated underwriting authority.

         Recently, GMAC Mortgage Corporation has instituted a proprietary automated underwriting decision engine for selected jumbo mortgage products (the "AU Engine"). The proprietary AU Engine is built from Fannie Mae's Desktop Underwriter program, or DU. Loans must run through the Fannie Mae system to access the AU Engine. Loans that receive an "Approve/Eligible" or an "Approve/Ineligible" from DU will pass through to the AU Engine with the streamlined documentation alternative shown on the report. The AU Engine provides recommendations on GMAC Mortgage Corporation jumbo mortgage products and provides the ability to validate loans using the AU Engine "Approve" recommendation. This automated underwriting decision does not apply to loan amounts and combined loan amounts exceeding $850,000. Loan amounts and combined loan amounts over $850,000 are not eligible for submission to automated underwriting or the reduced documentation process.

         The AU Engine delivers a full underwriting decision that includes GMAC Mortgage Corporation's product guidelines and customized findings messages. Loans that receive an "Approve" recommendation from the AU Engine will be considered as having a GMAC Mortgage Corporation automated conditional approval and will follow the findings documentation report supplied by the AU Engine for all documentation requirements. Loans that receive a "Refer" recommendation from the AU Engine may not follow the findings documentation report requirements. Instead, a full manual underwrite must be completed to validate proper documentation requirements.

         In determining the adequacy of the mortgaged property as collateral, an appraisal may be required of each property considered for financing. Such appraisals may be performed by appraisers independent from or affiliated with GMAC Mortgage Corporation or its affiliates. Such appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans. The appraiser is required to verify that property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. For existing properties, if the appraisal is more than 120 days old but less than 180 days old, the original appraiser must certify that the value has not declined. If the appraisal is more than 180 days old, a new appraisal is required. For new construction or construction-to-permanent loans, if the appraisal is more than 180 days old but less than 360 days old, the original appraiser must certify that the value has not declined. The updated appraisal must be dated within 180 days of the settlement or closing. If the appraisal is more than 360 days old, a new appraisal is required. To the extent that the appraised value of a mortgaged property declines over time, the actual loan-to-value ratio with respect to such mortgage loan will be higher than the loan-to-value ratio derived at the time of origination of such mortgage loan.

         Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

         Under GMAC Mortgage Corporation's underwriting guidelines, loans may also be originated under the "Relocation" or "Relocation-VIP" documentation programs. Under these programs, certain items described above are verified using alternative sources. In the case of "Relocation" documentation, a signed employer relocation verification form is acceptable in lieu of a paystub. The "Relocation-VIP" program does not require income verification, however, eligible borrowers must have a minimum annual base salary of $75,000.

         Loans may also be originated under GMAC Mortgage Corporation's underwriting guidelines under the "Stated Income" program, a no income verification program for self-employed and salaried borrowers. For these loans, a credit check, an appraisal, and verification of sufficient assets is required. These loans generally will not exceed a 95% loan-to-value ratio on primary residence purchases and rate term refinances and 75% loan-to-value ratio on equity refinances. A 70% loan-to-value ratio on second homes is permitted on purchases and rate term refinances. Equity refinances are not permitted for second homes under the "Stated Income" program

         GMAC Mortgage Corporation's underwriting guidelines also provide for loans under its "Select" program to employees and retirees of General Motors Corporation, or GM. Such loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. In addition, "Super Select" processed loans are made to executives of GM or affiliates of GM and dealer principals with a minimum annual base salary of $200,000. For both "Select" and "Super Select" loan programs, no income, no asset and, at times, no appraisal is required. Underwriting for "Select" is subject to a maximum loan-to-value ratio of 80% and a combined loan-to-value ratio of 90% for primary and second home purchase and rate term refinance transactions. For the "Select" program, a maximum loan-to-value ratio of 80% is permitted on primary residence equity refinances and a maximum loan-to-value ratio of 70% is permitted for second homes. Underwriting for the "Super Select" program is subject to a maximum loan-to-value ratio of 80% for primary and second home purchase and rate term refinance transactions. No equity refinances are permitted under the "Super Select" loan program. The loan-to-value ratio for the "Super Select" program is based on the borrower's stated value and generally no appraisal is required for loan-to-value ratios of 80% or less. On the "Select" program, the borrower must supply evidence of value only in some instances. For example, if the combined loan amount exceeds $850,000 or if the loan is an equity refinance loan, an appraisal of the property is required. In addition to the loan-to-value and salary requirements described above, generally, borrower eligibility under the "Select" or "Super Select" documentation program may be determined by use of a credit scoring mode, which in most cases requires a minimum credit score of 680.

         The underwriting standards set forth in the GMAC Mortgage Corporation underwriting guidelines may be varied for certain refinance transactions, including "limited documentation" or "reduced documentation" mortgage loan refinances. Limited or reduced documentation refinances, including the programs "Streamline" and "Express," generally permit fewer supporting documents to be obtained or waive income, appraisal, asset, credit score and employment documentation requirements. Limited or reduced documentation refinances generally compensate for increased credit risk by placing greater emphasis on the borrower's payment history. Generally, in order to be eligible for a limited or reduced documentation refinance, the borrower must be an existing customer of GMAC Mortgage Corporation, have a good credit history and the mortgage loan must demonstrate other compensating factors, such as a relatively low loan-to-value ratio, stable employment or other favorable underwriting factors.

         Alt-A Loan Programs. GMAC Mortgage Corporation's Alt-A loan programs allow for standard documentation (as described above under "Jumbo Loan Programs"), as well as "stated income/stated asset," "stated income/verified assets," "no income/no asset/no employment" and "no income/verified asset" documentation which generally require either alternative or less documentation and verification than do the standard documentation program. Under a "stated income/stated asset" and "stated income/verified asset" program, no verification of a mortgagor's income is undertaken by the originator although it is stated on the application. For stated income/stated asset the mortgagor's assets are stated on the loan application while for stated income/verified asset the mortgagor is required to document the mortgagor's assets. Due to the stated income allowance both styles have a "reasonableness test" applied to the loan transactions. Generally, under a "no income/verified asset" program, the mortgagor is not required to state his or her income on the application and therefore, no verification of such mortgagor's income is undertaken by the originator. However, it is required for the originator to verify the mortgagor's asset requirements. Under a "no income/no asset/no employment" program, the originator is not required to state income, assets or employment on the application therefore, no verification of the mortgagor's income, assets or employment is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Loans may also be originated under GMAC Mortgage Corporation's underwriting guidelines under the "Stated Income" program, a no-income verification for self-employed and salaried borrowers. For these loans, a credit check, an appraisal, and verification of assets is required. The "No Income/No Asset" program, is also a no-income verification program for self employed and salaried borrowers, however, the borrower is not required to disclose assets.

         GMAC Mortgage Corporation obtains a credit report that summarizes each borrower's credit history. In addition, an established credit history is required for the Alt-A loan program. This is defined as a minimum of three active traditional credit references that have been opened for at least twenty-four months and have been active during that time-period, regardless of the credit score. In general, for Alt-A loans the borrower may have no 30 days late payment after the due date for the most recent 12 months.

         The Alt-A mortgage loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products may allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain Alt-A programs also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A programs the borrower may not be required to verify employment income, assets required to close the loan, or both. For some other Alt-A programs the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A programs with less documentation verified generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

HSBC

         HSBC Mortgage Corporation (USA) is a wholly owned subsidiary of HSBC Bank USA, N.A. and is a member of the HSBC Group. The HSBC Group evolved from the Hong Kong and Shanghai Banking Corporation Limited, which was founded in 1865 in Hong Kong with officers in Shanghai and London and an agency in San Francisco. HSBC Bank USA, National Association, offers a full range of commercial banking products and services to individuals, corporations, institutions and governments.

AmSouth

         AmSouth is a regional bank holding company with over $52 billion in assets, more than 680 branch banking offices and more than 1,200 atms. AmSouth's mortgage operation services $7 billion in loans, and is a 100 % retail operation. AmSouth Bancorporation operates in Florida, Tennessee, Alabama, Mississippi, Louisiana, and Georgia.

                         DESCRIPTION OF THE CERTIFICATES

         The trust will issue the Certificates pursuant to the Agreement. The Certificates consist of the classes of Certificates reflected on pages S-2 through S-4 of this prospectus supplement, which we refer to collectively as the Offered Certificates, and one or more classes of Class B-IO, Class R, Class R-X, Class I-XP, Class II-XP and such other non-offered certificates which are not offered publicly. The various classes of Class I-A Certificates are also referred to as the Group I Senior Certificates; and the various classes of Class I-M Certificates and Class I-B Certificates are referred to herein as the Class I-M Certificates or Class I-B Certificates, respectively, or, collectively, the Group I Subordinate Certificates. The various classes of Class II-A Certificates and senior interest-only certificates, which are further sub-divided into sub-loan groups, are collectively referred to as the Group II Senior Certificates; and the various classes of the Class II-B Certificates and subordinated interest-only certificates are referred to herein as the Class II-B Certificates or the Group II Subordinate Certificates. The Certificates offered are collectively referred to herein as the Offered Certificates.

         Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. A holder of a Class R Certificate will not have a right to alter the structure of the transaction. The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

GENERAL

         The Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2006-1 will consist of the Offered Certificates and Non-offered Certificates. Only the Offered Certificates are offered by this prospectus supplement.

         The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the following:

o all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

o the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement,

o the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor,

o such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts and the Distribution Account,

o the rights of the Depositor with respect to the Servicing Agreements, to the extent assigned to the Trustee,

o   the rights of the Depositor with respect to the Cap Contracts,

o   the Pre-Funding Account and the Interest Coverage Account; and

o   any proceeds of the foregoing.

         The aggregate principal balance of the mortgage loans as of the Cut-off Date, including the loans identified on the Closing Date to be added as subsequent mortgage loans during the Pre-Funding Period, after application of scheduled payments due whether or not received, is approximately $1,746,636,654, subject to a permitted variance as described in this prospectus supplement under "Additional Information."

         Each class of the Certificates will have the approximate initial Certificate Principal Balance or Notional Amount as set forth on pages S-2 and S-3 hereof and will have the Pass-Through Rate determined as provided under "Summary of Prospectus supplement--Description of the Certificates--Pass Through Rates" and "Description of Certificates--Interest Distribution" in this prospectus supplement. The Class R Certificates also represent the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on such date in respect of the other classes of Certificates, although it is not anticipated that funds will be available for any additional distribution. The Class I-B-3, Class B-IO, Class XP, Class II-B-4, Class II-B-5, Class II-B-6 and Residual Certificates are not being offered by this prospectus supplement.

         The Offered Certificates (other than the Residual Certificates) will be issued, maintained and transferred on the book-entry records of DTC, Clearstream Banking, societe anonyme and the Euroclear System and each of their participants in minimum denominations (other than with respect to the Class II-1A-2 Certificates) of $100,000 and integral multiples of $1 in excess thereof and, the case of the Class II-1A-2 Certificates, in minimum denominations of $10,000 and integral multiples of $1 in excess thereof . One certificate of each of these classes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of such class. The Residual Certificates will be offered in registered, certificated form, in a single certificate of $100. The Residual Certificates (together with any Book-entry Certificates re-issued as definitive certificates) will be transferable and exchangeable at the offices of the Securities Administrator. The Offered Certificates will be issued as global securities. See Annex II to this prospectus supplement and "Description of the Securities--Form of Securities" and "--Global Securities" in the prospectus.

         The Book-entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" in this prospectus supplement.

         All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Securities Administrator to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Securities Administrator at least five business days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in a like manner, but only upon presentment and surrender of the related Certificate at the corporate trust office of the Securities Administrator, for these purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Group, BSALTA 2006-1, or any other location specified in the notice to certificateholders of the final distribution.

         The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "Risk Factors--The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value." in this prospectus supplement.

REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

         Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-entry Certificates from the Securities Administrator through DTC and DTC participants. The Securities Administrator will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-entry Certificates will be Cede & Co., as nominee of DTC.

Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry transfers of Book-entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-entry Certificates, may be limited due to the absence of physical certificates for the Book-entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-entry Certificates evidence voting rights, authorize divergent action.

         The Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the Book-entry Certificates agree to initiate a termination. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner's fractional undivided interest in the related class of Certificates.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the Group I Offered Certificates and Group II Offered Subordinate Certificates, which date we refer to as an interest determination date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the immediately preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Group I Offered Certificates and Group II Offered Subordinate Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Group I Offered Certificates and Group II Offered Subordinate Certificates. As used in this section, LIBOR business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and Reference Banks means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

         1.   with an established place of business in London,

         2. which have been designated as such by the Securities Administrator, and

         3. which are not controlling, controlled by, or under common control with, the Depositor, the Sponsor or the Master Servicer.

         The establishment of One-Month LIBOR on each interest determination date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Classes of Group I Offered Certificates and Group II Offered Subordinate Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

DISTRIBUTIONS ON THE GROUP I CERTIFICATES

         On each distribution date, the Securities Administrator will withdraw the available funds with respect to Loan Group I from the Distribution Account for such distribution date and apply such amounts as follows:

         First, to pay any accrued and unpaid interest on the Group I Offered Certificates and the Class I-B-3 Certificates in the following order of priority:

         1. From Interest Funds in respect of the group I mortgage loans, to the Class I-1A-1 Certificates and the Class I-1A-2 Certificates, the Current Interest and then any Interest Carry-forward Amount for each such class, on a pro rata basis based on the Current Interest and Interest Carry-forward Amount owed to each such class;

         2. From remaining Interest Funds in respect of the group I mortgage loans, to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, sequentially, in that order, the Current Interest for each such class;

         3. Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with Second (A) or (B) below (as applicable); and

         4. Any Remaining Excess Spread will be applied as Excess Cashflow pursuant to clauses Third through Twelfth below.

         On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and Residual Certificates and thereafter, to the Current Interest payable to the Group I Offered Certificates and the Class I-B-3 Certificates, on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such Certificates for such distribution date. The holders of the Group I Offered Certificates and the Class I-B-3 Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Second, to pay as principal on the Group I Offered Certificates and the Class I-B-3 Certificates entitled to payments of principal, in the following order of priority:

     (A) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, from the Principal Distribution Amount for such distribution date:

         1. To the Class I-1A-1 Certificates and the Class I-1A-2 Certificates, on a pro rata basis based on their respective Certificate Principal Balances, an amount equal to the Principal Distribution Amount until the Certificate Principal Balances of each such class thereof are reduced to zero;

         2. To the Class I-M-1 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

         3. To the Class I-M-2 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

         4. To the Class I-B-1 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

         5. To the Class I-B-2 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

         6. To the Class I-B-3 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

     (B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect, from the Principal Distribution Amount for such distribution date:

         1. To the Class I-1A-1 Certificates and the Class I-1A-2 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, an amount equal to the Class I-A Principal Distribution Amount until the Certificate Principal Balances of each such class thereof is reduced to zero;

         2. To the Class I-M-1 Certificates, from any remaining Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         3. To the Class I-M-2 Certificates, from any remaining Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         4. To the Class I-B-1 Certificates, from any remaining Principal Distribution Amount, the Class I-B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         5. To the Class I-B-2 Certificates, from any remaining Principal Distribution Amount, the Class I-B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

         6. To the Class I-B-3 Certificates, from any remaining Principal Distribution Amount, the Class I-B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

         Third, from any Excess Cashflow, to the Class I-A Certificates, pro rata in accordance with the respective amounts owed to each such Class, (i) any Interest Carry-forward Amount for each such Class to the extent not fully paid pursuant to subclauses First 1 above and (ii) any Unpaid Realized Loss Amount for each such Class for such distribution date;

         Fourth, from any remaining Excess Cashflow, to the Class I-M-1 Certificates, an amount equal to (a) any Interest Carry-forward Amount, and then
(b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         Fifth, from any remaining Excess Cashflow, to the Class I-M-2 Certificates, an amount equal to (a) any Interest Carry-forward Amount, and then
(b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         Sixth, from any remaining Excess Cashflow, to the Class I-B-1 Certificates, an amount equal to (a) any Interest Carry-forward Amount, and then
(b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         Seventh, from any remaining Excess Cashflow, to the Class I-B-2 Certificates, an amount equal to (a) any Interest Carry-forward Amount, and then
(b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         Eighth, from any remaining Excess Cashflow, to the Class I-B-3 Certificates, an amount equal to (a) any Interest Carry-forward Amount, and then
(b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         Ninth, from any remaining Excess Cashflow, to the Class I-A Certificates, any Basis Risk Shortfall and any Basis Risk Shortfall Carry-forward Amount for each such Class for such distribution date, pro rata, based on the Basis Risk Shortfall and Basis Risk Shortfall Carry-forward Amount owed to each such Class;

         Tenth, from any remaining Excess Cashflow, to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry-forward Amount, in each case for such Class for such distribution date;

         Eleventh, from any remaining Excess Cashflow, to the Class B-IO certificates an amount specified in the Agreement; and

         Twelfth, any remaining amounts to the Class R Certificates.

         On each distribution date, all amounts representing prepayment charges in respect of the group I mortgage loans received by the Trust during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Group I Offered Certificates and the Class I-B-3 Certificates. Prepayment charges received by the Trust with respect to the group I mortgage loans will be distributed to the Class I-XP Certificates as set forth in the Agreement.

         When a borrower prepays all or a portion of a mortgage loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the applicable Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it on the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the applicable Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the related mortgage loans for the applicable distribution date. None of the Servicers or the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act. The amount of the Master Servicing Compensation and Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest Payments.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         Excess Spread will be required to be applied as an Extra Principal Distribution Amount with respect to the Group I Offered Certificates and the Class I-B-3 Certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. If on any distribution date, after giving effect to allocations of Principal Distribution Amounts, the aggregate Certificate Principal Balance of the Group I Offered Certificates and the Class I-B-3 Certificates exceeds the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, the Certificate Principal Balances of the Group I Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the Class I-B-3 Certificates), by an amount equal to such excess. If no Group I Subordinate Certificates remain outstanding, the Certificate Principal Balances of the Group I Senior Certificates will be reduced beginning with the Class I-1A-2 Certificates and then the Class I-1A-1 Certificates, by an amount equal to such excess. Any such reduction is an Applied Realized Loss Amount.

PASS-THROUGH RATES FOR THE GROUP I OFFERED CERTIFICATES

         The pass-through rate per annum for the Group I Offered Certificates and the Class I-B-3 Certificates will be equal to the least of:

                  (i) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described below under "--Calculation of One-Month LIBOR" plus the related Margin,

                  (ii)     11.50% per annum, and

                  (iii)    the related Net Rate Cap.

DISTRIBUTIONS ON THE GROUP II CERTIFICATES

         On each distribution date, the Available Funds with respect to each Sub-Loan Group included in Loan Group II will be distributed as follows:

         (A) On each distribution date, the Available Funds for Sub-Loan Group II-1 will be distributed to the Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1 and Class II-1X-2 Certificates as follows:

                  first, to the Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1 and Class II-1X-2 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1 and Class II-1X-2 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under "--Interest Distributions on the Group II Certificates" below in this prospectus supplement;

                  second, to the Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1 and Class II-1X-2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group II-1; and

                  third, to the Class II-1A-1, Class II-1A-2, Class II-1A-3 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Sub-Loan Group II-1 for such distribution date, to the extent of remaining Available Funds for Sub-Loan Group II-1, until each such Certificate Principal Balance has been reduced to zero.

         (B) On each distribution date, the Available Funds for Sub-Loan Group II-2 will be distributed to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates as follows:

                  first, to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under "--Interest Distributions on the Group II Certificates" below in this prospectus supplement;

                  second, to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group II-2; and

                  third, to the Class II-2A-1 Certificates and the Class II-2A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Sub-Loan Group II-2 for such distribution date, to the extent of remaining Available Funds for Sub-Loan Group II-2, until each such Certificate Principal Balance has been reduced to zero.

         (C) On each distribution date, the Available Funds for Sub-Loan Group II-3 will be distributed to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates as follows:

                  first, to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under "--Interest Distributions on the Group II Certificates" below in this prospectus supplement;

                  second, to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group II-3; and

                  third, to the Class II-3A-1 Certificates and the Class II-3A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Sub-Loan Group II-3 for such distribution date, to the extent of remaining Available Funds for Sub-Loan Group II-3, until each such Certificate Principal Balance has been reduced to zero.

         (D) Except as provided in paragraphs (E) and (F) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the Group II Subordinate Certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all Sub-Loan Groups in Loan Group II after the distributions set forth in paragraphs (A) through (C) above, will be distributed sequentially in the following order:

                  (i) on each distribution date, the remaining Available Funds will be distributed to the Class II-B-1 Certificates and the Class II-X-B1 Certificates as follows:

                           first, to the Class II-B-1 Certificates and the Class
                      II-X-B1 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. As described below, Accrued Certificate Interest on the Class II-X-B1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest Distributions on the Group II Certificates" below in this prospectus supplement;

                           second, to the Class II-B-1 Certificates, any
                      Carry-forward Shortfall Amounts due to such Class II-B-1 Certificates (in accordance with paragraph (H) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class II-X-B1 Certificates for such distribution date;

                           third, to the Class II-B-1 Certificates and Class
                      II-X-B1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds;

                           fourth, to the Class II-B-1 Certificates its
                      Allocable Share for such distribution date to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II;

                  (ii) on each distribution date, the remaining Available Funds will be distributed to the Class II-B-2 Certificates and the Class II-X-B2 Certificates as follows:

                           first, to the Class II-B-2 Certificates and the Class
                      II-X-B2 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. As described below, Accrued Certificate Interest on the Class II-X-B2 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest Distributions on the Group II Certificates" below in this prospectus supplement;

                           second, to the Class II-B-2 Certificates, any
                      Carry-forward Shortfall Amounts due to such Class II-B-2 Certificates (in accordance with paragraph (H) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class II-X-B2 Certificates for such distribution date;

                           third, to the Class II-B-2 Certificates and Class
                      II-X-B2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds;

                           fourth, to the Class II-B-2 Certificates its
                      Allocable Share for such distribution date to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II;

                  (iii) on each distribution date, the remaining Available Funds will be distributed to the Class II-B-3 Certificates and the Class II-X-B3 Certificates as follows:

                           first, to the Class II-B-3 Certificates and Class
                      II-X-B3 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. As described below, Accrued Certificate Interest on the Class II-X-B3 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest Distributions on the Group II Certificates" below in this prospectus supplement;

                           second, to the Class II-B-3 Certificates, any
                      Carry-forward Shortfall Amounts due to such Class II-B-3 Certificates (in accordance with paragraph (H) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class II-X-B3 Certificates for such distribution date;

                           third, to the Class II-B-3 Certificates and Class
                      II-X-B3 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds;

                           fourth, to the Class II-B-3 Certificates its
                      Allocable Share for such distribution date to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II;

                  (iv) on each distribution date, the remaining Available Funds will be distributed to the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class's Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II.

         (E) On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the Group II Senior Certificates in any Certificate Group or Groups to zero, the remaining Certificate Groups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the Senior Certificates in each Certificate Group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior Certificates' respective Sub-Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any group II mortgage loan in the Sub-Loan Group or Groups relating to the fully paid Certificate Group or Groups. Such amounts allocated to Group II Senior Certificates shall be treated as part of the Available Funds for the related Sub-Loan Group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in each of paragraphs (A) through
(C) above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (ii) the aggregate Stated Principal Balance of the group II mortgage loans in all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of

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the Group II Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Group II Senior Certificates in accordance with this paragraph (E) will not be made and 100% of the Principal Prepayments on any group II mortgage loan in the Sub-Loan Group relating to the fully paid Certificate Group will be allocated to the Group II Subordinate Certificates.

         (F) If on any distribution date on which the aggregate Certificate Principal Balance of the Group II Senior Certificates in a Certificate Group would be greater than the aggregate Stated Principal Balance of the group II mortgage loans in its related Sub-Loan Group and any Group II Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to such Group II Senior Certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group II Senior Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related Sub-Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Group II Subordinate Certificates on such distribution date will be reduced and distributed to such Group II Senior Certificates, to the extent of any amount due and unpaid on such Group II Senior Certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such Group II Senior Certificates over (y) the aggregate Stated Principal Balance of the group II mortgage loans in the related Sub-Loan Group. Any such reduction in the Accrued Certificate Interest on the Group II Subordinate Certificates will be allocated first to the Group II Subordinate Certificates in reverse order of their respective numerical designations, commencing with the Class II-B-6 Certificates. If there exists more than one undercollateralized Certificate Group on a distribution date, amounts distributable to such undercollateralized Certificate Groups pursuant to this paragraph will be allocated between such undercollateralized Certificate Groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the group II mortgage loans in their respective Sub-Loan Groups.

         (G) If, after distributions have been made pursuant to priorities first and second of paragraphs (A) through (C) above on any distribution date, the remaining Available Funds for any Sub-Loan Group is less than the Senior Optimal Principal Amount for that Sub-Loan Group, the Senior Optimal Principal Amount for that Sub-Loan Group shall be reduced by that amount, and the remaining Available Funds for that Sub-Loan Group will be distributed as principal among the related classes of Senior Certificates in Loan Group II, pro rata, based on their respective Certificate Principal Balances.

         (H) On each distribution date, Carry-forward Shortfall Amounts, to the extent not covered by the related Cap Contract, (i) with respect to the Class II-B-1 Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class II-X-B1 Certificates,
(ii) with respect to the Class II-B-2 Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class II-X-B2 Certificates, and (iii) with respect to the Class II-B-3 Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class II-X-B3 Certificates.

         Payments made on a class of Certificates with Available Funds from another Sub-Loan Group are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Sub-Loan Groups.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided, that if on any distribution date there are any Available Funds for any Sub-Loan Group included in Loan Group II remaining after payment of interest and principal to the Group II Certificates entitled thereto, such amounts will be distributed to the other classes of Group II Senior Certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of Group II Senior Certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         On each distribution date, all amounts representing prepayment charges in respect of the group II mortgage loans received by the Trust during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Group II Senior Certificates and the Group II Subordinate Certificates. Prepayment charges received by the Trust with respect to the group II mortgage loans will be distributed to the Class II-XP Certificates as set forth in the Agreement.

INTEREST DISTRIBUTIONS ON THE GROUP II CERTIFICATES

         Holders of each class of Group II Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related Sub-Loan Group for that distribution date, after reimbursement for certain advances to the Master Servicer and the Servicers.

         Holders of the Group II Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all Sub-Loan Groups included in Loan Group II on that distribution date after distributions of interest and principal to the Group II Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicers and distributions of interest and principal to any class of Group II Subordinate Certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

         When a Principal Prepayment in full is made on a group II mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a group II mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the holders of Group II Certificates on that distribution date will be offset by the related Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fees on the group II mortgage loans serviced by such Servicer for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master

Servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the related Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the related Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the related Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized Losses on the group II mortgage loans will further reduce the Accrued Certificate Interest payable to the Group II Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the Group II Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Group II Subordinate Certificates, beginning with the class of Group II Subordinate Certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the Group II Senior Certificates. Once the aggregate Certificate Principal Balances of the Group II Subordinate Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Group II Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

         If on any distribution date the Available Funds for any Sub-Loan Group is less than Accrued Certificate Interest on the related Group II Senior Certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related to the Group II Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans in the related Sub-Loan Group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related Certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the related Sub-Loan Group remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicers or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         The Pass-Through Rates applicable to the calculation of the Accrued Certificate Interest for the Group II Offered Certificates are as follows:

o On or prior to the distribution date in December 2010, the Class II-1A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-1 mortgage loans minus approximately 1.065% per annum. After the distribution date in December 2010, the Class II-1A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-1 mortgage loans.

o On or prior to the distribution date in December 2010, the Class II-1A-2 Certificates and the Class II-1A-3 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-1 mortgage loans minus approximately 0.465% per annum. After the distribution date in December 2010, the Class II-1A-2 Certificates and the Class II-1A-3 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-1 mortgage loans.

o On or prior to the distribution date in December 2010, the Class II-1X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 1.065% per annum based on a notional amount equal to the certificate principal balance of the Class II-1A-1 Certificates. After the distribution date in December 2010, the Class II-1X-1 Certificates will not bear any interest and the pass-through rate on the Class II-1X-1 Certificates will be equal to 0.00% per annum.

o On or prior to the distribution date in December 2010, the Class II-1X-2 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.465% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class II-1A-2 Certificates and the Class II-1A-3 Certificates. After the distribution date in December 2010, the Class II-1X-2 Certificates will not bear any interest and the pass-through rate on the Class II-1X-2 Certificates will be equal to 0.00% per annum.

o On or prior to the distribution date in October 2010, the Class II-2A-1 Certificates and the Class II-2A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-2 mortgage loans minus approximately 0.385% per annum. After the distribution date in October 2010, the Class II-2A-1 Certificates and the Class II-2A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-2 mortgage loans.

o On or prior to the distribution date in October 2010, the Class II-2X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.385% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class II-2A Certificates. After the distribution date in October 2010, the Class II-2X-1 Certificates will not bear any interest and the pass-through rate on the Class II-2X-1 Certificates will be equal to 0.00% per annum.

o On or prior to the distribution date in October 2012, the Class II-3A-1 Certificates and the Class II-3A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-3 mortgage loans minus approximately 0.100% per annum. After the distribution date in October 2012, the Class II-3A-1 Certificates and the Class II-3A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-3 mortgage loans.

o On or prior to the distribution date in October 2012, the Class II-3X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.100% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class II-3A Certificates. After the distribution date in October 2012, the Class II-3X-1 Certificates will not bear any interest and the pass-through rate on the Class II-3X-1 Certificates will be equal to 0.00% per annum.

o The Class II-B-1 Certificates will bear interest at a variable pass through rate equal to the least of (i) One-Month LIBOR plus approximately 0.50% per annum (0.750% per annum after the first possible optional termination date), (ii) 10.50% and (iii) the weighted average of the Weighted

     Average Net Rates of the mortgage loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

o The Class II-B-2 Certificates will bear interest at a variable pass through rate equal to the least of (i) One-Month LIBOR plus approximately 0.75% per annum (1.125% per annum after the first possible optional termination date), (ii) 10.50% and (iii) the weighted average of the Weighted Average Net Rates of the mortgage loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

o The Class II-B-3 Certificates will bear interest at a variable pass through rate equal to the least of (i) One-Month LIBOR plus approximately 1.50% per annum (2.250% per annum after the first possible optional termination date), (ii) 10.50% and (iii) the weighted average of the Weighted Average Net Rates of the mortgage loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

o The Class II-X-B1 Certificates will bear interest, per annum, based on the notional amount and the excess, if any, of (i) the weighted average of the Weighted Average Net Rates of the mortgage loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group over (ii) the lesser of (a) One-Month LIBOR plus 0.50% per annum (0.750% per annum after the first possible optional termination date) and (b) 10.50%.

o The Class II-X-B2 Certificates will bear interest, per annum, based on the notional amount and the excess, if any, of (i) the weighted average of the Weighted Average Net Rates of the mortgage loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group over (ii) the lesser of (a) One-Month LIBOR plus 0.75% per annum (1.125% per annum after the first possible optional termination date) and (b) 10.50%.

o The Class II-X-B3 Certificates will bear interest, per annum, based on the notional amount and the excess, if any, of (i) the weighted average of the Weighted Average Net Rates of the mortgage loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group over (ii) the lesser of (a) One-Month LIBOR plus 1.50% per annum (2.250% per annum after the first possible optional termination date) and (b) 10.50%.

o The Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the Weighted Average Net Rates for all the Sub-Loan Groups included in Loan Group II, weighted in proportion to the excess of the aggregate Stated Principal Balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group.

         As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of Certificates is based on the Certificate Principal Balance or Notional Balance of that class of Certificates. All distributions of interest on the Group I Offered Certificates and Class I-B-1 Certificates and the Class II-B-1, Class II-B-2 and Class II B-3 Certificates will be based on a 360-day year and the actual number of days elapsed during the related interest accrual period. All distributions of interest on the Group II Certificates (other than the Class II-B-1, Class II B-2 and the Class II-B-3 Certificates) will be based on a 360-day year consisting of twelve 30-day months.

PRINCIPAL DISTRIBUTIONS ON THE GROUP II SENIOR CERTIFICATES

         Distributions in reduction of the Certificate Principal Balance of the Class II-1A-1, the Class II-1A-2 and the Class II-1A-3 Certificates will be made on each distribution date pursuant to priority third above of clause (A) under "--Distributions on the Group II Certificates." In accordance with such priority third, the Available Funds for Sub-Loan Group II-1 remaining after the distribution of interest on the Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1 and Class II-1X-2 Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of the Class II-2A-1 Certificates and the Class II-1A-2 Certificates will be made on each distribution date pursuant to priority third above of clause (B) under "--Distributions on the Group II Certificates." In accordance with such priority third, the Available Funds for Sub-Loan Group II-2 remaining after the distribution of interest on the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of the Class II-3A-1 Certificates and the Class II-3A-2 Certificates will be made on each distribution date pursuant to priority third above of clause (C) under "--Distributions on the Group II Certificates." In accordance with such priority third, the Available Funds for Sub-Loan Group II-3 remaining after the distribution of interest on the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

         In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of Group II Senior Certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related Sub-Loan Group, amounts otherwise allocable to the Group II Subordinate Certificates (other than the subordinated interest-only certificates) in respect of principal will be distributed to such class or classes of Group II Senior Certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (F) under "--Distributions on the Certificates."

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related Loan Group based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the Group II Senior Certificates related to a Sub-Loan Group and the percentage interest of such Loan Group evidenced by the Group II Subordinate Certificates on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Group II Senior Certificates of the related Sub-Loan Group on each distribution date for the first seven years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Group II Senior Certificates of a Sub-Loan Group over an additional four year period (subject to certain subordination levels being attained and certain loss and delinquency test being met); provided, however, that if on any distribution date the current weighted average of the Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages and certain loss and delinquency tests described in the definition of Senior Prepayment Percentage are met, the Group II Subordinate Certificates will receive, on or prior to the distribution date occurring in January 2009, 50% (and after the distribution date occurring in January 2009, 100%) of the related Subordinate Percentage of prepayments on the mortgage loans in the related Sub-Loan Group during the related Prepayment Period; provided, further, that if on any distribution date the Senior Percentage for the related Certificate Group exceeds the related Senior Percentage as of the Cut-off Date, then all prepayments received on the mortgage loans in the related Sub-Loan Group during the related Prepayment Period will be allocated to the Group II Senior Certificates in such Certificate Group. The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Group II Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each Sub-Loan Group evidenced by the Subordinate Certificates. Increasing the respective percentage interest in a Sub-Loan Group of the Group II Subordinate Certificates relative to that of the Group II Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         The initial Senior Percentage for each Certificate Group with respect to the group II mortgage loans will be approximately 91.25%. For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

PRINCIPAL DISTRIBUTIONS ON THE GROUP II SUBORDINATE CERTIFICATES

         All unscheduled principal collections on the mortgage loans not otherwise distributable to the Group II Senior Certificates will be allocated on a pro rata basis among the class of Group II Subordinate Certificates (other than the subordinated interest-only certificates) with the highest payment priority then outstanding and each other class of Group II Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 or Class II-B-6 Certificates, respectively, only if the sum of the current percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As described above under "--Principal Distributions on the Group II Senior Certificates," unless the amount of subordination provided to the Group II Senior Certificates by the Group II Subordinate Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first seven years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group II mortgage loans in a Sub-Loan Group will be allocated to the Group II Senior Certificates in the related Certificate Group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement.

         The initial Subordinate Percentages for each Sub-Loan Group included Loan Group II will be approximately 8.75%.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the group II mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" in this prospectus supplement.

MONTHLY ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the related Servicer will be required to remit to the Master Servicer on the date specified in the applicable Servicing Agreement an amount equal to such delinquency, net of the Servicing Fee except to the extent the related Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or subservicers, if applicable, through final disposition or liquidation of the related mortgaged property, or until such time as specified in the applicable Servicing Agreement. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the applicable Servicing Agreement (or applicable subservicing agreement), will constitute an event of default under such Servicing Agreement (or applicable subservicing agreement). Such event of default shall then obligate the Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus. The Trustee, as successor Master Servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the related Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

ALLOCATION OF REALIZED LOSSES; SUBORDINATION

General

         Subordination provides the holders of Certificates having a higher payment priority with protection against Realized Losses on the mortgage loans. In general, this loss protection is accomplished by allocating any Realized Losses among the Subordinate Certificates, beginning with the Subordinate Certificates with the lowest payment priority until the Certificate Principal Balance of that class of Subordinate Certificates has been reduced to zero. In the case of the Group I Certificates only, only those Realized Losses in excess of available Excess Spread and the current Overcollateralization Amount will be allocated to the Group I Subordinate Certificates.

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         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the applicable Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

         There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any class of Certificates. As a result of the subordination of the Subordinate Certificates in right of distribution of available funds to the related Senior Certificates, any Debt Service Reductions relating to mortgage loans in the related Loan Group will generally be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority. However, in the case of the group II certificates, after the Cross-Over Date, the amounts distributable under clause
(1) of the definition of Senior Optimal Principal Amount for each Sub-Loan Group included in Loan Group II will be reduced by the amount of any Debt Service Reductions applicable to the group II mortgage loans of the related Sub-Loan Group. Regardless of when they occur, Debt Service Reductions may reduce the amount of available funds for a Sub-Loan Group that would otherwise be available for distribution on a distribution date.

         In the event that the related Servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of available funds in accordance with the priorities described under "Description of the Certificates-Distributions on the Group I Certificates" and "Distributions on the Certificates on the Group II Certificates" in this prospectus supplement. Additionally, the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

         Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such distribution date.

Allocation of Realized Losses on the Group I Certificates

         The Applied Realized Loss Amount for the group I mortgage loans shall be allocated first to the Class I-B-3, Class I-B-2, Class I-B-1, Class I-M-2 and Class I-M-1 certificates, in that order (so long as their respective Certificate Principal Balances have not been reduced to zero) and thereafter Realized Losses on the group I mortgage loans will be allocated first to the Class I-1A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class I-1A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. Such subordination will increase the likelihood of timely receipt by the holders of the Group I Certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and will provide such holders protection against losses resulting from defaults on group I mortgage loans to the extent described in this prospectus supplement. The Depositor will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

Allocation of Realized Losses on the Group II Certificates

         The principal portion of Realized Losses on the group II mortgage loans will be allocated on any distribution date as follows: first, to the Class II-B-6 Certificates; second, to the Class II-B-5 Certificates; third, to the Class II-B-4 Certificates; fourth, to the Class II-B-3 Certificates; fifth, to the Class II-B-2 Certificates; and sixth, to the Class II-B-1 Certificates; in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the principal portion of Realized Losses on the group II mortgage loans in each Loan Group will be allocated on any distribution date to the Senior Certificates in the related Certificate Group. Once any of the Class II-1A-1, Class II-1A-2 and Class II-1A-3 Certificates, in the aggregate, Class II-2A-1 and Class II-2A-2 Certificates, in the aggregate, and Class II-3A-1 and Class II-3A-2 Certificates, in the aggregate, have been reduced to zero, the principal portion of Realized Losses on the mortgage loans in the related Sub-Loan Group (if any) will be allocated pro rata based upon their respective Certificate Principal Balances to the remaining outstanding Senior Certificates of the other Certificate Groups, pro rata, based upon their respective Certificate Principal Balances. The principal portion of any Realized Losses that are allocated to the Certificates in Sub-Loan Group II-1 will be allocated first to the Class II-1A-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and then, pro rata, to the Class II-1A-2 Certificates and Class II-1A-1 Certificates until their respective Certificate Principal Balances have been reduced to zero. The principal portion of any Realized Losses that are allocated to the Certificates in Sub-Loan Group II-2 will be allocated first to the Class II-2A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and then to the Class II-2A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses that are allocated to the Certificates in Sub-Loan Group II-3 will be allocated first to the Class II-3A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and then to the Class II-3A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero.

         No reduction of the Certificate Principal Balance on a distribution date of any class of (i) Group II Subordinate Certificates will be made on any distribution date on account of Realized Losses on the group II mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group II Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group II

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mortgage loans on such date, to an amount less than the aggregate Stated
Principal Balance of all of the group II mortgage loans as of the first day of the month of such distribution date and (ii) Group II Senior Certificates of a Certificate Group shall be made on any distribution date on account of Realized Losses in the related Sub-Loan Group to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such Certificate Group as of such distribution date to an amount less than the Stated Principal Balances of the group II mortgage loans in the related Sub-Loan Group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

CROSS-COLLATERALIZATION

         Notwithstanding the foregoing, on any distribution date on which the Certificate Principal Balance of the Group I Subordinate Certificates or the Group II Subordinate Certificates have been reduced to zero and a Realized Loss that is a Special Hazard Loss is to be allocated to the related Senior Certificates, such loss will be allocated among such Senior Certificates and the most subordinate outstanding class of non-related Subordinate Certificates on a pro rata basis, based on the Certificate Principal Balances thereof. In such event, the Group I Senior Certificates may be allocated a portion of Special Hazard Losses on the group II mortgage loans and the Group II Senior Certificates may be allocated a portion of Special Hazard Losses on the group I mortgage loans.

                                THE CAP CONTRACTS

         The Trustee, on behalf of the Trust, will enter into one or more cap contracts that provide for payments to the Securities Administrator with respect to the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, or Cap Contracts, with Wachovia Bank, N.A., or the Cap Counterparty, for the benefit of the holders of the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates. Each of the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will receive the benefit of payments from the related Cap Contract, except that the Class I-M-1, the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates also may receive payments from the Cap Contracts related to the Class I-A Certificates. The Cap Contracts are intended to provide partial protection to the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1,
Class I-B-2 and Class I-B-3 Certificates in the event that the pass-through rate applicable to such classes of Certificates is limited by the related Net Rate Cap and to cover certain interest shortfalls.

         In addition, the Trustee, on behalf of the Trust, will enter into three separate cap contracts with the Cap Counterparty that provide for payments to the Securities Administrator with respect to the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates respectively. Each of the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will receive the benefit of payments from the related Cap Contract. The Cap Contracts are intended to provide partial protection to the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates in the event that the pass-through rate applicable to such classes of Certificates is limited by the related Net Rate Cap and to cover certain interest shortfalls.

         The Cap Counterparty is a national banking association who has, as of the date of this prospectus supplement, long-term deposits rated "Aa2" by Moody's, long-term certificate of deposit local currency rated "AA-" by Moody's and short-term certificate of deposit local currency rated "A-1+" by Moody's. The Cap Counterparty will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of the most recent audited annual financial statements of the Wachovia Corporation, the parent company of the Cap Counterparty. Requests for such information should be directed to Wachovia Corporation - Investor Relations, (704) 374-6782 or in writing at Wachovia Corporation, Investor Relations, 301 College Street, Charlotte, NC 28288-0206.

         On each distribution date through and including the distribution date set forth in the related Cap Contract, payments under the related Cap Contract will be made to the Securities Administrator, under an account established and maintained by the Securities Administrator, for the benefit of the holders of the related Certificates. The Class I-M-1, the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates also may receive payments under the Cap Contracts for the Class I-A Certificates. The payment to be made by the Cap Counterparty under each Cap Contract will be equal to the interest accrued during the Interest Accrual Period on the related notional balance at a rate equal to the excess of (i) One-Month LIBOR, over (ii) the strike rate set forth in Annex I. The notional balance will be equal to the lesser of (i) the Certificate Principal Balance of such class of Certificates for the related distribution date and (ii) the related certificate notional amount set forth in Annex I.

         On each distribution date, amounts received under each Cap Contract with respect to the Group I Certificates and with respect to such distribution date will be allocated in the following order of priority:

         first, to the holders of the related class of Certificates, the payment of any Basis Risk Shortfall Carry-forward Amount for such distribution date, to the extent not covered by Excess Cashflow for such distribution date;

         second, from any remaining amounts, to the holders of the related class of Certificates, the payment of any Current Interest and Interest Carry-forward Amount for such class to the extent not covered by Interest Funds or Excess Cashflow on such distribution date;

         third, from any excess amounts available from the Cap Contract relating to the Class I-A Certificates, to the Class I-M-1, the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates, in that order, to the extent not paid pursuant to clauses first or second above; and

         fourth, from any remaining amounts, for deposit into the Reserve Fund.

         On each distribution date, amounts on deposit in the Reserve Fund will be allocated first to the Class I-A Certificates, pro rata, based on the current Realized Losses and any Unpaid Realized Loss Amount for each such class for such distribution date, and then to the Class I-M-1, Class I-M-2, Class I-B-1, the Class I-B-2 and Class I-B-3 Certificates, in that order, to pay any current Realized Losses and any Unpaid Realized Loss Amount, in each case, for such class and for such distribution date to the extent not covered by Excess Cashflow on such distribution date.

         On each distribution date, amounts received under the Cap Contract with respect to the Class II-B-1 Certificates and with respect to such distribution date will be allocated as follows:

         first, to payments of any Carry-forward Shortfall Amount for such distribution date;

         second, to payments of any Current Interest and Interest Carry-forward Amount on such distribution date; and

         third, from any remaining amounts, to payment on the Class II-X-B1 Certificates.

         On each distribution date, amounts received under the Cap Contract with respect to the Class II-B-2 Certificates and with respect to such distribution date will be allocated as follows:

         first, to payments of any Carry-forward Shortfall Amount for such distribution date;

         second, to payments of any Current Interest and Interest Carry-forward Amount on such distribution date; and

         third, from any remaining amounts, to payment on the Class II-X-B2 Certificates.

         On each distribution date, amounts received under the Cap Contract with respect to the Class II-B-3 Certificates and with respect to such distribution date will be allocated as follows:

         first, to payments of any Carry-forward Shortfall Amount for such distribution date;

         second, to payments of any Current Interest and Interest Carry-forward Amount on such distribution date; and

         third, from any remaining amounts, to payment on the Class II-X-B3 Certificates.

         The Cap Contracts with respect to the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates terminate after the distribution date occurring in December 2010. The Cap Contracts with respect to the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates terminate after the distribution date occurring in December 2010.

         The Depositor has determined that the significance percentage of payments under the Cap Contracts, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

                            YIELD ON THE CERTIFICATES

GENERAL

         The yield to maturity and the weighted average life on each class of Offered Certificates will be primarily affected by the rate and timing of principal payments on the mortgage loans in the related Loan Group, including prepayments, the allocation of principal payments on the mortgage loans among the related classes of Offered Certificates, Realized Losses and interest shortfalls on the mortgage loans in the related Loan Group, the Pass-Through Rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related Loan Group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool - Prepayment Charges on the Mortgage Loans" in this prospectus supplement, with respect to approximately 42.41%, 41.35% and 29.31% of the group I, Sub-Loan Group II-1 and Sub-Loan Group II-3 mortgage loans, respectively, a prepayment may subject the related mortgagor to a prepayment charge, which may discourage prepayments during the applicable period. Prepayment charges may be restricted under some state laws as described under "Legal Aspects of Mortgage Loans - Enforceability of Certain Provisions" in the prospectus. Prepayment charges with respect to the group I mortgage loans will be paid to the holders of the Class I-XP Certificates and all prepayment charges with respect to the group II mortgage loans will be paid to the holders of the Class II-XP Certificates and will not be part of the Available Funds for such distribution date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Principal Prepayments, liquidations and repurchases of the mortgage loans in a Loan Group will result in distributions in respect of principal to the holders of the related class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans in the related Loan Group. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans in the related Loan Group, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         Because the mortgage loans in a Loan Group may be prepaid at any time, it is not possible to predict the rate at which distributions on the related Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans in a Loan Group may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         Approximately 53.70%, 60.10%, 43.21% and 79.92% of the group I, Sub-Loan Group II-1, Sub-Loan Group II-2 and Sub-Loan Group II-3 mortgage loans, respectively, are assumable under some circumstances if, in the sole judgment of the Master Servicer or Servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. The remainder of the mortgage loans are subject to customary due-on-sale provisions. The Servicers shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under the related Servicing Agreement, applicable law and governmental regulations. However, if the Servicer determines that enforcement of the due-on-sale clause would impair or threaten to impair recovery under the related primary mortgage insurance policy, if any, the Servicer shall not be required to enforce the due-on-sale clause. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the Offered Certificates and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

         The Sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the Sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

ALLOCATION OF PRINCIPAL PAYMENTS

Group I Certificates

         Subject to the circumstances described under "Description of the Certificates--Distributions on the Group I Senior Certificates" in this prospectus supplement, on each distribution date during the first three years after the Closing Date and thereafter, on any distribution date that a Trigger Event is in effect, all principal payments on the group I mortgage loans will generally be allocated to the Group I Senior Certificates.

Group II Certificates

         Subject to the circumstances described under "Description of the Certificates--Principal Distributions on the Group II Senior Certificates" in this prospectus supplement, on each distribution date during the first seven years after the Closing Date, all principal prepayments on the group II mortgage loans in a Sub-Loan Group will generally be allocated to the Group II Senior Certificates of the related Certificate Group. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the related Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Senior Percentage) and the percentage of Principal Prepayments payable to the Group II Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the subordination level established for the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, as applicable, is exceeded and that class of Offered Subordinate Certificates is then outstanding, that class of Certificates will not receive distributions relating to principal prepayments on that distribution date unless that class is the class of Group II Subordinate Certificates with the highest payment priority.

INTEREST SHORTFALLS AND REALIZED LOSSES

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on the mortgage loan. See "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by that Servicer for the related Due Period. Any interest shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the applicable distribution date. None of the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Accordingly, the effect of (1) any Principal

Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or
(2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement.

         The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans in a Loan Group and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the related Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even if these losses are not allocated to the Offered Certificates.

         If the Certificate Principal Balance of a class of Subordinate Certificates has been reduced to zero, the yield to maturity on the class of related Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans in the related Loan Group and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates. If the Certificate Principal Balances of all classes of Subordinate Certificates related to a Loan Group have been reduced to zero, the yield to maturity on the related classes of Senior Certificates then outstanding will be extremely sensitive to losses on the mortgage loans in the related Loan Group and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to those classes of Senior Certificates.

         As described under "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement, amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the related Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a lower priority may be made available to protect the holders of related Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans in a Loan Group may affect the yield to investors on the related Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of those Subordinate Certificates. If a Trigger Event exists due to larger than expected rate of delinquencies or losses on the group I mortgage loans, no principal payments will be made to the Group I Subordinate Certificates as long as such Trigger Event exists as long as any of the Group I Senior Certificates are still outstanding. Similarly, a larger than expected rate of delinquencies or losses on the mortgage loans in Loan Group II will affect the rate of principal payments on each class of Group II Subordinate Certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Group II Subordinate Certificates from distributions of portions of the Subordinate Optimal Principal Amount. See "Description of the Certificates--Principal Distributions on the Group II Senior Certificates" and "--Principal Distributions on the Group II Subordinate Certificates" in this prospectus supplement.

         In some cases, Special Hazard Losses allocable to a class of Senior Certificates in a Loan Group will instead be allocated to the Subordinate Certificates in the other Loan Group. See "Description of the Certificates--Cross-Collateralization" in this prospectus supplement. This limited cross-collateralization is intended as credit enhancement for each Loan Group.

EXCESS SPREAD AVAILABLE TO THE GROUP I CERTIFICATES

         The weighted average life and yield to maturity of each class of Group I Offered Certificates will also be influenced by the amount of Excess Spread generated by the group I mortgage loans and applied in reduction of the Certificate Principal Balances of the Group I Offered Certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Group I Offered Certificates and will be influenced by, among other factors,

o the overcollateralization level of the group I mortgage loans at such time, i.e., the extent to which interest on the group I mortgage loans is accruing on a higher stated principal balance than the aggregate Certificate Principal Balance of the Group I Offered Certificates;

o    the delinquency and default experience of the group I mortgage loans;

o    the level of One-Month LIBOR; and

o the provisions of the Agreement that permit principal collections to be distributed to the Class B-IO Certificates and the Residual Certificates in each case as provided in the Agreement when required overcollateralization levels have been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Group I Offered Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The yields to maturity of the Group I Offered Certificates and, in particular the Group I Subordinate Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the group I mortgage loans. If an Applied Realized Loss Amount is allocated to a class of Group I Offered Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

         To the extent that the pass-through rate on the group I offered certificates and the Class I-B-3 Certificates is limited by the Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable pass-through rate without regard to the related Net Rate Cap, and
(y) the Current Interest payable to such class on an applicable distribution date will create a shortfall. Such shortfall will be payable to the extent of Excess Cashflow, with respect to the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, to the extent of payments made under the Cap Contracts on the applicable distribution date. Payments under the Cap Contracts are based on the lesser of the Certificate Principal Balance of the related class of Certificates and the principal balance of such class based on certain prepayment assumptions. If the group I mortgage loans do not prepay according to those assumptions, it may result in the Cap Contracts providing insufficient funds to cover such shortfalls. In addition, each Cap Contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. The Cap Contracts terminate after the distribution date occurring in December 2011.

PASS-THROUGH RATES OF THE GROUP II CERTIFICATES

         The yields to maturity on the Group II Offered Certificates will be affected by their Pass-Through Rates. The Pass-Through Rates on the Group II Offered Certificates will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Pass-Through Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

ASSUMED FINAL DISTRIBUTION DATE

         The assumed final distribution date for distributions on the Group I Offered Certificates is the distribution date occurring in February 2036 and on the Group II Offered Certificates is the distribution date occurring in February 2036. The assumed final distribution date in each case is the distribution date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans in the related Loan Group can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. Furthermore, the application of principal collections and, in the case of the Group I Offered Certificates, excess spread, could cause the actual final distribution date to occur significantly earlier than the assumed final distribution date. In addition, the Sponsor or its designee may, at its option, repurchase from the trust all the (i) group I mortgage loans on or after any distribution date on which the aggregate stated principal balances of the group I mortgage loans are less than 20% of the sum of (A) the Cut-off Date Stated Principal Balance of the group I mortgage loans and (B) the aggregate of the Pre-funded Amount as of the Cut-off Date, and (ii) group II mortgage loans on or after any distribution date on which the aggregate stated principal balances of the group II mortgage loans are less than 10% of the Cut-off Date Stated Principal Balance of the group II mortgage loans. See "The Pooling and Servicing Agreement--Termination" herein and "The Agreements--Termination; Retirement of Securities" in the prospectus.

WEIGHTED AVERAGE LIFE

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof. The actual weighted average life and term to maturity of each class of Certificates, in general, will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in each Loan Group. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

         The Group I Certificates and Group II Certificates were structured assuming, among other things, a 30% CPR for the group I mortgage loans and a 25% CPR for the group II mortgage loans, respectively. The prepayment assumption to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

         The tables following the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates. The table is based on the following modeling assumptions:

         (1) the mortgage pool consists of 203 mortgage loans with the characteristics set forth in the table below,

         (2) the mortgage loans prepay at the specified percentages of the CPR,

         (3) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         (4) scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in February 2006, and are computed prior to giving effect to prepayments received on the last day of the prior month,

         (5) prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

         (6) there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in January 2006,

         (7) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after taking into account any interest only period),

         (8) the levels of One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year Treasury remain constant at 4.56%, 4.78%, 4.89% and 4.53%, respectively,

         (9) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in 8 above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

         (10) scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (7) above,

         (11) the initial principal amounts of the Certificates are as set forth on pages S-2 and S-3 hereof and under "Summary of Terms--Description of the Certificates,"

         (12) distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in February 2006,

         (13)     the Offered Certificates are purchased on January 31, 2006,

         (14) neither the Sponsor nor its designee exercises the option to repurchase the mortgage loans in either Loan Group described under the caption "The Pooling and Servicing Agreement--Termination" in this prospectus supplement; and

         (15) subsequent mortgage loans were acquired by the trust in January 2006 and payments thereon are included in distribution amounts on the first distribution date.

                            MORTGAGE LOAN ASSUMPTIONS

                                                                       Original      Remaining
                       Current          Current        Current Net      Term to       Term to
  Loan                Balances       Mortgage Rate    Mortgage Rate     Maturity      Maturity     Gross Margin
   No.     Group         ($)              (%)              (%)        (in months)   (in months)        (%)
--------   -----   --------------   --------------   --------------   -----------   -----------   -------------
    1        I       2,706,213.04     6.2887934222     6.0387934222       360           319        2.7500000000
    2        I       1,001,822.23     6.0179705273     5.7679705273       360           320        2.2500000000
    3        I         788,000.00     5.8750000000     5.6250000000       360           320        2.2500000000
    4        I       4,446,380.39     6.6874384276     6.4374384276       360           274        3.2500000000
    5        I       1,719,208.34     6.5522921163     6.3022921163       360           275        3.2500000000
    6        I       3,222,468.20     6.5709784983     6.1959784983       360           319        2.0000000000
    7        I         536,813.32     6.1250000000     5.7500000000       360           317        3.0000000000
    8        I         575,969.92     9.6250000000     9.2500000000       360           324        5.0000000000
    9        I       1,413,782.38     6.2638277390     5.9340059819       360           319        2.4307129715
   10        I         530,844.19     5.6250000000     5.2500000000       360           317        2.0000000000
   11        I      15,283,241.43     5.8149928002     5.4901044115       360           316        2.7285901740
   12        I       4,277,684.91     5.5217740386     5.2717740386       360           319        2.7500000000
   13        I         856,778.48     5.7948227688     5.4797974501       360           319        2.2500000000
   14        I      26,440,049.45     6.1008623949     5.8298205692       360           312        2.0133810831
   15        I         281,614.96     6.1250000000     5.7500000000       360           319        2.7500000000
   16        I         296,935.99     6.3750000000     6.1250000000       360           318        2.7500000000
   17        I         481,017.23     6.0000000000     5.6250000000       360           320        2.2500000000
   18        I       4,495,269.65     6.1523649239     5.7773649239       360           318        2.0000000000
   19        I         275,671.15     6.5696938363     6.1946938363       360           319        2.7500000000
   20        I         167,000.00     6.1250000000     5.8750000000       360           319        2.7500000000
   21        I         689,691.10     5.9213526860     5.6713526860       360           320        2.2500000000
   22        I       1,494,999.99     7.1768896303     6.8575752485       360           271        3.2500000000
   23        I       2,053,838.18     6.3877634906     6.0127634906       360           319        2.0474713896
   24        I          45,905.58     6.3750000000     6.0000000000       360           325        3.7500000000
   25        I          43,863.12     9.0000000000     8.6250000000       360           316        5.7500000000
   26        I       1,752,959.11     6.3629371609     6.0409608906       360           319        2.4620949187
   27        I         212,833.35     5.7976377469     5.4226377469       360           317        2.0493250705
   28        I         125,623.83     5.8750000000     5.5000000000       360           320        2.0000000000
   29        I       7,598,235.25     5.6593111735     5.3384595293       360           317        2.7261386958
   30        I       2,349,966.85     5.4309611724     5.1809611724       360           319        2.7500000000
   31        I       1,419,151.54     5.9578826489     5.5828826489       360           319        2.2153415660
   32        I       1,617,241.89     6.9038909680     6.5288909680       360           317        2.8052239421
   33        I      14,508,203.44     5.9131540738     5.6313356117       360           314        2.0552269538
   34        I       1,962,650.98     6.1631986160     5.7881986160       360           319        2.7500000000
   35        I         391,653.70     6.1250000000     5.8750000000       360           319        2.7500000000
   36        I         878,710.61     5.9485641055     5.5735641055       360           320        2.2500000000
   37        I       2,768,789.88     6.1740681072     5.7990681072       360           318        2.0072023035
   38        I         999,219.90     7.2500000000     7.0000000000       360           359        2.2500000000
   39        I       2,569,265.99     7.2418923707     6.9403782493       360           358        2.2500000000
   40        I       1,519,850.00     6.1774352732     5.9274352732       360           357        2.2500000000
   41        I       1,000,000.00     6.7500000000     6.3750000000       360           360        2.2500000000
   42        I       3,344,500.00     6.1365861863     5.8865861863       360           358        2.2500000000
   43        I       1,753,700.00     7.3151265895     6.9700632947       360           358        2.2500000000
   44        I      15,547,261.96     7.1341758607     6.7900498660       360           357        2.2500000000
   45        I       5,776,114.01     7.5815963746     7.2065963746       360           359        2.2500000000
   46        I         112,296.04     6.5000000000     6.1250000000       360           358        2.2500000000
   47        I       3,080,278.21     7.2586003124     6.8836003124       360           358        2.2500000000
   48        I       3,129,045.47     7.5430171761     7.1680171761       360           359        2.2500000000
   49        I       2,939,992.00     6.8632639136     6.4882639136       360           358        2.2500000000
   50        I       1,674,150.00     7.6469850372     7.2719850372       360           359        2.2500000000
   51        I      64,549,205.65     7.0172409300     6.6422409300       360           358        2.2777930608
   52        I      19,622,493.41     7.4564212146     7.0814212146       360           358        2.2500000000
   53        I         647,500.00     6.8750000000     6.5000000000       360           359        2.2500000000
   54        I      46,428,393.99     6.9688452048     6.5938452048       360           359        2.2500000000
   55        I      16,470,243.20     6.9481408568     6.5731408568       360           359        2.2500000000

                                                                       Original      Remaining
                       Current          Current        Current Net      Term to       Term to
  Loan                Balances       Mortgage Rate    Mortgage Rate     Maturity      Maturity     Gross Margin
   No.     Group         ($)              (%)              (%)        (in months)   (in months)        (%)
--------   -----   --------------   --------------   --------------   -----------   -----------   -------------
   56        I     107,387,367.86     7.4278677069     7.0528677069       360           359        2.2612049957
   57        I      11,051,448.00     7.4212852470     7.0462852470       360           359        2.2659617093
   58        I         156,843.82     7.7001521800     7.3251521800       360           356        2.2500000000
   59        I         292,294.00     7.8209448364     7.4459448364       360           358        2.2500000000
   60        I         371,600.00     7.8750000000     7.5000000000       360           358        2.2500000000
   61        I         590,200.00     7.6250000000     7.2500000000       360           358        2.2500000000
   62        I       1,040,117.99     7.7607617610     7.3857617610       360           358        2.2500000000
   63        I         366,693.82     7.8052375208     7.4302375208       360           359        2.2500000000
   64        I         299,717.16     7.7917091400     7.4167091400       360           359        2.2500000000
   65        I      14,295,538.47     7.8984767105     7.5234767105       360           359        2.2500000000
   66        I       4,559,460.28     7.9148899198     7.5398899198       360           359        2.3366231047
   67        I      16,776,687.94     7.8902322270     7.5152322270       360           359        2.3153017549
   68        I       3,947,192.00     7.8883596871     7.5133596871       360           359        2.2500000000
   69        I         981,093.00     7.7137930604     7.3387930604       360           359        2.2500000000
   70        I         730,400.00     7.8786966046     7.5036966046       360           359        2.2500000000
   71        I         108,000.00     7.3750000000     7.0000000000       360           359        2.2500000000
   72        I      58,773,891.13     7.8006550300     7.4256550300       360           359        2.2682500110
   73        I      22,406,380.06     7.7692017833     7.3942017833       360           359        2.2666818557
   74        I      13,466,481.57     7.7955452815     7.4205452815       360           359        2.2863472818
   75        I       8,521,801.75     7.8797561318     7.5047561318       360           359        2.2500000000
   76        I      84,553,019.67     7.7309529820     7.3559529820       360           359        2.2600293780
   77        I      13,005,738.91     7.7778900838     7.4028900838       360           359        2.3190495793
   78        I         485,000.00     5.8750000000     5.5000000000       360           358        2.2500000000
   79        I       2,155,892.08     5.1832990731     4.8082990731       360           356        2.6460986953
   80        I       4,309,631.00     6.4907719768     6.1843576341       360           353        2.5243426293
   81        I         709,293.19     6.0000000000     5.6250000000       360           359        2.2500000000
   82        I       1,369,000.00     5.9321585099     5.5571585099       360           359        2.2500000000
   83        I         999,990.00     6.7500000000     6.3750000000       360           356        2.2500000000
   84        I       1,870,320.00     7.5000000000     7.1250000000       360           358        2.2500000000
   85        I       1,694,928.12     6.0177104679     5.6427104679       360           357        2.4343523960
   86        I         650,000.00     5.7500000000     5.3750000000       360           351        2.2500000000
   87        I         334,146.75     5.5355938671     5.1605938671       360           357        2.7500000000
   88        I         244,750.21     5.8750000000     5.5000000000       360           359        2.2500000000
   89        I         202,009.00     6.3750000000     6.0000000000       360           359        2.2500000000
   90        I       1,761,754.33     5.7724480071     5.3974480071       360           356        2.5663705379
   91        I       1,449,882.00     6.4491674150     6.0741674150       360           357        2.2500000000
   92        I         133,922.94     6.8750000000     6.5000000000       360           358        2.2500000000
   93        I         276,889.64     6.9733101697     6.5983101697       360           359        2.2500000000
   94        I       1,010,081.99     6.3448332620     5.9698332620       360           357        2.4122537295
   95        I         128,000.00     7.8750000000     7.5000000000       360           359        2.2500000000
   96        I         337,999.98     6.5000000000     6.1250000000       360           357        2.2500000000
   97        I       3,828,817.76     6.3579600130     6.0020912447       360           357        2.3325822486
   98        I         854,240.00     6.4072860086     6.0322860086       360           359        2.2500000000
   99        I         348,000.00     6.9525862069     6.5775862069       360           358        3.8304597701
   100       I       1,068,867.00     6.2385626556     5.8635626556       360           359        2.4820213834
   101       I       2,773,891.00     6.2342774554     5.8592774554       360           359        2.2500000000
   102       I       4,617,030.11     6.2892712573     5.9279253363       360           358        2.2650746255
   103       I         601,300.00     5.9996673873     5.6246673873       360           352        2.2500000000
   104       I         319,353.00     7.7500000000     7.3750000000       360           359        2.2500000000
   105       I       1,457,662.68     7.0000000000     6.6250000000       360           356        3.1250000000
   106       I         443,166.26     8.3750000000     8.0000000000       360           357        4.0000000000
   107       I         170,550.00     8.7500000000     8.3750000000       360           355        4.8750000000
   108       I       1,404,400.00     7.4400099687     7.1177015095       360           357        3.2230845913
   109       I       9,832,473.22     4.9712281558     4.5962281558       360           356        2.8272507568
   110       I      41,333,549.41     5.4859893730     5.1109893730       360           356        2.8163499728
   111       I       1,392,346.11     5.6250000000     5.2500000000       360           355        4.0000000000
   112       I       2,328,136.00     6.7054340898     6.3304340898       360           355        2.2732604539
   113       I       2,033,999.99     5.0276548668     4.6526548668       300           297        1.9741887904

                                                                       Original      Remaining
                       Current          Current        Current Net      Term to       Term to
  Loan                Balances       Mortgage Rate    Mortgage Rate     Maturity      Maturity     Gross Margin
   No.     Group         ($)              (%)              (%)        (in months)   (in months)        (%)
--------   -----   --------------   --------------   --------------   -----------   -----------   -------------
   114       I         728,000.00     4.6250000000     4.2500000000       360           357        1.6250000000
   115       I         862,500.00     6.8750000000     6.5000000000       360           354        2.7500000000
   116       I         178,823.53     7.1250000000     6.7500000000       360           355        2.7500000000
   117       I          94,433.30     7.7500000000     7.3750000000       360           359        2.3750000000
   118       I          77,367.44     7.5000000000     7.1250000000       360           356        3.3750000000
   119       I       2,304,998.69     7.7151666917     7.3401666917       360           356        3.6310439893
   120       I       2,339,298.53     7.2551677901     6.8801677901       360           356        2.7784233721
   121       I         118,930.00     7.6250000000     7.2500000000       360           355        2.8750000000
   122       I         391,300.00     5.4091170457     5.0341170457       360           353        2.7500000000
   123       I       6,794,808.41     7.6193201522     7.2443201522       360           356        3.4366755692
   124       I          93,592.53     6.1250000000     5.7500000000       360           359        2.2500000000
   125       I       9,969,203.56     6.7291540711     6.3541540711       360           356        2.7350099868
   126       I         132,000.00     8.0000000000     7.6250000000       360           355        5.0000000000
   127       I         743,334.02     7.3462180333     6.9712180333       360           357        2.8181573406
   128       I       1,202,913.86     5.2080816712     4.8330816712       360           357        2.7503104358
   129       I         375,073.48     4.8750000000     4.5000000000       360           358        2.8750000000
   130       I       5,580,197.69     5.6661933486     5.2911933486       360           356        2.8319656503
   131       I         305,600.00     7.2500000000     6.8750000000       360           358        2.8750000000
   132       I          80,896.34     8.2500000000     7.8750000000       360           358        3.7500000000
   133       I         532,000.00     6.6250000000     6.2500000000       360           356        3.0394736842
   134       I       1,383,664.08     5.2462173044     4.8712173044       300           298        1.9494245092
   135       I         306,233.76     5.3064927917     4.9314927917       360           357        1.6129855833
   136       I         691,750.00     6.0078153235     5.6328153235       360           355        2.6503885074
   137       I         535,702.72     5.8750000000     5.6250000000       360           358        2.2500000000
   138       I       1,923,433.26     5.9976625664     5.7476625664       360           354        2.2500000000
   139       I      12,211,996.18     6.1784313149     5.8853131689       360           356        2.4621821447
   140       I       1,814,505.30     6.2767091118     5.9017091118       360           357        2.2500000000
   141       I       2,277,757.68     6.1224160640     5.7474160640       360           356        2.2500000000
   142       I       3,614,380.00     6.7018631135     6.3268631135       360           357        2.2500000000
   143       I         564,494.90     6.7084395603     6.4584395603       360           358        2.2500000000
   144       I       1,066,100.00     6.2707004502     6.0207004502       360           356        2.2500000000
   145       I       4,068,915.07     6.4076381680     6.1216252134       360           356        2.3054468344
   146       I         462,349.85     6.3824804339     6.0074804339       360           359        2.2500000000
   147       I         629,694.00     6.2750617760     5.9000617760       360           358        2.2500000000
   148       I       3,797,532.58     6.0192655651     5.6442655651       360           357        2.2500000000
   149       I       4,838,047.94     6.5422324342     6.1672324342       360           358        2.2500000000
   150      II-1       991,451.10     5.6856257548     5.3106257548       360           358        2.7500000000
   151      II-1       370,985.63     6.5000000000     6.2500000000       360           357        2.2500000000
   152      II-1       524,140.47     6.5084961313     6.2218497910       360           358        2.2500000000
   153      II-1     7,000,515.73     6.5595867319     6.2574813615       360           357        2.2500000000
   154      II-1       926,600.00     6.1771530326     5.9271530326       360           358        2.2500000000
   155      II-1       280,997.08     6.0000000000     5.7500000000       360           358        2.2500000000
   156      II-1     2,960,525.14     7.0649397213     6.6980463912       360           358        2.2645244502
   157      II-1     6,747,345.34     6.5478010555     6.2741413801       360           358        2.2500000000
   158      II-1    10,735,148.72     5.9419292359     5.5707484657       360           357        2.4687070138
   159      II-1    37,436,400.96     6.3860325919     6.0374762216       360           357        2.2500000000
   160      II-1       387,475.00     5.1250000000     4.8750000000(1)    360           356        2.2500000000
   161      II-1       827,263.28     7.2046354850     6.8296354850       360           359        2.2500000000
   162      II-1       367,666.09     7.0459421244     6.6709421244       360           359        2.2500000000
   163      II-1    19,775,412.17     6.9919164517     6.6169164517       360           358        2.2877932917
   164      II-1     6,279,542.58     6.8196932347     6.4446932347       360           359        2.2500000000
   165      II-1       136,408.70     6.2500000000     5.8750000000       360           354        2.2500000000
   166      II-1    26,717,583.01     6.9832476016     6.6090326239       360           359        2.2870711384
   167      II-1     8,411,817.00     7.1575197130     6.7825197130       360           359        2.2735383152
   168      II-1       899,197.00     6.8209660953     6.4459660953       360           359        2.2500000000
   169      II-1     3,784,550.00     7.0727563383     6.6977563383       360           359        2.2500000000
   170      II-1       395,200.00     7.2373481781     6.8623481781       360           358        2.2500000000
   171      II-1   131,786,776.87     6.9107282909     6.5357282909       360           358        2.2770835555

                                                                       Original      Remaining
                       Current          Current        Current Net      Term to       Term to
  Loan                Balances       Mortgage Rate    Mortgage Rate     Maturity      Maturity     Gross Margin
   No.     Group         ($)              (%)              (%)        (in months)   (in months)        (%)
--------   -----   --------------   --------------   --------------   -----------   -----------   -------------
   172      II-1    42,647,803.09     6.9453518100     6.5703518100       360           359        2.2661110292
   173      II-1       316,000.00     6.7500000000     6.3750000000       360           355        2.2500000000
   174      II-1    40,938,941.02     6.8368217783     6.4618217783       360           359        2.2872039897
   175      II-1    21,486,727.22     6.7332099038     6.3582099038       360           359        2.2500000000
   176      II-1       345,000.00     7.2500000000     6.8750000000       360           357        2.2500000000
   177      II-1   292,957,730.91     6.8435119613     6.4696903073       360           359        2.2657393703
   178      II-1    35,091,786.35     7.0408493836     6.6658493836       360           359        2.2723522391
   179      II-2     1,823,320.00     5.4137370292     5.0387370292       360           355        2.7500000000
   180      II-2     4,727,214.80     6.2143421281     5.9520101501       360           358        2.2500000000
   181      II-2    17,138,265.91     5.6259137339     5.2632097439       360           356        2.5967311158
   182      II-2    55,182,999.31     6.2007958157     5.8530510396       360           357        2.2862339856
   183      II-2     4,750,679.32     5.4854078953     5.2354078953(2)    360           355        2.2500000000
   184      II-2     1,950,992.42     6.5526516436     6.1776516436       360           358        2.3903694357
   185      II-2    46,726,837.31     6.4529329068     6.0826357716       360           358        2.2625195719
   186      II-2     1,986,800.00     6.3380310046     5.9630310046       360           358        2.2500000000
   187      II-3       758,061.34     5.9397858292     5.5647858292       360           357        2.7711667073
   188      II-3       608,063.97     5.8750000000     5.6250000000       360           353        2.2500000000
   189      II-3     4,507,093.51     6.0502446162     5.8002446162       360           356        2.4797536778
   190      II-3       438,700.00     6.2500000000     6.0000000000       360           358        2.2500000000
   191      II-3     1,475,893.66     6.0285335259     5.7785335259       360           357        2.2500000000
   192      II-3     7,607,039.10     5.6978945290     5.3228945290       360           356        2.5435959617
   193      II-3    16,122,728.94     5.9683050348     5.7161132533       360           355        2.4574710809
   194      II-3     1,282,445.68     6.7714080861     6.3964080861       360           358        2.2500000000
   195      II-3       250,266.35     6.5044403343     6.1294403343       360           358        2.2500000000
   196      II-3     2,044,751.82     6.1144585911     5.7394585911       360           357        2.2888226516
   197      II-3       506,000.00     5.8750000000     5.5000000000       360           356        2.2500000000
   198      II-3    13,937,295.84     6.2762917360     5.9046998351       360           358        2.2629024312
   199      II-3     1,808,369.88     6.6000990544     6.2250990544       360           359        2.2500000000
   200      II-3       887,825.00     5.7526785966     5.3776785966       360           358        2.2500000000
   201      II-3     1,740,279.00     5.8628841266     5.4878841266       360           359        2.2500000000
   202      II-3    23,142,915.44     6.2795180145     5.9045180145       360           357        2.2500000000
   203      II-3     1,125,161.99     6.6538449644     6.2788449644       360           355        2.2500000000

                                                                      Number of      Rate/
           Initial    Subsequent       Maximum          Minimum        Months       Payment
          Periodic     Periodic       Lifetime         Lifetime         Until      Adjustment    Remaining
 Loan     Rate Cap     Rate Cap       Mortgage         Mortgage      First Rate    Frequency     Interest
  No.       (%)           (%)         Rate (%)         Rate (%)      Adjustment   (in months)   Only Months      Index
------   ----------   ----------   --------------   --------------   ----------   -----------   -----------   ------------
   1        5.00000      4.40719    11.2887934222     2.7500000000       79           12            79          1 Yr. TRES
   2        5.00000      2.00000    11.0179705273     2.2500000000       80           12            NA         1 Yr. LIBOR
   3        5.00000      2.00000    10.8750000000     2.2500000000       80           12            80         1 Yr. LIBOR
   4        6.00000      2.00000    12.6874384276     3.2500000000       34            6            34         6 Mo. LIBOR
   5        6.00000      2.00000    12.5522921163     3.2500000000       35            6            35         6 Mo. LIBOR
   6        5.00000      1.00000    11.7592607240     2.0000000000       79            6            79         6 Mo. LIBOR
   7        2.00000      2.00000    11.8750000000     3.0000000000        5           12            NA          1 Yr. TRES
   8        3.00000      1.00000    13.6250000000     5.0000000000        6            6            24         6 Mo. LIBOR
   9        2.00000      2.00000    11.4024017959     2.4307129715        7           12            NA         1 Yr. LIBOR
  10        3.00000      1.00000    12.3750000000     2.0000000000        5            6            NA         6 Mo. LIBOR
  11        4.92191      1.88861    10.8750448668     2.7285901740       16           12            NA          1 Yr. TRES
  12        5.00000      2.89323    10.5217740386     2.7500000000       19           12            NA         1 Yr. LIBOR
  13        3.00000      1.52020    11.3150253187     2.2500000000       19            6            NA         6 Mo. LIBOR
  14        5.16989      1.22633    11.3768645727     2.0133810831       12            6            12         6 Mo. LIBOR
  15        5.00000      2.00000    11.1250000000     2.7500000000       43           12            NA          1 Yr. TRES
  16        5.00000      2.00000    11.3750000000     2.7500000000       42           12            NA         1 Yr. LIBOR
  17        3.00000      2.00000    12.0000000000     2.2500000000       44            6            NA         6 Mo. LIBOR
  18        5.27112      1.16684    11.3944849934     2.0000000000       42            6            42         6 Mo. LIBOR
  19        5.00000      2.00000    11.5696938363     2.7500000000       79           12            NA          1 Yr. TRES
  20        5.00000      5.00000    11.1250000000     2.7500000000       79           12            79          1 Yr. TRES
  21        5.00000      2.00000    10.9213526860     2.2500000000       80           12            NA         1 Yr. LIBOR
  22        6.00000      2.00000    13.1768896303     3.2500000000       31            6            31         6 Mo. LIBOR
  23        4.62023      1.18989    11.5738505574     2.0474713896       79            6            79         6 Mo. LIBOR
  24        2.00000      2.00000    12.0000000000     3.7500000000        1           12            NA          1 Yr. TRES
  25        3.00000      1.00000    14.6250000000     5.7500000000        4            6            NA         6 Mo. LIBOR
  26        2.00000      2.00000    11.1561285841     2.4620949187        7           12            NA         1 Yr. LIBOR
  27        3.00000      1.00000    12.3996625353     2.0493250705        5            6            NA         6 Mo. LIBOR
  28        5.00000      1.00000    10.2500000000     2.0000000000        2            6            NA         6 Mo. LIBOR
  29        4.88826      1.75793    10.6788668298     2.7261386958       17           12            NA          1 Yr. TRES
  30        5.00000      4.32364    10.4309611724     2.7500000000       19           12            NA         1 Yr. LIBOR
  31        4.01669      2.00000    11.8192489128     2.2153415660       19            6            NA         6 Mo. LIBOR
  32       99.00000     99.00000    13.0000000000     2.8052239421       17            6            17         6 Mo. LIBOR
  33        4.94259      1.23413    11.2389066747     2.0552269538       14            6            14         6 Mo. LIBOR
  34        5.00000      1.54989    11.1631986160     2.7500000000       43           12            NA          1 Yr. TRES
  35        5.00000      2.00000    11.1250000000     2.7500000000       43           12            NA         1 Yr. LIBOR
  36        3.00000      2.00000    11.9485641055     2.2500000000       44            6            NA         6 Mo. LIBOR
  37        4.85801      1.02881    11.5199359020     2.0072023035       42            6            42         6 Mo. LIBOR
  38        5.00000      2.00000    12.2500000000     2.2500000000       59           12            NA         1 Yr. LIBOR
  39        5.00000      2.00000    12.2418923707     2.2500000000       58           12            NA         1 Yr. LIBOR
  40        5.00000      2.00000    11.1774352732     2.2500000000       57           12            57         1 Yr. LIBOR
  41        5.00000      2.00000    11.7500000000     2.2500000000       60           12           120         1 Yr. LIBOR
  42        5.00000      2.00000    11.1365861863     2.2500000000       58           12            58         1 Yr. LIBOR
  43        5.00000      2.00000    12.3151265895     2.2500000000       58           12           118         1 Yr. LIBOR
  44        5.00000      2.00000    12.1341758607     2.2500000000       57           12            57         1 Yr. LIBOR
  45        5.00000      1.00000    12.5815963746     2.2500000000       59            6            NA         6 Mo. LIBOR
  46        5.00000      1.00000    11.5000000000     2.2500000000       58            6            NA         6 Mo. LIBOR
  47        5.00000      1.00000    12.2586003124     2.2500000000       58            6            NA         6 Mo. LIBOR
  48        5.19924      1.00000    12.7422593750     2.2500000000       59            6            NA         6 Mo. LIBOR
  49        5.00000      1.00000    11.8632639136     2.2500000000       58            6           118         6 Mo. LIBOR
  50        5.00000      1.00000    12.6469850372     2.2500000000       59            6           119         6 Mo. LIBOR
  51        5.17972      1.20798    12.2252173660     2.2777930608       58            6           118         6 Mo. LIBOR
  52        5.00000      1.00000    12.4564212146     2.2500000000       58            6            58         6 Mo. LIBOR
  53        6.00000      2.00000    12.8750000000     2.2500000000       59            6           119         6 Mo. LIBOR
  54        5.34497      1.45433    12.3251734896     2.2500000000       59            6           119         6 Mo. LIBOR
  55        5.00000      1.00000    11.9481408568     2.2500000000       59            6            59         6 Mo. LIBOR

                                                                      Number of      Rate/
           Initial    Subsequent       Maximum          Minimum        Months       Payment
          Periodic     Periodic       Lifetime         Lifetime         Until      Adjustment    Remaining
 Loan     Rate Cap     Rate Cap       Mortgage         Mortgage      First Rate    Frequency     Interest
  No.       (%)           (%)         Rate (%)         Rate (%)      Adjustment   (in months)   Only Months      Index
------   ----------   ----------   --------------   --------------   ----------   -----------   -----------   ------------
  56        5.11941      1.12453    12.5523769976     2.2612049957       59            6           119         6 Mo. LIBOR
  57        5.00000      1.00000    12.4212852470     2.2659617093       59            6            59         6 Mo. LIBOR
  58        5.00000      2.00000    12.7001521800     2.2500000000       56           12            NA         1 Yr. LIBOR
  59        5.00000      2.00000    12.8209448364     2.2500000000       58           12           118         1 Yr. LIBOR
  60        5.00000      2.00000    12.8750000000     2.2500000000       58           12            58         1 Yr. LIBOR
  61        5.00000      2.00000    12.6250000000     2.2500000000       58           12           118         1 Yr. LIBOR
  62        5.00000      1.85348    12.7607617610     2.2500000000       58           12            58         1 Yr. LIBOR
  63        5.00000      1.00000    12.8052375208     2.2500000000       59            6            NA         6 Mo. LIBOR
  64        5.00000      1.00000    12.7917091400     2.2500000000       59            6            NA         6 Mo. LIBOR
  65        5.00437      1.00437    12.9028426663     2.2500000000       59            6            NA         6 Mo. LIBOR
  66        5.02192      1.02192    12.9368068604     2.3366231047       59            6            NA         6 Mo. LIBOR
  67        4.97509      1.02656    12.9167888800     2.3153017549       59            6            NA         6 Mo. LIBOR
  68        5.00000      1.00000    12.8883596871     2.2500000000       59            6           119         6 Mo. LIBOR
  69        5.00000      1.00000    12.7137930604     2.2500000000       59            6            59         6 Mo. LIBOR
  70        5.00000      1.00000    12.8786966046     2.2500000000       59            6           119         6 Mo. LIBOR
  71        5.00000      1.00000    12.3750000000     2.2500000000       59            6            59         6 Mo. LIBOR
  72        5.03776      1.03776    12.8383957846     2.2682500110       59            6           119         6 Mo. LIBOR
  73        5.00000      1.00000    12.7692017833     2.2666818557       59            6            59         6 Mo. LIBOR
  74        5.06475      1.06475    12.8602986468     2.2863472818       59            6           119         6 Mo. LIBOR
  75        5.00000      1.00000    12.8797561318     2.2500000000       59            6            59         6 Mo. LIBOR
  76        5.05898      1.06415    12.7927717641     2.2600293780       59            6           119         6 Mo. LIBOR
  77        4.97583      1.02245    12.7778900838     2.3190495793       59            6            59         6 Mo. LIBOR
  78        2.00000      2.00000    11.8750000000     2.2500000000       34           12            NA         1 Yr. LIBOR
  79        2.00000      2.00000    11.1832990731     2.6460986953       32           12           116         1 Yr. LIBOR
  80        2.00000      2.00000    12.4907719768     2.5243426293       29           12            29         1 Yr. LIBOR
  81        2.00000      1.00000    12.0000000000     2.2500000000       35            6            NA         6 Mo. LIBOR
  82        2.48576      1.00000    11.4464024836     2.2500000000       35            6           119         6 Mo. LIBOR
  83        2.00000      1.00000    12.7500000000     2.2500000000       32            6            56         6 Mo. LIBOR
  84        6.00000      2.00000    13.5000000000     2.2500000000       34            6           118         6 Mo. LIBOR
  85        3.47482      1.36870    12.0177104679     2.4343523960       33            6           117         6 Mo. LIBOR
  86        3.00000      1.00000    10.7500000000     2.2500000000       27            6            27         6 Mo. LIBOR
  87        2.00000      2.00000    11.5355938671     2.7500000000       33           12            NA          1 Yr. TRES
  88        2.00000      2.00000    11.8750000000     2.2500000000       35           12            NA         1 Yr. LIBOR
  89        3.00000      1.00000    11.3750000000     2.2500000000       35           12            59         1 Yr. LIBOR
  90        2.00000      2.18675    11.7724480071     2.5663705379       32           12           116         1 Yr. LIBOR
  91        2.11286      2.11035    12.2739807446     2.2500000000       33           12            33         1 Yr. LIBOR
  92        3.00000      1.00000    12.8750000000     2.2500000000       34            6            NA         6 Mo. LIBOR
  93        3.00000      1.00000    12.9733101697     2.2500000000       35            6            NA         6 Mo. LIBOR
  94        3.87181      1.22162    12.0601356604     2.4122537295       33            6            NA         6 Mo. LIBOR
  95        2.00000      1.00000    13.8750000000     2.2500000000       35            6           119         6 Mo. LIBOR
  96        3.00000      1.00000    12.5000000000     2.2500000000       33            6            57         6 Mo. LIBOR
  97        4.12309      1.34583    12.3579600130     2.3325822486       33            6           117         6 Mo. LIBOR
  98        3.00000      1.00000    12.4072860086     2.2500000000       35            6            35         6 Mo. LIBOR
  99        2.00000      1.57471    12.9525862069     3.8304597701       34            6            58         6 Mo. LIBOR
  100       2.71315      1.00000    12.0065412722     2.4820213834       35            6           119         6 Mo. LIBOR
  101       3.00000      1.00000    12.2342774554     2.2500000000       35            6            35         6 Mo. LIBOR
  102       2.51884      1.05821    12.2483358518     2.2650746255       34            6           118         6 Mo. LIBOR
  103       2.48645      1.00000    11.5132213537     2.2500000000       28            6            28         6 Mo. LIBOR
  104       2.00000      1.00000    13.7500000000     2.2500000000       35            6            59         6 Mo. LIBOR
  105       3.00000      1.00000    13.0000000000     3.1250000000       20            6            NA         6 Mo. LIBOR
  106       3.00000      1.00000    13.3750000000     4.0000000000       21            6            NA         6 Mo. LIBOR
  107       3.00000      1.00000    13.7500000000     4.8750000000       19            6           115         6 Mo. LIBOR
  108       3.00000      1.84306    12.8615422956     3.2230845913       21            6           117         6 Mo. LIBOR
  109       2.00000      2.00000    10.9712281558     2.8272507568        8           12            NA          1 Yr. TRES
  110       2.00000      2.00000    11.4859893730     2.8163499728        8           12            NA          1 Yr. TRES
  111       2.00000      2.00000    11.6250000000     4.0000000000        7           12            NA          1 Yr. TRES
  112      99.00000     99.00000    12.0000000000     2.2732604539        1            1           115          1 Mo LIBOR

                                                                      Number of      Rate/
           Initial    Subsequent       Maximum          Minimum        Months       Payment
          Periodic     Periodic       Lifetime         Lifetime         Until      Adjustment    Remaining
 Loan     Rate Cap     Rate Cap       Mortgage         Mortgage      First Rate    Frequency     Interest
  No.       (%)           (%)         Rate (%)         Rate (%)      Adjustment   (in months)   Only Months      Index
------   ----------   ----------   --------------   --------------   ----------   -----------   -----------   ------------
  113      99.00000     99.00000    12.0000000000     1.9741887904        3            6           117         6 Mo. LIBOR
  114      99.00000     99.00000    12.0000000000     1.6250000000        3            6           117         6 Mo. LIBOR
  115       1.00000      1.00000    11.8750000000     2.7500000000        6            6           114         6 Mo. LIBOR
  116       6.00000      2.00000    13.1250000000     2.7500000000       19           12            NA         1 Yr. LIBOR
  117       3.00000      1.00000    13.7500000000     2.3750000000       23            6            NA         6 Mo. LIBOR
  118       3.00000      1.00000    12.5000000000     3.3750000000       20            6            NA         6 Mo. LIBOR
  119       3.00000      1.00000    12.7151666917     3.6310439893       20            6            NA         6 Mo. LIBOR
  120       3.47243      1.12604    12.3812101426     2.7784233721       20            6            NA         6 Mo. LIBOR
  121       3.00000      1.00000    13.6250000000     2.8750000000       19            6           115         6 Mo. LIBOR
  122       6.00000      2.00000    11.4091170457     2.7500000000       17            6           113         6 Mo. LIBOR
  123       3.00000      1.00000    12.6193201522     3.4366755692       20            6           116         6 Mo. LIBOR
  124       3.00000      1.00000    12.1250000000     2.2500000000       23            6            59         6 Mo. LIBOR
  125       3.53313      1.17771    11.9068647036     2.7350099868       20            6           116         6 Mo. LIBOR
  126       6.00000      2.00000    14.0000000000     5.0000000000       19            6            19         6 Mo. LIBOR
  127       2.67529      2.00000    13.3462180333     2.8181573406       21            6            57         6 Mo. LIBOR
  128       2.00000      2.00000    11.2080816712     2.7503104358        9           12            NA          1 Yr. TRES
  129       2.00000      2.00000    10.8750000000     2.8750000000       10           12            NA          1 Yr. TRES
  130       2.00000      2.00000    11.6661933486     2.8319656503        8           12            NA          1 Yr. TRES
  131      99.00000     99.00000    12.0000000000     2.8750000000        1            1           118          1 Mo LIBOR
  132       1.00000      1.00000    12.0000000000     3.7500000000        4            6            NA         6 Mo. LIBOR
  133      99.00000     99.00000    12.0000000000     3.0394736842        2            6           116         6 Mo. LIBOR
  134      99.00000     99.00000    12.0000000000     1.9494245092        4            6           118         6 Mo. LIBOR
  135      99.00000     99.00000    12.0000000000     1.6129855833        3            6           117         6 Mo. LIBOR
  136       2.06252      1.26563    11.7421846765     2.6503885074        6            6           115         6 Mo. LIBOR
  137       5.00000      2.00000    10.8750000000     2.2500000000      118           12            NA         1 Yr. LIBOR
  138       5.00000      2.00000    10.9976625664     2.2500000000      114           12           114         1 Yr. LIBOR
  139       5.05667      1.90988    11.2350969075     2.4621821447      116           12           116         1 Yr. LIBOR
  140       5.00000      1.00000    11.2767091118     2.2500000000      117            6           117         6 Mo. LIBOR
  141      99.00000     99.00000    13.0000000000     2.2500000000      116            6           116         6 Mo. LIBOR
  142       5.24026      1.53464    12.2364997593     2.2500000000      117            6           117         6 Mo. LIBOR
  143       5.00000      2.00000    11.7084395603     2.2500000000      118           12            NA         1 Yr. LIBOR
  144       5.00000      2.00000    11.2707004502     2.2500000000      116           12           116         1 Yr. LIBOR
  145       5.00000      1.98525    11.4076381680     2.3054468344      116           12           116         1 Yr. LIBOR
  146       5.00000      1.00000    11.3824804339     2.2500000000      119            6            NA         6 Mo. LIBOR
  147       5.33499      1.33499    11.6100562337     2.2500000000      118            6           118         6 Mo. LIBOR
  148      99.00000     99.00000    12.8686778877     2.2500000000      117            6           117         6 Mo. LIBOR
  149       5.31204      1.38314    11.8542694414     2.2500000000      118            6           118         6 Mo. LIBOR
  150       5.00000      2.00000    10.6856257548     2.7500000000       58           12            NA          1 Yr. TRES
  151       5.00000      2.00000    11.5000000000     2.2500000000       57           12            NA         1 Yr. LIBOR
  152       5.00000      1.82496    11.5084961313     2.2500000000       58           12            NA         1 Yr. LIBOR
  153       5.00000      2.00000    11.5595867319     2.2500000000       57           12            NA         1 Yr. LIBOR
  154       5.00000      2.00000    11.1771530326     2.2500000000       58           12            58         1 Yr. LIBOR
  155       5.00000      2.00000    11.0000000000     2.2500000000       58           12            58         1 Yr. LIBOR
  156       5.00000      1.88388    12.0649397213     2.2645244502       58           12           118         1 Yr. LIBOR
  157       5.00000      1.88684    11.5478010555     2.2500000000       58           12            58         1 Yr. LIBOR
  158       5.12090      2.00248    11.0628318926     2.4687070138       57           12           117         1 Yr. LIBOR
  159       5.00000      1.98897    11.3860325919     2.2500000000       57           12            57         1 Yr. LIBOR
  160       5.00000      2.00000    10.1250000000     2.2500000000       56           12            56         1 Yr. LIBOR
  161       5.40547      1.40547    12.6101095681     2.2500000000       59            6            NA         6 Mo. LIBOR
  162       5.00000      1.00000    12.0459421244     2.2500000000       59            6            NA         6 Mo. LIBOR
  163       5.07089      1.09043    12.0627653298     2.2877932917       58            6            NA         6 Mo. LIBOR
  164       5.00000      1.00000    11.8196932347     2.2500000000       59            6            NA         6 Mo. LIBOR
  165      99.00000     99.00000    12.0000000000     2.2500000000       54            6            NA         6 Mo. LIBOR
  166       5.08564      1.11806    12.1012921578     2.2870711384       59            6            NA         6 Mo. LIBOR
  167       5.00000      1.00000    12.1575197130     2.2735383152       59            6           119         6 Mo. LIBOR
  168       5.00000      1.00000    11.8209660953     2.2500000000       59            6            59         6 Mo. LIBOR
  169       5.00000      1.00000    12.0727563383     2.2500000000       59            6           119         6 Mo. LIBOR

                                                                      Number of      Rate/
           Initial    Subsequent       Maximum          Minimum        Months       Payment
          Periodic     Periodic       Lifetime         Lifetime         Until      Adjustment    Remaining
 Loan     Rate Cap     Rate Cap       Mortgage         Mortgage      First Rate    Frequency      Interest
  No.       (%)           (%)         Rate (%)         Rate (%)      Adjustment   (in months)   Only Months      Index
------   ----------   ----------   --------------   --------------   ----------   -----------   -----------   ------------
  170       5.00000      1.00000    12.2373481781     2.2500000000       58            6            58         6 Mo. LIBOR
  171       5.13260      1.13597    12.0467922914     2.2770835555       58            6           118         6 Mo. LIBOR
  172       4.99822      1.00483    11.9501844153     2.2661110292       59            6            59         6 Mo. LIBOR
  173       5.00000      1.00000    11.7500000000     2.2500000000       55            6           115         6 Mo. LIBOR
  174       5.05413      1.05413    11.8909531247     2.2872039897       59            6           119         6 Mo. LIBOR
  175       5.00000      1.00000    11.7332099038     2.2500000000       59            6            59         6 Mo. LIBOR
  176       5.00000      1.00000    12.2500000000     2.2500000000       57            6           117         6 Mo. LIBOR
  177       5.13025      1.15309    11.9953415973     2.2657393703       59            6           119         6 Mo. LIBOR
  178       5.00000      1.02576    12.0408493836     2.2723522391       59            6            59         6 Mo. LIBOR
  179       5.00000      2.00000    10.4953738236     2.7500000000       55           12           115          1 Yr. TRES
  180       5.00000      2.00000    11.2143421281     2.2500000000       58           12            NA         1 Yr. LIBOR
  181       5.02528      2.00000    10.6511900367     2.5967311158       56           12           116         1 Yr. LIBOR
  182       5.00000      2.00000    11.2007958157     2.2862339856       57           12            57         1 Yr. LIBOR
  183       5.00000      2.00000    10.5627652531     2.2500000000       55           12            55         1 Yr. LIBOR
  184       5.28074      1.28074    11.8333905149     2.3903694357       58            6            NA         6 Mo. LIBOR
  185       5.15080      1.16010    11.6131857617     2.2625195719       58            6           118         6 Mo. LIBOR
  186       5.00000      1.00000    11.3380310046     2.2500000000       58            6            58         6 Mo. LIBOR
  187       5.00000      2.00000    10.9397858292     2.7711667073       81           12            NA          1 Yr. TRES
  188       5.00000      2.00000    10.8750000000     2.2500000000       77           12            NA         1 Yr. LIBOR
  189       5.00000      2.00000    11.0502446162     2.4797536778       80           12            NA         1 Yr. LIBOR
  190       5.00000      2.00000    11.2500000000     2.2500000000       82           12           118         1 Yr. LIBOR
  191       5.00000      2.00000    11.0285335259     2.2500000000       81           12            81         1 Yr. LIBOR
  192       5.05587      2.00000    10.7537638357     2.5435959617       80           12           116         1 Yr. LIBOR
  193       5.00000      2.00000    10.9683050348     2.4574710809       79           12            79         1 Yr. LIBOR
  194       5.45113      1.45113    12.2225424530     2.2500000000       82            6            NA         6 Mo. LIBOR
  195       5.00000      1.00000    11.5044403343     2.2500000000       82            6            NA         6 Mo. LIBOR
  196       5.30947      1.20968    11.4239304761     2.2888226516       81            6            NA         6 Mo. LIBOR
  197       5.00000      1.00000    10.8750000000     2.2500000000       80            6           116         6 Mo. LIBOR
  198       5.40815      1.40815    11.6844379119     2.2629024312       82            6           118         6 Mo. LIBOR
  199       5.00000      1.00000    11.6000990544     2.2500000000       83            6            83         6 Mo. LIBOR
  200       5.00000      1.00000    10.7526785966     2.2500000000       82            6           118         6 Mo. LIBOR
  201       5.00000      1.00000    10.8628841266     2.2500000000       83            6            83         6 Mo. LIBOR
  202       5.36410      1.36839    11.6436187092     2.2500000000       81            6           117         6 Mo. LIBOR
  203       5.00000      1.29720    11.6538449644     2.2500000000       79            6            79         6 Mo. LIBOR

     (1)  The servicing fee increases by 0.125% per annum in the 56th period
     (2)  The servicing fee increases by 0.125% per annum in the 55th period.

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the classes of Offered Certificates set forth in the tables. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the classes of Offered Certificates set forth below may mature earlier or later than indicated by the tables below. Further, subsequent mortgage loans shall be conveyed to the Trustee on behalf of the Trust during the Pre-Funding Period, which will increase the aggregate principal balance of the Mortgage Loans and otherwise affect the characteristics of the Mortgage Loans that may be reflected in the structuring assumptions. The subsequent mortgage loans will have the characteristics with respect thereto set forth in "The Mortgage Loans--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account." Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Certificates (other than the Interest Only Certificates) and sets forth the percentage of the initial principal amounts of each such class that would be outstanding after each of the distribution dates shown, at specified percentages of the CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial Certificate Principal Balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                             CLASS I-1A-1 CERTIFICATES             CLASS I-1A-2 CERTIFICATES
                      -------------------------------------   -------------------------------------
DISTRIBUTION DATE      10%     20%     30%     40%     50%     10%     20%     30%     40%     50%
-------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
DISTRIBUTION DATE
Initial Percentage      100     100     100     100     100     100     100     100     100     100
January 2007 ......      89      78      67      56      45      89      78      67      56      45
January 2008 ......      79      60      44      30      18      79      60      44      30      18
January 2009 ......      70      46      28      14       4      70      46      28      14       4
January 2010 ......      62      37      22      11       4      62      37      22      11       4
January 2011 ......      54      29      15       7       2      54      29      15       7       2
January 2012 ......      48      23      10       4       1      48      23      10       4       1
January 2013 ......      42      18       7       2       *      42      18       7       2       *
January 2014 ......      38      15       5       1       0      38      15       5       1       0
January 2015 ......      34      11       3       *       0      34      11       3       *       0
January 2016 ......      30       9       2       0       0      30       9       2       0       0
January 2017 ......      26       7       1       0       0      26       7       1       0       0
January 2018 ......      23       5       1       0       0      23       5       1       0       0
January 2019 ......      20       4       *       0       0      20       4       *       0       0
January 2020 ......      17       3       0       0       0      17       3       0       0       0
January 2021 ......      15       2       0       0       0      15       2       0       0       0
January 2022 ......      13       1       0       0       0      13       1       0       0       0
January 2023 ......      11       1       0       0       0      11       1       0       0       0
January 2024 ......       9       1       0       0       0       9       1       0       0       0
January 2025 ......       8       *       0       0       0       8       *       0       0       0
January 2026 ......       6       *       0       0       0       6       *       0       0       0
January 2027 ......       5       0       0       0       0       5       0       0       0       0
January 2028 ......       4       0       0       0       0       4       0       0       0       0
January 2029 ......       3       0       0       0       0       3       0       0       0       0
January 2030 ......       2       0       0       0       0       2       0       0       0       0
January 2031 ......       2       0       0       0       0       2       0       0       0       0
January 2032 ......       1       0       0       0       0       1       0       0       0       0
January 2033 ......       1       0       0       0       0       1       0       0       0       0
January 2034 ......       *       0       0       0       0       *       0       0       0       0
January 2035 ......       0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life to Maturity
 (years)** ........    7.62    4.03    2.55    1.75    1.23    7.62    4.03    2.55    1.75    1.23

----------
(*)  Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                             CLASS I-M-1 CERTIFICATES              CLASS I-M-2 CERTIFICATES
                      -------------------------------------   -------------------------------------
DISTRIBUTION DATE      10%     20%     30%     40%     50%     10%     20%     30%     40%     50%
-------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage      100     100     100     100     100     100     100     100     100     100
January 2007 ......     100     100     100     100     100     100     100     100     100     100
January 2008 ......     100     100     100     100     100     100     100     100     100     100
January 2009 ......     100     100     100     100     100     100     100     100     100     100
January 2010 ......     100      81      47      26      38     100      81      47      26      12
January 2011 ......     100      64      33      15       6     100      64      33      15       6
January 2012 ......     100      51      23       9       3     100      51      23       9       3
January 2013 ......      93      41      16       5       2      93      41      16       5       2
January 2014 ......      83      32      11       3       0      83      32      11       3       0
January 2015 ......      74      26       8       2       0      74      26       8       2       0
January 2016 ......      66      20       5       1       0      66      20       5       1       0
January 2017 ......      58      16       4       0       0      58      16       4       0       0
January 2018 ......      50      12       2       0       0      50      12       2       0       0
January 2019 ......      44      10       2       0       0      44      10       2       0       0
January 2020 ......      38       7       1       0       0      38       7       1       0       0
January 2021 ......      33       6       0       0       0      33       6       0       0       0
January 2022 ......      29       4       0       0       0      29       4       0       0       0
January 2023 ......      24       3       0       0       0      24       3       0       0       0
January 2024 ......      21       3       0       0       0      21       3       0       0       0
January 2025 ......      18       2       0       0       0      18       2       0       0       0
January 2026 ......      15       1       0       0       0      15       1       0       0       0
January 2027 ......      12       0       0       0       0      12       0       0       0       0
January 2028 ......      10       0       0       0       0      10       0       0       0       0
January 2029 ......       8       0       0       0       0       8       0       0       0       0
January 2030 ......       6       0       0       0       0       6       0       0       0       0
January 2031 ......       5       0       0       0       0       5       0       0       0       0
January 2032 ......       3       0       0       0       0       3       0       0       0       0
January 2033 ......       2       0       0       0       0       2       0       0       0       0
January 2034 ......       1       0       0       0       0       1       0       0       0       0
January 2035 ......       0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life to Maturity
 (years)** ........   13.45    7.31    4.94    4.12    4.09   13.45    7.31    4.91    4.00    3.74

----------
(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                             CLASS I-B-1 CERTIFICATES              CLASS I-B-2 CERTIFICATES
                      -------------------------------------   -------------------------------------
DISTRIBUTION DATE      10%     20%     30%     40%     50%     10%     20%     30%     40%     50%
-------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage      100     100     100     100     100     100     100     100     100     100
January 2007 ......     100     100     100     100     100     100     100     100     100     100
January 2008 ......     100     100     100     100     100     100     100     100     100     100
January 2009 ......     100     100     100     100     100     100     100     100     100     100
January 2010 ......     100      81      47      26      12     100      81      47      26      12
January 2011 ......     100      64      33      15       6     100      64      33      15       6
January 2012 ......     100      51      23       9       3     100      51      23       9       3
January 2013 ......      93      41      16       5       2      93      41      16       5       2
January 2014 ......      83      32      11       3       0      83      32      11       3       0
January 2015 ......      74      26       8       2       0      74      26       8       2       0
January 2016 ......      66      20       5       1       0      66      20       5       1       0
January 2017 ......      58      16       4       0       0      58      16       4       0       0
January 2018 ......      50      12       2       0       0      50      12       2       0       0
January 2019 ......      44      10       2       0       0      44      10       2       0       0
January 2020 ......      38       7       1       0       0      38       7       1       0       0
January 2021 ......      33       6       0       0       0      33       6       0       0       0
January 2022 ......      29       4       0       0       0      29       4       0       0       0
January 2023 ......      24       3       0       0       0      24       3       0       0       0
January 2024 ......      21       3       0       0       0      21       3       0       0       0
January 2025 ......      18       2       0       0       0      18       2       0       0       0
January 2026 ......      15       1       0       0       0      15       1       0       0       0
January 2027 ......      12       *       0       0       0      12       1       0       0       0
January 2028 ......      10       0       0       0       0      10       0       0       0       0
January 2029 ......       8       0       0       0       0       8       0       0       0       0
January 2030 ......       6       0       0       0       0       6       0       0       0       0
January 2031 ......       5       0       0       0       0       5       0       0       0       0
January 2032 ......       3       0       0       0       0       3       0       0       0       0
January 2033 ......       2       0       0       0       0       2       0       0       0       0
January 2034 ......       1       0       0       0       0       1       0       0       0       0
January 2035 ......       0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life to Maturity
(years)** .........   13.45    7.31    4.89    3.93    3.56   13.45    7.31    4.88    3.91    3.48

----------
(*)  Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                 CLASS II-1A CERTIFICATES                       CLASS II-2A CERTIFICATES
                      ---------------------------------------------   ---------------------------------------------
DISTRIBUTION DATE      0%     10%     25%     30%     40%     50%      0%     10%     25%     30%     40%     50%
-------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage      100     100     100     100     100     100     100     100     100     100     100     100
January 2007 ......     100      89      73      67      56      45     100      89      73      67      56      45
January 2008 ......     100      79      52      44      31      20     100      79      52      44      31      20
January 2009 ......     100      70      37      29      17       9     100      70      37      30      17       9
January 2010 ......     100      62      28      21      10       4     100      62      28      21      10       4
January 2011 ......      99      55      21      14       6       2      99      55      21      14       6       2
January 2012 ......      99      48      16      10       4       1      99      48      16      10       4       1
January 2013 ......      98      43      12       7       2       1      98      42      12       7       2       1
January 2014 ......      98      38       9       5       1       *      97      38       9       5       1       *
January 2015 ......      97      34       6       3       1       *      96      34       6       3       1       *
January 2016 ......      97      30       5       2       *       *      95      30       5       2       *       *
January 2017 ......      94      27       4       2       *       *      93      26       3       2       *       *
January 2018 ......      92      23       3       1       *       *      90      23       3       1       *       *
January 2019 ......      89      21       2       1       *       *      87      20       2       1       *       *
January 2020 ......      86      18       1       1       *       *      85      18       1       *       *       *
January 2021 ......      83      16       1       *       *       *      82      15       1       *       *       *
January 2022 ......      80      13       1       *       *       *      78      13       1       *       *       *
January 2023 ......      77      12       1       *       *       *      75      11       *       *       *       *
January 2024 ......      73      10       *       *       *       *      71      10       *       *       *       *
January 2025 ......      69       8       *       *       *       *      67       8       *       *       *       *
January 2026 ......      64       7       *       *       *       *      63       7       *       *       *       *
January 2027 ......      60       6       *       *       *       *      58       6       *       *       *       *
January 2028 ......      55       5       *       *       *       *      53       5       *       *       *       *
January 2029 ......      49       4       *       *       *       *      48       4       *       *       *       *
January 2030 ......      44       3       *       *       *       *      42       3       *       *       *       *
January 2031 ......      37       2       *       *       *       *      36       2       *       *       *       *
January 2032 ......      31       2       *       *       *       *      30       2       *       *       *       *
January 2033 ......      24       1       *       *       *       *      22       1       *       *       *       *
January 2034 ......      16       1       *       *       *       *      15       1       *       *       *       *
January 2035 ......       8       *       *       *       *       *       7       *       *       *       *       0
January 2036 ......       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life to Maturity
 (years)** ........   21.71    7.79    3.21    2.58    1.78    1.30   21.39    7.74    3.20    2.58    1.78    1.30

----------
(*)  Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                 CLASS II-3A CERTIFICATES             CLASS II-B-1, II-B-2 AND II-B-3 CERTIFICATES
                      ---------------------------------------------   ---------------------------------------------
DISTRIBUTION DATE      0%     10%     25%     30%     40%     50%      0%     10%     25%     30%     40%     50%
-------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage      100     100     100     100     100     100     100     100     100     100     100     100
January 2007 ......     100      89      72      67      56      45     100     100     100     100     100     100
January 2008 ......     100      79      52      44      31      20     100     100     100     100      86      73
January 2009 ......     100      70      37      29      17       9     100     100      92      84      67      52
January 2010 ......      99      62      28      21      10       4     100     100      69      58      40      26
January 2011 ......      99      55      21      14       6       2      99      99      51      41      24      13
January 2012 ......      99      48      16      10       4       1      99      99      38      28      14       6
January 2013 ......      99      43      12       7       2       1      98      94      29      20       9       3
January 2014 ......      98      38       9       5       1       *      98      84      21      14       5       2
January 2015 ......      97      34       6       3       1       *      97      75      16      10       3       1
January 2016 ......      96      30       5       2       *       *      96      67      12       7       2       *
January 2017 ......      94      27       4       2       *       *      94      59       9       5       1       *
January 2018 ......      91      23       3       1       *       *      92      52       6       3       1       *
January 2019 ......      89      20       2       1       *       *      89      45       5       2       *       *
January 2020 ......      86      18       1       1       *       *      86      39       3       1       *       *
January 2021 ......      83      15       1       *       *       *      83      34       2       1       *       *
January 2022 ......      79      13       1       *       *       *      80      30       2       1       *       *
January 2023 ......      76      11       1       *       *       *      76      25       1       *       *       *
January 2024 ......      72      10       *       *       *       *      72      22       1       *       *       *
January 2025 ......      68       8       *       *       *       *      68      18       1       *       *       *
January 2026 ......      64       7       *       *       *       *      64      16       *       *       *       *
January 2027 ......      59       6       *       *       *       *      59      13       *       *       *       *
January 2028 ......      54       5       *       *       *       *      54      11       *       *       *       *
January 2029 ......      48       4       *       *       *       *      49       9       *       *       *       *
January 2030 ......      43       3       *       *       *       *      43       7       *       *       *       *
January 2031 ......      36       2       *       *       *       *      37       5       *       *       *       *
January 2032 ......      30       2       *       *       *       *      30       4       *       *       *       *
January 2033 ......      22       1       *       *       *       *      23       3       *       *       *       *
January 2034 ......      15       1       *       *       *       0      16       2       *       *       *       *
January 2035 ......       6       *       *       *       *       0       7       1       *       *       *       0
January 2036 ......       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life to Maturity
 (years)** ........   21.53    7.76    3.20    2.58    1.78    1.30   21.65   13.66    6.11    5.25    4.05    3.26

----------
(*)  Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

YIELD SENSITIVITY OF THE INTEREST ONLY CERTIFICATES

         The yield to maturity on the Class II-1X-1, Class II-1X-2, Class II-2X-1 and Class II-3X-1 Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in Sub-Loan Group II-1, Sub-Loan Group II-2 and Sub-Loan Group II-3, respectively, which rate may fluctuate significantly over time, because the Notional Amount of the Class II-1X-1 Certificates is equal to the Certificate Principal Balance of the Class II-1A-1 Certificates, the Notional Amount of the Class II-1X-2 Certificates is equal to the aggregate Certificate Principal Balance of the Class II-1A-2 Certificates and Class II-1A-3 Certificates, the Notional Amount of the Class II-2X-1 Certificates is equal to the aggregate Certificate Principal Balance of the Class II-2A Certificates and the Notional Amount of the Class II-3X-1 Certificates is equal to the aggregate Certificate Principal balance of the Class II-3A Certificates. Investors in these Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in Sub-Loan Group II-1, Sub-Loan Group II-2 or Sub-Loan Group II-3, as applicable, could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments on the mortgage loans in Sub-Loan Group II-1 on each distribution date during the first seven years after the Closing Date will be allocated to the Class II-1A Certificates, all principal prepayments on the mortgage loans in Sub-Loan Group II-2 on each distribution date during the first seven years after the Closing Date will be allocated to the Class II-2A Certificates and all principal prepayments on the mortgage loans in Sub-Loan Group II-3 on each distribution date during the first seven years after the Closing Date will be allocated to the Class II-3A Certificates (in each case subject to limited exceptions).

         The yield to maturity on the Class II-X-B1, Class II-X-B2 and Class II-X-B3 Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in Loan Group II, which rate may fluctuate significantly over time, because the Notional Amount of the Class II-X-B1 Certificates is equal to the Certificate Principal Balance of the Class II-B-1 Certificates, the Notional Amount of the Class II-X-B2 Certificates is equal to the Certificate Principal Balance of the Class II-B-2 Certificates, the Notional Amount of the Class II-X-B3 Certificates is equal to the Certificate Principal Balance of the Class II-B-3 Certificates. Investors in these Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in Loan Group II could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments on the mortgage loans in Loan Group II on each distribution date during the first seven years after the Closing Date will be allocated to the Group II Senior Certificates, other than the senior interest-only certificates (subject to limited exceptions).

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the Interest Only Certificates to various constant rates of prepayment on the mortgage loans by projecting the monthly aggregate payments on the Interest Only Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of such mortgage loans, which differ from the actual characteristics and performance thereof, and assuming the aggregate purchase price for the Interest Only Certificates set forth below. Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of such Interest Only Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

PRE-TAX YIELD TO MATURITY OF THE CLASS II-1X-1 CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

ASSUMED PURCHASE PRICE            0%           10%           25%          30%          40%           50%
----------------------          -----         -----         ----         ----        ------        ------
      $6,972,295*               42.38%        29.11%        7.64%        0.00%       (16.18)%      (34.25)%

PRE-TAX YIELD TO MATURITY OF THE CLASS II-1X-2 CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

ASSUMED PURCHASE PRICE            0%           10%           25%          30%          40%           50%
----------------------          -----         -----         ----         ----        ------        ------
      $3,453,474*               42.38%        29.11%        7.64%        0.00%       (16.18)%      (34.25)%

PRE-TAX YIELD TO MATURITY OF THE CLASS II-2X-1 CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

ASSUMED PURCHASE PRICE            0%           10%           25%          30%          40%           50%
----------------------          -----         -----         ----         ----        ------        ------
      $1,016,385*               42.39%        29.13%        7.64%        0.00%       (16.19)%      (34.25)%

PRE-TAX YIELD TO MATURITY OF THE CLASS II-3X-1 CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

ASSUMED PURCHASE PRICE            0%           10%           25%          30%          40%           50%
----------------------          -----         -----         ----         ----        ------        ------
       $169,999*                42.21%         28.8%        7.59%        0.00%       (16.11)%      (34.12)%

PRE-TAX YIELD TO MATURITY OF THE CLASS II-X-B1 CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

ASSUMED PURCHASE PRICE            0%           10%           25%          30%          40%           50%
----------------------          -----         -----         ----         ----        ------        ------
      $2,076,696*               20.56%        18.13%        4.49%        0.00%        (9.98)%      (20.82)%

PRE-TAX YIELD TO MATURITY OF THE CLASS II-X-B2 CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

ASSUMED PURCHASE PRICE            0%           10%           25%          30%          40%           50%
----------------------          -----         -----         ----         ----        ------        ------
       $851,122*                21.25%        18.84%        4.75%        0.00%       (10.67)%      (22.35)%

  PRE-TAX YIELD TO MATURITY OF THE CLASS II-X-B3 CERTIFICATES AT THE FOLLOWING
                                 CPR PERCENTAGES

ASSUMED PURCHASE PRICE            0%           10%           25%          30%          40%           50%
----------------------          -----         -----         ----         ----        ------        ------
       $140,050*                26.34%        24.06%        7.29%        0.00%       (18.14)%      (36.19)%

(*)  Approximate

         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Interest Only Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest Only Certificates, and thus do not reflect the return on any investment in the Interest Only Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Interest Only Certificates are likely to differ from those shown in the table above, even if the prepayment assumption equals the percentages of CPR indicated in the table above over any given time period or over the entire life of the Interest Only Certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Interest Only Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans in Sub-Loan Group II-1, Sub-Loan Group II-2 and Sub-Loan Group II-3 could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of those mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the group II mortgage loans could result in the failure of such investors to fully recover their investments.

         For additional considerations relating to the yield on the Offered Certificates, see "Yield Considerations" in the prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The trust fund created under the Agreement will consist of (1) all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts and the Distribution Account, (6) the rights with respect to the Servicing Agreement, to the extent assigned to the Trustee, (7) the rights with respect to the Cap Contracts and (8) any proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Securities Administrator, which will serve as Certificate Registrar and Paying Agent; for these purposes and for purposes of presentment and surrender located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, BSALTA 2006-1, and for all other purposes located at 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Group, BSALTA 2006-1. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179.

ASSIGNMENT OF THE MORTGAGE LOANS

         At the time of issuance of the Certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the trust. The mortgage loans in each of the Loan Groups will be identified in a schedule appearing as an exhibit to the Agreement with each Loan Group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased (or will purchase) the mortgage loans from the Sponsor, the Sponsor made (or will make) certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

         (2) Immediately prior to the sale of the related mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the related mortgage loans as of the Closing Date or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

         (3) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

         In the case of a breach of any representation or warranty set forth above, or otherwise included in the Mortgage Loan Purchase Agreement, which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor, the Securities Administrator or the Sponsor of such breach, the Sponsor will either
(i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. This obligation of the Sponsor to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

CUSTODIAL ARRANGEMENTS

         Wells Fargo Bank, N.A., will act as custodian of the mortgage loans. The custodian is not an affiliate of the Depositor or the Sponsor. No servicer will have custodial responsibility for the mortgage loans. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the holders of the Certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. The custodian maintains mortgage custody vaults in each of those locations with an aggregate capacity of over nine million files. For a general description of Wells Fargo, see the description herein under "The Master Servicer and the Servicer--The Master Servicer."

THE TRUSTEE

         The Trustee is JPMorgan Chase Bank, N.A., a banking association organized under the laws of the United States and a wholly owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as indenture trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

         Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of December 31, 2005, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,000 asset-backed securities transactions, including about 804 domestic residential mortgage receivables securities transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the Agreement, then the Trustee will perform only such duties as are specifically set forth in the Agreement as being the duties to be performed by the Trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The Trustee's duties and responsibilities under the Agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the Agreement, examining them to determine whether they are in the form required by the Agreement, providing to the Securities Administrator notices of the occurrence of certain events of default under the Agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Distribution Account all reasonable out-of pocket expenses, disbursements and advances of the Trustee, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the Agreement and fails to resign after written request therefor by the Depositor or if the Trustee becomes insolvent. Upon becoming aware of those circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the Agreement.

         On and after the time the Master Servicer receives a notice of termination pursuant to the Agreement, the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for in the Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Agreement; provided, however, that EMC shall have the right to either (a) immediately assume the duties of the Master Servicer or
(b) select a successor Master Servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Master Servicer would have been entitled to if it had continued to act pursuant to the Agreement except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the Master Servicer pursuant to the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer pursuant to the Agreement. Any successor Master Servicer shall be an established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. If the Trustee assumes the duties and responsibilities of the Master Servicer, the Trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the

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Master Servicer under the Agreement, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as provided in the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act under the Agreement, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. The Trustee and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise enable the Trustee or successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the Trustee by the Master Servicer pursuant to the Agreement. Any successor to the Master Servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Master Servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of the Agreement concerning the Trustee's duties will be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the Trustee in its capacity as Trustee); the provisions of the Agreement relating to the Master Servicer, however, will apply to the Trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the Master Servicer, the Trustee will give prompt written notice thereof to the Securities Administrator and to the Rating Agencies.

         In addition to having express duties under the Agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Trustee will be subject to certain federal laws and, because the Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the Trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the Agreement, Wells Fargo, for so long as it is the Master Servicer, will also act as Securities Administrator, whose responsibilities include pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo is responsible for the preparation of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D in regards to Distribution and Pool Performance Information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo, see the description herein under "The Master Servicer and the Servicers--The Master Servicer."

         The Securities Administrator shall serve as Certificate Registrar and Paying Agent. The Securities Administrator's office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

         The Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Distribution Account all reasonable out-of pocket expenses, disbursements and advances of the Securities Administrator, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

THE MASTER SERVICER AND SERVICERS

         Master Servicer

         The Master Servicer will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

               o    receiving funds from servicers,

               o reconciling servicing activity with respect to the mortgage loans,

               o    calculating remittance amounts to certificateholders,

               o sending remittances to the securities administrator for distributions to certificateholders,

               o    investor and tax reporting,

               o    oversight of all servicing activity, including servicers,

               o providing certain notices and other responsibilities as detailed in the Agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the Agreement.

         For a general description of the master servicer and its activities, see "Master Servicer" in this prospectus supplement. For a general description of material terms relating to the Master Servicer's removal or replacement, see "The Pooling and Servicing Agreement--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

               o    communicating with borrowers;

               o    sending monthly remittance statements to borrowers;

               o    collecting payments from borrowers;

               o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

               o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

               o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

               o accurate and timely reporting of negative amortization amounts, if any;

               o    paying escrows for borrowers, if applicable;

               o    calculating and reporting payoffs and liquidations;

               o    maintaining an individual file for each loan; and

               o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be entitled to compensation for its activities under the Agreement which shall be equal to the investment income on funds in the Distribution Account for the period specified in the Agreement. The Depositor will also be entitled to investment income on the funds in the Distribution Account for the period specified in the Agreement. The Master Servicer and the Depositor will be liable for losses on such funds as set forth in the Agreement. The Master Servicer will also be entitled to retain, as additional compensation, any interest remitted by a Servicer in connection with a principal prepayment in full or otherwise in excess of amounts required to be remitted to the Distribution Account. The amounts due to the Master Servicer as specified in this paragraph are hereafter referred to as the Master Servicer Compensation. Each of the Servicers will be entitled to receive a Servicing Fee as compensation for its activities under the related Servicing Agreement equal to 1/12 of the Servicing Fee Rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such Servicer as of the Due Date in the month preceding the month in which such distribution date occurs. However, Prepayment Interest Shortfalls on the mortgage loans resulting from prepayments in full or in part will be offset by the related Servicer up to an amount equal to its aggregate Servicing Fee due in such month or, upon a Servicer's default in the payment thereof, by the Master Servicer on the distribution date in the following calendar month to the extent of Compensating Interest Payments as described herein.

         In addition to the primary compensation described above, the applicable Servicer may be entitled to retain assumption fees, tax service fees, late payment charges and, with respect to the group II mortgage loans only, any prepayment charges and penalties, in each case the extent collected from the related mortgagor and as provided in the related Servicing Agreement.

         The applicable Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses expected to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                  ITEM                    FEE                           PAID FROM
         ----------------------     ---------------        ----------------------------------
         Servicing/Subservicing     0.25%    through       Mortgage Loan Interest Collections
         Fee(1)                     0.75% per annum

         (1) The servicing/subservicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

COLLECTION AND OTHER SERVICING PROCEDURES

         The applicable Servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures that the Servicer employs when servicing mortgage loans for its own account, to the extent such procedures shall be consistent with the terms of the Servicing Agreements. The Master Servicer shall not consent to any modification that will result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the Trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the Servicers have knowledge thereof, the Servicers will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note, the terms of any primary mortgage insurance policy and applicable law. If a Servicer reasonably believes that the due-on-sale clause cannot be enforced under applicable law, such Servicer may enter into (i) an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (ii) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the purchaser of the mortgaged property is substituted as the mortgagor and becomes liable under the mortgage note, in accordance with the terms of the Servicing Agreement. The related Servicer will retain any fee collected for entering into an assumption agreement as additional servicing compensation to the extent provided in the related Servicing Agreement. In regard to circumstances in which the Servicers may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in the prospectus. In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be changed.

         Each Servicer will establish and maintain, in addition to the Protected Account described under "--The Protected Accounts" in this prospectus supplement, one or more accounts which comply with the requirements of the Servicing Agreements. The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Servicing Agreements. Each of these accounts and the investment of deposits therein shall comply with the requirements of the Servicing Agreements and shall meet the requirements of the Rating Agencies. Withdrawals of amounts from the Protected Accounts may be made to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer for any advances made with respect to such items, for application to restoration or repair of the mortgaged property, to refund to any mortgagors any sums as may be determined to be overages, to pay to the related Servicer, or to the mortgagor to the extent required by law, interest paid on the funds on deposit in such accounts to clear and terminate, such accounts at or at any time after the termination of the Servicing Agreements, and to make such other withdrawals as provided in the Servicing Agreements.

         The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

MODIFICATIONS

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, a Servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the Servicer's ability to perform servicing modifications will be subject to some limitations as described in the related Servicing Agreement, including but not limited to, a Servicer may not (i) permit any modification that would change the related Mortgage Interest Rate, (ii) forgive the payment of principal or interest, (iii) reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date of such Mortgage Loan.

EVIDENCE AS TO COMPLIANCE

         The Agreement will provide that on or before March 1 of each year, beginning with the first year after the year in which the Cut-off Date occurs, the Securities Administrator, the Master Servicer, the related servicers and each party participating in the servicing function will provide to the Master Servicer, the Depositor, the Securities Administrator and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool-asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Agreement will also provide that the Securities Administrator, the Master Servicer, the related servicers and each party participating in the servicing function will deliver to the Master Servicer, Depositor, the Securities Administrator and the Trustee along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The Agreement will also provide for delivery to the Master Servicer, Depositor, the Securities Administrator and the Trustee, on or before March 1 of each year, of a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, such person has fulfilled in all material respects its obligations under the Agreement or related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any such obligation, the statement will specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Agreement or related servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above under "The Master Servicer." These items will be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Each Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, each Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by a Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

TRANSFER OF MASTER SERVICING

         The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac, notwithstanding that the Master Servicer need not be so qualified; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer's certificate and an opinion of counsel addressed to the Trustee, each stating that all conditions precedent to such action under the Agreement have been completed and such action is permitted by and complies with the terms of the Agreement and (iv) in the event the Master Servicer is terminated without cause by EMC, EMC shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor master servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Sponsor shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase Price; provided, however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

THE PROTECTED ACCOUNTS

         Each Servicer will establish and maintain one or more accounts, referred to herein as the Protected Accounts, into which it will deposit on a daily basis all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from such Servicer's own funds (less the Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the applicable Servicing Agreement and shall meet the requirements of the Rating Agencies with respect thereto.

         On the date specified in the applicable Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Distribution Account the available funds of each Loan Group for such distribution date.

THE DISTRIBUTION ACCOUNT

         The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which the Master Servicer will remit amounts received from the Servicers and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Agreement). The Distribution Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies. The Master Servicer will remit to the Securities Administrator for deposit in the Distribution Account, as received, the following amounts:

         (i) Any amounts withdrawn from a Protected Account or other permitted account;

         (ii)     Any Monthly Advance and Compensating Interest Payments;

         (iii) Any Insurance Proceeds or Net Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

         (iv) The Repurchase Price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the Trust;

         (v) Any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) Any other amounts received by the Master Servicer and required to be deposited in the Distribution Account pursuant to the Agreement.

         The amount at any time credited to the Distribution Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such permitted investments selected by the Depositor or deposited in demand deposits with such depository institutions as selected by the Depositor, provided that time deposits of such depository institutions would be a permitted investment (as specified in the Agreement).

         On each distribution date, the Securities Administrator shall pay the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

THE RESERVE FUND

         The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account, referred to as the Reserve Fund, into which on each distribution date, amounts received under each Cap Contract will be deposited in accordance with the provisions as set forth under clause fourth of "The Cap Contracts" in this prospectus supplement. The amount at any time on deposit in the Reserve Fund shall, at the direction of the Class B-IO Certificateholder, be held either (i) uninvested in a trust or deposit account of the Trustee with no liability for interest or other compensation thereon or (ii) invested in permitted investments that mature no later than the Business Day prior to the next succeeding Distribution Date. Any losses on such investments shall be deposited in the Reserve Fund by the Class B-IO Certificateholder out of its own funds immediately as realized.

         On each distribution date, amounts will be allocated first to the Class I-A Certificates, on a pro rata basis, and then to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificateholders, in that order, from amounts on deposit in the Reserve Fund, and to the extent of amounts available for distribution in the Reserve Fund, in accordance with the provisions set forth with respect thereto under "The Cap Contracts" in this prospectus supplement.

VOTING RIGHTS

         Voting rights of the trust in general will be allocated among the classes of Certificates (other than the Residual Certificates) based upon their respective Certificate Principal Balances; provided that voting rights equal to 1.00% of the total amount will be allocated to the Residual Certificates.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance of an individual Certificate following such payment and certain other information relating to the Certificates and the mortgage loans (and, at its option, any additional files containing the same information in an alternative format), to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website located at www.ctslink.com. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk at (301) 815-6600 and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

         To the extent such reports are timely received from the Securities Administrator, the Trustee will also make available the related report on each distribution date via the Trustee's internet website, which can be obtained by calling the Trustee's customer service desk at (877) 722-1095.

TERMINATION

         The obligations of the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Sponsor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

         On any distribution date on which the aggregate Stated Principal Balance of (i) the group I mortgage loans is less than 20% of the aggregate Stated Principal Balance of the group I mortgage loans as of the Cut-Off Date plus the Pre-funded Amount or (ii) the group II mortgage loans is less than 10% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-Off Date, the Sponsor or its designee may repurchase from the trust all group I mortgage loans or group II mortgage loans, as the case may be, remaining outstanding and any REO Property related to group I mortgage loans or group II mortgage loans, as the case may be, remaining in the trust at a purchase price equal to the sum of (a) the unpaid principal balance of the related mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances relating to the related mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of

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repurchase), (c) unreimbursed out-of-pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the related mortgage loans prior to the exercise of such repurchase and (d) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable in accordance with the terms of the Agreement. The Sponsor or such designee, if not the Master Servicer or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) the Sponsor or such designee is (A) not a party in interest with respect to any Plan (as defined below) and (B) is not a "benefit plan investor" (other than a plan sponsored or maintained by the Sponsor or such designee, provided that no assets of such plan are invested or deemed to be invested in the Certificates). If the holder of this option is unable to exercise such option by reason of the preceding sentence, then the Master Servicer may exercise such option. Any such repurchase will result in the retirement of, in the case of the group I mortgage loans, all of the Group I Certificates and, in the case of the group II mortgage loans, all of the Group II Certificates. The trust may also be terminated and the Certificates retired on any distribution date upon the Depositor's determination, based upon an opinion of counsel, that the status of the trust fund as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "The Agreements--Termination; Retirement of Securities" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each REMIC election made by the trust fund will qualify as a REMIC under the Internal Revenue Code of 1986 referred to herein as the Code. The Certificates (other than the Residual Certificates) will represent ownership of regular interests in a REMIC and are herein referred to as the REMIC Regular Certificates. The Group I, Class II-B-1, Class II-B-2, Class II-B-3, Class II-X-B1, Class II-X-B2 and Class II-X-B3 Certificates will also represent ownership of an interest in the related cap contracts and the Group I, Class II-B-1, Class II-B-2 and Class II-B-3 will also represent certain rights to the payment of Basis Risk Shortfall Carry-forward Amounts. See "Characterization of the Group I Offered Certificates, the Group II Libor Certificates and the Class II-X-B1 Certificates, the Class II-X-B2 Certificates and the Class II-X-B3 Certificates " and "Taxation of the Obligation Portion of the Class II-X-B1 Certificates, the Class II-X-B2 Certificates and the Class II-X-B3 Certificates " below. The Class II-X-B1, Class II-X-B2 and Class II-X-B3 Certificates also represent an obligation to make payment of certain carryover shortfall amounts to the related Class II-B Certificate. The interests evidenced by the Residual Certificates will be designated as the residual interests in the REMICs. All certificateholders are advised to see "Federal Income Tax Consequences" in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the Residual Certificates.

         The portions of the REMIC Regular Certificates that represent ownership of regular interests in a REMIC generally will be taxable as debt obligations under the Code, and interest paid or accrued on those portions of the REMIC Regular Certificates, including any original issue discount with respect to any REMIC Regular Certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, some of the Offered

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Certificates may be issued with original issue discount. See "Federal Income Tax
Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Internal Revenue Service referred to herein as the IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount referred to herein as the OID Regulations. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the REMIC Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Group I Certificates is 30% CPR and with respect to the Group II Certificates is 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield on the Certificates--Weighted Average Lives" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Issuing Entity. Accordingly, it is possible that the holder of a REMIC Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Securities Administrator in preparing reports to the certificateholders and the IRS.

         Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICS" in the prospectus.

CHARACTERIZATION OF THE GROUP I OFFERED CERTIFICATES AND THE GROUP II OFFERED CERTIFICATES

         All holders of the Group I Offered Certificates and the Group II Offered Certificates (other than the related Interest Only Certificates) will be entitled (subject to specific priorities and to the extent of related Basis Risk Shortfall Carry-forward Amounts, Unpaid Realized Loss Amounts and Current Interest and Interest Carry-forward Amounts) to receive as payments of Basis Risk Shortfall Carry-forward Amounts certain of the amounts deposited into the reserve fund from the excess cash flow and the related Cap Contracts. Holders of the Class II-X-B1 Certificates, the Class II-X-B2 Certificates and the Class II-X-B3 Certificates will be entitled to any amounts payable under the related Cap Contract and not required to pay Basis Risk Shortfall Amounts to the related Class II-B Certificates. Accordingly, holders of the Group I Offered Certificates, the Group II Offered Certificates (other than the related Interest Only Certificates) and the subordinated interest only certificates will be treated for federal income tax purposes as owning a regular interest in a REMIC and a beneficial ownership interest in the right to receive payments from the reserve fund, which is not included in any REMIC. The treatment of amounts received by the Certificateholder with respect to such Certificateholder's right to receive Basis Risk Shortfall Carry-forward Amounts as a result of the application of the Net Rate Cap or excess amounts from the Cap Contracts will depend upon the

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portion of such Certificateholder's purchase price allocable thereto. Under the
REMIC regulations, each certificateholder of a Group I Offered Certificate, Group II Offered Certificate (other than the related Interest Only Certificates), or subordinated interest only certificate must allocate its purchase price for its Certificate between its undivided interest in the related REMIC regular interest and its interest in the right to receive payments from the reserve fund in respect of any Basis Risk Shortfall Carry-forward Amounts or excess amounts from the Cap Contracts in accordance with the relative fair market values of each property right. Holders of the Group I Offered Certificates may also have to allocate basis to the reserve fund on account of the right to receive Unpaid Realized Loss Amounts, Current Interest and Interest Carry-forward Amounts, although the Securities Administrator intends to treat such payments as advances (in which event it is likely that no basis should be allocated to such rights). Such allocations will be used for, among other things, purposes of computing any original issue discount, market discount or premium, as well as for determining gain or loss on disposition. No representation is or will be made as to the relative fair market values thereof. Generally, payments made to Certificates with respect to any Basis Risk Shortfall Carry-forward Amounts or excess amounts from the Cap Contracts will be included in income based on, and the purchase price allocated to the reserve fund may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the Group I Offered Certificates, Group II Offered Certificates (other than the related Interest Only Certificates) or the Class II-X-B1 Certificates, the Class II-X-B2 Certificates or the Class II-X-B3 Certificates the amortization of the purchase price may be subject to limitations as an itemized deduction, and may not be useable at all, if the taxpayer is subject to the alternative minimum tax. However, regulations have recently been proposed that modify the taxation of notional principal contracts that contain contingent nonperiodic payments. As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time, unclear, holders of the Offered Certificates should consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund.

TAXATION OF THE OBLIGATION PORTION OF THE CLASS II-X-B1 CERTIFICATES, THE CLASS II-X-B2 CERTIFICATES AND THE CLASS II-X-B3 CERTIFICATES

         Any portion of a purchaser's investment in a Class II-X-B1 Certificate, a Class II-X-B2 Certificate or a Class II-X-B3 Certificate treated by such purchaser as representing an obligation to make, payments under one or more cap agreements would be treated as an interest in a notional principal contract. To the extent that the obligation of the holder of the Class II-X-B1 Certificate, the Class II-X-B2 Certificate or the Class II-X-B3 Certificate under the cap agreement had a negative value at the time of purchase, the holder of the Class II-X-B1 Certificate, the Class II-X-B2 Certificate or the Class II-X-B3 Certificate would be treated as having paid an amount equal its purchase price for the Class II-X-B1 Certificate, the Class II-X-B2 Certificate or the Class II-X-B3 Certificate increased by a positive amount equal to the negative value of the obligation under the cap agreement for the REMIC regular interest represented by a Class II-X-B1 Certificate, a Class II-X-B2 Certificate or a Class II-X-B3 Certificate and to have received a payment equal to such positive amount as a premium for its obligation under the cap agreement. The holders of the Class II-X-B1 Certificates, the Class II-X-B2 Certificates and the Class II-X-B3 Certificates will be required to accrue interest payable from the REMICs included in the Trust in amounts equal to the excess, if any, in each period of the weighted average of the net mortgage rates for the mortgage loans in the related subgroup, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, over the interest rate payable in that period on the related Class II-B Certificates. The holders of the Class II-X-B1 Certificates, the Class II-X-B2 Certificates and the Class II-X-B3 Certificates will then be treated as having a payment obligation under a cap agreement for that period in an amount equal to any Basis Risk Shortfall Carry Forward Amount for the related Class II-B Certificates remaining unpaid after the application of payments under the related Cap Contract. The Swap Regulations specify rules for accounting for income from and deduction of payments made under obligations such

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as the cap agreement. Under the Swap Regulations, deductions in respect of the obligation to make payments under a cap agreement would be taken into account for the taxable period to which they relate, which generally would approximate accrual basis accounting regardless of an investor's usual method of tax accounting. Such deductions would be ordinary deductions. The Swap Regulations further provide that an investor in certificate would take into income any premium received for the obligation to make payments under a cap agreement over the term of that obligation, generally by allocating it to each period in accordance with the prices of a series of cash-settled option agreements that reflect the specified index and notional amount (i.e., any excess of the certificate rate on the related Class II-B Certificates over the weighted average of the net mortgage rates for the mortgage loans in the related subgroup and the principal balance of the related Class II-B Certificates) expiring in each period. Under the Swap Regulations, straight-line or accelerated amortization generally would be impermissible. The Swap Regulations also permit a simplified alternative allocation methodology called the "level payment method, under which the premium allocable to the obligation to make payments under a cap agreement would be allocated to each period on the basis of the principal portion of each of a series of equal payments having a discounted present value equal to such premium. There is no explicit authority with respect to the character of such amortization inclusions, although they are generally regarded as ordinary items. Payments made by the Trust to certificateholders in respect of the cap agreement and allocable to investors in the Class II-X-B1 Certificates, the Class II-X-B2 Certificates and the Class II-X-B3 Certificates that are individuals may be treated as investment expenses subject to the limitations on deductibility imposed by Section 67 of the Internal Revenue Code.

         Holders of the Class II-X-B1 Certificates, the Class II-X-B2 Certificates and the Class II-X-B3 Certificates should be aware that the effect of allocating to the REMIC regular interest portion of their certificate a purchase price in excess of their purchase price for the entire certificate would be to decrease the amount of OID associated with their certificate. It is expected that an investor's amortization of any portion of the premium they are deemed to have received for the obligation to make payments under a cap agreement would offset such reduction in OID, but the degree of offset in any given period would depend upon the applicable amortization methodology and upon the treatment of such amortization as an inclusion in ordinary income, each as discussed above. Although dependent upon the applicable discount rate, the annual amount of offset should be relatively complete in the case of an investor amortizing the premium allocable to the obligation to make payments under a cap agreement under the "level payment method described above.

         On disposing of a Class II-X-B1 Certificate, a Class II-X-B2 Certificate or a Class II-X-B3 Certificate, a holder will recognize gain or loss with respect to the related REMIC regular interest, and separately will be deemed to have made a payment to be relieved of the obligation to make payments under a cap agreement. The gain or loss with respect to the REMIC regular interest will be the excess of the amount deemed realized in respect thereof over its adjusted basis; the amount realized will be the sale price for the Class II-X-B1 Certificate, the Class II-X-B2 Certificate or the Class II-X-B3 Certificate increased by a positive amount equal to the negative value of the obligation under the cap agreement at the time of disposition. Such gain or loss generally will be capital gain or loss, the term of which will be based on the period such holder held the certificate. The deemed payment to be relieved of the cap agreement obligation will equal a positive amount corresponding to the negative value of the cap agreement obligation. There is limited authority on the treatment of any such payment, or on the treatment of any unamortized premium received by the holder in connection with undertaking the cap agreement obligation upon acquiring the Class II-X-B1 Certificate, the Class II-X-B2 Certificate or the Class II-X-B3 Certificate, although such items likely would be current items of income and deduction at the time of the disposition. Although it is expected that such payment would give rise to an ordinary deduction, the Internal Revenue Service could contend that it represents a capital loss. Likewise, although it is expected that the unamortized premium would be

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treated as ordinary income, it is possible that it could constitute capital gain. As a result, prospective investors are cautioned to consult their own advisors on the appropriate character of such income and deduction. Further, to the extent that the deemed payment constitutes an item of ordinary deduction, it may be subject to the limitations on deductibility imposed by Section 67 of the Internal Revenue Code as discussed above.

CHARACTERIZATION OF THE OFFERED CERTIFICATES

         We make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered "interest on obligations secured by mortgages on real property", in each case for real estate investment trusts. In addition, we make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute a "regular interest in a REMIC" under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

PENALTY PROTECTION

         If penalties were asserted against purchasers of the Certificates offered hereunder in respect of their treatment of the Certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, the Offered Certificates, are being purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor and the Sponsor. The Offered Certificates will be offered by the Underwriter (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately 100.5% of the aggregate principal balance of the Offered Certificates, as of the Cut-off Date, plus accrued interest thereon, but before deducting expenses payable by the Depositor in connection with the Offered Certificates which are estimated to be approximately $700,000.

         The Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

         The Underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the underwriters in the distribution of the related underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         There is currently no secondary market for the certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

                                SECONDARY MARKET

         There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

         The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders" in this prospectus supplement, which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the Depositor, the Trustee, the Securities Administrator, the Issuing Entity, any 20% concentration originator or the Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" and "Servicing of the Mortgage Loans--The Servicer" for a description of the legal proceedings against the Sponsor and the Servicer.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor, the Issuing Entity, the underwriter and the Depositor are affiliated parties. The Master Servicer, the Securities Administrator and the Custodian are affiliated parties. There are no affiliations between the Sponsor, the Depositor, the Counterparty, the underwriter or the Issuing Entity and any of the Trustee, the Securities Administrator, any 10% concentration originator (other than EMC), any 10% concentration servicer (other than EMC) or the Custodian. There are no affiliations among the Master Servicer, the Trustee, any 10% concentration originator or any 10% concentration servicer. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and
(b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

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                                     RATINGS

         It is a condition to the issuance of each class of Offered Certificates that it receives at least the ratings set forth below from S&P and Moody's.

                                                       Rating
                                               ------------------------
                      Class                    S&P              Moody's
                   -------------               ---              -------
                   Class I-1A-1                AAA                Aaa
                   Class I-1A-2                AAA                Aaa
                   Class II-1A-1               AAA                Aaa
                   Class II-1X-1               AAA                Aaa
                   Class II-1A-2               AAA                Aaa
                   Class II-1A-3               AAA                Aa1
                   Class II-1X-2               AAA                Aaa
                   Class II-2A-1               AAA                Aaa
                   Class II-2A-2               AAA                Aa1
                   Class II-2X-1               AAA                Aaa
                   Class II-3A-1               AAA                Aaa
                   Class II-3A-2               AAA                Aa1
                   Class II-3X-1               AAA                Aaa
                   Class I-M-1                  AA                Aa2
                   Class I-M-2                  A                 A2
                   Class I-B-1                 BBB               Baa2
                   Class I-B-2                 BBB-              Baa3
                   Class II-B-1                 AA                Aa2
                   Class II-X-B1                AA                Aa2
                   Class II-B-2                 A                 A2
                   Class II-X-B2                A                 A2
                   Class II-B-3                BBB               Baa2
                   Class II-X-B3               BBB               Baa2

         The ratings assigned by S&P and Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. S&P's and Moody's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. S&P's and Moody's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificates are outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

                                LEGAL INVESTMENT

         The Offered Certificates (other than the Class I-M-2, Class I-B-1, Class I-B-2, Class II-B-2, Class II-X-B2, Class II-B-3 and Class II-X-B3 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 referred to herein as SMMEA so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the Class I-M-2, Class I-B-1, Class I-B-2, Class II-B-2, Class II-X-B2, Class II-B-3 and Class II-X-B3 Certificates will be rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" for purposes of SMMEA. The Class I-M-2, Class I-B-1, Class I-B-2, Class II-B-2, Class II-X-B2, Class II-B-3 and Class II-X-B3 Certificates are referred to herein as the Non-SMMEA Certificates. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

         The Office of Thrift Supervision referred to herein as the OTS has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" referred to herein as TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" referred to herein as TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the Issuing Entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in

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all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution is encouraged to consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (referred to herein as ERISA), should consider the ERISA fiduciary investment standards before authorizing an investment by any such plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements that are not subject to ERISA but are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively referred to herein as Plan(s)), are encouraged to consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust (referred to herein as Trust Assets) to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. Section 2510.3-101 (referred to herein as the Plan Asset Regulations), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee, the Master Servicer or the Servicers to the fiduciary investments standards of ERISA, or cause the excise tax provisions of
Section 4975
of the Code to apply to the Trust Assets, unless an exemption granted by the United States Department of Labor (referred to herein as the DOL) applies to the purchase, sale, transfer or holding of the Certificates.

         The DOL has issued Prohibited Transaction Exemption 90-30 (as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41) (referred to herein as the Underwriter's Exemption) to the Underwriter which may apply to the Offered Certificates (other than the Class R Certificates). However, the Underwriter's Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that (i) the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and (ii) the Offered Certificates be rated at least "BBB-" (or its equivalent) by Fitch Inc., or Fitch, S&P or Moody's, at the time of the Plan's purchase, provided that no Mortgage Loan has an LTV in excess of 100% on the Closing Date. See "ERISA Considerations" in the prospectus. The DOL amended the Underwriter's Exemption, as well as the essentially identical exemptions issued to certain other financial institutions, in Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, September 22, 2002) to allow the trustee to be affiliated with the underwriter in spite of the restriction in PTE 2000-58 to the contrary.

         The Underwriter's Exemption is expected to apply to the Offered Subordinate Certificates if the conditions described above are satisfied. Therefore, each beneficial owner of a Offered Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) that Certificate was rated at least "BBB-" at the time of purchase, (ii) such beneficial owner is not a benefit plan investor, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Subordinate Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Subordinate Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of that Certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master Servicer, a Servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the Certificate constitutes "securities" for purposes of the Underwriter's Exemption and that the specific and general conditions of the Underwriter's Exemption and the other requirements set forth in the Underwriter's Exemption would be satisfied. The Class R Certificates do not satisfy the requirements of the Underwriter's Exemption and may not be purchased by or on behalf of, or with plan assets of, any Plan. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate is encouraged to consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the prospectus.

         A governmental plan, as defined in Section 3(32) of ERISA, is not subject to ERISA or Section 4975 of the Code. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code (referred to herein as Similar Law). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

         The sale of any Certificates to a Plan is in no respect a representation by the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                              AVAILABLE INFORMATION

         The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the Issuing Entity's name. The Depositor does not intend to send any financial reports to certificate holders.

         The Issuing Entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates--Reports to Certificateholders" and "Servicing of the Mortgage Loans--Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificate holders or information about the certificate as shall have been filed with the Commission will be posted on the Securities Administrator's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

                          REPORTS TO CERTIFICATEHOLDERS

         So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         If the Issuing Entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Securities Administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of the Mortgage Loans--Evidence as to Compliance" and "Description of the Certificates--Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates of the related series. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the Certificates shall also be deemed incorporated by reference into this prospectus supplement.

         The Depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179,
Attention: Secretary, or by telephone at (212) 272-2000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                    GLOSSARY

         Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Agreement and Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

ACCRUED CERTIFICATE INTEREST -- With respect to the Group II Certificates of any class on any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate immediately prior to such distribution date, less (1) in the case of a Group II Senior Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and
(c) after the applicable Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans in the related Loan Group, (2) in the case of a Group II Subordinate Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and
(c) the interest portion of any Realized Losses on the mortgage loans in the related Loan Group, (3) in the case of the Class II-X-B1, Class II-X-B2 and Class II-X-B3 Certificates, the Accrued Certificate Interest for such class on any distribution date will be reduced by the amount of any Carry-forward Shortfall Amount for the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates, respectively. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group II Senior Certificates in the related Certificate Group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group II Subordinate Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest (other than with respect to the Class II-B-1, Class II-B-2, Class II-B-3 Certificates) is calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to the Class II-B-1, Class II-B-2 and

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Class II-B-3 Certificates is calculated on the basis of a 360-day year and the actual number of days elapsed during the related interest accrual period. No Accrued Certificate Interest will be payable with respect to any class of Group II Certificates after the distribution date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

AGGREGATE SUBORDINATE OPTIMAL PRINCIPAL AMOUNT -- The sum of the Subordinate Optimal Principal Amounts for all Sub-Loan Groups in Loan Group II.

AGREEMENT -- The Pooling and Servicing Agreement, dated as of January 1, 2006, among the Depositor, the Sponsor, Wells Fargo Bank, National Association, as master servicer and securities administrator, and the Trustee.

ALLOCABLE SHARE -- With respect to any class of Group II Subordinate Certificates (other than the Class II-X-B1, Class II-X-B2 and Class II-X-B3 Certificates) on any distribution date will generally equal such class's pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Group II Subordinate Certificates (other than the class of Group II Subordinate Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Certificate Principal Balance of any class of Group II Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses
(2), (3) and (5) of the definition of Subordinate Optimal Principal Amount to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Group II Subordinate Certificates in reduction of their respective Certificate Principal Balances, sequentially, to the Group II Subordinate Certificates in the order of their numerical Class designations.

APPLIED REALIZED LOSS AMOUNT -- With respect to any class of Group I Offered Certificates and as to any distribution date, the sum of the Realized Losses with respect to the related mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, in an amount equal to the amount, if any, by which, (i) the aggregate Certificate Principal Balance of all of the Group I Certificates (after all distributions of principal on such distribution date) exceeds (ii) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date.

AVAILABLE FUNDS -- For any distribution date and each Sub-Loan Group included in Loan Group II, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date, in each case, from the mortgage loans in the related Sub-Loan Group, (2) any Monthly Advances and Compensating Interest Payments made by the Master Servicer or a Servicer for such distribution date in respect of the mortgage loans in the related Sub-Loan Group, (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments for the related mortgage loans and (4) any amount allocated from the Available Funds of another Sub-Loan Group in accordance with paragraph (E) under "Description of the Certificates--Distributions on the Group II Certificates", net of (x) fees payable to, and amounts reimbursable to, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and any custodian as provided in the Agreement and (y) investment earnings on amounts on deposit in the Distribution Account.

BANKRUPTCY LOSS -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

BASIS RISK SHORTFALL -- If on the distribution date the Pass-Through Rate for a class of Group I Offered Certificates and the Class I-B-3 Certificates is based upon the related Net Rate Cap, the excess, if any, of:

                  1. The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 11.50%, over

                  2. The amount of Current Interest on such class calculated using a pass-though rate equal to the related Net Rate Cap for such distribution date.

BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT -- As of any distribution date for the Group I Offered Certificates and the Class I-B-3 Certificates, the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 11.50%, for such distribution date.

BOOK-ENTRY CERTIFICATES -- The Senior Certificates and the Offered Subordinate Certificates issued, maintained and transferred at the DTC.

BUSINESS DAY -- Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Securities Administrator, the Master Servicer, Custodian or any Servicer is located are obligated by law or executive order to be closed.

CAP CONTRACTS -- The interest rate cap contracts that the Trustee, on behalf of the Trust, entered into with respect to the Class I-A, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates with the Counterparty for the benefit of the holders of the Class I-A, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, and the interest three rate cap contracts that the Trustee, on behalf of the Trust, entered into with respect to the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates, respectively, with the Counterparty for the benefit of the holders of the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

CARRY-FORWARD AMOUNT -- If on the distribution date the Pass-Through Rate for a class of the Class II-B-1, Class II-B-2 or Class II-B-3 Certificate is based upon the related Net Rate Cap, the excess, if any, of:

                  1. The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 10.50%, over

                  2. The amount of Current Interest on such class calculated using a pass-though rate equal to the related Net Rate Cap for such distribution date.

CARRY-FORWARD SHORTFALL AMOUNT -- As of any distribution date for the Class II-B-1, Class II-B-2 or Class II-B-3 Certificate, the sum of the Carry-forward Amount for such distribution date and the Carry-forward Amount for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 10.50%, for such distribution date.

CERTIFICATE GROUP -- With respect to the group I mortgage loans, the Class I-1A-1 Certificates and the Class I-1A-2 Certificates, with respect to Sub-Loan Group II-1, the Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1 and Class II-1X-2 Certificates, with respect to Sub-Loan Group II-2, the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, and with respect to Sub-Loan Group II-3, the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates.

CERTIFICATE OWNER -- Any person who is the beneficial owner of a Book-entry Certificate.

CERTIFICATE PRINCIPAL BALANCE -- With respect to any Certificate, other than any Interest Only Certificates, as of any distribution date will equal such Certificate's initial principal amount on the Closing Date plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, (2) solely in the case of a Group II Certificate, the principal portion of all Realized Losses (other than Realized Losses resulting from Debt Service Reductions) previously allocated to such Certificate (taking into account the applicable Loss Allocation Limitation), (3) solely in the case of a Group I Certificate, any Applied Realized Loss Amounts allocated to such class on previous distribution dates and
(4) solely in the case of a Group II Subordinate Certificate, such Certificate's pro rata share, if any, of the Subordinate Certificate Writedown Amount for previous distribution dates.

CERTIFICATES-- The Group I Certificates and the Group II Certificates.

CLASS PREPAYMENT DISTRIBUTION TRIGGER -- A test, which shall be satisfied for a class of Group II Subordinate Certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of Group II Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the group II mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

CLASS I-A PRINCIPAL DISTRIBUTION AMOUNT - With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such distribution date over

         2.       the excess of

                  (a) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, over

                  (b) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date multiplied by the sum of (x) approximately 14.20% and (y) the Current Specified Overcollateralization Percentage for such distribution date.

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

CLASS I-B-1 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any of:

         1. the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such distribution date over

         2.       the excess of

                  (a) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, over

                  (b)      the sum of

                           (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date),

                           (2) the Certificate Principal Balance of the Class I-M-1 certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date),

                           (3) the Certificate Principal Balance of the Class I-M-2 certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), and

                           (4) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date multiplied by the sum of
                                    (x) approximately 2.00% and (y) the Current
                                    Specified Overcollateralization Percentage for such distribution date.

CLASS I-B-2 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any of:

         1. the Certificate Principal Balance of the Class I-B-2 certificates immediately prior to such distribution date over

         2.       the excess of

                  (a) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, over

                  (b)      the sum of

                           (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date),

                           (2) the Certificate Principal Balance of the Class I-M-1 certificates (after taking into account the payment of the

                                    Class I-M-1 Principal Distribution Amount on such distribution date),

                           (3) the Certificate Principal Balance of the Class I-M-2 certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date),

                           (4) the Certificate Principal Balance of the Class I-B-1 certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such distribution date), and

                           (5) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date multiplied by the sum of
                                    (x) approximately 1.00% and (y) the Current
                                    Specified Overcollateralization Percentage for such distribution date.

CLASS I-B-3 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any of:

         1. the Certificate Principal Balance of the Class I-B-3 certificates immediately prior to such distribution date over

         2.       the excess of

                  (a) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, over

                  (b)      the sum of

                           (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date),

                           (2) the Certificate Principal Balance of the Class I-M-1 certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date),

                           (3) the Certificate Principal Balance of the Class I-M-2 certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date),

                           (4) the Certificate Principal Balance of the Class I-B-1 certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such distribution date),

                           (5) the Certificate Principal Balance of the Class I-B-2 certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amount on such distribution date), and

                           (6) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date multiplied by the Current Specified Overcollateralization Percentage for such distribution date.

CLASS I-M-1 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any of:

         1. the Certificate Principal Balance of the Class I-M-1 certificates immediately prior to such distribution date over

         2.       the excess of

                  (a) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, over

                  (b)      the sum of

                           (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), and

                           (2) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date multiplied by the sum of
                                    (x) approximately 8.60% and (y) the Current
                                    Specified Overcollateralization Percentage for such distribution date.

CLASS I-M-2 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any of:

         1. the Certificate Principal Balance of the Class I-M-2 certificates immediately prior to such distribution date over

         2.       the excess of

                  (a) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, over

                  (b)      the sum of

                           (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date),

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                           (2)      the Certificate Principal Balance of the
                                    Class I-M-1 certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), and

                           (3) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date multiplied by the sum of
                                    (x) approximately 4.60% and (y) the Current
                                    Specified Overcollateralization Percentage for such distribution date.

CLOSING DATE -- January 31, 2006.

COMPENSATING INTEREST -- Any payments made by the Master Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

COUNTERPARTY-- Wachovia Bank, N.A.

CPR -- A constant rate of prepayment on the mortgage loans.

CROSS-OVER DATE -- The distribution date on which the Certificate Principal Balances of the Group II Subordinate Certificates are reduced to zero.

CURRENT INTEREST -- With respect to each class of Group I Offered Certificates and the Class I-B-3 Certificates and each distribution date, the interest accrued at the applicable pass-through rate for the applicable Interest Accrual Period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy, reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest Payments, and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Certificates as described under clause First in "Description of the Certificates--Distributions on the Group I Certificates" in this prospectus supplement.

CURRENT SPECIFIED ENHANCEMENT PERCENTAGE -- For any distribution date, a percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Subordinate Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the group I mortgage loans as of the end of the related Due Period.

CURRENT SPECIFIED OVERCOLLATERALIZATION PERCENTAGE -- For any distribution date, a percentage equivalent of a fraction, the numerator of which is the Overcollateralization Target Amount for such distribution date and the denominator of which is the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date.

CUT-OFF DATE -- January 1, 2006.

DEBT SERVICE REDUCTION -- A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

DEFICIENT VALUATION -- A Bankruptcy Loss that results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.

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DETERMINATION DATE -- With respect to any distribution date and the mortgage loans is the date specified in the applicable Servicing Agreement.

DUE DATE -- With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the applicable Servicing Agreement.

DUE PERIOD -- With respect to any distribution date, the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

EMC -- EMC Mortgage Corporation.

EXCESS CASHFLOW -- With respect to any distribution date, the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

EXCESS SPREAD -- With respect to any distribution date, the excess, if any, of the Interest Funds for such distribution date over the sum of the Current Interest on the Group I Offered Certificates and Interest Carry-forward Amounts on the Group I Senior Certificates on such distribution date.

EXTRA PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any distribution date, the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

GMACM -- GMAC Mortgage Corporation.

GROUP I CERTIFICATES -- The Group I Offered Certificates, the Class I-B-3 Certificates, the Class I-XP Certificates, the Class B-IO Certificates, the Class R Certificates and the Class R-X Certificates.

GROUP I OFFERED CERTIFICATES -- The Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1 and Class I-B-2 Certificates.

GROUP I SENIOR CERTIFICATES -- The Class I-1A-1 Certificates and Class I-1A-2 Certificates.

GROUP I SUBORDINATE CERTIFICATES -- The Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates.

GROUP II CERTIFICATES -- The Group II Senior Certificates and the Group II Subordinate Certificates.

GROUP II OFFERED CERTIFICATES -- The Group II Senior Certificates and the Group II Offered Subordinate Certificates.

GROUP II OFFERED SUBORDINATE CERTIFICATES -- The Class II-B-1, Class II-X-B1, Class II-B-2, Class II-X-B2, Class II-B-3 and Class II-X-B3 Certificates.

GROUP II SENIOR CERTIFICATES -- The Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1, Class II-1X-2, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates.

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GROUP II SUBORDINATE CERTIFICATES -- The Class II-B-1, Class II-X-B1, Class
II-B-2, Class II-X-B2, Class II-B-3, Class II-X-B3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

HSBC -- HSBC Mortgage Corporation (USA).

INSURANCE PROCEEDS -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses, including the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

INTEREST ACCRUAL PERIOD -- For each class of Group II Certificates (other than the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) and for any distribution date, the one-month period preceding the month in which such distribution date occurs. The Interest Accrual Period for the Group I Offered Certificates and the Class I-B-3 Certificates and the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates, will be the period from and including the preceding distribution date (or from the Closing Date, in the case of the first distribution date) to and including the day prior to the current distribution date.

INTEREST CARRY-FORWARD AMOUNT -- With respect to each class of Group I Offered Certificates and the Class I-B-3 Certificates and the first distribution date, zero, and for each distribution date thereafter, the sum of:

         1.       the excess of

                  (a) Current Interest for such class with respect to prior distribution dates, over

                  (b) the amount actually distributed to such class with respect to interest on or after such prior distribution dates, and

         2. interest on such excess (to the extent permitted by applicable law) at the applicable pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

INTEREST FUNDS -- With respect to Loan Group I and any distribution date, the sum, without duplication, of

         1. all scheduled interest collected in respect of the group I mortgage loans during the related Due Period, less the related Servicing Fee, if any, and any related amounts required to be reimbursed to the Sponsor, any Servicer, the Master Servicer, the Trustee, the Custodian and the Securities Administrator as provided in the Agreement,

         2. all advances relating to interest on the group I mortgage loans made by the related servicer or the Master Servicer,

         3. all Compensating Interest Payments with respect to the group I mortgage loans,

         4. Liquidation Proceeds received during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period), to the extent such

                  Liquidation Proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses, in each case with respect to the group I mortgage loans,

         5. the interest portion of proceeds from the group I mortgage loans that were repurchased during the related Due Period, and

         6. the interest portion of the purchase price of the assets of the Trust allocated to Loan Group I upon exercise by the Sponsor or its designee of its optional termination right;

                  minus

         7. any amounts required to be reimbursed to the Sponsor, the Depositor, a Servicer, the Master Servicer, the Custodian, the Trustee or the Securities Administrator and allocated to Loan Group I, as provided in the Agreement.

INTEREST ONLY CERTIFICATES -- The Class II-1X-1, Class II-1X-2, Class II-2X-1, Class II-3X-1, Class II-X-B1, Class II-X-B2 and Class II-X-B3 Certificates.

LENDER PAID PMI RATE -- With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable Servicer out of interest collections on the related mortgage loan

LIQUIDATED MORTGAGE LOAN -- Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

LIQUIDATION PROCEEDS -- Amounts received by a Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee's sale, foreclosure sale, any Insurance Proceeds, condemnation proceeds or otherwise and Subsequent Recoveries.

LOAN GROUP -- Any of Loan Group I or Loan Group II, as applicable.

LOAN GROUP I -- The pool of mortgage loans consisting of the group I mortgage loans.

LOAN GROUP II -- The pool of mortgage loans consisting of the mortgage loans included in Sub-Loan Group II-1, Sub-Loan Group II-2 and Sub-Loan Group II-3.

LOAN-TO-VALUE RATIO -- The fraction, expressed as a percentage, the numerator of which is the principal balance at origination and the denominator of which is the lesser of the sales price at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

LOSS ALLOCATION LIMITATION -- As defined under "Description of the Certificates
- Allocation of Realized Losses; Subordination-Allocation of Realized Losses on the Group II Certificates".

MARGIN -- With respect to any distribution date on or prior to the first possible optional termination date for the Group I Certificates and (i) the Class I-1A-1 Certificates, 0.240% per annum, (ii) the Class I-1A-2 Certificates, 0.320% per annum, (iii) the Class I-M-1 Certificates, 0.500% per annum, (iv) the Class I-M-2 Certificates, 0.750% per annum, (v) the Class I-B-1 Certificates, 1.50% per annum, (vi) the Class I-B-2 Certificates, 2.10% per annum, and (vii) the Class I-B-3 Certificates, 2.15% per annum; and with respect to any distribution date after the first possible optional termination date for the Group I Certificates and (i) the Class I-1A-1 Certificates, 0.480% per annum, (ii) the Class I-1A-2 Certificates, 0.640% per annum, (iii) the Class I-M-1 Certificates, 0.750% per annum, (iv) the Class I-M-2 Certificates, 11.250% per annum, (v) the Class I-B-1 Certificates, 2.250% per annum, (vi) the Class I-B-2 Certificates, 3.225% per annum, and (vii) the Class I-B-3 Certificates, 3.225% per annum; with respect to any distribution date on or prior to the first possible optional termination date for the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates and (i) the Class II-B-1 Certificates, 0.500% per annum, (ii) the Class II-B-2 Certificates, 0.750% per annum and (iii) the Class II-B-3 Certificates, 1.500% per annum; and with respect to any distribution date after the first possible optional termination date for the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates and (i) the Class II-B-1 Certificates, 0.750% per annum, (ii) the Class II-B-2 Certificates, 1.125% per annum and (iii) the Class II-B-3 Certificates, 2.250% per annum..

MASTER SERVICER-- Wells Fargo Bank, National Association.

MASTER SERVICER COMPENSATION -- As defined under "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

MONTHLY ADVANCE -- The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

MONTHLY PAYMENTS -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

MOODY'S-- Moody's Investors Service, Inc., and any successor in interest.

MORTGAGE LOAN PURCHASE AGREEMENT -- The Mortgage Loan Purchase Agreement, dated as of January 31, 2006, between the Depositor and the Sponsor.

MORTGAGE LOAN SCHEDULE -- The schedule attached as an exhibit to the Agreement with respect to the Mortgage Loans, as amended from time to time to reflect the repurchase or substitution of Mortgage Loans.

NET INTEREST SHORTFALLS -- Has the meaning set forth under "Description of the Certificates--Interest Distributions on the Group II Certificates" in this prospectus supplement.

NET LIQUIDATION PROCEEDS -- Are Liquidation Proceeds net of unreimbursed advances by the related Servicer, Monthly Advances, expenses incurred by the related Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

NET RATE -- For any mortgage loan, the then applicable mortgage rate thereon less the sum of (1) the Servicing Fee Rate and (2) the Lender Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

NET RATE CAP -- With respect to any distribution date and (i) the Group I Offered Certificates and the Class I-B-3 Certificates, the weighted average of the Net Rates on the group I mortgage loans, weighted on the basis of the Stated Principal Balances thereof as of the beginning of the related Due Period and
(ii) the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates, the weighted average of the weighted average net rate of the mortgage loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Groups, in each case, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

NOTIONAL AMOUNT -- With respect to any distribution date and the Class II-1X-1 Certificates, the Certificate Principal Balance of the Class II-1A-1 Certificates, with respect to any distribution date and the Class II-1X-2 Certificates, the aggregate Certificate Principal Balance of the Class II-1A-2 Certificates and the Class II-1A-3 Certificates, with respect to any distribution date and the Class II-2X-1 Certificates, the aggregate Certificate Principal Balance of the Class II-2A Certificates, with respect to any distribution date and the Class II-3X-1 Certificates, the aggregate Certificate Principal Balance of the Class II-3A Certificates, with respect to any distribution date and the Class II-X-B1 Certificates, the Certificate Principal Balance of the Class II-B-1 Certificates, with respect to any distribution date and the Class II-X-B2 Certificates, the Certificate Principal Balance of the Class II-B-2 Certificates and with respect to any distribution date and the Class II-X-B3 Certificates, the Certificate Principal Balance of the Class II-B-3 Certificates (in each case before taking into account the payment of principal on such Certificates on such distribution date).

OFFERED CERTIFICATES -- The Group I Offered Certificates and the Group II Offered Certificates.

OFFERED SUBORDINATE CERTIFICATES -- The Group I Subordinate Certificates, other than the Class I-B-3 Certificates, and the Group II Offered Subordinate Certificates.

ORIGINAL GROUP II SUBORDINATE PRINCIPAL BALANCE -- The aggregate Certificate Principal Balance of the Group II Subordinate Certificates as of the Closing Date.

OUTSTANDING PRINCIPAL BALANCE -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

OVERCOLLATERALIZATION AMOUNT -- With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date over (b) the aggregate Certificate Principal Balance of the Group I Offered Certificates and the Class I-B-3 Certificates (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

OVERCOLLATERALIZATION RELEASE AMOUNT -- With respect to any distribution date is the lesser of (x) the sum of the amounts described in clauses (1) through (5) and (7) in the definition of Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

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OVERCOLLATERALIZATION TARGET AMOUNT -- With respect to any distribution date (a)
prior to the Stepdown Date, approximately 1.20% of the aggregate Stated
Principal Balance of the group I mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 1.20% of the aggregate Stated Principal Balance of the group I mortgage loans as of the cut-off date and (2) 2.40% of the then current aggregate Stated Principal Balance of the group I mortgage loans as of that distribution date and (ii) $4,162,898 and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

PRE-FUNDED AMOUNT -- The amount deposited by the securities administrator in the Pre-Funding Account on the Closing Date with respect to the Group I Mortgage Loans, which is approximately $ 17,935,853.

PRE-FUNDING PERIOD -- The period from the closing date up to and including April 17, 2006, in which the securities administrator may purchase, on behalf of the trust, subsequent mortgage loans for inclusion in the trust with amounts in the pre-funding account.

PREPAYMENT INTEREST SHORTFALLS -- Has the meaning set forth under "Description of the Certificates--Interest Distributions on the Group II Certificates" in this prospectus supplement.

PREPAYMENT PERIOD -- With respect to a distribution date, the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs in the case of the mortgage loans for which EMC is the Servicer and such period as is provided in the related Servicing Agreement with respect to the remaining mortgage loans.

PRINCIPAL DISTRIBUTION AMOUNT-- With respect to each distribution date, an amount equal to

         1. the sum of the Principal Funds for Loan Group I for such distribution date, plus

         2. any Extra Principal Distribution Amount for such distribution date, minus

         3. any Overcollateralization Release Amount for such distribution date.

PRINCIPAL FUNDS -- With respect to Loan Group I and any distribution dates, the sum, without duplication, of

         1. the scheduled principal collected on the group I mortgage loans during the related Due Period or advanced on or before the related servicer advance date,

         2. prepayments in respect of the group I mortgage loans, exclusive of any prepayment charges, collected in the related Prepayment Period,

         3. the Stated Principal Balance of each group I mortgage loan that was repurchased by the Depositor or the related Servicer during the related Due Period,

         4. the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the related Servicer in connection with a substitution of a group I mortgage loan during the related Due Period,

         5. all Liquidation Proceeds collected during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period) on the group I mortgage loans, to the extent such Liquidation Proceeds relate to principal, less all related non-recoverable advances relating to principal reimbursed during the related Due Period,

         6. the principal portion of the purchase price of the assets of the Trust allocated to Loan Group I upon the exercise by the Sponsor or its designee of its optional termination right with respect to the group I mortgage loans; and

         7. any amounts transferred to the Distribution Account from the Pre-Funding Account in respect of the related sub-loan group on such distribution date; minus

         8. any amounts required to be reimbursed to EMC, the Depositor, a Servicer, the Master Servicer, the Custodian, the Trustee or the Securities Administrator and allocated to Loan Group I, as provided in the Agreement.

PRINCIPAL PREPAYMENT -- Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

RATING AGENCIES -- Standard and Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

REALIZED LOSS -- With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property that are allocated to principal; provided, however, that in the event the Master Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any distribution date.

RECORD DATE -- For each class of Group I Offered Certificates and the Class I-B-3 Certificates and each distribution date, the Business Day preceding the applicable distribution date so long as the Group I Offered Certificates remain in book-entry form; and otherwise the record date shall be the last Business Day of the month preceding the month in which such distribution date occurs. For each class of Group II Offered Certificates and each distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

REMAINING EXCESS SPREAD -- With respect to any distribution date, the Excess Spread less any Extra Principal Distribution Amount for such distribution date.

REMAINING PRE-FUNDED AMOUNT -- With respect to any Loan Group I, an amount equal to the related Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent mortgage loans transferred to Loan Group I during the Pre-Funding Period.

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REMIC REGULAR CERTIFICATES -- All classes of Certificates other than the
Residual Certificates.

REO PROPERTY -- A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

REPURCHASE PRICE -- With respect to any mortgage loan required to be repurchased, an amount equal to the excess of (i) the sum of (a) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase and (b) any costs and damages incurred by the Trust in connection with any violation of such mortgage loan of any predatory lending laws over (ii) any portion of the Servicing Fee, Monthly Advances or servicing advances payable to the purchaser of such mortgage loan.

REPURCHASE PROCEEDS -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See "Description of the Securities--Assignment of Trust Fund Assets" in the prospectus and "Pooling and Servicing Agreement--Representations and Warranties" in this prospectus supplement.

RESIDUAL CERTIFICATES -- The Class R Certificates and the Class R-X
Certificates.

RULES -- The rules, regulations and procedures creating and affecting DTC and its operations.

S&P-- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

SENIOR CERTIFICATES -- Group I Senior Certificates and the Group II Senior Certificates.

SENIOR OPTIMAL PRINCIPAL AMOUNT -- With respect to each Sub-Loan Group included in Loan Group II and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related Certificate Group immediately prior to such distribution date):

                  (1) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to a Cross-Over Date);

                  (2) the applicable Senior Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

                  (3) the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related Sub-Loan Group;

                  (4) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage

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         Loan in the related Sub-Loan Group during the related Due Period and
         (ii) the Stated Principal Balance of each such mortgage loan in the related Sub-Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Sub-Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

                  (5) any amount allocated to the Available Funds of the related Sub-Loan Group in accordance with paragraph (F) under "Description of the Certificates--Distributions on the Group II Certificates;" in this prospectus supplement; and

                  (6) the applicable Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

SENIOR PERCENTAGE -- With respect to each Certificate Group related to a Sub-Loan Group in Loan Group II and any distribution date, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the Senior Certificates (other than the Interest Only Certificates) in the related Certificate Group by the aggregate Stated Principal Balance of the mortgage loans in the related Sub-Loan Group as of the beginning of the related Due Period. The initial Senior Percentage for each Certificate Group related to a Sub-Loan Group in Loan Group II will be equal to approximately 91.25%.

SENIOR PREPAYMENT PERCENTAGE -- The Senior Prepayment Percentage for the Senior Certificates of each Certificate Group related to a Sub-Loan Group in Loan Group II, on any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)            Senior Prepayment Percentage
-----------------------------       --------------------------------------------
February 2006 - January 2013        100%

February 2013 - January 2014        Senior Percentage for the related Senior
                                    Certificates plus 70% of the Subordinate
                                    Percentage for the related Sub-Loan Group.

February 2014 - January 2015        Senior Percentage for the related Senior
                                    Certificates plus 60% of the Subordinate
                                    Percentage for the related Sub-Loan Group.

February 2015 - January 2016        Senior Percentage for the related Senior
                                    Certificates plus 40% of the Subordinate
                                    Percentage for the related Sub-Loan Group.

February 2016 - January 2017        Senior Percentage for the related Senior
                                    Certificates plus 20% of the Subordinate
                                    Percentage for the related Sub-Loan Group.

February 2017 and thereafter        Senior Percentage for the related Senior
                                    Certificates.

         No scheduled reduction to the Senior Prepayment Percentage for the related Certificate Group shall be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the group II mortgage loans in all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the group II mortgage loans in all Sub-Loan Groups do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including February 2013 and January 2014, (b) 35% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including February 2014 and January 2015, (c) 40% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including February 2015 and January 2016, (d) 45% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including February 2016 and January 2017, and (e) 50% of the Original Group II Subordinate Principal Balance if such distribution date occurs during or after February 2017.

         In addition, if on any distribution date the weighted average of the Subordinate Percentages for such distribution date is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Stated Principal Balance of the group II mortgage loans in all Sub Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the distribution date occurring in January 2009, cumulative Realized Losses on the group II mortgage loans in all Sub Loan Groups as of the end of the related Prepayment Period do not exceed 20% of the Original Group II Subordinate Principal Balance and (ii) after the distribution date occurring in January 2009, cumulative Realized Losses on the group II mortgage loans in all Sub-Loan Groups as of the end of the related Prepayment Period do not exceed 30% of the Original Group II Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Certificates for such distribution date will equal the Senior Percentage for the related Certificate Group; provided, however, if on such distribution date the Subordinate Percentage for the related Sub-Loan Group is equal to or greater than two times the initial Subordinate Percentage on or prior to the distribution date occurring in January 2009 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group for such distribution date, will equal the Senior Percentage for such Certificates plus 50% of the related Subordinate Percentage on such distribution date.

         Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately preceding such distribution date, and the denominator of which is the Stated Principal Balance of the group II mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to all the Group II Senior Certificates for such distribution date will equal 100%.

SERVICERS -- The Sponsor and other servicers that service the mortgage loans.

SERVICING AGREEMENTS -- The servicing agreements specified in the Agreement between the Sponsor and the related Servicer.

SERVICING FEE -- With respect to each mortgage loan, a fee that accrues at the servicing fee rate, as set forth under the heading "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

SERVICING FEE RATE -- For each mortgage loan will be (i) 0.375% per annum with respect to EMC and (ii) a per annum rate ranging from 0.250% per annum to 0.375% per annum, as set forth on the Mortgage Loan Schedule, with respect to other Servicers.

SPECIAL HAZARD LOSS -- A Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

SPONSOR -- EMC Mortgage Corporation.

STATED PRINCIPAL BALANCE -- With respect to any group I mortgage loan and any distribution date: the principal balance thereof as of the Cut-off Date minus the sum of (1) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan due during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment), (2) all Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with the Agreement or the related Servicing Agreement that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such distribution date and (3) any Realized Loss thereon incurred prior to or during the related Prepayment Period.

         With respect to any group II mortgage loan and any distribution date,
(1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period.

         The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

STEPDOWN DATE -- the earlier to occur of

         1. the distribution date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates has been reduced to zero and

         2.       the later to occur of

                  (a)      the distribution date occurring in February 2009 and

                  (b) the first distribution date for which the Current Specified Enhancement Percentage for such distribution date is greater than or equal to approximately 16.60%.

SUB-LOAN GROUP -- any of Sub-Loan Group II-1, Sub-Loan Group II-2 or Sub-Loan Group II-3, as applicable.

SUB-LOAN GROUP II-1 -- The pool of mortgage loans designated as Sub-Loan Group II-1.

SUB-LOAN GROUP II-2 -- The pool of mortgage loans designated as Sub-Loan Group II-2.

SUB-LOAN GROUP II-3 -- The pool of mortgage loans designated as Sub-Loan Group II-3.

SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT -- With respect to the Group II Subordinate Certificates (other than the Class II-X-B1, Class II-X-B2 and Class II-XB3 Certificates), the amount by which (x) the sum of the Certificate Principal Balances of the Group II Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Group II Certificates on such distribution date) exceeds (y) the Stated Principal Balances of the group II mortgage loans on the Due Date related to such distribution date.

SUBORDINATE CERTIFICATES -- The Group I Subordinate Certificates and the Group II Subordinate Certificates.

SUBORDINATE OPTIMAL PRINCIPAL AMOUNT -- With respect to any Sub-Loan Group included in Loan Group II and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group II Subordinate Certificates immediately prior to such distribution date):

                  (1) the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (2) the related Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

                  (3) the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related Sub-Loan Group during the applicable Prepayment Period;

                  (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Senior Certificates in the related Certificate Group pursuant to clause (4) of the definition of "Senior Optimal Principal Amount" on such distribution date;

                  (5) the related Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

                  (6) on the distribution date on which the aggregate Certificate Principal Balance of the Senior Certificates in the related Certificate Group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such Senior Certificates.

SUBORDINATE PERCENTAGE -- As of any distribution date and with respect to any Sub-Loan Group included in Loan Group II, 100% minus the related Senior Percentage for the related Certificate Group. The initial Subordinate Percentage for each Sub-Loan Group in Loan Group II will be approximately 8.75%.

SUBORDINATE PREPAYMENT PERCENTAGE -- With respect to any Sub-Loan Group included in Loan Group II, and as of any distribution date, 100% minus the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group.

SUBSEQUENT RECOVERIES -- As of any distribution date, amounts received during the related Due Period by the Master Servicer or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a liquidated mortgage loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

TRIGGER EVENT -- With respect to any distribution date, an event that exists if
(i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the group I mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and the group I mortgage loans with respect to which the related Mortgaged Property has been acquired by the Trust) by (y) the aggregate Stated Principal Balance of the group I mortgage loans in the mortgage pool, in each case, as of the close of business on the last day of the preceding calendar month, exceeds 18.47% of the Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the group I mortgage loans since the Cut-Off Date as a percentage of the aggregate Stated Principal Balance of the group I mortgage loans as of the Cut-Off Date exceeds the applicable percentage set forth below:

                            MONTHS       PERCENTAGE
                            -------      ----------
                            37 - 48         1.25%
                            49 - 60         1.75%
                            61 - 72         2.25%
                              73+           2.25%

TRUST -- Bear Stearns ALT-A Trust 2006-1.

TRUSTEE -- JPMorgan Chase Bank, National Association

UNPAID REALIZED LOSS AMOUNT -- With respect to any class of Group I Offered Certificates and as to any distribution date, the excess of

         1.       Applied Realized Loss Amounts with respect to such class over

         2. the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

         Any amounts distributed to a class of Group I Offered Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

WEIGHTED AVERAGE NET RATE -- With respect to any Loan Group and distribution date, the weighted average of the Net Rates of the mortgage loans in such Loan Group, weighted in proportion to the respective outstanding principal balances of such mortgage loans.

WELLS FARGO-- Wells Fargo Bank, National Association.

                                                                         ANNEX I

                     CLASS I-A-      CLASS I-A      CLASS I-M-1     CLASS I-M-1     CLASS I-M-2     CLASS I-M-2
 DISTRIBUTION         NOTIONAL        STRIKE          NOTIONAL        STRIKE          NOTIONAL        STRIKE
     DATE            BALANCE($)       RATE(%)        BALANCE($)       RATE(%)        BALANCE($)       RATE(%)
----------------   -------------   -------------   -------------   -------------   -------------   -------------
February 2006        763,476,000            6.39      23,312,000            6.14      16,652,000            5.89
  March 2006         744,481,916            6.41      23,312,000            6.16      16,652,000            5.91
  April 2006         725,921,529            6.41      23,312,000            6.16      16,652,000            5.91
   May 2006          707,783,723            6.46      23,312,000            6.21      16,652,000            5.96
  June 2006          690,058,871            6.46      23,312,000            6.21      16,652,000            5.96
  July 2006          672,737,597            6.46      23,312,000            6.21      16,652,000            5.96
 August 2006         655,810,967            6.46      23,312,000            6.21      16,652,000            5.96
September 2006       639,269,754            6.46      23,312,000            6.21      16,652,000            5.96
 October 2006        623,106,078            6.61      23,312,000            6.36      16,652,000            6.11
November 2006        607,325,523            6.61      23,312,000            6.36      16,652,000            6.11
December 2006        591,904,330            6.61      23,312,000            6.36      16,652,000            6.11
 January 2007        576,834,095            6.61      23,312,000            6.36      16,652,000            6.11
February 2007        562,106,727            6.78      23,312,000            6.53      16,652,000            6.28
  March 2007         547,688,993            6.78      23,312,000            6.53      16,652,000            6.28
  April 2007         533,599,737            6.87      23,312,000            6.62      16,652,000            6.37
   May 2007          519,818,240            6.87      23,312,000            6.62      16,652,000            6.37
  June 2007          506,350,979            6.96      23,312,000            6.71      16,652,000            6.46
  July 2007          493,193,550            7.02      23,312,000            6.77      16,652,000            6.52
 August 2007         480,336,376            7.02      23,312,000            6.77      16,652,000            6.52
September 2007       467,772,332            7.08      23,312,000            6.83      16,652,000            6.58
 October 2007        455,496,856            7.33      23,312,000            7.08      16,652,000            6.83
November 2007        443,501,764            7.33      23,312,000            7.08      16,652,000            6.83
December 2007        431,780,141            7.33      23,312,000            7.08      16,652,000            6.83
 January 2008        420,325,770            7.33      23,312,000            7.08      16,652,000            6.83
February 2008        409,132,550            7.33      23,312,000            7.08      16,652,000            6.83
  March 2008         398,194,287            7.33      23,312,000            7.08      16,652,000            6.83
  April 2008         387,505,443            7.39      23,312,000            7.14      16,652,000            6.89
   May 2008          377,060,344            7.39      23,312,000            7.14      16,652,000            6.89
  June 2008          366,853,082            7.39      23,312,000            7.14      16,652,000            6.89
  July 2008          356,878,285            7.39      23,312,000            7.14      16,652,000            6.89
 August 2008         347,128,854            7.39      23,312,000            7.14      16,652,000            6.89
September 2008       337,601,839            7.39      23,312,000            7.14      16,652,000            6.89
 October 2008        328,290,947            7.58      23,312,000            7.33      16,652,000            7.08
November 2008        319,192,508            7.62      23,312,000            7.37      16,652,000            7.12
December 2008        310,301,109            7.68      23,312,000            7.43      16,652,000            7.18
 January 2009        301,609,252            7.72      23,312,000            7.47      16,652,000            7.22
February 2009        293,112,921            7.72      23,312,000            7.47      16,652,000            7.22
  March 2009         293,112,921            7.72      21,871,020            7.47      14,156,968            7.22
  April 2009         288,398,882            7.72      19,364,769            7.47      13,832,452            7.22
   May 2009          281,787,425            7.76      18,920,837            7.51      13,515,347            7.26
  June 2009          275,326,973            7.76      18,487,045            7.51      13,205,485            7.26
  July 2009          269,014,087            7.76      18,063,161            7.51      12,902,701            7.26
 August 2009         262,845,406            7.82      17,648,960            7.57      12,606,833            7.32
September 2009       256,814,190            7.82      17,243,990            7.57      12,317,558            7.32
 October 2009        250,920,991            7.86      16,848,286            7.61      12,034,903            7.36
November 2009        245,162,571            7.86      16,461,633            7.61      11,758,713            7.36
December 2009        239,535,775            7.86      16,083,817            7.61      11,488,835            7.36
 January 2010        234,037,602            7.86      15,714,638            7.61      11,225,126            7.36
February 2010        228,665,120            7.86      15,353,898            7.61      10,967,447            7.36
  March 2010         223,415,465            7.86      15,001,406            7.61      10,715,658            7.36
  April 2010         218,285,837            7.86      14,656,973            7.61      10,469,626            7.36
   May 2010          213,273,500            7.86      14,320,416            7.61      10,229,220            7.36
  June 2010          208,375,780            7.86      13,991,555            7.61       9,994,311            7.36
  July 2010          203,590,064            7.90      13,670,214            7.65       9,764,774            7.40
 August 2010         198,913,797            7.90      13,356,222            7.65       9,540,486            7.40
September 2010       194,344,486            7.90      13,049,412            7.65       9,321,329            7.40
 October 2010        189,879,690            7.90      12,749,620            7.65       9,107,184            7.40
November 2010        185,516,740            8.01      12,456,667            7.76       8,897,924            7.51
December 2010        181,248,697            8.64      12,170,086            8.39       8,693,217            8.14

                    CLASS I-B-1     CLASS I-B-1     CLASS I-B-2     CLASS I-B-2     CLASS I-B-3     CLASS I-B-3
 DISTRIBUTION         NOTIONAL        STRIKE          NOTIONAL        STRIKE          NOTIONAL        STRIKE
     DATE            BALANCE($)       RATE(%)        BALANCE($)       RATE(%)        BALANCE($)       RATE(%)
----------------   -------------   -------------   -------------   -------------   -------------   -------------
February 2006         10,824,000            5.14       4,163,000            4.49       4,163,000            4.49
  March 2006          10,824,000            5.16       4,163,000            4.51       4,163,000            4.51
  April 2006          10,824,000            5.16       4,163,000            4.51       4,163,000            4.51
   May 2006           10,824,000            5.21       4,163,000            4.56       4,163,000            4.56
  June 2006           10,824,000            5.21       4,163,000            4.56       4,163,000            4.56
  July 2006           10,824,000            5.21       4,163,000            4.56       4,163,000            4.56
 August 2006          10,824,000            5.21       4,163,000            4.56       4,163,000            4.56
September 2006        10,824,000            5.21       4,163,000            4.56       4,163,000            4.56
 October 2006         10,824,000            5.36       4,163,000            4.71       4,163,000            4.71
November 2006         10,824,000            5.36       4,163,000            4.71       4,163,000            4.71
December 2006         10,824,000            5.36       4,163,000            4.71       4,163,000            4.71
 January 2007         10,824,000            5.36       4,163,000            4.71       4,163,000            4.71
February 2007         10,824,000            5.53       4,163,000            4.88       4,163,000            4.88
  March 2007          10,824,000            5.53       4,163,000            4.88       4,163,000            4.88
  April 2007          10,824,000            5.62       4,163,000            4.97       4,163,000            4.97
   May 2007           10,824,000            5.62       4,163,000            4.97       4,163,000            4.97
  June 2007           10,824,000            5.71       4,163,000            5.06       4,163,000            5.06
  July 2007           10,824,000            5.77       4,163,000            5.12       4,163,000            5.12
 August 2007          10,824,000            5.77       4,163,000            5.12       4,163,000            5.12
September 2007        10,824,000            5.83       4,163,000            5.18       4,163,000            5.18
 October 2007         10,824,000            6.08       4,163,000            5.43       4,163,000            5.43
November 2007         10,824,000            6.08       4,163,000            5.43       4,163,000            5.43
December 2007         10,824,000            6.08       4,163,000            5.43       4,163,000            5.43
 January 2008         10,824,000            6.08       4,163,000            5.43       4,163,000            5.43
February 2008         10,824,000            6.08       4,163,000            5.43       4,163,000            5.43
  March 2008          10,824,000            6.08       4,163,000            5.43       4,163,000            5.43
  April 2008          10,824,000            6.14       4,163,000            5.49       4,163,000            5.49
   May 2008           10,824,000            6.14       4,163,000            5.49       4,163,000            5.49
  June 2008           10,824,000            6.14       4,163,000            5.49       4,163,000            5.49
  July 2008           10,824,000            6.14       4,163,000            5.49       4,163,000            5.49
 August 2008          10,824,000            6.14       4,163,000            5.49       4,163,000            5.49
September 2008        10,824,000            6.14       4,163,000            5.49       4,163,000            5.49
 October 2008         10,824,000            6.33       4,163,000            5.68       4,163,000            5.68
November 2008         10,824,000            6.37       4,163,000            5.72       4,163,000            5.72
December 2008         10,824,000            6.43       4,163,000            5.78       4,163,000            5.78
 January 2009         10,824,000            6.47       4,163,000            5.82       4,163,000            5.82
February 2009         10,824,000            6.47       4,163,000            5.82       4,163,000            5.82
  March 2009           9,202,200            6.47       3,539,242            5.82       3,539,242            5.82
  April 2009           8,991,260            6.47       3,458,113            5.82       3,458,113            5.82
   May 2009            8,785,138            6.51       3,378,837            5.86       3,378,837            5.86
  June 2009            8,583,724            6.51       3,301,371            5.86       3,301,371            5.86
  July 2009            8,386,911            6.51       3,225,675            5.86       3,225,675            5.86
 August 2009           8,194,593            6.57       3,151,708            5.92       3,151,708            5.92
September 2009         8,006,561            6.57       3,079,390            5.92       3,079,390            5.92
 October 2009          7,822,832            6.61       3,008,726            5.96       3,008,726            5.96
November 2009          7,643,304            6.61       2,939,678            5.96       2,939,678            5.96
December 2009          7,467,881            6.61       2,872,209            5.96       2,872,209            5.96
 January 2010          7,296,467            6.61       2,806,282            5.96       2,806,282            5.96
February 2010          7,128,972            6.61       2,741,862            5.96       2,741,862            5.96
  March 2010           6,965,306            6.61       2,678,914            5.96       2,678,914            5.96
  April 2010           6,805,383            6.61       2,617,406            5.96       2,617,406            5.96
   May 2010            6,649,116            6.61       2,557,305            5.96       2,557,305            5.96
  June 2010            6,496,422            6.61       2,498,578            5.96       2,498,578            5.96
  July 2010            6,347,220            6.65       2,441,193            6.00       2,441,193            6.00
 August 2010           6,201,431            6.65       2,385,122            6.00       2,385,122            6.00
September 2010         6,058,976            6.65       2,330,332            6.00       2,330,332            6.00
 October 2010          5,919,779            6.65       2,276,796            6.00       2,276,796            6.00
November 2010          5,783,758            6.76       2,224,481            6.11       2,224,481            6.11
December 2010          5,650,695            7.39       2,173,304            6.74       2,173,304            6.74

                   CLASS II-B-1    CLASS II-B-1    CLASS II-B-2    CLASS II-B-2    CLASS II-B-3    CLASS II-B-3
 DISTRIBUTION        NOTIONAL         STRIKE         NOTIONAL         STRIKE         NOTIONAL         STRIKE
     DATE           BALANCE($)        RATE(%)       BALANCE($)        RATE(%)       BALANCE($)        RATE(%)
----------------   -------------   -------------   -------------   -------------   -------------   -------------
February 2006      31,534,000.00            6.52   16,453,000.00            6.27   10,055,000.00            5.52
  March 2006       31,531,620.50            6.27   16,451,758.49            6.02   10,054,241.27            5.27
  April 2006       31,529,227.66            6.03   16,450,510.01            5.78   10,053,478.28            5.03
   May 2006        31,526,821.38            5.82   16,449,254.53            5.57   10,052,711.01            4.82
  June 2006        31,524,401.61            5.42   16,447,992.00            5.17   10,051,939.44            4.42
  July 2006        31,521,968.26            6.03   16,446,722.39            5.78   10,051,163.53            5.03
 August 2006       31,519,521.26            5.61   16,445,445.66            5.36   10,050,383.28            4.61
September 2006     31,517,060.53            5.61   16,444,161.76            5.36   10,049,598.64            4.61
 October 2006      31,514,585.99            5.82   16,442,870.66            5.57   10,048,809.61            4.82
November 2006      31,512,097.57            5.24   16,441,572.31            4.99   10,048,016.14            4.24
December 2006      31,509,595.18            6.03   16,440,266.68            5.78   10,047,218.23            5.03
 January 2007      31,507,078.75            5.82   16,438,953.72            5.57   10,046,415.83            4.82
February 2007      31,504,548.20            5.42   16,437,633.40            5.17   10,045,608.94            4.42
  March 2007       31,502,003.46            6.17   16,436,305.67            5.92   10,044,797.51            5.17
  April 2007       31,499,444.43            5.72   16,434,970.48            5.47   10,043,981.54            4.72
   May 2007        31,496,871.04            5.72   16,433,627.81            5.47   10,043,160.98            4.72
  June 2007        31,494,283.21            5.51   16,432,277.60            5.26   10,042,335.82            4.51
  July 2007        31,491,680.86            5.72   16,430,919.81            5.47   10,041,506.03            4.72
 August 2007       31,489,063.91            5.14   16,429,554.40            4.89   10,040,671.58            4.14
September 2007     31,486,432.26            5.93   16,428,181.33            5.68   10,039,832.45            4.93
 October 2007      31,483,785.85            5.72   16,426,800.55            5.47   10,038,988.61            4.72
November 2007      31,481,124.59            5.32   16,425,412.03            5.07   10,038,140.03            4.32
December 2007      31,478,448.39            5.72   16,424,015.71            5.47   10,037,286.69            4.72
 January 2008      31,475,757.18            5.72   16,422,611.56            5.47   10,036,428.57            4.72
February 2008      31,473,050.85            5.51   16,421,199.52            5.26   10,035,565.62            4.51
  March 2008       31,470,329.34            5.88   16,419,779.56            5.63   10,034,697.84            4.88
  April 2008       31,467,592.56            5.46   16,418,351.63            5.21   10,033,825.18            4.46
   May 2008        31,464,840.41            5.27   16,416,915.69            5.02   10,032,947.62            4.27
  June 2008        31,462,072.82            5.88   16,415,471.68            5.63   10,032,065.14            4.88
  July 2008        31,459,289.69            5.67   16,414,019.57            5.42   10,031,177.71            4.67
 August 2008       31,456,490.94            5.46   16,412,559.31            5.21   10,030,285.29            4.46
September 2008     31,453,676.48            5.46   16,411,090.86            5.21   10,029,387.87            4.46
 October 2008      31,095,291.15            5.27   16,224,101.77            5.02    9,915,112.34            4.27
November 2008      30,740,973.51            5.88   16,039,235.02            5.63    9,802,133.84            4.88
December 2008      30,390,677.48            5.46   15,856,466.56            5.21    9,690,437.69            4.46
 January 2009      30,044,357.50            5.46   15,675,772.63            5.21    9,580,009.35            4.46
February 2009      29,701,968.54            5.67   15,497,129.71            5.42    9,470,834.45            4.67
  March 2009       29,027,713.31            6.12   15,145,334.15            5.87    9,255,839.96            5.12
  April 2009       28,368,749.15            5.09   14,801,516.77            4.84    9,045,721.21            4.09
   May 2009        27,724,729.54            5.88   14,465,496.77            5.63    8,840,367.71            4.88
  June 2009        27,095,315.80            5.67   14,137,097.45            5.42    8,639,671.48            4.67
  July 2009        26,480,176.94            5.27   13,816,146.10            5.02    8,443,526.96            4.27
 August 2009       25,878,989.44            5.88   13,502,473.94            5.63    8,251,831.00            4.88
September 2009     25,291,437.12            5.46   13,195,915.99            5.21    8,064,482.79            4.46
 October 2009      24,717,210.98            5.46   12,896,311.03            5.21    7,881,383.79            4.46
November 2009      24,156,008.98            5.67   12,603,501.48            5.42    7,702,437.70            4.67
December 2009      23,607,535.96            5.09   12,317,333.33            4.84    7,527,550.39            4.09
 January 2010      23,071,503.41            6.12   12,037,656.04            5.87    7,356,629.89            5.12
February 2010      22,547,629.40            5.46   11,764,322.52            5.21    7,189,586.28            4.46
  March 2010       22,035,638.34            6.12   11,497,188.99            5.87    7,026,331.69            5.12
  April 2010       21,535,260.90            5.27   11,236,114.91            5.02    6,866,780.25            4.27
   May 2010        21,046,233.87            5.88   10,980,962.96            5.63    6,710,848.02            4.88
  June 2010        20,568,299.97            5.46   10,731,598.89            5.21    6,558,452.98            4.46
  July 2010        20,101,207.78            5.46   10,487,891.53            5.21    6,409,514.94            4.46
 August 2010       19,644,711.54            5.67   10,249,712.66            5.42    6,263,955.56            4.67
September 2010     19,198,571.51            5.13   10,016,937.18            4.88    6,121,698.37            4.13
 October 2010      18,762,434.19            6.26    9,789,380.66            6.01    5,982,630.68            5.26
November 2010      18,336,183.70            5.97    9,566,982.64            5.72    5,846,715.52            4.97
December 2010      17,917,425.20            7.37    9,348,493.59            7.12    5,713,189.27            6.37

                                                                        ANNEX II

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. None of the Depositor, the Servicer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed certificate. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of certificate in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date.

Thus, to the Sponsor settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The Sponsor will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

o    a citizen or resident of the United States;

o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                    (THIS PAGE WAS INTENTIONALLY LEFT BLANK)

                                                                      SCHEDULE A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The description herein of the Mortgage Loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Stated Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to January 1, 2006, (ii) requirements of Moody's or S&P, (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.

     Notwithstanding the foregoing, on or prior to the Closing Date, scheduled or unscheduled principal payments made with respect to the Mortgage Loans may decrease the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set fort in this Prospectus Supplement by as much as ten percent (10%). Accordingly, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease by as much as ten percent (10%) from amounts shown on the front cover hereof.

    PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
ORIGINAL PRINCIPAL BALANCE ($)                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
                    0 - 100,000                      273   $  20,988,408            2.52%
              100,001 - 200,000                      717     105,586,864           12.68
              200,001 - 300,000                      432     104,735,541           12.58
              300,001 - 350,000                      145      45,321,564            5.44
              350,001 - 400,000                      161      58,607,986            7.04
              400,001 - 450,000                      137      57,785,872            6.94
              450,001 - 500,000                      157      74,306,905            8.92
              500,001 - 550,000                       92      48,156,063            5.78
              550,001 - 600,000                       77      43,951,505            5.28
              600,001 - 650,000                       75      47,393,719            5.69
              650,001 - 700,000                       31      19,839,719            2.38
              700,001 - 800,000                       60      45,017,508            5.41
              800,001 - 900,000                       38      31,986,018            3.84
              900,001 - 1,000,000                     61      59,112,152            7.10
            1,000,001 - 1,100,000                      6       5,279,000            0.63
            1,100,001 - 1,200,000                     11      11,825,000            1.42
            1,200,001 - 1,300,000                     10      12,569,644            1.51
            1,300,001 - 1,400,000                      4       5,457,652            0.66
            1,400,001 - 1,500,000                     10      14,802,663            1.78
            1,500,001 or greater                      11      19,855,881            2.38
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

Minimum Original Principal Balance:         $     29,650
Maximum Original Principal Balance:         $  2,364,631
Average Original Principal Balance:         $    336,367

            SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF
                        THE CUT-OFF DATE IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
SCHEDULED PRINCIPAL BALANCE ($)                LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
                    0 - 100,000                      281   $  21,300,594            2.56%
              100,001 - 200,000                      725     107,170,133           12.87
              200,001 - 300,000                      443     108,588,352           13.04
              300,001 - 350,000                      145      46,806,292            5.62
              350,001 - 400,000                      156      58,762,372            7.06
              400,001 - 450,000                      127      54,484,460            6.54
              450,001 - 500,000                      156      74,354,308            8.93
              500,001 - 550,000                       96      50,706,421            6.09
              550,001 - 600,000                       69      39,699,100            4.77
              600,001 - 650,000                       75      47,420,076            5.70
              650,001 - 700,000                       28      19,024,901            2.29
              700,001 - 800,000                       62      46,607,542            5.60
              800,001 - 900,000                       37      31,472,068            3.78
              900,001 - 1,000,000                     58      56,847,205            6.83
            1,000,001 - 1,100,000                      5       5,275,000            0.63
            1,100,001 - 1,200,000                     10      11,375,000            1.37
            1,200,001 - 1,300,000                     10      12,569,644            1.51
            1,300,001 - 1,400,000                      4       5,457,652            0.66
            1,400,001 - 1,500,000                     10      14,802,663            1.78
            1,500,001 or greater                      11      19,855,881            2.38
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

Minimum Scheduled Principal Balance:        $        367
Maximum Scheduled Principal Balance:        $  2,364,631
Average Scheduled Principal Balance:        $    331,970

  MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MORTGAGE INTEREST RATES (%)                    LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            3.750 - 3.999                              5   $   2,729,926            0.33%
            4.000 - 4.249                              3       1,939,959            0.23
            4.250 - 4.499                              4       2,447,305            0.29
            4.500 - 4.749                              7       3,683,090            0.44
            4.750 - 4.999                             21       8,100,475            0.97
            5.000 - 5.249                             30      13,377,590            1.61
            5.250 - 5.499                             50      22,575,764            2.71
            5.500 - 5.749                             65      24,961,496            3.00
            5.750 - 5.999                            121      55,905,030            6.71
            6.000 - 6.249                             96      36,579,755            4.39
            6.250 - 6.499                            119      51,282,518            6.16
            6.500 - 6.749                             99      45,412,602            5.45
            6.750 - 6.999                            131      76,613,572            9.20
            7.000 - 7.249                             85      42,627,917            5.12
            7.250 - 7.499                            255      93,241,718           11.20
            7.500 - 7.749                            375     116,211,733           13.96
            7.750 - 7.999                            630     139,704,990           16.78
            8.000 - 8.249                            317      73,580,266            8.84
            8.250 - 8.499                             83      18,789,033            2.26
            8.500 - 8.749                              6       1,143,150            0.14
            8.750 - 8.999                              3         809,032            0.10
            9.000 - 9.249                              2         286,773            0.03
            9.500 - 9.749                              1         575,970            0.07
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

Minimum Mortgage Rate:                             3.875%
Maximum Mortgage Rate:                             9.625%
Weighted Average Mortgage Rate:                    7.005%

                 ORIGINAL LOAN-TO-VALUE RATIOS* IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
LOAN-TO-VALUE RATIOS (%)                       LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
              0.00 - 30.00                             9   $   3,235,111            0.39%
             30.01 - 40.00                            20       9,101,380            1.09
             40.01 - 50.00                            23      10,353,533            1.24
             50.01 - 55.00                            21       8,531,508            1.02
             55.01 - 60.00                            49      27,715,913            3.33
             60.01 - 65.00                            93      59,918,375            7.20
             65.01 - 70.00                           159      65,686,293            7.89
             70.01 - 75.00                           258     101,498,843           12.19
             75.01 - 80.00                         1,778     522,850,140           62.80
             80.01 - 85.00                            21       3,555,258            0.43
             85.01 - 90.00                            39       8,852,476            1.06
             90.01 - 95.00                            21       5,614,632            0.67
             95.01 - 100.00                           16       5,216,702            0.63
            100.01 - 105.00                            1         449,500            0.05
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

Weighted Average Original Loan-to-Value:           75.42%

* Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

      GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
GEOGRAPHIC DISTRIBUTION                        LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Alabama                                               10   $   1,471,001            0.18%
Arizona                                              210      62,332,780            7.49
Arkansas                                               1         242,833            0.03
California                                           412     221,279,862           26.58
Colorado                                              68      15,794,866            1.90
Connecticut                                           37      12,120,729            1.46
Delaware                                               8       2,070,958            0.25
District of Columbia                                  10       3,895,322            0.47
Florida                                              342      99,941,590           12.00
Georgia                                              213      47,076,598            5.65
Hawaii                                                 8       4,641,790            0.56
Idaho                                                 12       2,567,466            0.31
Illinois                                              83      22,423,095            2.69
Indiana                                               12       3,457,512            0.42
Iowa                                                   2         274,853            0.03
Kansas                                                 4         720,255            0.09
Kentucky                                              14       3,495,094            0.42
Louisiana                                              8       1,284,536            0.15
Maine                                                  5       1,493,544            0.18
Maryland                                             112      39,690,960            4.77
Massachusetts                                         58      18,838,131            2.26
Michigan                                              35       8,595,246            1.03
Minnesota                                             59      14,860,531            1.78
Mississippi                                            1         412,000            0.05
Missouri                                              20       2,386,476            0.29
Montana                                                1         105,000            0.01
Nebraska                                               3         553,266            0.07
Nevada                                                70      25,783,882            3.10
New Hampshire                                          5       1,047,171            0.13
New Jersey                                           103      36,901,446            4.43
New Mexico                                            10       1,743,703            0.21
New York                                              36      19,560,140            2.35
North Carolina                                        27       7,884,772            0.95
Ohio                                                  43       9,155,474            1.10
Oklahoma                                               3         321,225            0.04
Oregon                                                15       4,741,739            0.57
Pennsylvania                                          40      12,899,130            1.55
Rhode Island                                           5       1,584,785            0.19
South Carolina                                        21       7,548,481            0.91
Tennessee                                             11       2,585,695            0.31
Texas                                                120      21,265,215            2.55
Utah                                                  37      13,371,702            1.61
Vermont                                                2         417,603            0.05
Virginia                                             147      55,784,033            6.70
Washington                                            49      14,000,246            1.68
Wisconsin                                             15       3,338,760            0.40
Wyoming                                                1         618,170            0.07
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

* No more than approximately 0.69% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

      CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN
                                  TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
RANGE OF CREDIT SCORES                         LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
              0 - 0                                   50   $  18,132,797            2.18%
            500 - 549                                  1         393,654            0.05
            550 - 574                                  1         998,829            0.12
            575 - 599                                  2       1,152,615            0.14
            600 - 619                                  8       2,789,868            0.34
            620 - 639                                184      55,028,326            6.61
            640 - 659                                246      85,441,903           10.26
            660 - 679                                278      98,121,474           11.79
            680 - 699                                399     123,596,068           14.84
            700 - 719                                385     130,677,293           15.70
            720 - 739                                302      97,650,508           11.73
            740 - 759                                242      86,822,870           10.43
            760 - 779                                220      71,530,983            8.59
            780 - 799                                149      49,326,748            5.92
            800 - 819                                 41      10,915,726            1.31
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

Non-Zero Weighted Average Credit Score:              707

           PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
PROPERTY TYPE                                  LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
2-4 Family                                           264   $  70,673,016            8.49%
CO-OP                                                  8       2,530,362            0.30
Condominium                                          256      79,690,323            9.57
PUD                                                  632     218,793,026           26.28
Single Family                                      1,315     455,542,899           54.71
Townhouse                                             33       5,350,037            0.64
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

            OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
OCCUPANCY STATUS                               LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Investor                                           1,035   $ 207,555,917           24.93%
Owner Occupied                                     1,239     537,424,995           64.55
Second Home                                          234      87,598,752           10.52
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

               LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
LOAN PURPOSE                                   LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Cash Out Refinance                                   308   $ 138,825,947           16.67%
Purchase                                           1,988     611,979,274           73.50
Rate/Term Refinance                                  212      81,774,442            9.82
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

            DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
DOCUMENTATION TYPE                             LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Full Documentation                                   520   $ 181,361,148           21.78%
No Documentation                                     246      76,383,277            9.17
Reduced                                            1,742     574,835,238           69.04
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

    ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
ORIGINAL TERM (MONTHS)                         LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
300                                                   10   $   3,417,664            0.41%
360                                                2,498     829,161,999           99.59
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

Minimum Original Term to Stated Maturity (Mths):     300
Maximum Original Term to Stated Maturity (Mths):     360
Weighted Average Orig. Term to Stated Mat. (Mths):   360

    REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
STATED REMAINING TERM (MONTHS)                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
240 - 299                                             25   $  11,078,253            1.33%
300 - 359                                          2,253     754,771,844           90.65
360 - 360                                            230      66,729,567            8.01
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

Minimum Remaining Term to Stated Maturity (Mths):    268
Maximum Remaining Term to Stated Maturity (Mths):    360
Weighted Average Rem. Term to Stated Mat. (Mths):    352

                  INDEX OF THE MORTGAGE LOANS IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INDEX                                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
1 Mo Libor                                             3   $   2,633,736            0.32%
1 YR CMT                                             174      88,908,046           10.68
1 YR Libor                                           157      73,305,734            8.80
6 Mo Libor                                         2,174     667,732,147           80.20
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

        RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
RATE ADJUSTMENT FREQUENCY                      LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
1 Month                                                3   $   2,633,736            0.32%
6 Month                                            2,174     667,732,147           80.20
12 Month                                             331     162,213,780           19.48
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

     MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MONTHS TO NEXT RATE ADJUSTMENT                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
              0 - 3                                   22   $  10,080,504            1.21%
              4 - 6                                   27      10,937,894            1.31
              7 - 9                                  101      57,851,958            6.95
             10 - 12                                  34      15,752,205            1.89
             13 - 15                                  48      19,917,463            2.39
             16 - 18                                  25       8,547,724            1.03
             19 - 21                                 185      50,439,637            6.06
             22 - 24                                   6       1,074,109            0.13
             25 - 27                                   6       4,193,584            0.50
             28 - 30                                  13       2,918,672            0.35
             31 - 33                                  28      10,278,222            1.23
             34 - 36                                  89      26,225,957            3.15
             40 - 42                                  10       2,271,117            0.27
             43 - 45                                  30       8,535,526            1.03
             52 - 54                                   4       2,644,200            0.32
             55 - 57                                  81      34,153,249            4.10
             58 - 60                               1,680     518,048,029           62.22
             73 - 75                                   1         404,489            0.05
             76 - 78                                   1         731,592            0.09
             79 - 81                                  25       9,768,622            1.17
            112 - 114                                  7       5,141,197            0.62
            115 - 117                                 61      23,522,730            2.83
            118 - 120                                 24       9,140,982            1.10
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

Weighted Average Months to Next Rate Adjustment :     50

* Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

      MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MAXIMUM MORTGAGE RATES (%)                     LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
             9.750 or less                             7   $   2,859,281            0.34%
             9.751 - 10.000                           13       5,323,253            0.64
            10.001 - 10.250                           16       7,264,626            0.87
            10.251 - 10.500                           30      13,517,880            1.62
            10.501 - 10.750                           47      20,612,752            2.48
            10.751 - 11.000                           76      35,551,194            4.27
            11.001 - 11.250                           95      41,538,587            4.99
            11.251 - 11.500                          109      48,631,794            5.84
            11.501 - 11.750                           82      38,193,796            4.59
            11.751 - 12.000                          173      85,276,123           10.24
            12.001 - 12.250                          167      61,036,752            7.33
            12.251 - 12.500                          293     110,267,400           13.24
            12.501 - 12.750                          473     123,458,829           14.83
            12.751 - 13.000                          573     142,525,509           17.12
            13.001 - 13.250                          252      67,036,411            8.05
            13.251 - 13.500                           45      14,938,282            1.79
            13.501 - 13.750                           28       9,163,497            1.10
            13.751 - 14.000                           15       2,870,059            0.34
            14.001 - 14.250                            9       1,752,633            0.21
            14.251 - 14.500                            2         509,141            0.06
            14.501 - 14.750                            3         251,863            0.03
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

Weighted Average Maximum Mortgage Rate:           12.252%

            PERIODIC RATE CAP OF THE MORTGAGE LOANS IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
PERIODIC RATE CAP (%)                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
No Cap                                                48   $  15,310,166            1.84%
1.000                                              1,949     572,349,950           68.74
2.000                                                495     237,489,781           28.52
3.000                                                  1         592,000            0.07
3.750                                                  1         188,000            0.02
4.000                                                  1          80,000            0.01
5.000                                                 13       6,569,766            0.79
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

Non-Zero Weighted Average Periodic Rate Cap:       1.325%

             INITIAL RATE CAP OF THE MORTGAGE LOANS IN TOTAL GROUP I

Initial Rate Cap (%)

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INITIAL RATE CAP (%)                           LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
No Cap                                                48   $  15,310,166            1.84%
1.000                                                  4       1,667,244            0.20
2.000                                                184      85,828,151           10.31
3.000                                                174      39,910,996            4.79
5.000                                              1,932     610,697,760           73.35
6.000                                                154      72,914,101            8.76
6.125                                                  5       2,592,660            0.31
6.250                                                  1         382,500            0.05
6.375                                                  2       1,064,048            0.13
6.500                                                  1         400,000            0.05
6.625                                                  1         750,000            0.09
7.000                                                  1         378,000            0.05
7.125                                                  1         684,037            0.08
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

Non-Zero Weighted Average Initial Rate Cap:        4.679%

               GROSS MARGIN OF THE MORTGAGE LOANS IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
GROSS MARGINS (%)                              LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            0.000 - 1.500                              1   $     167,834            0.02%
            1.501 - 2.000                            142      55,684,085            6.69
            2.001 - 2.500                          2,001     629,476,902           75.61
            2.501 - 3.000                            277     122,763,263           14.74
            3.001 - 3.500                             40      12,917,608            1.55
            3.501 - 4.000                             20       5,433,284            0.65
            4.001 - 4.500                             14       3,212,524            0.39
            4.501 - 5.000                             11       2,608,675            0.31
            5.501 - 6.000                              2         315,488            0.04
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

Weighted Average Gross Margin:                     2.358%

          INTEREST ONLY FEATURE OF THE MORTGAGE LOANS IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INTEREST ONLY FEATURE                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
None                                                 543   $ 166,152,821           19.96%
2 Years                                                1         132,000            0.02
3 Years                                               32      10,764,568            1.29
5 Years                                              468     160,176,272           19.24
7 Years                                               26       7,264,060            0.87
10 Years                                           1,438     488,089,943           58.62
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

     ORIGINAL PREPAYMENT PENALTY TERM OF THE MORTGAGE LOANS IN TOTAL GROUP I

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
ORIGINAL PREPAYMENT PENALTY TERM             MORTGAGE          AS OF         MORTGAGE
(MONTHS)                                       LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
None                                               1,428   $ 479,485,607           57.59%
4 Months                                               1         647,500            0.08
6 Months                                             292     110,208,712           13.24
12 Months                                             66      29,748,904            3.57
15 Months                                              1       1,392,346            0.17
24 Months                                             12       3,463,197            0.42
36 Months                                            707     207,521,101           24.93
60 Months                                              1         112,296            0.01
                                           -------------   -------------   -------------
               Total                               2,508   $ 832,579,663          100.00%
                                           =============   =============   =============

   PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
ORIGINAL PRINCIPAL BALANCE ($)                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
                  0 - 100,000                        323   $  25,719,659            3.67%
            100,001 - 200,000                      1,517     227,900,078           32.49
            200,001 - 300,000                        964     236,401,735           33.70
            300,001 - 350,000                        260      84,249,909           12.01
            350,001 - 400,000                        254      95,979,629           13.68
            400,001 - 450,000                         41      17,126,012            2.44
            450,001 - 500,000                         13       6,243,994            0.89
            500,001 - 550,000                          9       4,698,100            0.67
            550,001 - 600,000                          1         558,375            0.08
            600,001 - 650,000                          2       1,237,000            0.18
            650,001 - 700,000                          1         700,000            0.10
            700,001 - 800,000                          1         712,500            0.10
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

Minimum Original Principal Balance:          $    33,750
Maximum Original Principal Balance:          $   712,500
Average Original Principal Balance:          $   207,288

            SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF
                       THE CUT-OFF DATE IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
SCHEDULED PRINCIPAL BALANCE ($)                LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
                  0 - 100,000                        326   $  25,879,686            3.69%
            100,001 - 200,000                      1,514     227,740,051           32.46
            200,001 - 300,000                        964     236,401,735           33.70
            300,001 - 350,000                        261      84,598,985           12.06
            350,001 - 400,000                        253      95,630,553           13.63
            400,001 - 450,000                         41      17,126,012            2.44
            450,001 - 500,000                         13       6,243,994            0.89
            500,001 - 550,000                          9       4,698,100            0.67
            550,001 - 600,000                          1         558,375            0.08
            600,001 - 650,000                          2       1,237,000            0.18
            650,001 - 700,000                          1         700,000            0.10
            700,001 - 800,000                          1         712,500            0.10
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

Minimum Scheduled Principal Balance:          $  17,002
Maximum Scheduled Principal Balance:          $ 712,500
Average Scheduled Principal Balance:          $ 207,185

 MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MORTGAGE INTEREST RATES (%)                    LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            4.500 - 4.749                              1   $     300,000            0.04%
            4.750 - 4.999                              3         677,041            0.10
            5.000 - 5.249                             13       3,163,928            0.45
            5.250 - 5.499                             20       4,156,046            0.59
            5.500 - 5.749                             34       8,417,498            1.20
            5.750 - 5.999                            121      27,440,567            3.91
            6.000 - 6.249                            146      33,959,515            4.84
            6.250 - 6.499                            297      66,742,841            9.51
            6.500 - 6.749                            396      85,322,196           12.16
            6.750 - 6.999                            763     158,356,714           22.57
            7.000 - 7.249                            584     116,351,132           16.59
            7.250 - 7.499                            541     110,172,418           15.70
            7.500 - 7.749                            466      86,359,096           12.31
            8.000 - 8.249                              1         108,000            0.02
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

Minimum Mortgage Rate:                            4.625%
Maximum Mortgage Rate:                            8.000%
Weighted Average Mortgage Rate:                   6.836%

                ORIGINAL LOAN-TO-VALUE RATIOS* IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
LOAN-TO-VALUE RATIOS (%)                       LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
             0.00 - 30.00                              9   $     907,667            0.13%
            30.01 - 40.00                             15       2,352,053            0.34
            40.01 - 50.00                             28       5,197,499            0.74
            50.01 - 55.00                             28       5,899,251            0.84
            55.01 - 60.00                             41       9,098,300            1.30
            60.01 - 65.00                            172      35,277,946            5.03
            65.01 - 70.00                            200      38,984,097            5.56
            70.01 - 75.00                            277      60,525,274            8.63
            75.01 - 80.00                          2,544     527,447,007           75.19
            80.01 - 85.00                             15       3,195,453            0.46
            85.01 - 90.00                             42       8,911,868            1.27
            90.01 - 95.00                             14       3,450,243            0.49
            95.01 - 100.00                             1         280,333            0.04
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

Weighted Average Original Loan-to-Value:           77.35%

* Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

     GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
GEOGRAPHIC DISTRIBUTION                        LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Alabama                                               34   $   5,534,404            0.79%
Alaska                                                 3         765,178            0.11
Arizona                                              493     103,123,735           14.70
Arkansas                                               2         227,031            0.03
California                                           329      99,919,661           14.24
Colorado                                             174      34,423,979            4.91
Connecticut                                           16       3,654,840            0.52
Delaware                                               2         384,197            0.05
District of Columbia                                  10       2,678,441            0.38
Florida                                              453      87,315,219           12.45
Georgia                                              337      53,343,852            7.60
Hawaii                                                 5       2,184,196            0.31
Idaho                                                 18       2,328,007            0.33
Illinois                                              96      17,913,897            2.55
Indiana                                               13       2,102,477            0.30
Kansas                                                 4         570,271            0.08
Kentucky                                              11       1,476,599            0.21
Louisiana                                             23       3,120,180            0.44
Maine                                                  4         891,275            0.13
Maryland                                             154      37,281,453            5.31
Massachusetts                                         35       9,727,190            1.39
Michigan                                              32       4,987,190            0.71
Minnesota                                             98      17,477,723            2.49
Mississippi                                            1         144,000            0.02
Missouri                                              26       2,947,340            0.42
Montana                                                3         311,650            0.04
Nebraska                                               1         111,200            0.02
Nevada                                               174      39,424,227            5.62
New Hampshire                                          8       2,162,664            0.31
New Jersey                                            98      28,155,239            4.01
New Mexico                                            27       4,010,719            0.57
New York                                              17       5,479,649            0.78
North Carolina                                        53       7,661,204            1.09
Ohio                                                  22       2,941,196            0.42
Oklahoma                                               5         726,297            0.10
Oregon                                                48       9,033,481            1.29
Pennsylvania                                          40       7,129,899            1.02
Rhode Island                                           2         381,592            0.05
South Carolina                                        43       7,802,958            1.11
Tennessee                                             23       3,550,280            0.51
Texas                                                142      17,116,085            2.44
Utah                                                  37       6,549,961            0.93
Vermont                                                3         462,991            0.07
Virginia                                             149      40,598,882            5.79
Washington                                           101      21,216,141            3.02
Wisconsin                                             12       1,582,400            0.23
Wyoming                                                5         595,944            0.08
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

*No more than approximately 1.28% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

                 CREDIT SCORES AS OF THE DATE OF ORIGINATION OF
                      THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
RANGE OF CREDIT SCORES                         LOANS        CUT-OFF DATE       LOANS
----------------------------------------   -------------   -------------   -------------
              0 -  0                                  31   $   5,778,002            0.82%
            575 -  599                                 1         300,000            0.04
            600 -  619                                 3         416,123            0.06
            620 -  639                               173      35,445,197            5.05
            640 -  659                               257      57,174,517            8.15
            660 -  679                               466     101,891,911           14.52
            680 -  699                               494     107,356,719           15.30
            700 -  719                               466      94,398,274           13.46
            720 -  739                               534     106,070,377           15.12
            740 -  759                               395      80,080,319           11.42
            760 -  779                               316      63,663,349            9.07
            780 -  799                               177      34,727,908            4.95
            800 -  819                                73      14,224,296            2.03
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

Non-Zero Weighted Average Credit Score:              710

          PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
PROPERTY TYPE                                  LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
2-4 Family                                           281   $  71,865,579           10.24%
Condominium                                          421      78,072,118           11.13
PUD                                                1,112     236,578,138           33.72
Single Family                                      1,537     308,186,614           43.93
Townhouse                                             35       6,824,541            0.97
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

           OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
OCCUPANCY STATUS                               LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Investor                                           1,291   $ 226,891,123           32.34%
Owner Occupied                                     1,792     415,734,434           59.26
Second Home                                          303      58,901,433            8.40
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

              LOAN PURPOSE OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
LOAN PURPOSE                                   LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Cash Out Refinance                                   412   $  96,773,921           13.79%
Purchase                                           2,838     575,503,985           82.04
Rate/Term Refinance                                  136      29,249,085            4.17
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

           DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
DOCUMENTATION TYPE                             LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Full Documentation                                   693   $ 130,487,122           18.60%
No Documentation                                     360      77,675,894           11.07
Reduced Documentation                              2,333     493,363,975           70.33
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

   ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
ORIGINAL TERM  (MONTHS)                        LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
360                                                3,386   $ 701,526,990          100.00%
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

Minimum Original Term to Stated Maturity (Mths):     360
Maximum Original Term to Stated Maturity (Mths):     360
Weighted Average Orig. Term to Stated Mat. (Mths):   360

   REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
STATED REMAINING TERM (MONTHS)                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
300 -  359                                         3,164   $ 654,404,519           93.28%
360 -  360                                           222      47,122,471            6.72
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

Minimum Remaining Term to Stated Maturity (Mths):    347
Maximum Remaining Term to Stated Maturity (Mths):    360
Weighted Average Rem. Term to Stated Mat. (Mths):    358

                 INDEX OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INDEX                                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
1 YR CMT                                               6   $     991,451            0.14%
1 YR Libor                                           246      67,370,134            9.60
6 Mo Libor                                         3,134     633,165,405           90.26
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

       RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
RATE ADJUSTMENT FREQUENCY                      LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
6 Months                                           3,134   $ 633,165,405           90.26%
12 Months                                            252      68,361,585            9.74
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

    MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MONTHS TO NEXT RATE ADJUSTMENT                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            46 -  48                                   1   $     204,000            0.03%
            49 -  51                                   3         504,772            0.07
            52 -  54                                  41       8,290,401            1.18
            55 -  57                                 413      89,606,260           12.77
            58 -  60                               2,928     602,921,557           85.94
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

Weighted Average Months to Next Rate Adjustment :     58

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

     MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MAXIMUM MORTGAGE RATES (%)                     LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
             9.750 or less                             3   $     691,041            0.10%
             9.751 -  10.000                           4         970,715            0.14
            10.001 -  10.250                          13       3,113,694            0.44
            10.251 -  10.500                          20       4,860,577            0.69
            10.501 -  10.750                          40       9,844,765            1.40
            10.751 -  11.000                         121      29,692,350            4.23
            11.001 -  11.250                         179      40,529,134            5.78
            11.251 -  11.500                         310      67,874,113            9.68
            11.501 -  11.750                         432      90,049,516           12.84
            11.751 -  12.000                         776     159,824,858           22.78
            12.001 -  12.250                         561     115,590,873           16.48
            12.251 -  12.500                         629     120,985,009           17.25
            12.501 -  12.750                         160      30,276,233            4.32
            12.751 -  13.000                          65      12,572,110            1.79
            13.001 -  13.250                          41       8,321,061            1.19
            13.251 -  13.500                          30       6,011,940            0.86
            13.501 -  13.750                           1         176,943            0.03
            14.501 -  14.750                           1         142,058            0.02
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

Weighted Average Maximum Mortgage Rate:           11.938%

           PERIODIC RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
PERIODIC RATE CAP (%)                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
No Cap                                                 1   $     136,409            0.02%
1.000                                              2,795     563,580,045           80.34
2.000                                                588     137,626,836           19.62
2.250                                                  1         106,392            0.02
6.000                                                  1          77,309            0.01
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

Weighted Average Periodic Rate Cap:                1.197%

            INITIAL RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INITIAL RATE CAP (%)                           LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
No Cap                                                 1   $     136,409            0.02%
2.000                                                  7       1,412,126            0.20
5.000                                              3,050     632,644,222           90.18
6.000                                                328      67,334,234            9.60
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

Weighted Average Initial Rate Cap:                 5.090%

              GROSS MARGIN OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
GROSS MARGINS (%)                              LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            2.001 -  2.500                         3,260   $ 676,792,870           96.47%
            2.501 -  3.000                           110      21,401,251            3.05
            3.001 -  3.500                             8       1,932,977            0.28
            3.501 -  4.000                             2         419,920            0.06
            4.001 -  4.500                             2         359,817            0.05
            4.501 -  5.000                             3         477,805            0.07
            6.001 -  6.500                             1         142,350            0.02
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

Weighted Average Gross Margin:                     2.273%

         INTEREST ONLY FEATURE OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INTEREST ONLY FEATURE                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
None                                                 352   $  62,990,969            8.98%
5 Years                                              649     146,299,532           20.85
10 Years                                           2,385     492,236,490           70.17
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

    ORIGINAL PREPAYMENT PENALTY TERM OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
ORIGINAL PREPAYMENT PENALTY TERM               LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
None                                               1,914   $ 411,454,500           58.65%
5 Months                                               1         316,000            0.05
6 Months                                             327      68,705,211            9.79
8 Months                                               1         345,000            0.05
12 Months                                             55      11,435,863            1.63
24 Months                                             20       4,547,416            0.65
30 Months                                              1         280,997            0.04
36 Months                                          1,067     204,442,003           29.14
                                           -------------   -------------   -------------
               Total                               3,386   $ 701,526,990          100.00%
                                           =============   =============   =============

   PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
ORIGINAL PRINCIPAL BALANCE ($)                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
              400,001 -  450,000                      34   $  14,852,137           11.06%
              450,001 -  500,000                      54      25,660,037           19.11
              500,001 -  550,000                      29      15,205,549           11.32
              550,001 -  600,000                      36      20,707,596           15.42
              600,001 -  650,000                      28      17,861,642           13.30
              650,001 -  700,000                       6       4,149,139            3.09
              700,001 -  800,000                      14      10,427,083            7.76
              800,001 -  900,000                       6       4,636,120            3.45
              900,001 -  1,000,000                     8       7,743,556            5.77
            1,000,001 -  1,100,000                     1       1,085,000            0.81
            1,100,001 -  1,200,000                     2       2,234,250            1.66
            1,300,001 -  1,400,000                     1       1,365,000            1.02
            1,400,001 -  1,500,000                     2       2,925,000            2.18
            1,500,001 or greater                       3       5,435,000            4.05
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

Minimum Original Principal Balance:        $     420,000
Maximum Original Principal Balance:        $   1,995,000
Average Original Principal Balance:        $     602,076

  SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN
                                 LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
SCHEDULED PRINCIPAL BALANCE ($)                LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
              300,001 -  350,000                       1   $     302,948            0.23%
              400,001 -  450,000                      34      14,852,137           11.06
              450,001 -  500,000                      54      25,660,037           19.11
              500,001 -  550,000                      29      15,205,549           11.32
              550,001 -  600,000                      36      20,707,596           15.42
              600,001 -  650,000                      28      17,861,642           13.30
              650,001 -  700,000                       6       4,149,139            3.09
              700,001 -  800,000                      14      10,427,083            7.76
              800,001 -  900,000                       5       4,333,171            3.23
              900,001 -  1,000,000                     8       7,743,556            5.77
            1,000,001 -  1,100,000                     1       1,085,000            0.81
            1,100,001 -  1,200,000                     2       2,234,250            1.66
            1,300,001 -  1,400,000                     1       1,365,000            1.02
            1,400,001 -  1,500,000                     2       2,925,000            2.18
            1,500,001 or greater                       3       5,435,000            4.05
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

Minimum Scheduled Principal Balance:       $     302,948
Maximum Scheduled Principal Balance:       $   1,995,000
Average Scheduled Principal Balance:       $     599,496

 MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN LOAN GROUP II-2

MORTGAGE INTEREST RATES (%)

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
GEOGRAPHIC DISTRIBUTION                        LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            4.500 -  4.749                             2   $     964,498            0.72%
            4.750 -  4.999                             4       2,088,800            1.56
            5.000 -  5.249                             5       3,366,965            2.51
            5.250 -  5.499                             9       6,359,193            4.74
            5.500 -  5.749                            15      10,085,058            7.51
            5.750 -  5.999                            25      14,960,542           11.14
            6.000 -  6.249                            34      20,121,634           14.98
            6.250 -  6.499                            41      24,703,430           18.40
            6.500 -  6.749                            52      30,707,577           22.87
            6.750 -  6.999                            28      15,637,447           11.64
            7.000 -  7.249                             9       5,291,963            3.94
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

Minimum Mortgage Rate:                             4.500%
Maximum Mortgage Rate:                             7.000%
Weighted Average Mortgage Rate:                    6.187%

                ORIGINAL LOAN-TO-VALUE RATIOS* IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
LOAN-TO-VALUE RATIOS (%)                       LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            30.01 -  40.00                             3   $   2,049,124            1.53%
            40.01 -  50.00                             2       1,063,858            0.79
            50.01 -  55.00                             4       2,911,000            2.17
            55.01 -  60.00                             4       2,459,350            1.83
            60.01 -  65.00                            30      19,957,724           14.86
            65.01 -  70.00                            16      10,589,509            7.89
            70.01 -  75.00                            21      14,560,267           10.84
            75.01 -  80.00                           140      78,748,718           58.64
            85.01 -  90.00                             2       1,019,208            0.76
            90.01 -  95.00                             2         928,350            0.69
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

Weighted Average Original Loan-to-Value:           74.05%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

     GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
GEOGRAPHIC DISTRIBUTION                        LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Alabama                                                1   $     458,800            0.34%
Arizona                                               15       8,054,035            6.00
California                                            91      50,013,291           37.24
Colorado                                               1       1,110,000            0.83
Connecticut                                            4       3,612,044            2.69
Delaware                                               1         446,150            0.33
District of Columbia                                   1       1,680,000            1.25
Florida                                               33      21,020,487           15.65
Georgia                                                1         424,000            0.32
Hawaii                                                 1       1,000,000            0.74
Idaho                                                  2       1,028,000            0.77
Illinois                                               2       1,164,000            0.87
Indiana                                                1         598,886            0.45
Maryland                                              11       6,106,517            4.55
Massachusetts                                          7       3,478,467            2.59
Michigan                                               2         919,950            0.69
Minnesota                                              2       1,425,600            1.06
Nevada                                                 3       1,445,192            1.08
New Jersey                                             5       3,543,800            2.64
New Mexico                                             1         858,171            0.64
New York                                               7       4,145,408            3.09
Pennsylvania                                           1         470,000            0.35
Rhode Island                                           1         419,958            0.31
South Carolina                                         2       2,744,000            2.04
Tennessee                                              5       2,907,000            2.16
Texas                                                  2       1,662,172            1.24
Utah                                                   2       1,677,000            1.25
Virginia                                              14       9,357,613            6.97
Washington                                             4       2,052,568            1.53
Wisconsin                                              1         464,000            0.35
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

*No more than approximately 1.81% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

                 CREDIT SCORES AS OF THE DATE OF ORIGINATION OF
                      THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
RANGE OF CREDIT SCORES                         LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
              0 -  0                                   1   $   1,110,000            0.83%
            620 -  639                                11       6,151,408            4.58
            640 -  659                                13       7,698,018            5.73
            660 -  679                                36      20,420,919           15.21
            680 -  699                                35      20,347,131           15.15
            700 -  719                                31      17,297,947           12.88
            720 -  739                                31      19,442,321           14.48
            740 -  759                                23      15,605,814           11.62
            760 -  779                                20      13,070,803            9.73
            780 -  799                                16       9,879,026            7.36
            800 -  819                                 7       3,263,722            2.43
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

Weighted Average Credit Score:                       714

          PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
PROPERTY TYPE                                  LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
2-4 Family                                             3   $   2,080,000            1.55%
Condominium                                           21      12,708,623            9.46
PUD                                                   66      40,354,385           30.05
Single Family                                        134      79,144,101           58.94
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

           OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
OCCUPANCY STATUS                               LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Investor                                              13   $   8,237,698            6.13%
Owner Occupied                                       191     111,089,101           82.73
Second Home                                           20      14,960,310           11.14
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

              LOAN PURPOSE OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
LOAN PURPOSE                                   LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Cash Out Refinance                                    63   $  39,564,292           29.46%
Purchase                                             141      80,960,172           60.29
Rate/Term Refinance                                   20      13,762,646           10.25
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

           DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
DOCUMENTATION TYPE                             LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Full Documentation                                    58   $  35,661,196           26.56%
No Documentation                                      23      13,344,568            9.94
Reduced Documentation                                143      85,281,345           63.51
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

   ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
ORIGINAL TERM  (MONTHS)                        LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
360                                                  224   $ 134,287,109          100.00%
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

Minimum Original Term to Stated Maturity (Mths):     360
Maximum Original Term to Stated Maturity (Mths):     360
Weighted Average Orig. Term to Stated Mat. (Mths):   360

   REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
STATED REMAINING TERM (MONTHS)                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
300 -  359                                           219   $ 131,494,689           97.92%
360 -  360                                             5       2,792,420            2.08
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

Minimum Remaining Term to Stated Maturity (Mths):    352
Maximum Remaining Term to Stated Maturity (Mths):    360
Weighted Average Rem. Term to Stated Mat. (Mths):    357

                 INDEX OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INDEX                                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
1 YR CMT                                               3   $   1,823,320            1.36%
1 YR Libor                                           138      81,799,159           60.91
6 Mo Libor                                            83      50,664,630           37.73
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

       RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
RATE ADJUSTMENT FREQUENCY                      LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
6 Months                                              83   $  50,664,630           37.73%
12 Months                                            141      83,622,479           62.27
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

    MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MONTHS TO NEXT RATE ADJUSTMENT                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            52 -  54                                  11   $   7,086,338            5.28%
            55 -  57                                  86      53,672,660           39.97
            58 -  60                                 127      73,528,110           54.75
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

Weighted Average Months to Next Rate Adjustment :     57

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

     MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MAXIMUM MORTGAGE RATES (%)                     LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
             9.750 or less                             2   $     933,298            0.70%
             9.751 -  10.000                           4       2,488,171            1.85
            10.001 -  10.250                           7       4,009,367            2.99
            10.251 -  10.500                          13      10,439,160            7.77
            10.501 -  10.750                          18      10,382,047            7.73
            10.751 -  11.000                          33      19,485,341           14.51
            11.001 -  11.250                          32      19,376,830           14.43
            11.251 -  11.500                          45      26,805,783           19.96
            11.501 -  11.750                          48      26,566,744           19.78
            11.751 -  12.000                          11       6,206,214            4.62
            12.001 -  12.250                           3       2,313,000            1.72
            12.251 -  12.500                           4       2,107,434            1.57
            12.501 -  12.750                           3       2,626,000            1.96
            12.751 -  13.000                           1         547,719            0.41
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

Weighted Average Maximum Mortgage Rate:           11.254%

           PERIODIC RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
PERIODIC RATE CAP (%)                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
1.000                                                 71   $  42,635,926           31.75%
2.000                                                153      91,651,183           68.25
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

Non Zero Weighted Average Periodic Rate Cap:       1.683%

            INITIAL RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INITIAL RATE CAP (%)                           LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
5.000                                                212   $ 126,259,764           94.02%
6.000                                                 12       8,027,345            5.98
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

Non Zero Weighted Average Initial Rate Cap:        5.060%

              GROSS MARGIN OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
GROSS MARGINS (%)                              LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            2.001 -  2.500                           196   $ 115,094,454           85.71%
            2.501 -  3.000                            28      19,192,655           14.29
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

Weighted Average Gross Margin:                     2.322%

         INTEREST ONLY FEATURE OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INTEREST ONLY FEATURE                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
None                                                  11   $   6,678,207            4.97%
5 Years                                              108      61,920,479           46.11
10 Years                                             105      65,688,423           48.92
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

    ORIGINAL PREPAYMENT PENALTY TERM OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
ORIGINAL PREPAYMENT PENALTY TERM               LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
None                                                 224   $ 134,287,109          100.00%
                                           -------------   -------------   -------------
               Total                                 224   $ 134,287,109          100.00%
                                           =============   =============   =============

   PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
ORIGINAL PRINCIPAL BALANCE ($)                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
                    0 -  100,000                      11   $     918,964            1.17%
              100,001 -  200,000                      65      10,032,477           12.82
              200,001 -  300,000                      34       8,135,519           10.40
              300,001 -  350,000                      15       4,857,795            6.21
              350,001 -  400,000                      15       5,556,905            7.10
              400,001 -  450,000                      17       7,303,202            9.33
              450,001 -  500,000                      12       5,696,910            7.28
              500,001 -  550,000                       6       3,159,582            4.04
              550,001 -  600,000                       4       2,272,942            2.90
              600,001 -  650,000                       5       3,103,264            3.97
              650,001 -  700,000                       2       1,359,765            1.74
              700,001 -  800,000                       5       3,731,043            4.77
              800,001 -  900,000                       2       1,781,850            2.28
              900,001 -  1,000,000                     6       5,924,446            7.57
            1,500,001 or greater                       6      14,408,228           18.41
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

Minimum Original Principal Balance:          $    63,900
Maximum Original Principal Balance:          $ 4,000,000
Average Original Principal Balance:          $   382,073

            SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF
                       THE CUT-OFF DATE IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
SCHEDULED PRINCIPAL BALANCE ($)                LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
                    0 -  100,000                      11   $     918,964            1.17%
              100,001 -  200,000                      65      10,032,477           12.82
              200,001 -  300,000                      34       8,135,519           10.40
              300,001 -  350,000                      15       4,857,795            6.21
              350,001 -  400,000                      15       5,556,905            7.10
              400,001 -  450,000                      17       7,303,202            9.33
              450,001 -  500,000                      12       5,696,910            7.28
              500,001 -  550,000                       6       3,159,582            4.04
              550,001 -  600,000                       4       2,272,942            2.90
              600,001 -  650,000                       5       3,103,264            3.97
              650,001 -  700,000                       2       1,359,765            1.74
              700,001 -  800,000                       5       3,731,043            4.77
              800,001 -  900,000                       2       1,781,850            2.28
              900,001 -  1,000,000                     6       5,924,446            7.57
            1,500,001 or greater                       6      14,408,228           18.41
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

Minimum Scheduled Principal Balance:         $    63,900
Maximum Scheduled Principal Balance:         $ 4,000,000
Average Scheduled Principal Balance:         $   381,673

                   MORTGAGE RATES OF THE MORTGAGE LOANS AS OF
                       THE CUT-OFF DATE IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MORTGAGE INTEREST RATES (%)                    LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            5.000 -  5.249                             1   $     175,000            0.22%
            5.250 -  5.499                             7       5,378,852            6.87
            5.500 -  5.749                            23      10,483,061           13.40
            5.750 -  5.999                            43      17,042,094           21.78
            6.000 -  6.249                            38      10,941,704           13.98
            6.250 -  6.499                            34      12,772,128           16.32
            6.500 -  6.749                            24      11,512,180           14.71
            6.750 -  6.999                            18       4,699,087            6.01
            7.000 -  7.249                             5       2,540,785            3.25
            7.250 -  7.499                             3         665,250            0.85
            7.500 -  7.749                             6       1,112,561            1.42
            7.750 -  7.999                             1         531,640            0.68
            8.000 -  8.249                             2         388,550            0.50
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

Minimum Mortgage Rate:                             5.000%
Maximum Mortgage Rate:                             8.125%
Weighted Average Mortgage Rate:                    6.133%

                ORIGINAL LOAN-TO-VALUE RATIOS* IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
LOAN-TO-VALUE RATIOS (%)                       LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
             0.00 -  30.00                             2   $   1,099,999            1.41%
            30.01 -  40.00                             3         537,480            0.69
            40.01 -  50.00                             7       5,836,881            7.46
            50.01 -  55.00                             9       4,184,022            5.35
            55.01 -  60.00                             5       1,788,556            2.29
            60.01 -  65.00                            20       8,076,104           10.32
            65.01 -  70.00                            11       7,541,824            9.64
            70.01 -  75.00                            10       4,056,881            5.18
            75.01 -  80.00                           131      43,476,222           55.57
            80.01 -  85.00                             2         374,000            0.48
            85.01 -  90.00                             2         618,925            0.79
            90.01 -  95.00                             2         526,747            0.67
            95.01 -  100.00                            1         125,250            0.16
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

Weighted Average Original Loan-to-Value:           71.46%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

     GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
GEOGRAPHIC DISTRIBUTION                        LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Alabama                                                5   $   1,288,897            1.65%
Arizona                                               21       7,535,808            9.63
California                                            36      20,277,253           25.92
Colorado                                              10       7,363,117            9.41
Delaware                                               1         125,000            0.16
District of Columbia                                   1         399,997            0.51
Florida                                               27      10,363,012           13.24
Georgia                                               23       4,423,944            5.65
Hawaii                                                 2         609,397            0.78
Illinois                                               5       1,583,665            2.02
Indiana                                                1          81,584            0.10
Louisiana                                              1         404,000            0.52
Maryland                                               2         622,250            0.80
Massachusetts                                          2         657,100            0.84
Michigan                                               1          63,900            0.08
Minnesota                                             11       2,836,998            3.63
Mississippi                                            1         217,344            0.28
Nevada                                                 6       1,490,795            1.91
New Jersey                                             1         438,700            0.56
New Mexico                                             2         392,512            0.50
New York                                               6       2,732,644            3.49
North Carolina                                         2         928,796            1.19
Ohio                                                   5         812,090            1.04
Oregon                                                 8       1,978,078            2.53
Pennsylvania                                           1         149,182            0.19
South Carolina                                         2         369,711            0.47
Tennessee                                              3       1,336,825            1.71
Texas                                                  8       5,191,420            6.64
Virginia                                               7       2,244,594            2.87
Washington                                             4       1,324,280            1.69
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

*No more than approximately 5.11% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

                 CREDIT SCORES AS OF THE DATE OF ORIGINATION OF
                      THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
RANGE OF CREDIT SCORES                         LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
              0 -  0                                   1   $     149,182            0.19%
            620 -  639                                 3         718,683            0.92
            640 -  659                                 3         968,494            1.24
            660 -  679                                19       4,371,256            5.59
            680 -  699                                34      17,481,355           22.34
            700 -  719                                30      10,493,059           13.41
            720 -  739                                40      16,270,735           20.80
            740 -  759                                22       6,606,981            8.44
            760 -  779                                29      13,021,668           16.64
            780 -  799                                19       6,116,438            7.82
            800 -  819                                 5       2,045,040            2.61
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

Non-Zero Weighted Average Credit Score:              727

          PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
PROPERTY TYPE                                  LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
2-4 Family                                            10   $   3,314,182            4.24%
CO-OP                                                  1         146,250            0.19
Condominium                                           28       8,694,480           11.11
PUD                                                   68      26,644,260           34.05
Single Family                                         97      38,835,719           49.63
Townhouse                                              1         608,000            0.78
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

           OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
OCCUPANCY STATUS                               LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Investor                                              32   $   5,833,348            7.46%
Owner Occupied                                       155      66,394,667           84.86
Second Home                                           18       6,014,876            7.69
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

              LOAN PURPOSE OF THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
LOAN PURPOSE                                   LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Cash Out Refinance                                    46   $  19,686,478           25.16%
Purchase                                             142      50,796,252           64.92
Rate/Term Refinance                                   17       7,760,162            9.92
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

           DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
DOCUMENTATION TYPE                             LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Full Documentation                                    77   $  26,096,925           33.35%
No Documentation                                      13       3,554,001            4.54
Reduced Documentation                                115      48,591,966           62.10
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

   ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
ORIGINAL TERM  (MONTHS)                        LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
360                                                  205   $  78,242,892          100.00%
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

Minimum Original Term to Stated Maturity (Mths):   360
Maximum Original Term to Stated Maturity (Mths):   360
Weighted Average Orig. Term to Stated Mat. (Mths): 360

   REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
STATED REMAINING TERM (MONTHS)                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
300 - 359                                            202   $  77,316,748           98.82%
360 - 360                                              3         926,144            1.18
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

Minimum Remaining Term to Stated Maturity (Mths):  342
Maximum Remaining Term to Stated Maturity (Mths):  360
Weighted Average Rem. Term to Stated Mat. (Mths):  357

                 INDEX OF THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INDEX                                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
1 YR CMT                                               4   $     758,061            0.97%
1 YR Libor                                            58      30,759,519           39.31
6 Mo Libor                                           143      46,725,311           59.72
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

       RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
RATE ADJUSTMENT FREQUENCY                      LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
6 Months                                             143   $  46,725,311           59.72%
12 Months                                             62      31,517,581           40.28
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

    MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MONTHS TO NEXT RATE ADJUSTMENT                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            64 - 66                                    1   $     152,550            0.19%
            76 - 78                                    7       6,276,867            8.02
            79 - 81                                  118      42,688,243           54.56
            82 - 84                                   79      29,125,231           37.22
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

Weighted Average Months to Next Rate Adjustment:   81

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

    MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MAXIMUM MORTGAGE RATES (%)                     LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
             9.751 - 10.000                            1   $     175,000            0.22%
            10.001 - 10.250                            2       3,416,497            4.37
            10.251 - 10.500                           16       7,647,288            9.77
            10.501 - 10.750                           24       8,282,122           10.59
            10.751 - 11.000                           34      13,036,311           16.66
            11.001 - 11.250                           37      12,692,219           16.22
            11.251 - 11.500                           15       4,108,708            5.25
            11.501 - 11.750                           25       7,024,906            8.98
            11.751 - 12.000                           20       8,075,042           10.32
            12.001 - 12.250                            9       3,026,062            3.87
            12.251 - 12.500                           13       8,175,888           10.45
            12.501 - 12.750                            6       2,050,298            2.62
            12.751 - 13.000                            1         144,000            0.18
            13.001 - 13.250                            2         388,550            0.50
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

Weighted Average Maximum Mortgage Rate:            11.334%

           PERIODIC RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
PERIODIC RATE CAP (%)                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
1.000                                                111   $  31,169,607           39.84%
2.000                                                 94      47,073,284           60.16
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

Weighted Average Periodic Rate Cap:                1.602%

            INITIAL RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INITIAL RATE CAP (%)                           LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
5.000                                                174   $  62,491,737           79.87%
6.000                                                 31      15,751,154           20.13
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

Weighted Average Initial Rate Cap:                 5.201%

              GROSS MARGIN OF THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
GROSS MARGINS (%)                              LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            2.001 - 2.500                            188   $  63,897,346           81.67%
            2.501 - 3.000                             17      14,345,546           18.33
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

Weighted Average Gross Margin:                     2.343%

         INTEREST ONLY FEATURE OF THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INTEREST ONLY FEATURE                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
None                                                  28   $   9,450,683           12.08%
7 Years                                               47      22,272,433           28.47
10 Years                                             130      46,519,775           59.46
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

    ORIGINAL PREPAYMENT PENALTY TERM OF THE MORTGAGE LOANS IN LOAN GROUP II-3

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
ORIGINAL PREPAYMENT PENALTY TERM               LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
None                                                 147   $  55,307,752           70.69%
6 Months                                              11       2,878,370            3.68
24 Months                                              1         506,000            0.65
36 Months                                             46      19,550,769           24.99
                                           -------------   -------------   -------------
               Total                                 205   $  78,242,892          100.00%
                                           =============   =============   =============

    PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
ORIGINAL PRINCIPAL BALANCE ($)                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
                     0 - 100,000                     334   $  26,638,622            2.91%
               100,001 - 200,000                   1,582     237,932,555           26.03
               200,001 - 300,000                     998     244,537,254           26.75
               300,001 - 350,000                     275      89,107,704            9.75
               350,001 - 400,000                     269     101,536,533           11.11
               400,001 - 450,000                      92      39,281,351            4.30
               450,001 - 500,000                      79      37,600,941            4.11
               500,001 - 550,000                      44      23,063,230            2.52
               550,001 - 600,000                      41      23,538,913            2.58
               600,001 - 650,000                      35      22,201,906            2.43
               650,001 - 700,000                       9       6,208,904            0.68
               700,001 - 800,000                      20      14,870,626            1.63
               800,001 - 900,000                       8       6,417,970            0.70
               900,001 - 1,000,000                    14      13,668,002            1.50
             1,000,001 - 1,100,000                     1       1,085,000            0.12
             1,100,001 - 1,200,000                     2       2,234,250            0.24
             1,300,001 - 1,400,000                     1       1,365,000            0.15
             1,400,001 - 1,500,000                     2       2,925,000            0.32
             1,500,001 or greater                      9      19,843,228            2.17
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

Minimum Original Principal Balance:                $    33,750
Maximum Original Principal Balance:                $ 4,000,000
Average Original Principal Balance:                $   239,860

  SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN
                                 TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
SCHEDULED PRINCIPAL BALANCE ($)                LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
                    0 - 100,000                      337   $  26,798,649            2.93%
              100,001 - 200,000                    1,579     237,772,528           26.01
              200,001 - 300,000                      998     244,537,254           26.75
              300,001 - 350,000                      277      89,759,728            9.82
              350,001 - 400,000                      268     101,187,457           11.07
              400,001 - 450,000                       92      39,281,351            4.30
              450,001 - 500,000                       79      37,600,941            4.11
              500,001 - 550,000                       44      23,063,230            2.52
              550,001 - 600,000                       41      23,538,913            2.58
              600,001 - 650,000                       35      22,201,906            2.43
              650,001 - 700,000                        9       6,208,904            0.68
              700,001 - 800,000                       20      14,870,626            1.63
              800,001 - 900,000                        7       6,115,021            0.67
              900,001 - 1,000,000                     14      13,668,002            1.50
            1,000,001 - 1,100,000                      1       1,085,000            0.12
            1,100,001 - 1,200,000                      2       2,234,250            0.24
            1,300,001 - 1,400,000                      1       1,365,000            0.15
            1,400,001 - 1,500,000                      2       2,925,000            0.32
            1,500,001 or greater                       9      19,843,228            2.17
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

Minimum Scheduled Principal Balance:               $    17,002
Maximum Scheduled Principal Balance:               $ 4,000,000
Average Scheduled Principal Balance:               $   239,596

  MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MORTGAGE INTEREST RATES (%)                    LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            4.500 - 4.749                              3   $   1,264,498            0.14%
            4.750 - 4.999                              7       2,765,841            0.30
            5.000 - 5.249                             19       6,705,894            0.73
            5.250 - 5.499                             36      15,894,091            1.74
            5.500 - 5.749                             72      28,985,618            3.17
            5.750 - 5.999                            189      59,443,202            6.50
            6.000 - 6.249                            218      65,022,853            7.11
            6.250 - 6.499                            372     104,218,398           11.40
            6.500 - 6.749                            472     127,541,953           13.95
            6.750 - 6.999                            809     178,693,248           19.55
            7.000 - 7.249                            598     124,183,881           13.59
            7.250 - 7.499                            544     110,837,668           12.13
            7.500 - 7.749                            472      87,471,657            9.57
            7.750 - 7.999                              1         531,640            0.06
            8.000 - 8.249                              3         496,550            0.05
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

Minimum Mortgage Rate:                             4.500%
Maximum Mortgage Rate:                             8.125%
Weighted Average Mortgage Rate:                    6.681%

                ORIGINAL LOAN-TO-VALUE RATIOS* IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
LOAN-TO-VALUE RATIOS (%)                       LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
             0.00 - 30.00                             11   $   2,007,666            0.22%
            30.01 - 40.00                             21       4,938,657            0.54
            40.01 - 50.00                             37      12,098,238            1.32
            50.01 - 55.00                             41      12,994,273            1.42
            55.01 - 60.00                             50      13,346,206            1.46
            60.01 - 65.00                            222      63,311,774            6.93
            65.01 - 70.00                            227      57,115,430            6.25
            70.01 - 75.00                            308      79,142,422            8.66
            75.01 - 80.00                          2,815     649,671,947           71.08
            80.01 - 85.00                             17       3,569,453            0.39
            85.01 - 90.00                             46      10,550,001            1.15
            90.01 - 95.00                             18       4,905,341            0.54
            95.01 - 100.00                             2         405,583            0.04
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

Weighted Average Original Loan-to-Value:           76.36%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

      GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
GEOGRAPHIC DISTRIBUTION                        LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Alabama                                               40   $   7,282,101            0.80%
Alaska                                                 3         765,178            0.08
Arizona                                              529     118,713,578           12.99
Arkansas                                               2         227,031            0.02
California                                           456     170,210,204           18.62
Colorado                                             185      42,897,095            4.69
Connecticut                                           20       7,266,884            0.80
Delaware                                               4         955,347            0.10
District of Columbia                                  12       4,758,438            0.52
Florida                                              513     118,698,718           12.99
Georgia                                              361      58,191,796            6.37
Hawaii                                                 8       3,793,592            0.42
Idaho                                                 20       3,356,007            0.37
Illinois                                             103      20,661,562            2.26
Indiana                                               15       2,782,947            0.30
Kansas                                                 4         570,271            0.06
Kentucky                                              11       1,476,599            0.16
Louisiana                                             24       3,524,180            0.39
Maine                                                  4         891,275            0.10
Maryland                                             167      44,010,220            4.81
Massachusetts                                         44      13,862,757            1.52
Michigan                                              35       5,971,040            0.65
Minnesota                                            111      21,740,321            2.38
Mississippi                                            2         361,344            0.04
Missouri                                              26       2,947,340            0.32
Montana                                                3         311,650            0.03
Nebraska                                               1         111,200            0.01
Nevada                                               183      42,360,214            4.63
New Hampshire                                          8       2,162,664            0.24
New Jersey                                           104      32,137,739            3.52
New Mexico                                            30       5,261,402            0.58
New York                                              30      12,357,701            1.35
North Carolina                                        55       8,590,000            0.94
Ohio                                                  27       3,753,286            0.41
Oklahoma                                               5         726,297            0.08
Oregon                                                56      11,011,560            1.20
Pennsylvania                                          42       7,749,081            0.85
Rhode Island                                           3         801,549            0.09
South Carolina                                        47      10,916,669            1.19
Tennessee                                             31       7,794,105            0.85
Texas                                                152      23,969,678            2.62
Utah                                                  39       8,226,961            0.90
Vermont                                                3         462,991            0.05
Virginia                                             170      52,201,089            5.71
Washington                                           109      24,592,989            2.69
Wisconsin                                             13       2,046,400            0.22
Wyoming                                                5         595,944            0.07
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

*No more than approximately 0.98 % of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

   CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN TOTAL
                                    GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
RANGE OF CREDIT SCORES                         LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
              0 - 0                                   33   $   7,037,184            0.77%
            575 - 599                                  1         300,000            0.03
            600 - 619                                  3         416,123            0.05
            620 - 639                                187      42,315,287            4.63
            640 - 659                                273      65,841,029            7.20
            660 - 679                                521     126,684,086           13.86
            680 - 699                                563     145,185,205           15.88
            700 - 719                                527     122,189,280           13.37
            720 - 739                                605     141,783,432           15.51
            740 - 759                                440     102,293,114           11.19
            760 - 779                                365      89,755,821            9.82
            780 - 799                                212      50,723,372            5.55
            800 - 819                                 85      19,533,057            2.14
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

Non-Zero Weighted Average Credit Score:            712

           PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
PROPERTY TYPE                                  LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
2-4 Family                                           294   $  77,259,761            8.45%
CO-OP                                                  1         146,250            0.02
Condominium                                          470      99,475,222           10.88
PUD                                                1,246     303,576,783           33.21
Single Family                                      1,768     426,166,434           46.62
Townhouse                                             36       7,432,541            0.81
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

            OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
OCCUPANCY STATUS                               LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Investor                                           1,336   $ 240,962,169           26.36%
Owner Occupied                                     2,138     593,218,203           64.90
Second Home                                          341      79,876,619            8.74
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

              LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
LOAN PURPOSE                                   LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Cash Out Refinance                                   521   $ 156,024,691           17.07%
Purchase                                           3,121     707,260,408           77.38
Rate/Term Refinance                                  173      50,771,892            5.55
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

           DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
DOCUMENTATION TYPE                             LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
Full Documentation                                   828   $ 192,245,243           21.03%
No Documentation                                     396      94,574,462           10.35
Reduced                                            2,591     627,237,286           68.62
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

    ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
ORIGINAL TERM (MONTHS)                         LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
360                                                3,815   $ 914,056,991          100.00%
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

Minimum Original Term to Stated Maturity (Mths):   360
Maximum Original Term to Stated Maturity (Mths):   360
Weighted Average Orig. Term to Stated Mat. (Mths): 360

   REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
STATED REMAINING TERM (MONTHS)                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
300 - 359                                          3,585   $ 863,215,956           94.44%
360 - 360                                            230      50,841,035            5.56
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

Minimum Remaining Term to Stated Maturity (Mths):  342
Maximum Remaining Term to Stated Maturity (Mths):  360
Weighted Average Rem. Term to Stated Mat. (Mths):  358

                  INDEX OF THE MORTGAGE LOANS IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INDEX                                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
1 Yr CMT                                              13   $   3,572,832            0.39%
1 Yr Libor                                           442     179,928,813           19.68
6 Mo Libor                                         3,360     730,555,346           79.92
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

        RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
RATE ADJUSTMENT FREQUENCY                      LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
6 Month                                            3,360   $ 730,555,346           79.92%
12 Month                                             455     183,501,645           20.08
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

     MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MONTHS TO NEXT RATE ADJUSTMENT                 LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            46 - 48                                    1   $     204,000            0.02%
            49 - 51                                    3         504,772            0.06
            52 - 54                                   52      15,376,740            1.68
            55 - 57                                  499     143,278,921           15.68
            58 - 60                                3,055     676,449,668           74.01
            64 - 66                                    1         152,550            0.02
            76 - 78                                    7       6,276,867            0.69
            79 - 81                                  118      42,688,243            4.67
            82 - 84                                   79      29,125,231            3.19
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

Weighted Average Months to Next Rate Adjustment :  60

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

     MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
MAXIMUM MORTGAGE RATES (%)                     LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
             9.750 or less                             5   $   1,624,339            0.18%
             9.751 - 10.000                            9       3,633,886            0.40
            10.001 - 10.250                           22      10,539,558            1.15
            10.251 - 10.500                           49      22,947,025            2.51
            10.501 - 10.750                           82      28,508,934            3.12
            10.751 - 11.000                          188      62,214,002            6.81
            11.001 - 11.250                          248      72,598,183            7.94
            11.251 - 11.500                          370      98,788,604           10.81
            11.501 - 11.750                          505     123,641,166           13.53
            11.751 - 12.000                          807     174,106,114           19.05
            12.001 - 12.250                          573     120,929,936           13.23
            12.251 - 12.500                          646     131,268,331           14.36
            12.501 - 12.750                          169      34,952,531            3.82
            12.751 - 13.000                           67      13,263,829            1.45
            13.001 - 13.250                           43       8,709,611            0.95
            13.251 - 13.500                           30       6,011,940            0.66
            13.501 - 13.750                            1         176,943            0.02
            14.501 - 14.750                            1         142,058            0.02
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

Weighted Average Maximum Mortgage Rate:            11.786%

            PERIODIC RATE CAP OF THE MORTGAGE LOANS IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
PERIODIC RATE CAP (%)                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
No Cap                                                 1   $     136,409            0.01%
1.000                                              2,977     637,385,578           69.73
2.000                                                835     276,351,303           30.23
2.250                                                  1         106,392            0.01
6.000                                                  1          77,309            0.01
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

Non Zero Weighted Average Periodic Rate Cap:       1.303%

            INITIAL RATE CAP OF THE MORTGAGE LOANS IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INITIAL RATE CAP (%)                           LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
No Cap                                                 1   $     136,409            0.01%
2.000                                                  7       1,412,126            0.15
5.000                                              3,436     821,395,723           89.86
6.000                                                371      91,112,733            9.97
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

Non Zero Weighted Average Initial Rate Cap:        5.095%

              GROSS MARGIN OF THE MORTGAGE LOANS IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
GROSS MARGINS (%)                              LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
            2.001 - 2.500                          3,644   $ 855,784,670           93.62%
            2.501 - 3.000                            155      54,939,452            6.01
            3.001 - 3.500                              8       1,932,977            0.21
            3.501 - 4.000                              2         419,920            0.05
            4.001 - 4.500                              2         359,817            0.04
            4.501 - 5.000                              3         477,805            0.05
            6.001 - 6.500                              1         142,350            0.02
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

Weighted Average Gross Margin:                     2.286%

          INTEREST ONLY FEATURE OF THE MORTGAGE LOANS IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
                                             MORTGAGE          AS OF         MORTGAGE
INTEREST ONLY FEATURE                          LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
None                                                 391   $  79,119,859            8.66%
5 Years                                              757     208,220,011           22.78
7 Years                                               47      22,272,433            2.44
10 Years                                           2,620     604,444,688           66.13
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

    ORIGINAL PREPAYMENT PENALTY TERM OF THE MORTGAGE LOANS IN TOTAL GROUP II

                                                            AGGREGATE
                                                              STATED
                                                            PRINCIPAL
                                                              BALANCE
                                             NUMBER OF      OUTSTANDING        % OF
ORIGINAL PREPAYMENT PENALTY TERM             MORTGAGE          AS OF         MORTGAGE
(MONTHS)                                       LOANS       CUT-OFF DATE        LOANS
----------------------------------------   -------------   -------------   -------------
None                                               2,285   $ 601,049,362           65.76%
5 Months                                               1         316,000            0.03
6 Months                                             338      71,583,581            7.83
8 Months                                               1         345,000            0.04
12 Months                                             55      11,435,863            1.25
24 Months                                             21       5,053,416            0.55
30 Months                                              1         280,997            0.03
36 Months                                          1,113     223,992,772           24.51
                                           -------------   -------------   -------------
               Total                               3,815   $ 914,056,991          100.00%
                                           =============   =============   =============

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR
THE SECURITIES

-----------------------   Each issue of securities will have its own series
|  CONSIDER CAREFULLY  |  designation and will evidence either the ownership
|  THE RISK FACTORS    |  of assets in the related trust fund or debt
|  BEGINNING ON PAGE 4 |  obligations secured by assets of the related trust
|  OF THIS PROSPECTUS. |  fund.
|                      |
|  The securities      |  o    Each series of securities will consist of one
|  represent           |  or more classes of mortgage-backed or asset-backed
|  obligations of the  |  certificates or notes.
|  trust only and do   |
|  not represent an    |  o    Each class of securities will represent the
|  interest in or      |  entitlement to a specified portion of interest
|  obligation of the   |  payments and a specified portion of principal
|  depositor, the      |  payments on the trust assets.
|  seller, the master  |
|  servicer or any of  |  o    A series may include classes of securities that
|  their affiliates.   |  are senior in right of payment to other classes.
|                      |  Classes of securities may be entitled to receive
|  This prospectus may |  distributions of principal, interest or both prior
|  be used to offer and|  to other classes or before or after specified
|  sell the securities |  events.
|  only if accompanied |
|  by a prospectus     |  o    No market will exist for the securities of any
|  supplement.         |  series before they are issued. In addition, even
-----------------------   after the securities of a series have been issued
                          and sold, there can be no assurance that a resale market for them will develop.

                          Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories: o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

      o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

      o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

      o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

      o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

      o     private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                  JUNE 24, 2005

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      o the principal amount, interest rate and authorized denominations of each class of securities;

      o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

      o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

      o the terms of any credit enhancement with respect to particular classes of the securities;

      o information concerning other trust fund assets, including any reserve fund;

      o     the final scheduled distribution date for each class of securities;

      o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      o information about any REMIC tax elections for some or all of the trust fund assets; and

      o     particulars of the plan of distribution for the securities.

      We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

      There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

      If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                  RISK FACTORS

You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES OR OBTAINING YOUR DESIRED
PRICE.................................. No market will exist for the securities before they are issued. In addition, we
                                        cannot give you any assurance that a
                                        resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

ONLY THE ASSETS OF THE RELATED TRUST
FUND ARE AVAILABLE TO PAY YOUR
SECURITIES............................. The securities of each series will be payable solely from the assets of the
                                        related trust fund, including any
                                        applicable credit enhancement, and will
                                        not have a claim against the assets of
                                        any other trust. In the case of
                                        securities that are in the form of
                                        notes, the related indenture will
                                        require that noteholders proceed only
                                        against the assets of the related trust
                                        fund. We cannot give you any assurance
                                        that the market value of the assets in
                                        any trust fund will be equal to or
                                        greater than the total principal amount
                                        of the related securities then
                                        outstanding, plus accrued interest.
                                        Moreover, if the assets of a trust fund
                                        are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

                                        In addition, at the times specified in
                                        the related prospectus supplement,
                                        assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

                                             o  all payments then due on the
                                                related securities have been
                                                made, and

                                             o  any other payments specified
                                                in the related prospectus
                                                supplement have been made.

                                        Once released, such assets will no
                                        longer be available to make payments to
                                        securityholders.

                                        You will have no recourse against the
                                        depositor or any other person if any
                                        required distribution on the securities
                                        is not made or for any other default.
                                        The only obligations of the depositor
                                        with respect to a trust fund or the
                                        related securities would result from a
                                        breach of the representations and
                                        warranties that the depositor may make
                                        concerning the trust assets. However,
                                        because of the depositor's very limited
                                        assets, even if the depositor should be
                                        required to repurchase a loan from a
                                        particular trust fund because of the
                                        breach of a representation or warranty,
                                        its sole source of funds for the
                                        repurchase would be:

                                             o  funds obtained from enforcing
                                                any similar obligation of the
                                                originator of the loan, or

                                             o  monies from any reserve fund
                                                established to pay for loan
                                                repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS....................... Although credit enhancement is intended to reduce the effect of delinquent
                                        payments or loan losses on particular
                                        classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

PRINCIPAL PAYMENTS ON THE LOANS MAY
ADVERSELY AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR
SECURITIES ............................ You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                              o the extent of prepayments on
                                                the underlying loans in the
                                                trust fund or, if the trust fund
                                                contains underlying securities,
                                                on the loans backing the
                                                underlying securities;

                                              o how payments of principal are
                                                allocated among the classes of
                                                securities of that series as
                                                specified in the related
                                                prospectus supplement;

                                              o if any party has an option to
                                                terminate the related trust
                                                early, the effect of the
                                                exercise of the option;

                                              o the rate and timing of
                                                defaults and losses on the
                                                assets in the related trust
                                                fund;

                                              o repurchases of assets in the
                                                related trust fund as a result
                                                of material breaches of
                                                representations and warranties
                                                made by the depositor or a
                                                seller; and

                                              o in the case of a trust fund
                                                that contains revolving credit
                                                line loans, any provisions for
                                                non-amortization, early
                                                amortization or scheduled
                                                amortization periods described
                                                in the related prospectus
                                                supplement.

                                        All the above factors may affect the
                                        yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD ON YOUR
SECURITIES............................. Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

LOANS WITH BALLOON PAYMENTS MAY
INCREASE YOUR RISK OF LOSS............. Certain underlying loans may not be fully amortizing over their terms to
                                        maturity and may require a substantial
                                        principal payment (a "balloon" payment)
                                        at their stated maturity. Loans of this
                                        type involve greater risk than fully
                                        amortizing loans since the borrower
                                        generally must be able to refinance the
                                        loan or sell the related property prior
                                        to the loan's maturity date. The
                                        borrower's ability to do so will depend
                                        on such factors as the level of
                                        available mortgage rates at the time of
                                        sale or refinancing, the relative
                                        strength of the local housing market,
                                        the borrower's equity in the property,
                                        the borrower's general financial
                                        condition and tax laws.

ADJUSTABLE RATE OR INTEREST ONLY
LOANS MAY BE UNDERWRITTEN TO LESS
STRINGENT STANDARDS THAN FIXED RATE
LOANS. .................................A trust fund may include adjustable rate or interest-only loans that were
                                        underwritten on the assumption that the
                                        borrowers would be able to make higher
                                        monthly payments in a relatively short
                                        period of time. In fact, however, the
                                        borrowers' income may not be sufficient
                                        to meet their loan payments as payment
                                        amounts increase, thus increasing the
                                        risk of default.

JUNIOR LIEN LOANS GENERALLY ARE
RISKIER THAN SENIOR LIEN LOANS......... If the mortgage or home equity loans in a trust fund are primarily in a junior
                                        lien position, any proceeds from
                                        liquidations, insurance recoveries or
                                        condemnations must be used first to
                                        satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS......................... The following factors, among others, could adversely affect property values
                                        in such a way that the outstanding
                                        balance of the related loans, together
                                        with any senior financing on the same
                                        properties, would equal or exceed those
                                        values:

                                              o an overall decline in the
                                                residential real estate markets
                                                where the properties are
                                                located;

                                              o failure of borrowers to
                                                maintain their properties
                                                adequately; and

                                              o natural disasters that may not
                                                be covered by hazard insurance,
                                                such as earthquakes and floods.

                                        If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

SOME MORTGAGED PROPERTIES MAY NOT BE
OWNER OCCUPIED........................  The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower's primary residence.

                                        A trust fund may include home
                                        improvement contracts that are not
                                        secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans. If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT
BE STAMPED............................. The depositor will ensure that a UCC-1 financing statement is filed that
                                        identifies as collateral the home
                                        improvement contracts included in a
                                        trust fund. However, unless the related
                                        prospectus supplement provides
                                        otherwise, the home improvement
                                        contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

IF AMOUNTS IN ANY PRE-FUNDING
ACCOUNT ARE NOT USED TO PURCHASE
TRUST ASSETS, YOU WILL RECEIVE A
PREPAYMENT ON THE RELATED SECURITIES... The related prospectus supplement may provide that the depositor or seller
                                        will deposit a specified amount in a
                                        pre-funding account on the date the
                                        securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

BANKRUPTCY LAWS MAY RESULT IN ADVERSE
CLAIMS AGAINST TRUST FUND ASSETS....... The federal bankruptcy code and state debtor relief laws may adversely affect
                                        the ability of the trust fund, as a
                                        secured lender, to realize upon its
                                        security. For example, in a federal
                                        bankruptcy proceeding, a lender may not
                                        foreclose on mortgaged property without
                                        the bankruptcy court's permission.
                                        Similarly, the debtor may propose a
                                        rehabilitation plan, in the case of
                                        mortgaged property that is not his
                                        principal residence, that would reduce
                                        the amount of the lender's secured
                                        indebtedness to the value of the
                                        property as of the commencement of the
                                        bankruptcy. As a result, the lender
                                        would be treated as a general unsecured
                                        creditor for the reduced amount, the
                                        amount of the monthly payments due on
                                        the loan could be reduced, and the
                                        interest rate and loan payment schedule
                                        could be changed. Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY
AFFECT TRUST FUND ASSETS............... Federal, state and local laws and regulations impose a wide range of
                                        requirements on activities that may
                                        affect the environment, health and
                                        safety. In certain circumstances, these
                                        laws and regulations impose obligations
                                        on owners or operators of residential
                                        properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

                                        In some states, a lien on the property
                                        due to contamination has priority over
                                        the lien of an existing mortgage.
                                        Further, a mortgage lender may be held
                                        liable as an "owner" or "operator" for
                                        costs associated with the release of
                                        petroleum from an underground storage
                                        tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND ASSETS....  The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws

                                              o require certain disclosures to
                                                the borrowers regarding the
                                                terms of the loans;

                                              o prohibit discrimination on the
                                                basis of age, race, color, sex,
                                                religion, marital status,
                                                national origin, receipt of
                                                public assistance or the
                                                exercise of any right under the
                                                consumer credit protection act,
                                                in the extension of credit;

                                              o regulate the use and reporting
                                                of information related to the
                                                borrower's credit experience;
                                                and

                                              o require additional application
                                                disclosures, limit changes that
                                                may be made to the loan
                                                documents without the borrower's
                                                consent and restrict a lender's
                                                ability to declare a default or
                                                to suspend or reduce a
                                                borrower's credit limit to
                                                certain enumerated events.

                                        Loans may also be subject to federal,
                                        state or local laws that impose
                                        additional disclosure requirements and
                                        other restrictions on creditors with
                                        respect to mortgage loans with high
                                        interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                        Home improvement contracts may be
                                        subject to federal or state laws that
                                        protect the borrower from defective or
                                        incomplete work by a contractor. These
                                        laws permit the borrower to withhold
                                        payment if the work does not meet the
                                        quality and durability standards agreed
                                        to between the borrower and the
                                        contractor. These laws have the effect
                                        of subjecting the trust fund, as
                                        assignee of the creditor, to all claims
                                        and defenses which the borrower in a
                                        sale transaction could assert against
                                        the seller of defective goods.

                                        If certain provisions of these laws are
                                        violated, the servicer may be unable to
                                        collect all or part of the principal or
                                        interest on the loans. The trust fund
                                        also could be subject to damages and
                                        administrative enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO
ADDITIONAL RISK........................ If you invest in any class of subordinate securities, your rights as
                                        an investor to receive payments
                                        otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT AGAINST
PARTICULAR RISKS....................... As described under "Credit
                                        Enhancement--Financial Instruments" in
                                        this prospectus, a trust fund may
                                        include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE SUBJECT
TO ADDITIONAL RISK..................... If you invest in any class of securities that represent the "residual interest"
                                        in a real estate mortgage investment
                                        conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO SELL SECURITIES AND
DELAY YOUR RECEIPT OF PAYMENTS......... Limit On Liquidity of Securities.
                                        Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                                        Limit On Ability to Transfer or Pledge.
                                        Transactions in book-entry securities
                                        can be effected only through The
                                        Depository Trust Company (DTC), its
                                        participating organizations, its
                                        indirect participants and certain banks.
                                        As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                        Delays in Distributions. You may
                                        experience some delay in the receipt of
                                        distributions on book-entry securities
                                        since the distributions will be
                                        forwarded by the trustee to DTC for DTC
                                        to credit to the accounts of its
                                        participants. In turn, these
                                        participants will credit the
                                        distributions to your account either
                                        directly or indirectly through indirect
                                        participants.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND MUST
BE VIEWED WITH CAUTION................. Any class of securities issued under this prospectus and the accompanying
                                        prospectus supplement will be rated in
                                        one of the four highest rating
                                        categories of a nationally recognized
                                        rating agency. A rating is based on the
                                        adequacy of the value of the trust fund
                                        assets and any credit enhancement for
                                        that class and reflects the rating
                                        agency's assessment of the likelihood
                                        that holders of the class of securities
                                        will receive the payments to which they
                                        are entitled. A rating is not an
                                        assessment of the likelihood that
                                        principal prepayments on the underlying
                                        loans will be made, the degree to which
                                        the rate of prepayments might differ
                                        from that originally
                                        anticipated or the likelihood of an
                                        early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor. There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

                                              o any decrease in the adequacy
                                                of the value of the trust fund
                                                assets or any related credit
                                                enhancement, or

                                              o an adverse change in the
                                                financial or other condition of
                                                a credit enhancement provider.

                          DESCRIPTION OF THE SECURITIES
GENERAL

      Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes or other types of securities as described in the related prospectus supplement.

      Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

      Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

      Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

      The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

      Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

      Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

      Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

      o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

      o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

      o amounts available pursuant to any other credit enhancement for the series.

      If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

      The primary assets of each trust fund may include one or more pools of the following:

      o     Residential Loans,

      o     Home Equity Loans,

      o     Home Improvement Contracts,

      o     Manufactured Housing Contracts,

      o     Agency Securities, and

      o     Private Label Securities.

      When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

      If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

EXCHANGEABLE SECURITIES

      Generally. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each such class, an "ES Class"). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as "combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

      In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund or ES Pool, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

      In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Matters" apply to exchangeable securities as well as securities.

      Exchanges. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

      o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

      o The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

      o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

      Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

      Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:


                                                                                       MAXIMUM
                                                                                       ORIGINAL
                                 ORIGINAL              INTEREST                       PRINCIPAL        INTEREST
CLASS                        PRINCIPAL AMOUNT            RATES           CLASS          AMOUNT           RATE
--------------                ----------------            -----           -----          ------           ----
ES-1                            $20,000,000              10%               ES-2       $40,000,000        5%
ES-P*                           $20,000,000               0%

-------------
* Class ES-P is a principal only class and will receive no interest.

      The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                                                                                          MAXIMUM
                                                                                          ORIGINAL
                                ORIGINAL                  INTEREST                       PRINCIPAL        INTEREST
CLASS                       PRINCIPAL AMOUNT               RATES             CLASS         AMOUNT           RATE
--------------               ----------------             -------            ------        ------           ----
ES-3                           $9,333,330               LIBOR+ 0.75%          ES-5        $11,333,330         7%

                                                          36.16666-
                                                          (LIBOR X
ES-4*                          $2,000,000                 4.666667)


      In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:


                                                                                      MAXIMUM
                                                                                      ORIGINAL
                               ORIGINAL                INTEREST                      PRINCIPAL                    INTEREST
CLASS                      PRINCIPAL AMOUNT             RATES             CLASS        AMOUNT                       RATE
-------------              ----------------             -----             -----       --------                      ----
ES-5                         $20,000,000                10%               ES-P*        $20,000,000
                                                                          EX-X**       20,000,000 (notional)***       10%

------------
*   Class ES-P is a principal only class and will receive no interest.

**  Class ES-X is an interest only class and will receive no principal.

*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

      In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:


                                                                                         MAXIMUM
                                                                                         ORIGINAL
                                ORIGINAL                 INTEREST                       PRINCIPAL        INTEREST
CLASS                       PRINCIPAL AMOUNT              RATES             CLASS          AMOUNT          RATE
-------------               ----------------              -----             -----          ------          ----
ES-6                           $20,000,000                7.00%              ES-X*        $20,000,000       7.00%
                                                                             ES-7          20,000,000       6.00
                                                                             ES-8          20,000,000       6.25
                                                                             ES-9          20,000,000       6.50
                                                                             ES-10         20,000,000       6.75
                                                                             ES-11         19,310,344       7.25
                                                                             ES-12         18,666,666       7.50
                                                                             ES-13         18,064,516       7.75
                                                                             ES-14         17,500,000       8.00
                                                                             ES-P**        20,000,000       0.00

* Class ES-X is an interest only class and will receive no principal.

** Class ES-P is a principal only class and will receive no interest.

      The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

      Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

      Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

      The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

      At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

      Procedures and Exchange Proportions. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

      An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current class factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the class factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current class factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A class factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a class factor will reflect the remaining notional amount of the interest only class in an analogous manner.

      The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

      The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year consisting of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

      On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

      The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

      Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

      If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

      The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

      In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

      The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

      The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

      o     the primary assets of the trust fund;

      o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

      o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

      o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

      o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

      The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

      The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

      If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

      Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

      o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

      o     to issue the related securities,

      o     to make payments and distributions on the securities, and

      o     to perform certain related activities.

      No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

      General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

      In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

      o     Interest may be payable at

            -     a fixed rate,

            - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

            - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

            -     a rate that otherwise varies from time to time, or

            - a rate that is convertible from an adjustable rate to a fixed rate.

      Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

      o     Principal may be

            - payable on a level debt service basis to fully amortize the loan over its term,

            - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

            -     nonamortizing during all or a portion of the original term.

      Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

      o     Monthly payments of principal and interest may

            -     be fixed for the life of the loan,

            -     increase over a specified period of time or

            -     change from period to period.

           Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

      A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

      When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

      Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

      Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

      o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

      o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

      o     A borrower may fail to make the required periodic payment.

      o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

      Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

      The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

      o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

      o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.


      To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

      Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

      Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

      The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

      The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

      The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

      The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

      o     the aggregate unpaid principal balance of the loans;

      o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any; o the range and average principal balance of the loans;

      o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

      o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

      o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

      o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

      o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

      o the geographic distribution of any mortgaged properties securing the loans;

      o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

      o     the lien priority of the loans;

      o     the delinquency status and year of origination of the loans;

      o whether the loans are closed-end loans and/or revolving credit line loans; and

      o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

      The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

      If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the Securities and Exchange Commission, or the SEC, within 15 days after the initial issuance of the securities.

PRIVATE LABEL SECURITIES

      General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (I.E., private mortgage-backed asset-backed securities) that include:

      o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

      o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

           The Private Label Securities will previously have been

      o offered and distributed to the public pursuant to an effective registration statement, or

      o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

      Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

      The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

           The issuer of Private Label Securities will be

      o a financial institution or other entity engaged generally in the business of lending,

      o a public agency or instrumentality of a state, local or federal government, or

      o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

      If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

      Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

      The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

      Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

      Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

      o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

      o the maximum original term to stated maturity of the Private Label Securities,

      o the weighted average term to stated maturity of the Private Label Securities,

      o the pass-through or certificate rate or range of rates of the Private Label Securities,

      o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

      o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

      o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

      o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

      In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

      o the payment features of the underlying loans (I.E., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

      o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

      o the servicing fee or range of servicing fees with respect to the underlying loans,

      o the minimum and maximum stated maturities of the underlying loans at origination,

      o     the lien priority of the underlying loans, and

      o the delinquency status and year of origination of the underlying loans.

      The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

AGENCY SECURITIES

      Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

      Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

      Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

      The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

      If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

      Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

      Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

      o     fixed-rate level installment conventional mortgage loans,

      o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

      o     adjustable rate conventional mortgage loans, or

      o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

      Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

      Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

      Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

      Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

      FREDDIE MAC. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

      FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

      Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

      STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

      OTHER AGENCY SECURITIES. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

      COLLECTION AND DISTRIBUTION ACCOUNTS

A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

      o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

      o all amounts received with respect to the primary assets of the related trust fund, and

      o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

      As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

      Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

      If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See "Material Federal Income Tax Considerations--Taxation of the REMIC" and "ERISA Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

      If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

      o     the sum of

            o the amount of interest accrued on the securities of the series, and

            o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

      o the amount of interest available from the primary assets in the trust fund.

      Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

      If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

      If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

      o maintaining timely payments or providing additional protection against losses on the trust fund assets;

      o     paying administrative expenses; or

      o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

      Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVER-COLLATERALIZATION

      If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

      If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

      Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

      Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

      o     the cost of repair or replacement of the property, and

      o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

      If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

      Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

RESERVE FUNDS

      If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

      Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

      Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

      o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

      o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

      Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

      If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

      If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

      If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

      o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

      o to provide payments if any index rises above or falls below specified levels; or

      o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

      If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

      The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               SERVICING OF LOANS
GENERAL

      Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

      The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

      o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

      o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

      If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

      Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

      o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

      o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

      Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

      o all payments in respect of principal, including prepayments, on the primary assets;

      o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

      o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

      o     all Insurance Proceeds;

      o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

      o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

      o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

      Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

      o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

      o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

      o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

      o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

      o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

      o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

      o to clear and terminate the collection account pursuant to the related agreement.

      In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

      The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

      Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

      The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

      o the actual cash value (I.E., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

      o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

      Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

      Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

      o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

      o     the outstanding principal balance of the related loan.

      Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

      Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

      The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

      o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

      o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

      The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

      Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

      Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

      When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

      Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

      Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

EVIDENCE AS TO COMPLIANCE

      If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

      If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

      The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

      If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

      Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

      o     services similar loans in the ordinary course of its business;

      o     is reasonably satisfactory to the trustee;

      o has a net worth of not less than the amount specified in the prospectus supplement;

      o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

      o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

      No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

      Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

      The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF PRIMARY ASSETS

      General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

      Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

      If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

      Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

      Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts."

      Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

      o     the original principal amount,

      o     its unpaid principal balance as of the cut-off date,

      o     the current interest rate,

      o     the current scheduled payment of principal and interest,

      o     the maturity date, if any, of the related note, and

      o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

      Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

      o     the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

      o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

      o there has been no other sale of the Agency or Private Label Securities, and

      o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

      Repurchase and Substitution of Non-conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the SUM of:

      o     the lesser of

            o     the principal balance of the primary asset, and

            o the trust fund's federal income tax basis in the primary asset;

plus

            o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

      However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

      Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

      o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

      o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

      o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

      o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

      o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

      Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

      The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

      The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

      No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.


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


REPORTS TO HOLDERS

      The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

      o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

      o the amount of interest distributed to holders of the related securities and the current interest on the securities;

      o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

      o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

      o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

      o the amount of any delinquencies with respect to payments on the related primary assets;

      o the book value of any REO property acquired by the related trust fund; and

      o     other information specified in the related agreement.

      In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

      o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

      o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

      Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

      If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

      o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

      o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

      In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

      During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

      Indenture. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

      o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

      o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty
            (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

      o any other event of default specified with respect to notes of that series.

      If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

      If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

      o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

      o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

      In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

      Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

      The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

      No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

      Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction



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of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

      Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

      o if the trustee ceases to be eligible to continue as such under the related agreement, or

      o     if the trustee becomes insolvent, or

      o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

      Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

      o     to cure any ambiguity,

      o to correct any defective provisions or to correct or supplement any provision in the agreement,

      o to add to the duties of the depositor, the applicable trustee or the servicer,

      o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

      o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

      o     to comply with any requirements imposed by the Code.



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      In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

      Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

      o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

      o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

      The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

      Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

      No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

      If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.



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REMIC ADMINISTRATOR

      For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

      Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

      Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

      In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

      The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.



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MORTGAGES

      The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the



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borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

      In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the



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borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

      Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

      In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.



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      A regulation promulgated by the U.S. Environmental Protection Agency (EPA)
in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency,
15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

      On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

      Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

      o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

      o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

      ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

      ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.



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      ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

      If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

      The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.



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      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.



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      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief
Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

      In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.



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DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

      Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from



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temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

      Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

      General

      The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the

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depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

      SECURITY INTERESTS IN HOME IMPROVEMENTS

      A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS

      So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.


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      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes

      The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the



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certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

      The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed



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of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

      The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

      Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

      o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

      o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

      o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

      However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military



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service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

      If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  THE DEPOSITOR

      The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

      The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 USE OF PROCEEDS

      The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

      o     to purchase the primary assets of the related trust fund,

      o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,


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      o     to establish any reserve funds described in the related prospectus supplement, and

      o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

      If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

      The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

      The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

      The federal income tax consequences to securityholders will vary depending on whether:

      o     the securities of a series are classified as indebtedness;

      o an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICS under the Code;

      o the securities represent an ownership interest in some or all of the assets included in the trust fund or the exchangeable security trust fund for a series or ES Class; or

      o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.


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      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

      Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

      o     securities held by a domestic building and loan association will constitute "loans......... secured by an interest in real property"
            within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

      o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they will not have the character described in the preceding sentence.

Taxation of Debt Securities

      Interest and Acquisition Discount. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

      Debt securities that permit all interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

      In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.


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      The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

      The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

      Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt


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


security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

      In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

      Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

      o     the interest is unconditionally payable at least annually,

      o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

      In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

      The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

      The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual


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period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

      Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the EXCESS, if any, of the

      o     sum of

            (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

            (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

      o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

      o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

      o     events that have occurred before the end of the accrual period and

           o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

      The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.


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      The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

      Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

      Effects of Defaults and Delinquencies. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

      Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium On Pass-through Securities" below.


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      Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

      Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

      o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

      o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

           Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

      Premium. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction

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item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

      General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

      Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

      o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi)


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            of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in
            Section 7701(a)(19)(C) of the Code); and

      o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of
            Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

      If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

      As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income and not deductible for purposes of calculating an individual holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

      This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

      o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

      o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.


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      Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

      Calculation of Remic Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

      o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

      o deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

      A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through


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securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

      To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

      Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

      o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

      o subject to a limited exception, the sale or other disposition of a cash flow investment;

      o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

      o the receipt of any fees or other compensation for services rendered by the REMIC.

      It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

      The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the


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holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

      The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

      Limitation On Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

      Distributions. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

      Sale or Exchange. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC


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that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

      Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC regulations.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

      o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

      o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

      o Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

           The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

      o REMIC taxable income for the quarterly period allocable to a residual interest security,

over


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      o     the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

      The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions On Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

      RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

      If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

      The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or


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collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

      (a)   the "formula test":

            the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

            (1) the present value of any consideration given to the transferee to acquire the residual interest;

            (2) the present value of the expected future distributions on the residual interest; and

            (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

      (b)   the "asset test":

            (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of the transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other


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                  asset is to permit the transferee to satisfy the asset test.

            (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

            (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

      For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

            Mark-to-Market Rules. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

      Final regulations addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

      (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or


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      (ii)  ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

      If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

      Prospective purchasers of the noneconomic REMIC residual interests should consult with their tax advisors regarding the effect of these final regulations

TAX STATUS AS A GRANTOR TRUST

      General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

      Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

      This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

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      Discount or Premium On Pass-through Securities. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

      The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory DE MINIMIS exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

      In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

      Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such


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stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

      Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

      Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

      The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities should consult their own tax advisors regarding the use of the prepayment assumption.

      It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan


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is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

      In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

      Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

      o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

      o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

      o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

      Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

      Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

      o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

      o "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

      Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

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SALE OR EXCHANGE

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

      In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

      o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

      o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

      Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

      o fails to furnish the applicable trustee with its taxpayer identification number;

      o furnishes the applicable trustee with an incorrect taxpayer identification number;

      o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

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      o     under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

General

      Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund and the ES Classes represent beneficial ownership of these interests in the classes of securities.

Tax Status

      The ES Classes will represent "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

      An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

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      The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the ES Class should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor should consult its tax advisor regarding this matter.

      A holder of an ES Class should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as

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described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

      If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class", and then sells one of the Received ES Classes, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate original issue discount with respect to the retained part as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

      An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

      A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed below under the heading "--REMICS --Foreign Investors in REMIC Certificates."

Backup Withholding

      A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Tax Consequences to Holders of the Notes--Backup Withholding."

Reporting and Administrative Matters

      Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.


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TAX TREATMENT OF FOREIGN INVESTORS

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

      o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

      o the recipient is a controlled foreign corporation to which the issuer is a related person.

      For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

      Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

      Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the

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30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

      Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is (except as otherwise provided in the related prospectus supplement) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.


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      OID, Indexed Securities, Etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (I.E., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      Interest Income On the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See "Taxation of Debt Securities--Election to Treat All Interest as Original Issue Discount". It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset,


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except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (I.E., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

      o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

      o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

      If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

      Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident)

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


will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person, not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "-- Tax Characterization of the Trust Fund as a Partnership," and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

      Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, Etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.


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      Partnership Taxation. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any,) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

      An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

      If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.


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      Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the

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selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and thus, the tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

      o     the name, address and taxpayer identification number of the nominee;
            and

      o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership


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were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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                                PENALTY AVOIDANCE

      The summary of tax considerations contained herein was written to support the promotion and marketing of units, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                             REPORTABLE TRANSACTIONS

      Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

      In addition to the U.S. federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

      The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

      ERISA and section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and


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arrangements as "Plans." Generally, ERISA applies to investments made by Plans.
Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

      The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

      Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

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      o     has investment or administrative discretion with respect to such
            Plan assets;

      o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

      o     is an employer maintaining or contributing to such Plan.

      In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the "Investor Based Exemptions") such as:

      o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

      o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

      o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

      o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

      o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

      There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

      The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit

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plan investors is not significant. In general, a publicly-offered security, as defined in the PLAN asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

      If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

      The DOL issued to Bear, Stearns & Co. Inc. ("BS&Co.") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

      The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

      o The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

      o The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

      o The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

      o The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the


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            aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

      o The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

      o The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

      The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap"; (b) is with an "eligible counterparty"; (c) is purchased by a "qualified plan investor"; (d) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

      An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid


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and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

      A "qualified plan investor" is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

      In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

      "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.


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      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

      Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

      o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

      o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

      o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

      o a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

      o The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.


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      o     All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

      o The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

      o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

      o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

      1. the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

      2. an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

      o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs. o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

      o     The related prospectus or prospectus supplement must describe:

      1. any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

      2.    the duration of the period of pre-funding;


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      3.    the percentage and/or dollar amount of the funding limit for the trust; and

      4. that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

      o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

      The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

      In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

      o the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

      o the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

      o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

      Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Exchangeable Securities

      With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with


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


respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

                                  LEGAL MATTERS

      The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

      The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.


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


      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     RATINGS

      It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

      Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

      The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund


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and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

      Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

      The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

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


                                GLOSSARY OF TERMS

      AGENCY SECURITIES. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

      ASSET VALUE. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

      o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

      o     the then outstanding principal balance of the primary assets.

      ASSUMED REINVESTMENT RATE. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

      HOME EQUITY LOANS. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

      HOME IMPROVEMENT CONTRACTS. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

      INSURANCE PROCEEDS. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

      LIQUIDATION PROCEEDS. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

      MANUFACTURED HOUSING CONTRACTS. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

      OID REGULATIONS. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

      PRIVATE LABEL SECURITIES. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

RESIDENTIAL LOANS. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

      U.S. PERSON: Any of the following:

      o     a citizen or resident of the United States;

      o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

      o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

===============================================================================




                          $1,710,544,000 (APPROXIMATE)



                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                   DEPOSITOR




                            BEAR STEARNS ALT-A TRUST
                      MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-1




                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------



                            BEAR, STEARNS & CO. INC.

                                  UNDERWRITER









YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement, such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.




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